As filed with the Securities and Exchange Commission on January 16, 2009

Registration No. 333-156061
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Aeroflex Incorporated*
(Exact name of registrant as specified in its charter)

Delaware	3674	11-1974412
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

35 South Service Road
P.O. Box 6022
Plainview, N.Y.  11803
(516) 694-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard Borow
Chief Executive Officer and President
Aeroflex Incorporated
35 South Service Road
P.O. Box 6022
Plainview, N.Y.  11803
(516) 694-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary T. Moomjian, Esq. Moomjian, Waite, Wactlar & Coleman, LLP 100 Jericho Quadrangle Jericho, New York 11753 Ph: (516) 937-5900 Fax: (516) 937-5050

 Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER NOTE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)

11.75% Senior Notes due February 15, 2015	$225,000,000	100%	$225,000,000	$8,843(2)
Guarantees *	N/A	N/A	N/A	(3)

(1)	Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, computed pursuant to Rule 457(f).
(2)	Previously paid
(3)	No additional fee is payable pursuant to Rule 457(n) under the Securities Act.
*         Includes certain subsidiaries of Aeroflex Incorporated identified on the following page.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
Aeroflex Colorado Springs, Inc. (1)	Delaware	3674	84-0822182
Aeroflex High Speed Test Solutions, Inc. (2)	Ohio	3674	26-2570692
Aeroflex/Inmet, Inc. (3)	Michigan	3674	38-3178661
Aeroflex/KDI, Inc. (4)	Michigan	3674	38-3283270
Aeroflex/Metelics, Inc. (5)	California	3674	94-2532962
Aeroflex Microelectronic Solutions, Inc. (6)	Michigan	3674	86-1079255
Aeroflex Plainview, Inc. (2)	Delaware	3674	11-2774706
Aeroflex/Weinschel, Inc. (7)	Michigan	3674	38-3260794
Aeroflex Wichita, Inc. (8)	Delaware	3674	48-0777904
Aeroflex Bloomingdale, Inc. (2)	New York	3674	11-1735010
Aeroflex International Inc. (2)	Delaware	3674	66-0361729
Aeroflex Properties Corp. (2)	New York	3674	11-3567221
AIF Corp. (2)	Delaware	3674	80-0301369
Comar Products Inc. (2)	New Jersey	3674	22-1428789
IFR Finance, Inc. (8)	Kansas	3674	48-1197644
IFR Systems, Inc. (8)	Delaware	3674	48-1197645
MCE Asia, Inc. (6)	Michigan	3674	38-3601102
MicroMetrics, Inc. (9)	New Hampshire	3674	02-0404118

The address and telephone number of the principal executive offices of each of the additional subsidiary co-registrants are as follows:
(1)           4350 Centennial Blvd., Colorado Springs, CO 80907, (719) 594-8000.
(2)           35 South Service Road, Plainview, NY 11803, (516) 694-6700.
(3)           300 Dino Drive, Ann Arbor, MI 48103, (734) 426-5553.
(4)           60 South Jefferson Road, Whippany, NJ 07981, (973) 887-5700.
(5)           975 Stewart Drive, Sunnyvale, CA 94086, (408) 737-8181.
(6)           310 Dino Drive, Ann Arbor, MI 48103, (734) 426-1230.
(7)           5305 Spectrum Drive, Frederick, MD 21703, (301) 846-9222.
(8)           10200 West York Street, Wichita, KS 67215, (316) 522-4981.
(9)           54 Grenier Field Road, Londonderry, NH 03052, (603) 641-3800.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2009

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

AEROFLEX INCORPORATED

$225,000,000

OFFER TO EXCHANGE

11.75% Senior Notes due February 15, 2015
that have been registered under the Securities Act of 1933, as amended for any and all outstanding
11.75% Senior Notes due February 15, 2015

AEROFLEX INCORPORATED

The exchange offer will expire at 5:00 p.m., New York City time, on ______________, 2009, which is 30 business days after the commencement of the exchange offer, unless extended.

The Issuer:

•	Aeroflex Incorporated, referred to in this prospectus as the "issuer."

The Offering:

•
Offered securities: the securities offered by this prospectus are senior notes, or New Notes, which are being issued in exchange for senior notes sold by us in our private placement that we consummated on August 7, 2008, or Original Notes. The New Notes are substantially identical to the Original Notes and are governed by the same Indenture governing the Original Notes. Original Notes tendered in the exchange offer must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•	Expiration of offering: the exchange offer expires at 5:00 p.m., New York City time, on ____________, 2009, which is 30 business days after the commencement of the exchange offer, unless extended.

The New Notes:

•	Maturity: February 15, 2015.

•
Ranking: The New Notes and the guarantees will be unsecured senior obligations and will rank equally in right of payment to our and the guarantors' existing and future senior debt. The New Notes and guarantees will rank senior with all of our and the guarantors' existing and future subordinated debt.  The New Notes and the guarantees will be effectively subordinated to all of our and the guarantors' secured indebtedness, including borrowings under our senior secured credit facility, to the extent of the value of the collateral securing such indebtedness.

•
Guarantors: The New Notes will be guaranteed by our existing and future domestic, wholly-owned subsidiaries that guarantee certain other indebtedness, hereafter referred to in this prospectus as the "guarantors."  Our foreign subsidiaries will not guarantee the New Notes.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

See "Risk Factors," beginning on page 11, for a discussion of some factors that should be considered by holders in connection with a decision to tender Original Notes in the exchange offer.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2009

i

In making your decision to participate in the exchange offer, you should rely only on the information contained in this prospectus and the accompanying letter of transmittal. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SUCH INFORMATION IS AVAILABLE WITHOUT CHARGE TO THE HOLDERS OF OUR ORIGINAL NOTES BY CONTACTING US AT OUR ADDRESS, WHICH IS 35 SOUTH SERVICE ROAD, P.O. BOX 6022,  PLAINVIEW, NEW YORK 11803, ATTENTION: CHIEF FINANCIAL OFFICER OR BY CALLING US AT (516) 694-6700. TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE _________________, 2009, WHICH IS 30 BUSINESS DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE OFFER, UNLESS EXTENDED.

ii

PROSPECTUS SUMMARY

This summary highlights important information about our business and about this prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this prospectus in its entirety before making an investment decision. In particular, you should read the section titled "Risk Factors" and the financial statements and notes related to those statements included elsewhere in this prospectus. In this prospectus, unless the context requires otherwise, references to (i) "we," "our," "the Company," “the issuer”  or "us" refer, as applicable, to Aeroflex Incorporated and  its subsidiaries, (ii) the term "parent" refers to AX Holding Corp., which owns 100% of our capital stock, (iii) the term "parent LLC" refers to VGG Holding LLC, which owns 100% of the parent, (iv) the term "Veritas Capital" refers to The Veritas Capital Fund III, L.P., (v) the term "Golden Gate" refers to Golden Gate Private Equity, Inc., (vi) the term “GS Direct” refers to GS Direct, L.L.C., (vii) the term “Sponsors” refers collectively to affiliates of or funds managed by Veritas Capital, Golden Gate and GS Direct, and (viii) any “fiscal” year refers to the twelve months ended June 30 of the applicable year. For example, “fiscal 2008” refers to our fiscal year ended June 30, 2008.

Our common stock was publicly traded on Nasdaq and we filed periodic and other reports with the Securities and Exchange Commission, or the SEC, until August 2007.  On August 15, 2007, we were acquired by our parent pursuant to an agreement and plan of merger, or the merger agreement. As a result of this acquisition, which we refer to as the Acquisition, we became a private company and our SEC filing obligations terminated. Commencing on the date of this prospectus, we have again become subject to SEC public reporting requirements.

As used in this prospectus, we refer to the “Transactions” collectively as (i) the consummation of the Acquisition, (ii) the borrowings entered into in connection with the Acquisition and the application of the proceeds therefrom, and (iii) the equity investments by the Sponsors and certain members of our management.

Use of  Non-GAAP Measures

We have included certain non-GAAP financial measures in this prospectus, including income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA (as defined herein). We believe that the presentation of EBITDA enhances an investor’s understanding of our financial performance.  We use EBITDA for business planning purposes, including to establish budgets and operational goals and manage our business, and in measuring our performance relative to that of our competitors and we use Adjusted EBITDA to determine compliance with certain debt covenants in our Senior Secured Credit Facility debt agreement. We also believe that EBITDA will provide investors with a useful financial metric for assessing the comparability of our operating performance between periods and our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because, among other items, it eliminates the significant amortization expense arising from acquired intangible assets established as a part of purchase accounting as a result of the Acquisition.

Adjusted EBITDA is the basis for the calculation of  certain covenants in the indentures governing our  senior secured credit facilities. We believe EBITDA and Adjusted EBITDA are measures commonly used by investors to evaluate our performance and, in the case of EBITDA, to evaluate the performance of our competitors. EBITDA and Adjusted EBITDA are not presentations made in accordance with U.S. GAAP and our use of the terms EBITDA and Adjusted EBITDA varies from others in our industry.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), operating income (loss) or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or operating cash flows as measures of liquidity.

EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP.  For example, EBITDA and Adjusted EBITDA:

•	exclude certain tax payments that may represent a reduction in cash available to us;
•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•	are impacted by reorganization of businesses and other restructuring related charges;
•	do not reflect changes in, or cash requirements for, our working capital needs; and
•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss) as required by various covenants in the indenture governing our senior secured credit facilities.  Adjusted EBITDA:

•	does not include share-based employee compensation expense and other non-cash charges;
•	does not include restructuring, severance and relocation costs incurred to realize future cost savings and enhance our operations;
•	does not include the impact of Acquisition purchase accounting adjustments; and
•
does not reflect Company Sale Transaction expenses and merger related expenses, including advisory fees that are being paid to the Sponsors (as defined below) following the consummation of the Acquisition.  See “Certain Relationships and Related Party Transactions.”

Our Business

We are a leading provider of highly specialized microelectronics and test and measurement equipment, primarily to the global aerospace and defense and broadband communications markets. We also design application-specific integrated circuits, or ASICs, for CT scan equipment for the medical industry. Founded in 1937, we have developed a substantial intellectual property portfolio that includes more than 150 patents, extensive know-how, years of collaborative research and development with our customers and a demonstrated history in space.

Our business is characterized by the breadth and diversity of our product offerings, customer base, applications and end markets. We believe that we currently have significant market positions in the following product categories in which we compete:  (i) radiation hardened, or RadHard, “fabless” semiconductors, (ii) high performance mixed-signal ASICs, (iii) military radio test equipment and (iv) avionics test equipment. We offer a broad array of products, including custom and standard integrated circuits, or ICs, such as databuses, transceivers, microcontrollers and microprocessors, globally to a diverse group of high quality customers. We often design and develop applications through a collaborative process whereby we provide platform-specific and customized, or “spec’d,” products to our customers.

Headquartered in Plainview, New York, we conduct our operations from 16 facilities in the United States, the United Kingdom, France and China and employ more than 2,625 employees as of September 30, 2008.

Corporate Information

We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 35 South Service Road, Plainview, NY 11803, our telephone number is (516) 694-6700 and our website is located at www.aeroflex.com. The contents of our website are not part of this prospectus.

Summary Terms of Exchange Offer

On August 7, 2008, we completed a transaction pursuant to which our unregistered 11.75% senior notes due February 15, 2015, which are referred to in this prospectus as the “Original Notes,” were issued to Goldman, Sachs & Co., which we refer to in this prospectus as the “original purchaser,” to refinance our $225 million Exchangeable Senior Unsecured Credit Facility. Thereafter, the original purchaser resold all of the Original Notes. As part of the issuance of the Original Notes, we entered into a registration rights agreement with the original purchaser in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to promptly complete the exchange offer. The following is a summary of the exchange offer.

Expiration Date	5:00 p.m., New York City time, on _____________, 2009, which is 30 business days after the commencement of the exchange offer, unless we extend the exchange offer.

Exchange and Registration Rights
In a registration rights agreement, dated August 7, 2008, holders of the Original Notes were granted exchange and registration rights. This exchange offer is intended to satisfy our obligations under these rights. You have the right to exchange the Original Notes that you hold for our registered 11.75% senior notes due February 15, 2015, which are referred to in this prospectus as the "New Notes," with substantially identical terms. Once the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes.

Accrued Interest on the New Notes and Original Notes
It is anticipated that an interest payment will be made on the Original Notes on February 15, 2009, and, the New Notes will bear interest from February 16, 2009. Accordingly, holders of Original Notes who exchange for New Notes will be paid interest on a continuous basis from August 7, 2008, the date of the issuance of the Original Notes. Holders of Original Notes which are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on those Original Notes accrued and unpaid to the date of issuance of the New Notes.

Conditions to the Exchange Offer
The exchange offer is conditioned upon some customary conditions which we may waive and upon compliance with securities laws. All conditions to which the exchange offer is subject must be satisfied or waived on or before the expiration of the offer.

Procedures for Tendering Original Notes	Each holder of Original Notes wishing to accept the exchange offer must:

• complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or
• arrange for DTC to transmit required information in accordance with DTC's procedures for transfer to the exchange agent in connection with a book-entry transfer.

You must mail or otherwise deliver this documentation together with the Original Notes to the exchange agent. Original Notes tendered in the exchange offer must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Special Procedures for Beneficial Holders
 If you beneficially own Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes in the exchange offer, you should contact the registered holder promptly and instruct them to tender on your behalf. If you wish the registered holder to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your Original Notes, either arrange to have your Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	You must comply with the applicable procedures for tendering if you wish to tender your Original Notes and:

• the Original Notes are not immediately available;
• time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer; or
• you cannot complete the procedure for book-entry transfer on time.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time by or prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange.

Failure to Exchange Will Affect You Adversely
 If you are eligible to participate in the exchange offer and you do not tender your Original Notes, you will not have further exchange or registration rights, and you will continue to be restricted from transferring your Original Notes. Accordingly, the liquidity of the Original Notes will be adversely affected.

Federal Tax Considerations
We believe that the exchange of the Original Notes for the New Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. A holder's holding period for New Notes will include the holding period for Original Notes, and the adjusted tax basis of the New Notes will be the same as the adjusted tax basis of the Original Notes exchanged.

Exchange Agent	The Bank of New York Mellon Corporation, trustee under the Indenture under which the New Notes will be issued, is serving as exchange agent.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Risk Factors	You should carefully consider the information set forth under the caption "Risk Factors" beginning on page 11 of this prospectus.

Summary Terms of New Notes

The summary below describes the principal terms of the registered 11.75% Senior Notes due February 15, 2015. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	Aeroflex Incorporated

Notes Offered	$225.0 million aggregate principal amount of 11.75% senior notes due February 15, 2015. The form and terms of the New Notes will be the same as the form and terms of the Original Notes except that:

• the New Notes will bear a different CUSIP number from the Original Notes;
• the New Notes will have been registered under the Securities Act of 1933, as amended, or Securities Act, and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the New Notes.

The New Notes will evidence the same debt as the Original Notes. They will be entitled to the benefits of the Indenture governing the Original Notes and will be treated under the Indenture as a single class with the Original Notes. References to the "Notes" in this prospectus refers to both the "Original Notes" and the "New Notes", unless otherwise indicated by the context.

Maturity	February 15, 2015.

Interest Payment Dates	The New Notes will bear cash interest at the rate of 11.75% per annum (computed on the basis of a 360-day year), payable semi-annually in arrears.

Payment frequency: every six months on February 15 and August 15 to holders of record on February 1 and August 1, respectively.

First payment: February 15, 2009 (Original Notes) and August 15, 2009 (New Notes).

Guarantees	Our obligations under the New Notes will be unconditionally guaranteed, jointly and severally, by the guarantors and by each of our future domestic subsidiaries.

Ranking
The New Notes will be unsecured senior obligations of ours and the guarantors and will rank equally with all of our and the guarantors' existing and future senior debt and senior to all of our and the guarantors' existing and future subordinated indebtedness. The New Notes and the guarantees will be effectively subordinated to all of our and the guarantors' secured debt, including borrowings under our Senior Secured Credit Facility, to the extent of the collateral securing such indebtedness.

Optional Redemption	We may, at our option, redeem all or part of the New Notes at any time on or after August 15, 2011 at the redemption prices listed under "Description of New Notes—Optional Redemption."

Prior to August 15, 2010, we may, at our option, redeem up to 35% of the original aggregate principal amount of the New Notes with the proceeds of certain sales of equity securities at 111.75% of the principal amount, plus accrued and unpaid interest to the date of redemption. See "Description of New Notes—Optional Redemption."

Prior to August 15, 2011, we may, at our option, redeem all or part of the New Notes at 100% of the principal amount plus the "make-whole" redemption price set forth under "Description of New Notes—Optional Redemption.

Mandatory Repurchase Offer
Upon the occurrence of a change of control (as described under "Description of New Notes—Repurchase at the Option of Holders—Change of Control"), we must offer to repurchase the New Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants	The Indenture governing the New Notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to, under certain circumstances:

• incur additional debt;
• pay dividends or make other distributions on, redeem or repurchase, capital stock;
• make investments or other restricted payments;
• enter into transactions with affiliates;
• issue stock of restricted subsidiaries;
• sell all, or substantially all, of our assets;
• create liens on assets to secure debt; or
• effect a consolidation or merger.

These covenants are subject to important exceptions and qualifications as described in this prospectus under the caption "Description of New Notes—Certain Covenants."

Exchange Offer; Registration Rights
 You have the right to exchange the Original Notes for New Notes with substantially identical terms. This exchange offer is intended to satisfy that right. The New Notes will not provide you with any further exchange or registration rights.

Resales Without Further Registration
 We believe that the New Notes issued in the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

• you are acquiring the New Notes issued in the exchange offer in the ordinary course of your business;

•            you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the New Notes issued to you in the exchange offer; and

• you are not our "affiliate," as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives New Notes pursuant to the Exchange Offer must deliver a prospectus in connection with any resale of the New Notes. If the broker-dealer acquired the Original Notes as a result of market making or other trading activities, such broker dealer must use the prospectus for the exchange offer, as supplemented or amended in connection with the resale of the New Notes. We do not intend to list the New Notes on any securities exchange.

Risk Factors	You should carefully consider the information set forth under the caption "Risk Factors" beginning on page 11 of this prospectus.

Summary Historical Financial Data

The following table sets forth our summary historical financial and other operating data. The summary historical financial data presented below for the years ended June 30, 2006 and 2007 and the periods from July 1, 2007 through August 14, 2007 and August 15, 2007 through June 30, 2008 has been derived from our audited financial statements included elsewhere in this prospectus.  The summary consolidated financial information for the three month period ended September 30, 2008 has been derived from our unaudited consolidated financial statements for that period, and except as described in the notes thereto, has been prepared on a basis consistent with the audited financial statements, and in the opinion of management, includes all adjustments necessary for a fair presentation of that information for such period.  As part of the Acquisition, we entered into the various financing arrangements described herein and, as a result, we now have a different capital structure. Accordingly, the results of operations for periods subsequent to the consummation of the Acquisition and related financing transactions will not necessarily be comparable to prior periods.

The selected consolidated financial data below should be read in conjunction with “Use of Proceeds,” “Capitalization,” “Unaudited Pro Forma Financial Information,” “Selected Historical Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

	Predecessor			Successor	Successor

			Period	Period
			July 1,	August 15,
			2007	2007	Three Months
	Years Ended June 30,		through	through	Ended
			August 14,	June 30,	September 30,
	2006	2007	2007	2008	2008
	(In thousands)
Operations Statement Data:
Net sales	$546,243	$593,146	$38,221	$604,991	$140,845
Cost of sales	284,312	308,969	22,861	352,953	73,486
Gross Profit	261,931	284,177	15,360	252,038	67,359
Selling, general and administrative costs	122,871	129,621	19,031	121,086	31,484
Research and development costs	72,055	76,717	12,178	69,898	17,029
Amortization of acquired intangibles	13,778	13,006	1,692	73,076	17,968
Acquired in-process research and development	-	-	-	24,975	-
Company Sale Transaction expenses	-	30,584	3,717	32,493	-
Operating income (loss)	53,227	34,249	(21,258)	(69,490)	878
Other income (expense)
Interest expense	(608)	(672)	(275)	(74,658)	(21,215)
Other income (expense)	1,669	152	294	4,617	3,086
Total other income (expense)	1,061	(520)	19	(70,041)	(18,129)
Income (loss) from continuing operations before income taxes	54,288	33,729	(21,239)	(139,531)	(17,251)
Provision (benefit) for income taxes	20,540	24,935	(6,831)	(38,927)	(10,354)
Income (loss) from continuing operations	33,748	8,794	(14,408)	(100,604)	(6,897)
Discontinued operations, net	(5,652)	(3,868)	(2,508)	(4,821)	-
Cumulative effect of a change in accounting principle, net	(1,137)	-	-	-	-

Net income (loss)	$26,959	$4,926	$(16,916)	$(105,425)	$(6,897)

We have not presented earnings (loss) per share data because all 1,000 shares of common stock outstanding at June 30, 2008 and September 30, 2008 are held by one shareholder.

	Predecessor					Successor	Successor
	Years Ended June 30,				Period July 1, 2007 through August 14,	Period August 15, 2007 through June 30,	Three Months Ended September 30,
	2006		2007		2007	2008	2008
Balance Sheet Data (at end of period):
Cash and cash equivalents	$10,387		$13,000		$45,496	54,149	$73,066
Marketable securities (including non-current portion)	28,332		9,500		-	19,960	18,755
Working capital(1)	199,780		201,603		$218,072	220,855	216,178
Total assets	633,391		674,936		682,776	1,478,999	1,421,929
Long-term debt (including current portion)	4,165		3,583		3,554	878,811	881,383
Stockholders’ equity	487,670		510,697		506,626	276,648	245,932
Cash Flow Data:
Cash flows from (used in) operating activities	36,697		20,802		11,293	$8,910	28,510
Cash flows from (used in) investing activities	(42,553)		(19,113)		8,406	(1,162,376)	(3,341)
Cash flows from (used in) financing activities	3,748		(793)		12,619	1,209,045	(1,756)
Other Financial Data:
Depreciation and amortization	30,371		30,142		3,662	93,032	23,497
Capital expenditures	15,365		18,427		1,088	13,179	3,343
EBITDA (unaudited) (2)	85,267		64,543		(17,302)	28,159	27,461
Adjusted EBITDA (unaudited)(3)							29,083
Ratio of earnings to fixed charges (4)	15.4	x	9.8	x	*	*	*

*
The deficit of earnings to fixed charges was $21.2 million for the period July 1, 2007 through August 14, 2007, $139.5 million for the period August 15, 2007 through June 30, 2008 and $17.3 million for the three months ended September 30, 2008.

(1)	Working capital is defined as current assets less current liabilities.

(2)	As used herein, “EBITDA” represents income (loss) from continuing operations plus (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization.

We have included information concerning EBITDA in this prospectus because we believe that such information is used by certain investors, securities analysts and others as one measure of an issuer’s performance and historical ability to service debt. In addition, we use EBITDA when interpreting operating trends and results of operations of our business. EBITDA is also widely used by us and others in our industry to evaluate and to price potential acquisition candidates. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional GAAP indications of an issuer’s operating performance or liquidity.

The use of EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation, or as a substitute for analysis of our results as reported under GAAP.  For additional information regarding our use of EBITDA and limitations on its usefulness as an analytical tool, see “Use of Non-GAAP Measures.”

The following table is a reconciliation of income (loss) from continuing operations to EBITDA for the periods indicated:

	Predecessor			Successor	Successor
	Years Ended June 30,		Period July 1, 2007 through August 14,	Period August 15, 2007 through June 30,	Three Months Ended September 30,
	2006	2007	2007	2008	2008
	(In thousands)
Income (loss) from continuing operations	$33,748	$8,794	$(14,408)	$(100,604)	$(6,897)
Interest expense	608	672	275	74,658	21,215
Provision (benefit) for income taxes	20,540	24,935	(6,831)	(38,927)	(10,354)
Depreciation and amortization	30,371	30,142	3,662	93,032	23,497
EBITDA (unaudited)	$85,267	$64,543	$(17,302)	$28,159	$27,461

(3)
The calculation of Adjusted EBITDA is based on the definitions in our debt agreements and is not defined under U.S. GAAP.  Our use of the term Adjusted EBITDA may vary from others in our industry.  Adjusted EBITDA is not a measure of operating income (loss), performance or liquidity under U.S. GAAP and is subject to important limitations.  For additional information regarding our use of Adjusted EBITDA and limitations on its usefulness as an analytical tool, see “Use of Non-GAAP Measures.”  A reconciliation of EBITDA to Adjusted EBITDA is as follows:

Three Months Ended
September 30, 2008

Successor Entity
In thousands

EBITDA (unaudited)	$27,461
Impact of other non-cash purchase accounting adjustments	97
Company sale transaction expenses and merger related costs	634
Restructuring expenses (a)	402
Share based compensation (b)	489
Adjusted EBITDA (unaudited)	$29,083

(a)	Primarily reflects costs associated with the reorganization of our U.K. operations.

(b)	Reflects non-cash share-based employee compensation expense under the provisions of SFAS 123(R), Share-Based Payments.

(4)
In calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of rent expense that we believe to be representative of the interest factored in those rentals.

RISK FACTORS

In addition to the other information set forth in this prospectus, you should carefully consider the following factors before tendering the Original Notes in exchange for the New Notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the New Notes and Our Indebtedness

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the New Notes.

We have a significant amount of indebtedness. As of  September 30, 2008, we had $881.4 million of debt outstanding, including approximately $519.8 million of secured debt under our Senior Secured Credit Facility, $225.0 million of Original Notes which would be exchanged for the New Notes offered hereby and $135.2 million of subordinated unsecured debt under our Senior Subordinated Unsecured Credit Facility. Additionally, at September 30, 2008 we were able to borrow an additional $50.0 million under the revolving portion of our Senior Secured Credit Facility.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the New Notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

In addition, our Senior Secured Credit Facility bears interest at variable rates.  At September 30, 2008, we had approximately $520 million of variable rate indebtedness under our senior secured credit facility.  A 1% increase in such rates would increase our annual interest expense by approximately $5.2 million.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indenture governing the New Notes and our Senior Secured Credit Facility and our Senior Subordinated Unsecured Credit Facility allow us to incur substantial amounts of additional debt, subject to certain limitations. The revolving portion of our Senior Secured Credit Facility permits borrowing of up to $50.0 million thereunder, and these borrowings would be effectively senior to the New Notes to the extent of the value of the assets securing such indebtedness.  If new indebtedness is added to our and our subsidiaries' current debt levels, the related risks that we and they now face would intensify.

To service our indebtedness and other obligations, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund working capital needs and planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us under our Senior Secured Credit Facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the New Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the New Notes, on or before the maturity thereof. We may not be able to refinance any of our indebtedness, including our Senior Secured Credit Facility, the New Notes or our Senior Subordinated Unsecured Credit Facility, on commercially reasonable terms or at all.

In addition, if for any reason we are unable to meet our debt service obligations, we would be in default under the terms of our agreements governing our outstanding debt. If such a default were to occur, the lenders under our Senior Secured Credit Facility could elect to declare all amounts outstanding under our Senior Secured Credit Facility immediately due and payable, and the lenders would not be obligated to continue to advance funds to us. In addition, if such a default were to occur, the New Notes and/or any amounts then outstanding under our Senior Subordinated Unsecured Credit Facility would become immediately due and payable. If the amounts outstanding under these debt agreements are accelerated, our assets may not be sufficient to repay in full the money owed to our debt holders, including holders of the New Notes.

Your right to receive payments on the New Notes is effectively subordinated to the rights of our and the guarantors’ existing and future secured creditors.

Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the New Notes to the extent of the value of the assets securing that other indebtedness. Notably, we and our subsidiaries, including the guarantors, are parties to our Senior Secured Credit Facility, which is secured by liens on substantially all of our assets and the assets of the guarantors and a pledge of all of our capital stock and all of the capital stock of our domestic subsidiaries. The New Notes will be effectively subordinated to all of our secured indebtedness. In the event of any distribution or payment of our assets or any pledged capital stock in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claims to those of our assets and any pledged capital stock that constitute their collateral. Holders of the New Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the New Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the New Notes. As a result, holders of the New Notes may receive less, ratably, than holders of secured indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the New Notes.

Any default under the agreements governing our indebtedness, including a default under our Senior Secured Credit Facility or our Senior Subordinated Unsecured Credit Facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the New Notes and substantially decrease the market value of the New Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our Senior Secured Credit Facility and our Senior Subordinated Unsecured Credit Facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Senior Secured Credit Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our Senior Secured Credit Facility, our Senior Subordinated Unsecured Credit Facility or other debt that we may incur in the future to avoid being in default. If we breach our covenants under our Senior Secured Credit Facility or our Senior Subordinated Unsecured Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Senior Secured Credit Facility and/or our Senior Subordinated Unsecured Credit Facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations, such as the lenders under our Senior Secured Credit Facility, could proceed against the collateral securing the debt. Because the Indenture governing the New Notes, our Senior Secured Credit Facility and our Senior Subordinated Unsecured Credit Facility have customary cross-default provisions, if the indebtedness under the New Notes, our Senior Secured Credit Facility, our Senior Subordinated Unsecured Credit Facility or any of our other debt is accelerated, we may be unable to repay or finance the amounts due. See “Description of Other Indebtedness” and “Description of New Notes.”

The Indenture governing the New Notes, our Senior Secured Credit Facility and our Senior Subordinated Unsecured Credit Facility will impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some actions.

The Indenture governing the New Notes, our Senior Secured Credit Facility and our Senior Subordinated Unsecured Credit Facility contain customary restrictions on our activities, including covenants that restrict us and our restricted subsidiaries from:

•	incurring additional indebtedness and issuing disqualified stock or preferred stock;

•	making certain investments or other restricted payments;

•	paying dividends and making other distributions with respect to capital stock, or repurchasing, redeeming or retiring capital stock or subordinated debt;

•	selling or otherwise disposing of our assets;

•	creating liens on our assets;

•	consolidating or merging with, or acquiring, another business, or selling or disposing of all or substantially all of our assets; and

•	entering into transactions with our affiliates.

The restrictions in the Indenture governing the New Notes, our Senior Secured Credit Facility and our Senior Subordinated Unsecured Credit Facility may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We also may incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We may not be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, and we may not be able to refinance our debt on terms acceptable to us, or at all. The breach of any of these covenants and restrictions could result in a default under the Indenture governing the New Notes, under our Senior Secured Credit Facility or under our Senior Subordinated Unsecured Credit Facility. An event of default under our debt agreements would permit some of our lenders to declare all amounts borrowed from them to be due and payable.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the Indenture governing the New Notes.

Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase outstanding New Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the New Notes or that restrictions in our Senior Secured Credit Facility will not allow such repurchases. Our failure to purchase the tendered New Notes would constitute an event of default under the Indenture governing the New Notes which, in turn, would constitute a default under our Senior Secured Credit Facility and, if the lenders accelerate the debt under our Senior Secured Credit Facility, a default under our Senior Subordinated Unsecured Credit Facility. In addition, the occurrence of a change of control would also constitute an event of default under our Senior Secured Credit Facility. A default under our Senior Secured Credit Facility would result in a default under the Indenture and under our Senior Subordinated Unsecured Credit Facility, if the lenders accelerate the debt under our Senior Secured Credit Facility.

Moreover, our Senior Secured Credit Facility restricts, and any future indebtedness we incur may restrict, our ability to repurchase the New Notes, including following a change of control event. As a result, following a change of control event, we would not be able to repurchase the New Notes unless we first repay all indebtedness outstanding under our Senior Secured Credit Facility and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the New Notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase the outstanding New Notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of us.

Federal and state statutes allow courts, under certain specific circumstances, to void guarantees and/or require note holders to return payments received from guarantors.

Under current federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a guarantee may be voided or cancelled, or claims in respect of a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	issued the guarantee with the intent to delay, hinder or defraud present or future creditors; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and either

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged, or about to engage, in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature (as all of the foregoing terms are defined in or interpreted under the fraudulent transfer or conveyance statutes); or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied).

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

A court likely would find that a guarantor did not receive reasonably equivalent value or fair consideration in exchange for its guarantee if the value received by the guarantor were found to be disproportionately small when compared with its obligations under the guarantee or, put differently, it did not benefit, directly or indirectly, from the issuance of the New Notes. The measures of insolvency for purposes of fraudulent transfer or conveyance laws will vary depending upon the particular law applied in any proceeding to determine whether a fraudulent transfer or conveyance has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•
if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the New Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

The New Notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries.

The New Notes will not be guaranteed by any of our current or future foreign subsidiaries. As a result of this structure, the New Notes will be structurally subordinated to all indebtedness and other obligations, including trade payables, of our non-guarantor subsidiaries. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving a non-guarantor subsidiary, the assets of that subsidiary cannot be used to pay you until all other claims against that subsidiary, including trade payables, have been fully paid. As of September 30, 2008, the aggregate total assets (based on book value) of our non-guarantor subsidiaries were $259 million, representing approximately 18% of our total assets. In addition, 24% of our total liabilities were attributable to our non-guarantor subsidiaries as of September 30, 2008.  For fiscal 2008, 30% of our net sales was attributable to our non-guarantor subsidiaries. For fiscal 2008, our non-guarantor subsidiaries had a loss from continuing operations of $14.1 million.

Our controlling equity holders may take actions that conflict with your interests.

Substantially all of the voting power of our equity is held by the Sponsors. Accordingly, they control the power to elect our directors and officers, to appoint new management and to approve all actions requiring the approval of the holders of our equity, including adopting amendments to our constituent documents and approving mergers, acquisitions or sales of all or substantially all of our assets. The directors have the authority, subject to the terms of our debt, to issue additional indebtedness or equity, implement equity repurchase programs, declare dividends and make other such decisions about our equity.

In addition, the interests of our controlling equity holders could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our controlling equity holders might conflict with your interests as a note holder. Our controlling equity holders also may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you, as holders of the New Notes.

Risks Relating to Our Business

A global recession and continued credit tightening could adversely affect us.

Current concerns about a global recession and continued credit tightening, including failures of financial institutions, have initiated unprecedented government intervention in the U.S., Europe and other regions of the world.  If these concerns continue or worsen, our customers could experience financial difficulties and as a result modify, delay or cancel plans to purchase our products or services or become unable to make payment to us for amounts due and owing. In addition, our suppliers could experience credit or other financial difficulties that could result in delays in their ability to supply us with necessary raw materials, components or finished products. These conditions may make it extremely difficult for our customers, our suppliers and us to accurately forecast and plan future business activities and could result in an asset impairment.  The occurrence of any of these factors could have an adverse effect on our business, financial condition and results of operations.

Instability in financial markets could adversely affect our ability to access capital markets.

In recent months, the volatility and disruption in the capital and credit markets have reached unprecedented levels.  If these conditions continue or worsen, there can be no assurance that we will not experience a material adverse effect on our ability to borrow money, including under our Senior Secured Credit Facility, or have access to capital, if needed.  Although our lenders have made commitments to make funds available to us in a timely fashion, our lenders may be unable or unwilling to lend money.  In addition, if we determine that it is appropriate or necessary to raise capital in the future, the future cost of raising funds through the debt or equity markets may be more expensive or those markets may be unavailable.  If we were unable to raise funds through debt or equity markets, it could materially and adversely affect our business, financial condition and results of operations.

If we are unable to implement our business strategy, our future results could be adversely affected.

Our future results of operations will depend in significant part on the extent to which we can implement our business strategy, which depends on our ability to successfully operate each component of our business. Our ability to execute our business strategy is subject to a number of factors, many of which are beyond our control, including those set forth in these “Risk Factors.” If we are unable to successfully implement our strategy, our business, financial condition and results of operations could be adversely affected.

Our industry is highly competitive.

We operate in a highly competitive industry. Current and prospective customers for our products evaluate our capabilities against the merits of our direct competitors. For all of our products, we compete primarily on the basis of both performance and price. Some of our competitors are well-established and have greater market share and manufacturing, financial, research and development and marketing resources than we do. We also compete with emerging companies that are attempting to sell their products in specialized markets, and with the internal capabilities of many of our significant customers, including Honeywell and BAE. There can be no assurance that we will be able to maintain our current market share with respect to any of our products. A loss of market share to our competitors could have a material adverse effect on our business, results of operations and financial condition. In addition, a significant portion of our contracts, including those with the federal government and commercial customers, are subject to commercial bidding, both upon initial issuance and recompetition. If we are unable to successfully compete in the bidding process or if we fail to obtain renewal, our business, results of operations and financial condition could be adversely affected.

Dependence on contract fabrication of semiconductors and outsourcing other portions of our business may adversely affect our ability to bring products to market and damage our reputation.

As part of our efforts to minimize the amount of required capital investment in facilities, equipment and labor and increase our ability to quickly respond to changes in technology and customer requirements, we outsource our semiconductor fabrication processes and certain other manufacturing functions to third parties. If these third parties fail to perform their obligations in a timely manner or at satisfactory quality and cost levels, our ability to bring products to market and our reputation could suffer and our costs could increase. For example, during a market upturn, our contract manufacturers may be unable to meet our demand requirements, which may preclude us from fulfilling our customers’ orders on a timely basis. The ability of these manufacturers to perform is largely outside of our control.

Our industry is characterized by rapid technological change, and if we cannot continue to develop, manufacture and market innovative products that meet customer requirements for performance and reliability, we may lose market share and our net sales may suffer.

The process of developing new high technology products is complex and uncertain, and failure to keep apace of technological development, to develop or obtain appropriate intellectual property and to anticipate customers’ changing needs and emerging technological trends accurately could significantly harm our results of operations. We must make long-term investments and commit significant resources before knowing whether our predictions will eventually result in products that the market will accept. We must accurately forecast volumes, mix of products and configurations that meet customer requirements, and we may not succeed.

Our intellectual property rights may be inadequate to protect our business.

Our patents are of significant importance to us. In addition, we rely on our trademarks, trade secrets, proprietary know-how and concepts. We attempt to protect our intellectual property rights, both in the United States and in foreign countries, through a combination of patent, trademark and trade secret laws, as well as third-party nondisclosure and assignment agreements. Because of the differences in foreign trademark, patent and other laws concerning proprietary rights, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We have applied for patent protection relating to certain existing and proposed products, processes and services. While we generally apply for patents in those countries where we intend to make, have made, use or sell patented products, we may not accurately predict all of the countries where patent protection will ultimately be desirable. If we fail to timely file a patent application in any such country, we may be precluded from doing so at a later date. Furthermore, we cannot assure you that any of our patent applications will be approved. We also cannot assure you that the patents issuing as a result of our foreign patent applications will have the same scope of coverage as our United States patents. The patents we own could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Further, we cannot assure you that competitors will not infringe our patents, or that we will have adequate resources to enforce our patents.

Some of our proprietary technology may have been developed under, or in connection with, U.S. government contracts or other federal funding agreements. With respect to technology developed under such federal funding agreements, the U.S. government may retain a nonexclusive, non-transferable, irrevocable, paid-up license to use the technology on behalf of the United States throughout the world. In addition, the U.S. government may obtain additional rights to such technology, or our ability to exploit such technology may be limited.

We rely on our trademarks, trade names and brand names to distinguish our products and services from the products and services of our competitors, and have registered or applied to register many of these trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in loss of brand recognition, and could require us to devote resources marketing new brands. Further, we cannot assure you that we will have adequate resources to enforce our trademarks.

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, we could be materially adversely affected.

If third parties claim that we infringe upon or misappropriate their intellectual property rights, our net sales, gross margins and expenses could be adversely affected.

We face the risk of claims that we have infringed or misappropriated third parties’ intellectual property rights. Any claims of patent or other intellectual property infringement, even those without merit, could:

•	be expensive and time consuming to defend;

•	cause us to cease making or using products that incorporate the challenged intellectual property;

•	require us to redesign, reengineer, or rebrand our products, if feasible;

•	divert management’s attention and resources; and

•	require us to enter into licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any licensing agreements, if required, may not be available to us on acceptable terms or at all.  A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license agreements, or stop the sale of certain products, any of which could adversely affect our net sales, gross margins and expenses and harm our future prospects.

Many patent applications in the United States are maintained in secrecy for a period of time after they are filed, and therefore there is a risk that we could adopt a technology without knowledge of a pending patent application, which technology would infringe a third party patent once that patent is issued.

We rely on sales to federal government entities under prime contracts and subcontracts. A loss or reduction of such contracts, a failure to obtain new contracts or a reduction of sales under such contracts could have a material adverse effect on our business.

We derived approximately 28% of our net sales for fiscal 2008 from contracts with the federal government and its agencies or subcontracts with prime government contractors. The loss or significant curtailment of any of our significant government contracts or subcontracts, or  failure to exercise renewal options or enter into new contracts or subcontracts, could have a material adverse effect on our business, results of operations and financial condition.  Continuation and the exercise of renewal options on our existing government contracts and subcontracts and new government contracts and subcontracts are, among other things, contingent upon the availability of adequate funding for the various federal government agencies with which we and prime government contractors do business. Changes in federal government spending could directly affect our financial performance. Among the factors that could impact federal government spending and which would reduce our federal government contracting business are:

•	a significant decline in, or reapportioning of, spending by the federal government;

•	changes, delays or cancellations of federal government programs or requirements;

•	the adoption of new laws or regulations that affect companies that provide services to the federal government;

•	federal government shutdowns or other delays in the government appropriations process;

•	curtailment of the federal government’s use of third-party service firms;

•	changes in the political climate, including with regard to the funding or operation of the services we provide; and

•	general economic conditions.

While U.S. defense spending has increased significantly in recent years due to greater homeland security and foreign military commitments, these defense spending levels may not be sustainable, particularly with the Iraq-related work. If the new presidential administration were to reorder its budgetary priorities resulting in a general decline in U.S. defense spending, it could cause federal government agencies to reduce their purchases under contracts, exercise their rights to terminate contracts in whole or in part, to issue temporary stop work orders or decline to exercise options to renew contracts, all of which could harm our operations and significantly reduce our future revenues.

Federal government contracts may be terminated by the federal government at any time prior to their completion and contain other unfavorable provisions, which could lead to unexpected loss of sales and reduction in backlog.

Under the terms of federal government contracts, the federal government may unilaterally:

•	terminate or modify existing contracts;

•	reduce the value of existing contracts through partial termination;

•	delay the payment of our invoices by government payment offices;

•	audit our contract-related costs; and

•	suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations.

The federal government can terminate or modify any of its contracts with us or its prime contractors either for its convenience or if we or its prime contractors default by failing to perform under the terms of the applicable contract. A termination arising out of our default could expose us to liability and have a material adverse effect on our ability to compete for future contracts and subcontracts. If the federal government or its prime contractors terminate and/or materially modify any of our contracts or if any applicable options are not exercised, our failure to replace sales generated from such contracts would result in lower sales and could adversely affect our earnings, which could have a material adverse effect on our business, results of operations and financial condition.

Our backlog as of  September 30, 2008 was approximately $271 million, of which approximately 43% represented firm contracts with agencies of the U.S. government or prime defense contractors or subcontractors of the U.S. government. There can be no assurance that any of the contracts comprising our backlog will result in actual sales in any particular period or that the actual sales from such contracts will equal our backlog estimates. Furthermore, there can be no assurance that any contract included in our estimated backlog that generates sales will be profitable.

Our business could be adversely affected by a negative audit or other actions, including suspension or debarment, by the federal government.

As a federal government contractor, we must comply with and are affected by laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how we do business with the federal government and our prime government contractors, and in some instances, impose added costs on our business. Federal government agencies routinely audit and investigate government contractors. These agencies review each contractor’s contract performance, cost structure and compliance with applicable laws, regulations and standards. Such agencies also review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed.

In addition, government contract payments received by us for allowable direct and indirect costs are subject to adjustment after audit by government auditors and repayment to the government if the payments exceed allowable costs as defined in the government contracts.

As a federal government contractor, we are subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which companies with solely commercial customers are not subject, the results of which could have a material adverse effect on our operations. If we were suspended or prohibited from contracting with the federal government generally, or any significant federal government agency specifically, if our reputation or relationship with federal government agencies were impaired or if the federal government otherwise ceased doing business with us or significantly decreased the amount of business it does with us, our business, results of operations and financial condition could be materially adversely affected.

Our federal government contracts are subject to competitive bidding, both upon initial issuance and recompetition. If we are unable to successfully compete in the bidding process or if we fail to receive renewal, it could have a material adverse effect on our business, results of operations and financial condition.

A significant portion of our federal government contracts are awarded through a competitive bidding process, including upon renewal, and we expect that this will continue to be the case. There often is significant competition and pricing pressure as a result of this process.

The competitive bidding process presents a number of risks, including the following:

•	we must expend substantial funds and time to prepare bids and proposals for contracts, which could detract attention from other parts of our business;

•	we may be unable to estimate accurately the resources and cost that will be required to complete any contract we win, which could result in substantial cost overruns; and

•
we may encounter expense and delay if our competitors protest or challenge awards of contracts to us, and any such protest or challenge could result in a requirement to resubmit bids on modified specifications or in termination, reduction or modification of the awarded contract.

The government contracts for which we compete typically have multiple option periods, and if we fail to win a contract, we generally will be unable to compete again for that contract for several years. If we fail to win new contracts or to receive renewal contracts upon recompetition, such failure could have a material adverse effect on our business, results of operations and financial condition.

Certain of our products may be controlled by the International Traffic in Arms Regulations, which may adversely affect our financial condition.

We are subject to International Traffic in Arms Regulation, or ITAR. ITAR requires export licenses from the U.S. Department of State for products that have military or strategic applications. During the quarter ended March 31, 2007, we became aware that certain RadHard bidirectional multipurpose transceivers sold by us since 1999 may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with ITAR. Accordingly, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, U.S. Department of State, describing the details of the possible inadvertent misclassification. Simultaneously, we filed a Commodity Jurisdiction request providing detailed information and data supporting our contention that the product is not subject to ITAR and requesting a determination that such product is not ITAR controlled. By letter dated November 15, 2007, we were informed that the U.S. Department of State had determined in response to our Commodity Jurisdiction request, that the product is subject to the licensing jurisdiction of the U.S. Department of State in accordance with ITAR. We requested reconsideration of this determination. On February 7, 2008, we filed an addendum to the above referenced Voluntary Disclosure advising the Directorate of Defense Trade Controls that other products sold by us similar in nature to the transceiver described above may also be subject to ITAR. The Directorate of Defense Trade Controls agreed to extend our time to file such addendum to the Voluntary Disclosure until a decision was rendered with respect to our request for reconsideration of the determination in connection with the above-referenced Commodity Jurisdiction request. On August 5, 2008, we received a letter from the Office of Defense Trade Controls Compliance (“DTCC”) requesting that we provide documentation and/or information relating to our compliance initiatives after November 15, 2007 as well as the results of any product reviews conducted by us, and indicating that a civil penalty against us could be warranted in connection with this matter following the review of such materials. We have provided all of the materials and documentation requested by the DTCC. Our request for reconsideration was denied by the Directorate of Defense Trade Controls on August 19, 2008, which determined that the product is subject to the licensing jurisdiction of the Department of State in accordance with ITAR.  Accordingly, on September 18, 2008, we filed an addendum to our Voluntary Disclosure identifying other products that may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with ITAR but were inadvertently misclassified.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

During May 2008, we became further aware that a certain product sold by our KDI subsidiary may have been inadvertently misclassified as not ITAR controlled. On August 5, 2008, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, U.S. Department of State, describing the inadvertent misclassification of this product. At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

During November 2008, we became aware that our Hauppauge facility had shipped two ITAR controlled products to a foreign customer, but inadvertently had noted on the requisite paperwork that only one ITAR controlled product was included in the shipment.  We intend to file a voluntary disclosure with the Directorate of Defense Trade Controls, U.S. Department of State, informing them of this mistake.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

During January 2009, we became aware that a certain product sold by our Powell subsidiary, for which an ITAR marketing license had been properly issued by the U.S. Department of State, mistakenly was taken out of the country by an employee without first obtaining the required U.S. Customs signature upon departure. We intend to file a voluntary disclosure shortly advising the U.S. Department of State of this mistake. At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

In the event that a determination is made that we have violated ITAR with respect to any of the foregoing matters, we may be subject to substantial monetary penalties that we are unable to quantify at this time, and/or a suspension or revocation of our export privileges and criminal sanctions, which may adversely affect our business, results of operations and financial condition.

We are subject to unanticipated market conditions that could adversely affect our available working capital and financial position.

We hold investments that consist of certain auction rate securities, or ARS. Beginning in February 2008, auctions for the resale of ARS have ceased to reliably support the liquidity of these securities. We cannot be certain that liquidity will be restored in the foreseeable future or at all. We may not be able to access cash by selling these securities for which there is insufficient demand without a loss of principal until a future auction for these investments is successful, a secondary market emerges, they are redeemed by their issuer or they mature. These securities are classified as non-current assets. In addition, the value of such investments could potentially be impaired on a temporary or other-than-temporary basis. If it is determined that the value of the investment is impaired on an other-than-temporary basis, we would be required to write down the investment to its fair value and record a charge to earnings for the amount of the impairment. As of September 30, 2008, we held ARS with a par value of $19.9 million and a fair value of $18.7 million.

Our failure to detect unknown defects in our products could materially harm our relationship with customers, our reputation and our business.

Defects could be found in our existing or new products. These defects could result in significant product liability or warranty claims. In addition, any defects found in our products could result in a loss of sales or market share, failure to achieve market acceptance, injury to our reputation, indemnification claims, litigation, increased insurance costs and increased service costs, any of which could discourage customers from purchasing our products and materially harm our business.

General economic conditions could adversely affect our net sales, gross margins and expenses.

Our net sales and gross margins depend significantly on the overall demand for microelectronic products and testing solutions, in the product and service segments in which we compete. Weaker demand for our products and services caused by economic weakness may result in decreased sales, earnings levels or growth rates and problems with the saleability of inventory and realizability of customer receivables. In the past, we have observed effects of global economic downturns in many areas of our business. Delays or reductions in spending for our products could have a material adverse effect on our business, results of operations and financial condition.

As part of our business strategy, we may complete acquisitions or divest non-strategic businesses and product lines and undertake restructuring efforts. These actions could adversely affect our business, results of operations and financial condition.

As part of our business strategy, we engage in discussions with third parties regarding, and enter into agreements relating to, possible acquisitions, ventures and divestitures in order to manage our product and technology portfolios and further our strategic objectives. We also continually look for ways to increase the profitability of our operations through restructuring efforts and to consolidate operations across facilities where synergies exist. In order to pursue this strategy successfully, we must identify suitable acquisition, alliance or divestiture candidates, complete these transactions, some of which may be large and complex, and integrate acquired companies. Integration and other risks of acquisitions can be more pronounced for larger and more complicated transactions, or if multiple acquisitions are pursued simultaneously.

The integration of acquisitions may make the completion and integration of subsequent acquisitions more difficult. However, if we fail to identify and complete these transactions, we may be required to expend resources to internally develop products and technology or may be at a competitive disadvantage or may be adversely affected by negative market perceptions, which may have an adverse effect on our business, results of operations and financial condition.

Acquisitions may require us to integrate different company cultures, management teams and business infrastructures and otherwise manage integration risks. Even if an acquisition is successfully integrated, we may not receive the expected benefits of the transaction.

A successful sale or divestiture depends on various factors, including our ability to effectively transfer assets and liabilities, contracts, facilities and employees to the purchaser, identify and separate the intellectual property to be divested from the intellectual property that we wish to keep and reduce fixed costs previously associated with the divested assets of the business.

Managing acquisitions and divestitures requires varying levels of management resources, which may divert management’s attention from our other business operations. Acquisitions, including abandoned acquisitions, also may result in significant costs and expenses and charges to earnings.

Restructuring activities may result in business disruptions and may not produce the full efficiency and cost reduction benefits anticipated. Further, the benefits may be realized later than expected and the cost of implementing these measures may be greater than anticipated. If these measures are not successful, we may need to undertake additional cost reduction efforts, which could result in future charges. Moreover, we could experience business disruptions with customers and elsewhere if our cost reduction and restructuring efforts prove ineffective and our ability to achieve our other strategic goals and business plans as well as our business, results of operations and financial condition could be adversely affected.

In order to be successful, we must retain and motivate key employees, and failure to do so could seriously harm us.

In order to be successful, we must retain and motivate executives and other key employees, including those in managerial, technical, marketing and information technology support positions. In particular, our product generation efforts depend on hiring and retaining qualified engineers. Attracting and retaining skilled workers and qualified sales representatives is also critical to us. Experienced management and technical, marketing and support personnel in the microelectronics and test solutions industries are in demand and competition for their talents is intense. Employee retention may be a particularly challenging issue following acquisitions or divestitures since we also must continue to motivate employees and keep them focused on our strategies and goals, which may be particularly difficult due to the potential distractions related to integrating the acquired operations or divesting businesses to be sold.

We may be required to make significant payments to members of our management in the event their employment with us is terminated.

We are a party to employment agreements with each of Leonard Borow, our President and Chief Executive Officer,  John Buyko, our Executive Vice President and President of our AMS division, John Adamovich, our Chief Financial Officer, Charles Badlato, our Vice President-Treasurer, and Carl Caruso, our Vice President-Manufacturing. In the event we terminate the employment of any of these executives, or in certain cases, if such executives terminate their employment with us, such executives will be entitled to receive certain severance and related payments. The aggregate amount payable by us to Messrs. Borow, Buyko, Adamovich, Badlato and Caruso upon the termination of their respective employment with us is $10.0 million.

We are currently involved in stockholder litigation in connection with the Transactions which may adversely affect our financial condition.

An amended class action complaint was filed against us and our board of directors on June 20, 2007 in the Supreme Court of the State of New York, Nassau County. The complaint alleges that our board breached its fiduciary duties to our stockholders (i) by issuing a preliminary proxy statement on June 5, 2007 in connection with seeking stockholder approval of the Acquisition and (ii) in approving certain amendments, that were allegedly beyond the scope of our corporate power, to our Supplemental Executive Retirement Plan and the employment agreements of defendants Harvey R. Blau, our then Chairman and Chief Executive Officer, and Leonard Borow, our then President and Chief Operating Officer. The plaintiffs sought injunctive relief with respect to the first cause of action, seeking to enjoin the July 26, 2007 special meeting of our stockholders on the grounds that we and our board of directors provided inadequate disclosures, and the recovery of money damages with respect to the second cause of action. The plaintiffs subsequently withdrew their motion for preliminary injunctive relief. On July 9, 2007, we and our board of directors filed a motion to dismiss the amended class action complaint and that motion is currently pending.  The July 26, 2007 stockholders meeting went forward and the Company’s stockholders approved the Merger. On August 15, 2007, the Acquisition of the Company was completed. We are currently in settlement discussions with the plaintiffs and have accrued an insignificant liability for the settlement.

Securities litigation can be costly, time-consuming and could divert funds and management and other resources away from our business and operations. While we cannot predict the outcome of this matter and this matter will take time to resolve, damages arising from this stockholder litigation, if it is resolved against us or in connection with any settlement, absent insurance coverage or damages in excess of insurance coverage, could adversely affect our business, results of operations and financial condition.

Our operating results may fluctuate significantly on a quarterly basis.

Our sales and other operating results have fluctuated significantly in the past, and we expect this trend will continue. Factors which affect our results include:

•	the timing, cancellation or rescheduling of customer estimates, orders and shipments;

•	the pricing and mix of products sold;

•	our ability to obtain components and subassemblies from contract manufacturers and suppliers;

•	variations in manufacturing efficiencies; and

•	research and development and new product introductions.

Many of these factors are beyond our control. Our performance in any one fiscal quarter is not necessarily indicative of any financial trends or future performance.

We are exposed to foreign currency exchange rate risks that could adversely affect our business, results of operations and financial condition.

We are exposed to foreign currency exchange rate risks that are inherent in our sales commitments, anticipated sales, and assets and liabilities that are denominated in currencies other than the U.S. dollar. For fiscal 2008, sales of our products to foreign customers accounted for approximately 46% of our net sales. In addition, a portion of our product and component manufacturing, along with key suppliers, are located outside of the United States. Failure to sufficiently hedge or otherwise manage foreign currency risks properly could adversely affect our business, results of operations and financial condition. Furthermore, the recent strengthening of the U.S. dollar associated with the global financial crisis may adversely affect the results of our international operations when those results are translated into U.S. dollars.

Our operations are subject to business interruptions and casualty losses.

Our business is subject to numerous inherent risks, particularly unplanned events such as inclement weather, explosions, fires, terrorist acts, other accidents, equipment failures and transportation interruptions. While our insurance coverage could offset losses relating to some of these types of events, our business, results of operations and financial condition could be materially adversely impacted to the extent any such losses are not covered by our insurance.

Compliance with and changes in environmental, health and safety laws regulating the present and past operations of our business and the business of predecessor companies could increase the costs of producing our products and expose us to environmental claims.

Our business is subject to numerous federal, state, local and foreign laws and regulations concerning environmental, health and safety matters, including those relating to air emissions, wastewater discharges and the generation, handling, use, storage, transportation, treatment and disposal of, or exposure to, hazardous substances. Violations of such laws and regulations can lead to substantial fines and penalties and other civil or criminal sanctions. We incur costs associated with compliance with these laws and regulations and we face risks of additional costs and liabilities including those related to the investigation and remediation of, or claims for personal injuries or property damages associated with, past or present contamination, at current as well as former properties utilized by us and at third-party disposal sites, regardless of fault or the legality of the original activities that led to such contamination.

In addition, future developments, such as changes in laws and regulations or the enforcement thereof, more stringent enforcement or interpretation thereof and claims for property damage or personal injury could cause us to incur substantial losses or expenditures. Although we believe we are materially compliant with all applicable current laws and regulations, any new or modified laws or regulations, or the discovery of any currently unknown non-compliance or contamination, could increase the cost of producing our products, thereby adversely impacting our business, results of operations and financial condition.

We rely on our information technology systems to manage numerous aspects of our business and a disruption of these systems could adversely affect our business.

Our information technology, or IT, systems are an integral part of our business and a serious disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently, which in turn could materially adversely impact our business, results of operations and financial condition. We depend on our IT systems for scheduling, sales order entry, purchasing, materials management, accounting and production functions. Our IT systems also allow us to ship products to our customers on a timely basis, maintain cost-effective operations and provide a high level of customer service. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all eventualities.

In the event that certain of our customers encounter financial difficulties and fail to pay us, it could adversely affect our business, results of operations and financial condition.

We manufacture products to customer specifications and generally purchase raw materials in response to customer orders. In addition, we may commit significant amounts of capital to maintain inventory in anticipation of customer orders. In the event that our customers for whom we maintain inventory experience financial difficulties, we may be unable to sell such inventory at its current profit margin, if at all. In such an event, our gross margins would decline. In addition, if the financial condition of a significant portion of our customer base deteriorates, resulting in an impairment of their ability to pay us amounts owed in respect of a significant amount of outstanding receivables, our financial condition would be adversely affected.

Due to the international nature of our business, political or economic changes could harm our future sales, expenses and financial condition.

Our future sales, costs and expenses could be adversely affected by a variety of international factors, including:

•	changes in a country’s or region’s political or economic conditions;

•	longer accounts receivable cycles;

•	trade protection measures;

•	unexpected changes in regulatory requirements;

•	differing technology standards and/or customer requirements; and

•	import or export licensing requirements, which could affect our ability to obtain favorable terms for components or lead to penalties or restrictions.

For fiscal 2008, sales of our products to foreign customers accounted for approximately 46% of our net sales. As of September 30, 2008, we employed 790 employees overseas. In addition, a portion of our product and component manufacturing, along with key suppliers, is located outside of the United States, and also could be disrupted by some of the international factors described above.

Risks Related to the Exchange Offer

Original Notes that are outstanding after consummation of the exchange offer will continue to be subject to existing transfer restrictions and the holders of Original Notes after consummation of the exchange offer may be unable to sell their Original Notes.

Original Notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing transfer restrictions. We did not register the Original Notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the Original Notes may be transferred only in limited circumstances under the securities laws. If you do not exchange your Original Notes in the exchange offer, you will lose your right to have the Original Notes registered under the Securities Act, subject to limited exceptions. If you continue to hold Original Notes after the exchange offer, you may be unable to sell the Original Notes.

Some holders that exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Original Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

An active public market may not develop for the New Notes, which may hinder your ability to liquidate your investment.

The New Notes are a new issue of securities with no active trading market, and we do not intend to list them on any securities exchange. The initial purchasers of the Original Notes are not obligated to make a market in the New Notes and may cease their market-making in the New Notes at any time. In addition, the liquidity of the trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for fixed income securities, and by changes in our financial performance or prospects, or in the prospects for companies in our industry in general. As a result, an active trading market for the New Notes may not develop. If no active trading market develops, you may not be able to resell your New Notes at their fair market value, or at all.

The market price for the New Notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The market for the New Notes, if any, may be subject to similar disruptions, which could adversely affect the value of your New Notes.

FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." All statements other than statements of historical fact are "forward-looking" statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•      adverse developments in general business, economic and political conditions domestically or internationally;

•	our ability to remain competitive in the markets we serve;

•	our failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations;

•	our inability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;

•	our exposure to foreign currency exchange rate risks;

•	our exposure to auction rate securities and the impact this exposure has on our liquidity;

•
our failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect us;

•	the loss of key employees;

•      terrorist acts or acts of war; and

•      other risks and uncertainties, including those listed under the caption "Risk Factors."

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the last five fiscal years and for the three months ended September 30, 2008:

	Year Ended June 30,					Three Months Ended September 30,
	2004	2005	2006	2007	2008	2008

Ratio of earnings to fixed charges	7.7x	8.6x	15.4x	9.8x	*	*

*
The ratio was computed by dividing earnings by fixed charges.  For this purpose, “earnings” represents income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of rent expense that we believe to be representative of the interest factored in those rentals. The deficit of earnings to fixed charges for the year ended June 30, 2008 was $160.8 million and for the three months ended September 30, 2008 was $17.3 million.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the Original Notes. We did not receive any proceeds from the exchange offer. In consideration for issuing the New Notes, we will receive Original Notes with like original principal amount. The form and terms of the New Notes will be the same as the form and terms of the Original Notes, except as otherwise described in this filing. The Original Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our outstanding debt and only an insignificant increase in financing costs.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2008. The information in the table should be read in conjunction with “Use of Proceeds,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto included elsewhere in this prospectus.

As of September 30, 2008
Actual
(in millions)
Cash and cash equivalents	$73.1
Debt:
Senior Secured Credit Facility	519.8
Senior notes offered hereby	225.0
Senior Subordinated Unsecured Credit Facility	135.2
Other indebtedness	1.4
Total debt	881.4
Stockholder’s equity	245.9
Total capitalization	$1,127.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is based on our audited and unaudited financial statements included elsewhere in this prospectus, adjusted to illustrate the pro forma effect of the Transactions consummated on August 15, 2007 and the offering of the Notes and the payment of fees and expenses relating thereto. The unaudited pro forma statements of operations for fiscal 2008 and the three months ended September 30, 2008 give effect to the Transactions and the offering of the Notes and the payment of fees and expenses relating thereto as if they had occurred on July 1, 2007.  The unaudited pro forma balance sheet as of September 30, 2008 gives effect to the payment of fees and expenses relating to this Offering as if it had occurred on September 30, 2008.  The pro forma effects of the acquisitions of Test Evolution Corporation on October 1, 2007 and Gaisler Research AB on June 30, 2008 are not reflected in the unaudited pro forma statement of operations for fiscal 2008 as the effects are immaterial.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent the results of operations or financial position that we would have reported had the Transactions and the offering of the Notes and the payment of fees and expenses relating thereto been completed as of the dates presented, and should not be taken as representative of our future results of operations or financial position.

The unaudited pro forma financial information should be read in conjunction with the information contained in “Use of Proceeds,” “Capitalization,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes included elsewhere in this prospectus.

Aeroflex Incorporated and Subsidiaries
Unaudited Condensed Pro Forma Consolidated Balance Sheet
As of September 30, 2008
(In thousands, except share and per share data)

		Adjustments
	Historical	for the Notes
	Aeroflex	Offering		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$73,066	$(500	)(a)	$72,566
Accounts receivable, less allowance for doubtful accounts of $2,829	110,297	-		110,297
Inventories	136,977	-		136,977
Deferred income taxes	26,460	-		26,460
Prepaid expenses and other current assets	12,445	-		12,445
Total current assets	359,245	(500)		358,745

Property, plant and equipment, net	101,349	-		101,349
Non-current marketable securities	18,755	-		18,755
Deferred financing costs, net	29,435	-		29,435
Other assets	15,141	-		15,141
Intangible assets with definite lives, net	321,760	-		321,760
Intangible assets with indefinite lives	120,051	-		120,051
Goodwill	456,193	-		456,193
Total assets	$1,421,929	$(500)		$1,421,424

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of long-term debt	$5,570	$-		$5,570
Accounts payable	31,882	-		31,882
Advance payments by customers and deferred revenue	18,997	-		18,997
Income taxes payable	2,097	-		2,097
Accrued payroll expenses	25,754	-		25,754
Accrued expenses and other current liabilities	58,767	-		58,767
Total current liabilities	143,067	-		143,067
Long-term debt	875,813	-		875,813
Deferred income taxes	143,491	-		143,491
Defined benefit plan obligations	6,156	-		6,156
Other long-term liabilities	7,470	-		7,470
Total liabilities	1,175,997	-		1,175,997
Stockholder’s equity:
Common stock, par value $.10 per share; authorized 1,000 shares; issued and 1,000 shares	-	-		-
Additional paid-in capital	382,214	-		382,214
Accumulated other comprehensive loss	(23,960)	-		(23,960)
Accumulated deficit	(112,322)	(500	)(a)	(112,822)
Total stockholder’s equity	245,932	(500)		245,432
Total liabilities and stockholder’s equity	$1,421,929	$(500)		$1,421,429

(a)Reflects the payment of estimated fees and expenses to be incurred in connection with the Notes Offering.

See accompanying notes to unaudited pro forma financial statements.

Aeroflex Incorporated and Subsidiaries
Unaudited Condensed Pro Forma Consolidated Statement of Operations
For the Fiscal Year Ended June 30, 2008
(In thousands)

		Adjustments		Adjustments
	Historical	for the		for the Notes		Pro Forma
	Aeroflex	Transactions		Offering		Aeroflex

Net sales	$643,212	$(56)	(a)	$-		$643,156
Cost of sales	375,814	258	(b)	-		376,072
Gross profit	267,398	(314)		-		267,084

Selling, general and administrative costs	140,117	275	(c)	-		139,709
		(840)	(d)	-
		157	(b)
Research and developments costs	82,076	124	(b)	-		82,200
Amortization of acquired intangibles	74,768	7,862	(e)	-		82,630
Acquired in-process research and development	24,975	(24,975)	(f)	-		-
Company sale transaction expenses	36,210	-		-		36,210
	358,146	(17,397)		-		340,749
Operating income (loss)	(90,748)	17,083		-		(73,665)

Other income (expense)
Interest expense	(74,933)	(15,044)	(g)	(500)	(i)	(90,477)
Other income (expense), net	4,911	-		-		4,911
Total other income (expense)	(70,022)	(15,044)		(500)		(85,566)

Income (loss) from continuing operations before income taxes	(160,770)	2,039		(500)		(159,231)
Provision (benefit) for income taxes	(45,758)	(8,489)	(h)	(185)	(i)	(54,432)
Income (loss) from continuing operations	(115,012)	10,528		(315)		(104,799)

Income (loss) from discontinued operations, net of tax provision (benefit)	(7,329)	-		-		(7,329)
Net income (loss)	$(122,341)	$10,528		$(315)		$(112,128)

See accompanying notes to unaudited pro forma financial statements.

Aeroflex Incorporated and Subsidiaries
Unaudited Condensed Pro Forma Consolidated Statement of Operations
For the Three Months Ended September 30, 2008
(In thousands)

		Adjustments
	Historical	for the Notes	Pro Forma
	Aeroflex	Offering	Aeroflex

Net sales	$140,845	$-	$140,845
Cost of sales	73,486	-	73,486
Gross profit	67,359	-	67,359
Selling, general and administrative costs	31,484	-	31,484
Research and developments costs	17,029	-	17,029
Amortization of acquired intangibles	17,968	-	17,968
Total operating expenses	66,481	-	66,481
Operating income (loss)	878	-	878
Interest expense	(21,215)	-	(21,215)
Other income (expense)	3,086	-	3,086
Total other income (expense)	(18,129)	-	(18,129)
Income (loss) before income taxes	(17,251)	-	(17,251)
Provision (benefit) for income taxes	(10,354)	-	(10,354)
Net income (loss)	$(6,897)	$-	$(6,897)

See accompanying notes to unaudited pro forma financial statements.

Notes to Unaudited Condensed Pro Forma Consolidated
Statements of Operations
For the Fiscal Year Ended June 30, 2008
(in thousands)

(a)	To reflect the impact on net sales of the purchase accounting fair value adjustment to deferred revenues for the forty-five days prior to the Acquisition.

Net Sales	$(56)

(b)	To reflect the incremental depreciation expense for the impact of the purchase accounting fair value adjustment to fixed assets for the forty-five days prior to the Acquisition.

Cost of sales	$258
Selling, general and administrative costs	157
Research and development costs	124
$539

(c)	To record annual advisory fees pursuant to the merger agreement entered into in connection with the Acquisition for the forty-five days prior to the Acquisition.

Selling, general and administrative costs	$275

(d)
To record the impact of new management employment contracts that were entered into in connection with the Acquisition, including the retirement of the former CEO, the modification of our current President’s (formerly the Company’s Chief Operating Officer) contract and the elimination of the Company’s SERP for the forty-five days prior to the Acquisition.

Selling, general and administrative costs	$(840)

(e)
Reflects the elimination of amortization expense relating to historical acquired intangible assets and the addition of amortization expense relating to acquired amortizable intangible assets of $413.4 million resulting from the Acquisition.

Pro forma amortization	$82,630
Historical amortization	74,768
Pro forma adjustment	$7,862

(f)	Reflects the elimination from the pro forma statements of operations of charges that we have recorded in connection with the Acquisition of $25.0 million for In-Process Research and Development.

(g)
Reflects the elimination of historical interest and related expenses, including on mortgage debt that was repaid on August 15, 2007 and the revolving credit facility that was terminated in connection with the Transactions and the addition of interest expense on our Senior Secured Credit Facility, the senior subordinated unsecured term loan and the Notes offered hereby.

(in thousands)

Pro forma interest expense on our senior secured term loan facility, the senior subordinated unsecured term loan and senior notes:
Cash interest	$72,428
Paid-in-kind interest	11,340
Amortization of debt issuance costs (1)	4,629
Other interest	1,580
Pro forma interest expense	89,977
Historical interest expense	74,933
Pro forma adjustment	$15,044

(1)          Reflects non-cash interest expense related to capitalized debt issuance costs of $27.9 million that are being amortized over the term of the related facility (six years for the revolving credit facility, seven years for the senior secured term loan and eight years for the senior subordinated unsecured term loan and exchangeable senior unsecured loan).

(h)
Reflects the estimated tax benefit on the pre-tax effect of the pro forma adjustments at our marginal rate of 37%. However, a portion of the interest expense may not be deductible for income tax purposes and would result in a reduction of the income tax benefit indicated.

Provision (benefit) for income taxes	$(8,489)

(i)	Reflects increased expense for the estimated fees and expenses to be incurred for the registration of the New Notes and related tax benefit.

Estimated fees and expenses to be incurred in connection with the Notes Offering	$500
Tax benefit	(185)
$315

SELECTED HISTORICAL FINANCIAL DATA

The consolidated financial data set forth below as of and for fiscal 2006 and 2007 and the periods from July 1, 2007 through August 14, 2007 and August 15, 2007 through June 30, 2008 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated financial data for the three months ended September 30, 2008 has been derived from our unaudited consolidated financial statements for that period, and except as described in the notes thereto, has been prepared on a basis consistent with the audited consolidated financial statements and, in the opinion of management, include all adjustments, including usual recurring adjustments, necessary for a fair presentation of that information for such period. The financial data presented for the interim period is not necessarily indicative of the results for the full year.  The consolidated financial data set forth below as of and for fiscal 2004 and 2005 have been derived from audited consolidated financial statements that are not included in this prospectus.  As part of the Acquisition, we entered into the various financing arrangements described herein and, as a result, we now have a different capital structure. Accordingly, the results of operations for periods subsequent to the consummation of the Acquisition and related financing transactions will not necessarily be comparable to prior periods.

The selected consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

	Predecessor					Successor	Successor

	Years Ended June 30,				Period July 1, 2007 through August 14,	Period August 15, 2007 through June 30,	Three Months Ended September
	2004	2005	2006	2007	2007	2008	30, 2008
Operations Statement Data:	(in thousands)
Net sales	$404,478	$452,984	$546,243	$593,146	$38,221	$604,991	$140,845
Costs of sales	216,273	238,210	284,312	308,969	22,861	352,953	73,486
Gross Profit	188,205	214,774	261,931	284,177	15,360	252,038	67,359
Selling, general and administrative costs	93,792	111,661	122,871	129,621	19,031	121,086	31,484
Research and development costs	49,813	61,099	72,055	76,717	12,178	69,898	17,029
Amortization of acquired intangibles	7,730	8,896	13,778	13,006	1,692	73,076	17,968
Acquired in-process research and development costs	4,220	2,974	-	-	-	24,975	-
Company Sale Transaction expenses	-	-	-	30,584	3,717	32,493	-
Operating income (loss)	32,650	30,144	53,227	34,249	(21,258)	(69,490)	878
Other income (expense) Interest expense	(1,403)	(895)	(608)	(672)	(275)	(74,658)	(21,215)
Other income (expense)	(1,711)	1,844	1,669	152	294	4,617	3,086
Total other income (expense)	(3,114)	949	1,061	(520)	19	(70,041)	(18,129)
Income (loss) from continuing operations before income taxes	29,536	31,093	54,288	33,729	(21,239)	(139,531)	(17,251)
Provision (benefit) for income taxes	11,204	13,663	20,540	24,935	(6,831)	(38,927)	(10,354)
Income (loss) from continuing operations	18,332	17,430	33,748	8,794	(14,408)	(100,604)	(6,897)
Discontinued operations, net	(6,185)	(389)	(5,652)	(3,868)	(2,508)	(4,821)	-
Cumulative effect of a change in accounting principle, net	-	-	(1,137)	-	-	-	-
Net income (loss)*	$12,147	$17,041	$26,959	$4,926	$(16,916)	$(105,425)	$(6,897)

*	We have not presented earnings (loss) per share data because all 1,000 shares of common stock outstandingat September 30, 2008 and June 30, 2008 is held by one shareholder.

	Predecessor									Successor	Successor

	Years Ended June 30,								Period July 1, 2007 through August 14,	Period August 15, 2007 through June 30,	Three Months Ended September
	2004		2005		2006		2007		2007	2008	30, 2008
Balance Sheet Data (at end of period):	(in thousands)
Working Capital (1)	$237,865		$161,749		$199,780		$201,603		$218,072	$220,855	$216,178
Total assets	551,391		589,849		633,391		674,936		682,776	1,478,999	1,421,929
Long-term debt (including current portion)	10,275		4,824		4,165		3,583		3,554	878,811	881,383
Stockholders’ equity	427,097		443,980		487,670		510,697		506,626	276,648	245,932
Cash Flow Data:
Cash flows from (used in) operating activities	24,100		36,611		36,697		20,802		11,293	$8,910	28,510
Cash flows from (used in) investing activities	(73,067)		(117,646)		(42,553)		(19,113)		8,406	(1,162,376)	(3,341)
Cash flows from (used in) financing activities	94,421		(4,039)		3,748		(793)		12,619	1,209,045	(1,756)
Other Financial Data:
EBITDA (unaudited) (2)	$52,695		$56,300		85,267		64,543		(17,302)	28,159	27,461
Adjusted EBITDA (unaudited) (3)											29,083
Ratio of earnings to fixed charges (4)	7.7	x	8.6	x	15.4	x	9.8	x	*	*	*

*
The deficit of earnings to fixed charges was $21.2 million for the period July 1, 2007 through August 14, 2007, $139.5 million for the period August 15, 2007 through June 30, 2008 and $17.3 million for the three months ended September 30, 2008.

(1)	Working capital is defined as current assets less current liabilities.

(2)	As used herein, “EBITDA” represents income (loss) from continuing operations plus (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization.

We have included information concerning EBITDA in this prospectus because we believe that such information is used by certain investors, securities analysts and others as one measure of an issuer’s performance and historical ability to service debt. In addition, we use EBITDA when interpreting operating trends and results of operations of our business. EBITDA is also widely used by us and others in our industry to evaluate and to price potential acquisition candidates. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional GAAP indications of an issuer’s operating performance or liquidity.

The use of EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation, or as a substitute for analysis of our results as reported under GAAP. For additional information regarding our use of EBITDA and limitations on its usefulness as an analytical tool, see “Use of Non-GAAP Measures.”

The following table is a reconciliation of income (loss) from continuing operations to EBITDA for the periods indicated:

	Predecessor					Successor	Successor

	Years Ended June 30,				Period July 1, 2007 through August 14,	Period August 15, 2007 through June 30,	Three Months Ended September
	2004	2005	2006	2007	2007	2008	30, 2008
	(in thousands)
Income (loss) from continuing operations	$18,332	$17,430	$33,748	$8,794	$(14,408)	$(100,604)	$(6,897)
Interest expense	1,403	895	608	672	275	74,658	21,215
Provision (benefit) for income taxes	11,204	13,663	20,540	24,935	(6,831)	(38,927)	(10,354)
Depreciation and amortization	21,756	24,312	30,371	30,142	3,662	93,032	23,497
EBITDA (unaudited).	$52,695	$56,300	$85,267	$64,543	$(17,302)	$28,159	$27,461

(3)
The calculation of Adjusted EBITDA is based on the definitions in our debt agreements and is not defined under U.S. GAAP.  Our use of the term Adjusted EBITDA may vary from others in our industry.  Adjusted EBITDA is not a measure of operating income (loss), performance or liquidity under U.S. GAAP and is subject to important limitations.  For additional information regarding our use of Adjusted EBITDA and limitations on its usefulness as an analytical tool, see “Use of Non-GAAP Measures.”  A reconciliation of EBITDA to Adjusted EBITDA is as follows:

Three Months Ended
September 30, 2008

Successor Entity
(In thousands)

EBITDA (unaudited)	$27,461
Impact of other non-cash purchase accounting adjustments	97
Company sale transaction expenses and merger related expenses	634
Restructuring costs (a)	402
Share based compensation (b)	489
Adjusted EBITDA (unaudited)	$29,083

(a)	Primarily reflects costs associated with the reorganization of our U.K. operations.
(b)	Reflects non-cash share-based employee compensation expense under the provisions of SFAS 123(R), Share-Based Payments.

(4)
In calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of rent expense that we believe to be representative of the interest factored in those rentals.

*
The deficit of earnings to fixed charges was $21.2 million for the period July 1, 2007 through August 14, 2007, $139.5 million for the period August 15, 2007 through June 30, 2008 and $17.3 million for the three months ended September 30, 2008.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in the discussion and analysis regarding our expectations regarding the performance of our business and any forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Forward-Looking Statements” and “Risk Factors.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections entitled “Risk Factors,” “Unaudited Pro Forma Financial Information,” “Selected Historical Financial Data” and our historical financial statements, including the related notes, appearing elsewhere in this prospectus.

Overview

We are a leading provider of highly specialized microelectronics and test and measurement equipment, primarily to the global aerospace and defense and broadband communications markets. We also design ASICs for CT scan equipment for the medical industry. Founded in 1937, we have developed a substantial intellectual property portfolio that includes more than 150 patents, extensive know-how, years of collaborative research and development with our customers and a demonstrated history in space. We believe that the combination of our leading market positions, complementary portfolio of products, years of experience and engineering capabilities provides us with a competitive advantage and enables us to deliver high performance, high value products to our customers.

The Acquisition

On August 15, 2007, AX Acquisition Corp. (“AX Acquisition”) and the parent entered into a merger agreement with us. At the effective time of the merger, AX Acquisition was merged with and into us. We were the surviving corporation in the merger and became a wholly-owned subsidiary of the parent (referred to in this section as the Acquisition or Company Sale Transaction).

The Acquisition was funded by:

•	equity investments in the parent of approximately $378.4 million by the Sponsors and certain members of our management;

•	borrowings under our Senior Secured Credit Facility, consisting of $525.0 million under our term loan facility;

•	borrowings under our Exchangeable Senior Unsecured Credit Facility, consisting of a $225.0 million term loan facility; and

•	borrowings under our Exchangeable Senior Subordinated Unsecured Credit Facility, consisting of a $120.0 million term loan facility.

On September 21, 2007, we entered into a $120.0 million Senior Subordinated Unsecured Credit Facility to refinance our $120.0 million Exchangeable Senior Subordinated Unsecured Credit Facility. On August 7, 2008, we issued the Original Notes to refinance our $225.0 million Exchangeable Senior Unsecured Credit Facility.

Selected Factors Affecting Our Results of Operations

Our results of operations have been affected by the following factors, which may cause our results of operations for certain periods to not be comparable to other periods.  These are not all of the factors that have affected our results of operations.

Acquisition Related Adjustments.  In the fiscal year ended June 30, 2008 we recorded charges of $25.0 million for acquired in-process research and development costs and expensed  $39.0 million in cost of sales related to an inventory purchase accounting acquisition adjustment.  There were no comparable charges for the three months ended September 30, 2008 or in fiscal 2007.  In addition, for the fiscal year ended June 30, 2008 and for the three months ended September 30, 2008, revenue was reduced for the impact of a deferred revenue purchase accounting acquisition adjustment by $2.5 million and $97,000, respectively.

 Sale Transaction Expenses.  In the fiscal years ended June 30, 2008 and 2007, we incurred Company Sale Transaction  and related expenses of $41.6 million (including $5.4 million reported in S,G&A), and $30.6 million, respectively, consisting primarily of merger related change of control, severance and other compensation payments, a lawsuit settlement charge, a merger termination fee and legal and other professional fees.

The following table sets forth our historical results of operations as a percentage of net sales for the periods indicated below:

Results of Operations

	Predecessor			Successor	Non-GAAP Combined Predecessor and Successor		Successor

	Years Ended June 30,		Period July 1, 2007 through August 14,	Period August 15, 2007 through June 30,	Year Ended June 30,	Three months ended September	Three months ended September
	2006	2007	2007	2008	2008	30, 2007	30, 2008
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	52.0	52.1	59.8	58.3	58.4	62.5	52.2
Gross profit	48.0	47.9	40.2	41.7	41.6	37.5	47.8
Operating expenses:
Selling, general and administrative costs	22.5	21.8	49.8	20.0	21.8	27.1	22.3
Research and development costs	13.2	12.9	31.9	11.6	12.8	16.2	12.1
Amortization of acquired intangibles	2.5	2.2	4.4	12.1	11.6	8.7	12.8
Acquired in process research and development costs	—	—	—	4.1	3.9	17.3	—
Company sale transaction expenses	—	5.2	9.7	5.4	5.6	24.2	—
Total operating expenses	38.2	42.1	95.8	53.2	55.7	93.5	47.2
	9.8	5.8	(55.6)	(11.5)	(14.1)	(56.0)	0.6
Other income (expense), net	0.2	(0.1)	0.0	(11.6)	(10.9)	(8.1)	(12.9)
Income (loss) from continuing operations before income taxes	10.0	5.7	(55.6)	(23.1)	(25.0)	(64.1)	(12.3)
Provision (benefit) for income taxes	3.8	4.2	(17.9)	(6.5)	(7.2)	(18.5)	(7.4)
Income (loss) from continuing operations	6.2	1.5	(37.7)	(16.6)	(17.8)	(45.6)	(4.9)
Discontinued operations	(1.0)	(0.7)	(6.6)	(0.8)	(1.1)	(2.5)	—
Cumulative effect of change in accounting principle	(0.2)	—	—	—	—	—	—
Net income (loss)	5.0%	0.8%	(44.3)%	(17.4)%	(18.9)%	(48.1)%	(4.9)%

Statements of Operations

Refer to Notes 1 and 3 to our annual consolidated financial statements as of June 30, 2008 for details concerning the Acquisition and the Transactions which occurred on August 15, 2007 and the basis upon which such consolidated financial statements are presented.  For comparative purposes in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, we combined the Predecessor period from July 1, 2007 to August 14, 2007 with the Successor period from August 15, 2007 to June 30, 2008 to form the fiscal year ended June 30, 2008 and we combined the Predecessor period from July 1, 2007 to August 14, 2007 with the Successor period from August 15, 2007 to September 30, 2007 to form the three months ended September 30, 2007. This combination is not a GAAP presentation. However, we believe this presentation is useful as a comparison to the Predecessor fiscal year ended June 30, 2007 and the Successor three months ended September 30, 2008, respectively.

The following table sets forth our net sales and adjusted operating income by business segment and reconciles adjusted operating income to income (loss) from continuing operations before income taxes for the periods indicated.

	For the Fiscal Years Ended			Three Months Ended
	June 30, 2006	June 30, 2007	June 30, 2008	September 30, 2007	September 30, 2008

Net sales:
Microelectronic solutions ("AMS")	$241,437	$266,515	$302,712	$67,413	$67,580
Test solutions ("ATS")	304,806	326,631	340,500	72,823	73,265
Net sales	$546,243	$593,146	$643,212	$140,236	$140,845

Segment adjusted operating income:
- AMS	$58,467	$63,908	$74,826	$15,257	$14,613
- ATS	34,771	38,582	46,634	2,986	9,630
General corporate expense	(15,279)	(17,727)	(10,523)	(2,827)	(2,696)
Adjusted operating income	77,959	84,763	110,937	15,416	21,547

Amortization of acquired intangibles
- AMS	(2,134)	(1,911)	(44,364)	(6,536)	(10,677)
- ATS	(11,644)	(11,095)	(30,404)	(5,625)	(7,291)
Share based compensation
- AMS	(1,488)	(965)	(83)	(83)	-
- ATS	(1,731)	(958)	95	95	-
- Corporate	(3,433)	(2,161)	(3,349)	(1,883)	(489)
Restructuring charges
- AMS	-	-	(414)	-	-
- ATS	(3,214)	(2,840)	(10,359)	(3,809)	(402)
One-time lease termination costs
- ATS	-	-	(576)	(576)	-
Merger related costs - Corporate	-	-	(5,411)	(3,501)	(634)
Acquired in-process R&D costs
- AMS	-	-	(16,335)	(15,700)	-
- ATS	-	-	(8,640)	(8,640)	-
Current period impact of acquisition related adjustments:
Inventory - AMS	-	-	(23,874)	(7,217)	-
Inventory - ATS	(1,088)	-	(15,151)	(5,240)	-
Depreciation - AMS	-	-	(1,025)	(146)	(286)
Depreciation - ATS	-	-	(2,882)	(412)	(738)
Depreciation - Corporate	-	-	(193)	(27)	(55)
Deferred revenue - ATS	-	-	(2,510)	(676)	(97)
Sale transaction expenses	-	(30,584)	(36,210)	(34,012)	-
Operating income (loss) (GAAP)	53,227	34,249	(90,748)	(78,572)	878

Interest expense	(608)	(672)	(74,933)	(11,411)	(21,215)
Other income (expense), net	1,669	152	4,911	39	3,086
Income (loss) from continuing operations before income taxes	$54,288	$33,729	$(160,770)	$(89,944)	$(17,251)

Management evaluates the operating results of the two segments based upon pre-tax operating income, before costs related to restructuring, lease termination charges, amortization of acquired intangibles, share-based compensation, acquired in-process research and development costs, Company Sale Transaction expenses, merger related expenses and the impact of any Acquisition related adjustments.

Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2007

Net Sales.  Net sales increased to $140.8 million for the three months ended September 30, 2008 from $140.2 million for the three months ended September 30, 2007.

Net sales in the microelectronic solutions (“AMS”) segment increased to $67.6 million for the three months ended September 30, 2008 from $67.4 million for the three months ended September 30, 2007 primarily due to increased sales volume of motion control and integrated circuits combined with additional sales from our acquisition of Gaisler in June 2008 ($1.4 million), offset by reductions in sales of microelectronics modules.  Net sales in the test solutions (“ATS”) segment increased to $73.3 million in 2008 from $72.8 million in 2007, partially due to increases in wireless and PXI sales, offset by reductions in sales of radio and synthetic test products.  The period ended September 30, 2008 was impacted by a purchase accounting adjustment to deferred revenue which reduced sales by $97,000; while the period ended September 30, 2007, was impacted by a purchase accounting adjustment to deferred revenue which reduced sales by $676,000.

Gross Profit.  Gross profit equals net sales less cost of sales. Cost of sales includes materials, direct labor, amortization of capitalized software development costs and overhead expenses such as engineering labor, fringe benefits, depreciation, allocable occupancy costs and manufacturing supplies.

On a consolidated basis, gross margin was 47.8% for the three months ended September 30, 2008 and 37.5% for the three months ended September 30, 2007.  In 2007, gross margin was adversely affected by purchase accounting adjustments aggregating $13.4 million which (i) increased cost of sales in the 2007 period for the increase in the recorded value of the Company’s Sale Transaction date inventories by $12.5 million to eliminate manufacturing profits inherent in the inventories at that date; (ii) increase depreciation expense by $271,000 due to acquisition date fair value adjustments and (iii) reduced sales for the quarter by $676,000 related to eliminating selling profits inherent in certain deferred revenues.  In 2008, gross margin was adversely affected by (i) increased depreciation expense of $516,000 related to fair value adjustments and (ii) eliminated selling profits inherent in certain deferred revenues which reduced sales for the quarter by $97,000.  Ignoring the purchase accounting adjustments, gross margin was 48.2% for the period ended September 30, 2008 and 46.8% for the period ended September 30, 2007.

Three Months
Ended
September 30,		% of		% of		% of
(In thousands)	AMS	sales	ATS	sales	Total	sales

2008	$32,021	47.4%	$35,338	48.2%	$67,359	47.8%
2007	$25,815	38.3%	$26,800	36.8%	$52,615	37.5%

Gross margins in the AMS segment were 47.4% in 2008 and 38.3% in 2007.  Gross profit in 2008 was negatively impacted by purchase accounting adjustments of $199,000 versus $7.3 million in 2007. Ignoring the purchase accounting adjustments, gross margins were 47.7% in 2008 and 49.1% in 2007.  The decrease in gross margins is principally attributable to lower sales of microelectronic modules and components, partially offset by a small increase in integrated circuit margins, which resulted from improved product mix.

Gross margins in the ATS segment were 48.2% in 2008 and 36.8% in 2007. Gross profit in 2008 was negatively impacted by purchase accounting adjustments of $413,000 versus $6.1 million in 2007. Ignoring the purchase accounting adjustments, gross margins were 48.7% in 2008 and 44.7% in 2007.  Gross margins increased principally due to increased sales and margins of our wireless products and increased margins in our synthetic test products due to product mix.

Selling, General and Administrative Costs.  Selling, general and administrative (“SG&A”) costs include office and management salaries, fringe benefits, commissions, insurance and professional fees, as well as, merger related expenses.  On a consolidated basis SG&A costs decreased 470 basis points as a percentage of sales from the quarter ended September 30, 2007 to the quarter ended September 30, 2008. Excluding merger related expenses ($634,000 in 2008 and $3.5 million in 2007), stock compensation costs ($489,000 in 2008 and $1.9 million in 2007), restructuring costs ($1.6 million in 2007) and a one-time lease termination cost ($575,000 in 2007) the decrease was 20 basis points as a percentage of sales.

Three Months
Ended
September 30,		% of		% of			% of
(In thousands)	AMS	sales	ATS	sales	Corporate	Total	sales

2008	$10,362	15.3%	$17,248	23.5%	$3,874	$31,484	22.4%
2007	$10,380	15.4%	$19,396	26.6%	$8,239	$38,015	27.1%

Selling, general and administrative costs remained relatively unchanged in the AMS segment.  Selling, general and administrative costs decreased $2.1 million, or 11%, in the ATS segment largely due to restructuring costs ($1.6 million) and one time lease termination fees ($575,000) incurred in 2007.

Corporate general and administrative expenses decreased $4.4 million primarily due to reductions in merger related expenses ($2.9 million) and stock-based compensation ($1.4 million).

Selling, general and administrative expenses decreased 10 basis points, as a percentage of sales, for AMS and decreased 310 basis points for ATS. Ignoring the restructuring costs in 2007 ($1.6 million) and one-time lease termination costs in 2007 ($575,000), the decrease for ATS was 10 basis points. Corporate general and administrative expenses decreased 310 basis points as a percentage of consolidated sales and excluding the merger related expenses and stock compensation costs, the decrease was 10 basis points.

Research and Development Costs. Research and development costs include materials, engineering labor and allocated overhead. On a consolidated basis, research and development expenses decreased 410 basis points as a percentage of sales.

Three Months
Ended
September 30,		% of		% of		% of
(In thousands)	AMS	sales	ATS	sales	Total	sales

2008	$7,331	10.8%	$9,698	13.2%	$17,029	12.1%
2007	$7,626	11.3%	$15,032	20.6%	$22,658	16.2%

                  AMS segment self-funded research and development costs decreased $295,000, or 4%, primarily due to a shift in resources to focus on manufacturing efforts for integrated circuit products.  As a percentage of sales, research and development costs decreased 50 basis points.

ATS segment self-funded research and development costs decreased $5.3 million, or 35%, primarily due to a reduction of $2.1 million in restructuring costs in the UK, combined with reductions related to the completion of the TM500c project and eHSPA product development costs in the wireless business.

Acquired In-Process Research and Development Costs.  During the quarter ended September 30, 2007 and in connection with the Company Sale Transaction we recorded and immediately expensed $24.3 million of acquired in-process research and development (“IPR&D”) costs ($15.7 million in the AMS segment and $8.6 million in the ATS segment).  There were no comparable costs in the current quarter.

Restructuring costs.  The ATS segment incurred restructuring costs of $402,000 in the three months ended September 30, 2008 ($306,000 in cost of sales, $32,000 in S,G&A and $64,000 in R&D) related to further consolidation and reorganization efforts in our UK operations.  In comparison, in the three months ended September 30, 2007 the Company incurred total restructuring costs of $3.8 million ($1.6 million in S,G&A and $2.2 million in R&D), which costs also relate to consolidation and reorganization efforts in our UK operations.

Amortization of Acquired Intangibles.  Amortization of acquired intangibles increased $5.8 million in 2008 due to the new basis of our intangible assets that was established in connection with the Company Sale Transaction on August 15, 2007. The AMS segment increased $4.1 million and the ATS segment increased $1.7 million.

Company Sale Transaction Expenses.  In the three months ended September 30, 2007, we incurred Company Sale Transaction expenses of $34.0 million, consisting primarily of merger related change of control, severance and other compensation payments, a break-up fee related lawsuit settlement charge and legal and other professional fees.  There were no comparable costs in the current quarter.

Other Income (Expense).  Interest expense was $21.2 million in the three months ended September 30, 2008 and $11.4 million in the three months ended September 30, 2007. The increase is due to the addition of $870 million of debt to finance the purchase of the Company on August 15, 2007.  Other income (expense) of $3.1 million for the three months ended September 30, 2008 consisted primarily of $2.3 million of foreign currency gains and $741,000 of interest income and other miscellaneous income, net. Other income (expense) of $39,000 for the three months ended September 30, 2007 consisted primarily of $517,000 of interest income, partially offset by $299,000 of other miscellaneous expenses and $179,000 of foreign currency losses.

Provision for Income Taxes.   The income tax benefit was $10.4 million for the three months ended September 30, 2008, an effective income tax rate of 60.0%.  We had an income tax benefit of $26.0 million, an effective income tax rate of 28.9% for the three months ended September 30, 2007. The effective income tax rate for the two periods differed from the amount computed by applying the U.S. Federal income tax rate to income before income taxes primarily due to foreign, state and local income taxes and, for 2008, the tax benefit was increased for the utilization of certain foreign net operating loss carry forwards and, for 2007, the tax benefit was decreased for the impact of certain Company Sale Transaction expenses that were not deductible for tax purposes, as well as nondeductible IPR&D.  We paid income taxes of $2.1 million in the three months ended September 30, 2008 and $814,000 in the three months ended September 30, 2007.

Income (loss) from Continuing Operations.  The loss from continuing operations was $6.9 million for the three months ended September 30, 2008 and $63.9 million for the three months ended September 30, 2007.  The loss from continuing operations for the three months ended September 30, 2008 was adversely affected by an increase in interest expense of $9.8 million and an increase in intangible amortization of $5.8 million.  The loss from continuing operations for the three months ended September 30, 2007 was adversely affected by $37.5 million of Company Sale Transaction and related expenses (including $3.5 million reported in S,G&A), restructuring charges of $3.8 million, purchase accounting adjustments to inventory, depreciation and deferred revenue totaling $13.7 million and an IPR&D charge of $24.3 million.

Fiscal Year Ended June 30, 2008 Compared to Fiscal Year Ended June 30, 2007

Net Sales.  Net sales increased 8% to $643.2 million in fiscal 2008 from $593.1 million in fiscal 2007.

Net sales in the AMS segment increased 14% to $302.7 million in fiscal 2008 from $266.5 million in fiscal 2007 primarily due to sales from our acquisition of MicroMetrics in April 2007 ($9.8 million), and increased sales volume of components (primarily increased demand for customer voice over IP products and isolators), integrated products and motion control products, partially offset by reductions in sales of cellular communications products.  Net sales in the ATS segment increased 4% to $340.5 million in fiscal 2008, which includes a reduction of $2.5 million for the current period impact of purchase accounting adjustments to deferred revenue, from $326.6 million in fiscal 2007 primarily due to an increase in PXI sales, partially offset by reduced sales in wireless due to market saturation of certain products and the anticipation of emerging new technologies.

Gross Profit.  Gross profit equals net sales less cost of sales. Cost of sales includes materials, direct labor, amortization of capitalized software development costs and overhead expenses such as engineering labor, fringe benefits, depreciation, allocable occupancy costs and manufacturing supplies.

On a consolidated basis, gross margin was 41.6% in fiscal 2008 and 47.9% in fiscal 2007. The reduction in gross margin resulted from the impact of purchase accounting adjustments aggregating $43.4 million in 2008 which (i) increased the value of the Company’s Sale Transaction date inventories by $39.0 million to eliminate manufacturing profits inherent in the inventories at that date; (ii) record Acquisition related depreciation of $1.9 million; and (iii) reduced sales by $2.5 million to eliminate selling profits inherent in certain deferred revenues. Ignoring the purchase accounting adjustments, gross margin in fiscal 2008 was 48.1%. The purchase accounting adjustments related to depreciation and deferred revenues will impact gross margins through 2038 and 2014, respectively. However, the effect of the purchase accounting adjustments to inventory has been fully recognized at June 30, 2008 and, therefore, future gross margins are expected to return to pre-Company Sale Transaction levels.

Fiscal Year Ended June 30,	AMS	% of Net Sales	ATS	% of Net Sales	Total	% of Net Sales
	(In thousands, except percentages)
2008	$122,808	40.6%	$144,590	42.5%	$267,398	41.6%
2007	$133,863	50.2%	$150,314	46.0%	$284,177	47.9%

Gross profit in the AMS segment decreased $11.1 million, or 8%, as the additional gross profit generated by the MicroMetrics acquisition ($3.4 million) and increased sales volumes related to components (largely voice over IP equipment and isolators), integrated products and motion control products were more than offset by the effect of purchase accounting adjustments to inventory ($23.9 million) and depreciation ($708,000). The aforementioned increase in sales had a favorable impact to gross profit; however a change in sales mix combined with the impact of the purchase accounting adjustments to inventory and depreciation reduced gross margins to 40.6% in fiscal 2008 from 50.2% in fiscal 2007. Ignoring the purchase accounting adjustments, the gross margin in fiscal 2008 was 48.7%.

Gross profit in the ATS segment decreased $5.7 million, or 4%, as the additional gross profit generated by higher sales volumes was more than offset by the effect of purchase accounting adjustments that aggregated $18.9 million. The ATS sales increase and a change in sales mix had a favorable impact to gross profit; however, the unfavorable impacts of purchase accounting adjustments to inventory ($15.2 million), depreciation ($1.2 million) and deferred revenue ($2.5 million) reduced gross margins to 42.5% in fiscal 2008 from 46.0% in fiscal 2007. Ignoring the purchase accounting adjustments, the gross margin in fiscal 2008 was 47.6%.

Selling, General and Administrative Costs.  Selling, general and administrative costs include office and management salaries, fringe benefits, commissions, insurance and professional fees. On a consolidated basis, these costs decreased 10 basis points as a percentage of sales. Excluding merger related expenses included in selling, general and administrative costs, the decrease was 40 basis points as a percentage of sales.

Fiscal Year Ended June 30,	AMS	% of Net Sales	ATS	% of Net Sales	Corporate	Total	% of Net Sales
	(In thousands, except percentages)
2008	$42,513	14.0%	$78,128	22.9%	$19,476	$140,117	21.8%
2007	$42,447	15.9%	$67,286	20.6%	$19,888	$129,621	21.9%

Selling, general and administrative costs remained relatively unchanged in the AMS segment, as an increase due to the acquisition of MicroMetrics ($2.1 million), was offset by lower employee related expenses in other parts of the AMS segment. Selling, general and administrative costs increased $10.8 million, or 16%, in the ATS segment primarily as a result of increases in sales and marketing costs associated with the sales organization structure in the Asia Pacific region combined with an initiative to further develop revenue opportunities for certain radio test set products and a $3.4 million increase in restructuring costs in the U.K.

Corporate general and administrative expenses decreased $413,000 due primarily to lower employee related expenses and professional fees of nearly $5.8 million, partially offset by an increase due to Company Sale Transaction related expenses of $5.4 million, of which $2.1 million is for advisory fees to the Sponsors that will continue to be paid until at least 2013.

Selling, general and administrative expenses decreased 190 basis points, as a percentage of sales, for AMS and due largely to increased restructuring costs, increased 230 basis points for ATS. Corporate general and administrative expenses decreased 30 basis points as a percentage of consolidated sales and excluding the merger related expenses, the decrease was 117 basis points.

Research and Development Costs.  Research and development costs include materials, engineering labor and allocated overhead. On a consolidated basis, research and development expenses remained relatively unchanged as a percentage of sales.

Fiscal Year Ended June 30,	AMS	% of Net Sales	ATS	% of Net Sales	Total	% of Net Sales
	(In thousands, except percentages)
2008	$30,865	10.2%	$51,211	15.0%	$82,076	12.8%
2007	$28,473	10.7%	$48,244	14.8%	$76,717	12.9%

AMS segment self-funded research and development costs increased $2.4 million, or 8%, primarily due to development of new technologies for integrated circuit products and for standard product development in microelectronics. As a percentage of sales, research and development costs decreased 50 basis points.

ATS segment self-funded research and development costs increased $3.0 million, or 6%, primarily due to restructuring costs related to further consolidation and reorganization efforts in the UK, combined with increases in wireless eHSPA new product development costs and radio test product development and design.

Acquired In-Process Research and Development Costs.  In connection with the Company Sale Transaction we recorded and immediately expensed $24.3 million of acquired in-process research and development (“IPR&D”) costs in fiscal 2008 ($15.7 million in the AMS segment and $8.6 million in the ATS segment). Also in fiscal 2008, in connection with the acquisition of Gaisler Research, AB, we allocated $635,000 of the purchase price to IPR&D. There were no comparable costs in fiscal 2007.

Restructuring costs.  The AMS segment incurred restructuring costs of $414,000 in fiscal 2008 ($107,000 in cost of sales, $272,000 in S,G&A and $35,000 in R&D) related to severance for personnel reductions within its IP products division. Restructuring costs in ATS of $10.4 million ($880,000 in cost of sales, $3.5 million in S,G&A and $6.0 million in R&D) relate to further consolidation and reorganization efforts in our UK operations. In comparison, in fiscal 2007 we incurred total restructuring costs of $2.8 million, all of which was reported in the ATS segment as R&D expense.

Amortization of Acquired Intangibles.  Amortization of acquired intangibles increased $61.8 million in fiscal 2008 due to the new basis of our intangible assets that was established in connection with the Company Sale Transaction. The AMS segment increased $42.5 million and the ATS segment increased $19.3 million.

Sale Transaction Expenses.  In fiscal 2008 and 2007, we incurred Company Sale Transaction expenses of $36.2 million and $30.6 million, respectively, consisting primarily of merger related change of control, severance and other compensation payments, a break-up fee and its related lawsuit settlement charge and legal and other professional fees.

Other Income (Expense).  Interest expense was $74.9 million in fiscal 2008 and $672,000 in fiscal 2007. The increase is due to the addition of $870 million of debt to finance the sale of the Company.  Other income (expense) of $4.9 million in fiscal 2008 consisted primarily of $2.5 million of foreign currency gains and $2.4 million of interest income and other miscellaneous income, net. Other income (expense) of $152,000 in fiscal 2007 consisted primarily of $876,000 of interest income and $576,000 of other miscellaneous income, net, partially offset by $1.3 million of foreign currency losses.

Provision for Income Taxes. The income tax benefit was $45.8 million, an effective income tax rate of 28.5%, in fiscal 2008.  In fiscal 2007 we had income tax expense of $24.9 million, an effective income tax rate of 73.9%. The effective income tax rate for the two periods differed from the amount computed by applying the U.S. Federal income tax rate to income before income taxes primarily due to foreign, state and local income taxes and the impact of certain Company Sale Transaction expenses that were not deductible for tax purposes in fiscal 2008 and 2007, as well as nondeductible IPR&D in fiscal 2008. We paid income taxes of $8.0 million in fiscal 2008 and $28.8 million in fiscal 2007. In May 2008, we received a federal income tax refund of $27.1 million related to the carryback of tax losses for the period July 1, 2007 to August 14, 2007, to fiscal years 2006 and 2007.

Income (loss) from Continuing Operations.  The loss from continuing operations in fiscal 2008 was $115.0 million versus income of $8.8 million in fiscal 2007. Income (loss) from continuing operations in fiscal 2008 was adversely affected by the following pre-tax items: $41.6 million of Company Sale Transaction and related expenses (including $5.4 million reported in SG&A), an increase in interest expense of $74.3 million, an increase in restructuring charges of $7.9 million, the current period impact of purchase accounting adjustments to inventory, depreciation and deferred revenue totaling $45.6 million, an IPR&D charge of $25.0 million, and an increase in intangible asset amortization of $61.8 million. Income (loss) from continuing operations in fiscal 2007 was adversely affected by $30.6 million of Company Sale Transaction expenses.

Fiscal Year Ended June 30, 2007 Compared to Fiscal Year Ended June 30, 2006

Net Sales.  Net sales increased 9% to $593.1 million in fiscal 2007 from $546.2 million in fiscal 2006. On a consolidated basis, organic growth (defined as net sales for business units in operation throughout fiscal 2007 and fiscal 2006) was 8%.

Net sales in the AMS segment increased 10% to $266.5 million in fiscal 2007 from $241.4 million in fiscal 2006 due to increased sales volume of components, integrated circuits and microelectronic modules. Organic growth in AMS was 9% with the balance due to the addition of sales from our fourth quarter of fiscal 2007 acquisition of MicroMetrics. Net sales in the ATS segment increased 7% to $326.6 million in fiscal 2007 from $304.8 million in fiscal 2006 due to increased volume in radio test.

Gross Profit.  On a consolidated basis, gross profit was 47.9% in fiscal 2007 and 48.0% in fiscal 2006.

Fiscal Year Ended June 30,	AMS	% of Net Sales	ATS	% of Net Sales	Total	% of Net Sales
	(In thousands, except percentages)
2007	$133,863	50.2%	$150,314	46.0%	$284,177	47.9%
2006	$120,492	49.9%	$141,439	46.4%	$261,931	48.0%

Gross profit increased $13.4 million, or 11%, and gross margin increased 30 basis points to 50.2% in the AMS segment primarily as a result of the aforementioned increased sales volume and increased margins in our components and microelectronic modules. Gross profit increased $8.9 million, or 6%, in the ATS segment primarily as a result of the increased sales volume in radio test.

Selling, General and Administrative Costs.  On a consolidated basis, these costs decreased 60 basis points as a percentage of sales.

Fiscal Year Ended June 30,	AMS	% of Net Sales	ATS	% of Net Sales	Corporate	Total	% of Net Sales
	(In thousands, except percentages)
2007	$42,447	15.9%	$67,286	20.6%	$19,888	$129,621	21.9%
2006	$38,540	16.0%	$65,619	21.5%	$18,712	$122,871	22.5%

Selling, general and administrative costs increased $3.9 million, or 10%, in the AMS segment due primarily to a general increase in expenses related to the increase in sales as well as additional expense for MicroMetrics ($646,000), which was acquired during the fourth quarter of fiscal 2007. As a percentage of sales, AMS selling, general and administrative costs decreased 10 basis points. Selling, general and administrative costs increased $1.7 million, or 3%, in the ATS segment primarily as a result of a general increase in expense related to the increase in sales. The ATS segment benefited from restructuring efforts in the U.K. in fiscal 2006. As a percentage of sales, ATS selling, general and administrative costs decreased 90 basis points. Corporate selling, general and administrative expenses increased $1.2 million due primarily to increases in compensation related expenses partially offset by reduced professional fees and share based compensation.

In fiscal 2006, we initiated steps to consolidate three of our United Kingdom operations into one division in our ATS segment. Pursuant to the plan, our manufacturing operations were moved into one facility and we created a shared-services environment for all finance and administrative functions. In connection with this plan, approximately 40 employees were terminated and certain contract positions were eliminated. In fiscal 2006, we recorded charges of $3.2 million primarily for workforce reductions in all departments. During fiscal 2007, we recorded an additional charge of $100,000 for these workforce reductions. The workforce restructuring charges were allocated solely to general and administrative costs.

Research and Development Costs.  On a consolidated basis, research and development expenses decreased 30 basis points as a percentage of sales.

Fiscal Year Ended June 30,	AMS	% of Net Sales	ATS	% of Net Sales	Total	% of Net Sales
	(In thousands, except percentages)
2007	$28,473	10.7%	$48,244	14.8%	$76,717	12.9%
2006	$24,974	10.3%	$47,081	15.4%	$72,055	13.2%

Self-funded research and development costs increased $3.5 million, or 14%, in the AMS segment primarily due to the increased development of microelectronic modules and integrated circuits. Research and development costs increased $1.2 million, or 2%, in the ATS segment primarily as a result of restructuring charges of $2.8 million in our Wireless division, partially offset by a general reduction in spending for research and development.

In fiscal 2007, we initiated and completed restructuring activity in our wireless business in the United Kingdom. Pursuant to the plan, 23 employees were terminated, resulting in $1.4 million of severance costs, and certain contract positions were eliminated. We also abandoned a leased facility and recorded a fixed asset impairment charge, which in the aggregate amounted to $1.3 million.

Amortization of Acquired Intangibles.  Amortization decreased $772,000, or 6%, to $13.0 million, as a result of certain intangible assets becoming fully amortized.

Company Sale Transaction Expenses.  On March 2, 2007, we entered into an agreement and plan of merger (the “terminated merger agreement”) to be acquired by investment entities affiliated with General Atlantic LLC (“General Atlantic”) and Francisco Partners II, L.P. (“Francisco Partners”). The terminated merger agreement contained a provision which stated that in the event we accepted a superior proposal, a breakup fee would be payable by us. On May 25, 2007, we entered into the merger agreement with the parent. The Acquisition was consummated on August 15, 2007.  In fiscal 2007 we incurred $30.6 million of Company Sale Transaction expenses, including $22.5 million for the breakup fee.

Other Income (Expense).  Interest expense was $672,000 in fiscal 2007 and $608,000 in fiscal 2006. Other income of $152,000 in fiscal 2007 consisted primarily of $876,000 of interest income and $567,000 other miscellaneous income, partially offset by $1.3 million of foreign currency losses. Other income of $1.7 million in fiscal 2006 consisted primarily of $1.1 million of interest income. The decline in interest income was due to the lower balances in cash, cash equivalents and marketable securities primarily due to $17.2 million of stock repurchases and $9.2 million paid for the settlement of the earnout in connection with our acquisition of Racal Instruments Wireless Solutions Group (“RIWS”).

In connection with the Acquisition and the terminated merger agreement, through June 30, 2007 we incurred sale transaction expenses of $30.6 million, including a breakup fee of $22.5 million in the aggregate to General Atlantic and Francisco Partners, which we expensed as incurred in the fiscal 2007 consolidated statement of earnings. The remainder of such expenses primarily consisted of legal and other professional fees.

Provision for Income Taxes.  The income tax provision was $24.9 million (an effective income tax rate of 73.9%) in fiscal 2007 and $20.5 million (an effective income tax rate of 37.8%) in fiscal 2006. The effective income tax rate for the two periods differed from the amount computed by applying the U.S. Federal income tax rate to income before income taxes primarily due to foreign, state and local income taxes and, for the year ended June 30, 2007, the impact of $30.6 million of Company Sale Transaction expenses, which were not deductible for tax purposes. We paid $28.8 million during fiscal 2007 and $25.7 million during fiscal 2006 for income taxes.

Income from Continuing Operations.  Income from continuing operations for fiscal 2007 was $8.8 million, versus $33.7 million in fiscal 2006. Fiscal 2007 income from continuing operations was adversely affected by $30.6 million of non-tax deductible merger related expenses.

Cumulative Effect of Change in Accounting Principle.  We adopted FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47) in the fourth quarter of fiscal 2006. The adoption of FIN 47 resulted in the recognition of a fixed asset and asset retirement obligation liability for certain leased premises of $2.4 million each, accumulated depreciation of $1.6 million and an after tax charge of $1.1 million, which is reflected as a cumulative change in accounting principle in our fiscal 2006 consolidated statement of earnings.

Liquidity and Capital Resources

As of  September 30, 2008, we had $73.1 million of cash and cash equivalents, $216.2 million in working capital and our current ratio was 2.5 to 1.  As of June 30, 2008, we had $54.1 million of cash and cash equivalents, $220.9 million in working capital and our current ratio was 2.4 to 1.

At September 30, 2008, our marketable securities consisted primarily of $19.9 million of auction rate securities. Auction rate securities represent long-term (generally maturities of ten years to thirty-five years from the date of issuance) variable rate bonds tied to short-term interest rates that are reset through an auction process, which occurs every seven to thirty-five days, and are classified as available for sale securities. All but one (with the one security having a carrying value of $1.9 million and a AA rating) of our auction rate securities retain a triple-A rating by at least one nationally recognized statistical rating organization. In addition, certain of our auction rate securities are backed by student loans whose principal and interest are federally guaranteed by the Family Federal Education Loan Program.  We have redeemed $26.5 million of auction rate securities at par since February 8, 2008.

Given the high credit quality of our auction rate securities and our intent and ability to hold these securities until liquidity returns to the market or maturity, if necessary, we believe we will recover the full principal amount in the future. However, at September 30, 2008, we concluded that the fair value of our auction rate securities was $18.7 million. Since many auctions are failing and given that there is currently no active secondary market for our investment in auction rate securities, the determination of fair value was based on the following:

•	continuing illiquidity;
•	lack of action by the issuers to establish different forms of financing to replace or redeem these securities; and

•	the credit quality of the underlying securities.

Should credit market disruptions continue or increase in magnitude, we may be required to record a further impairment on our investments or consider that an ultimate liquidity event may take longer than currently anticipated.

Auction rate securities are classified as non-current assets in the accompanying September 30, 2008 and June 30, 2008 consolidated balance sheets.

Our principal liquidity requirements are to service our debt and interest and meet our working capital and capital expenditure needs. As of September 30, 2008, we had $881.4 million of debt outstanding (of which $875.8 million is long-term), including approximately $519.8 million under our senior secured credit facility, $225.0 million unsecured debt under our unsecured senior credit facility and $135.2 million under our senior subordinated unsecured credit facility, including paid-in-kind interest. Additionally, at September 30, 2008 we were able to borrow an additional $50.0 million under the revolving portion of our senior secured credit facility.

The following is a summary of required principal repayments of long-term debt for the next five years and thereafter as of September 30, 2008:

Twelve months ended September 30,	(In thousands)
2009	$5,570
2010	5,590
2011	5,610
2012	5,635
2013	5,250
Thereafter	853,728
Total	$881,383

As of September 30, 3008, we are in compliance with all of the covenants contained in our loan agreements. Certain loan covenants are based on Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items, as required by various covenants in our debt agreements.  Our use of the term Adjusted EBITDA may vary from others in our industry.  Adjusted EBITDA is not a measure of operating income (loss), performance or liquidity under U.S. GAAP and is subject to important limitations.  For additional information regarding our use of Adjusted EBITDA and limitations on its usefulness as an analytical tool, see “Use of Non-GAAP Measures.”  A reconciliation of income (loss) from continuing operations, which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, as defined in our debt agreements, is as follows:

Year Ended		Three Months Ended	Three Months Ended
June 30, 2008		September 30, 2007	September 30, 2008

Combined Predecessor and
Successor Entities			Successor Entity
(In thousands)

Income (loss) from continuing operations	$(115,012)	$(63,944)	$(6,897)
Interest expense	74,933	11,411	21,215
Provision (benefit) for income taxes	(45,758)	(26,000)	(10,354)
Depreciation and amortization	96,694	16,964	23,497
EBITDA (unaudited)	10,857	(61,569)	27,461
Impact of non-cash purchase accounting adjustments for inventory	39,025	12,457	-
Non-cash purchase accounting adjustments for in-process research and development	24,975	24,340	-
Impact of other non-cash purchase accounting adjustments	2,510	676	97
Company sale transaction expenses and merger related expenses	41,621	37,513	634
Restructuring costs (a)	10,773	3,809	402
Share based compensation (b)	3,337	1,871	489
Other defined items (c)	1,979	-	-
Adjusted EBITDA (unaudited)	$135,077	$19,097	$29,083

(a)          Primarily reflects costs associated with the reorganization of our U.K. operations.
(b)          Reflects non-cash share-based employee compensation expense under the provisions of SFAS 123(R), Share-Based Payments
(c)          Reflects other adjustments required in calculating our debt covenant compliance.

We expect that cash generated from operating activities and availability under the revolving portion of the senior secured credit facility will be our principal sources of liquidity. Our ability to make payments on and to refinance our indebtedness and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, including those resulting from the current global recession and continued credit tightening, financial, competitive and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations and available borrowings under our senior secured credit facility will be adequate to meet our liquidity needs for at least the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations, or those future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to repay our indebtedness or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before the maturity thereof. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Cash Flows

             For the three months ended September 30, 2008, our cash flow provided by continuing operations was $28.5 million.  Our investing activities from continuing operations used cash of $3.3 million, primarily for $3.3 million of capital expenditures. Our financing activities used cash of $1.8 million, primarily to repay indebtedness ($1.3 million).

For fiscal 2008, our cash flow from continuing operations was $26.0 million. Our investing activities from continuing operations used cash of $1.2 billion, primarily for payments of $1.1 billion to predecessor shareholders and option holders, $14.3 million of capital expenditures, purchase of business (net of cash acquired) of $11.1 million and the purchase (net of sales) of marketable securities of $10.5 million. Our financing activities provided cash of $1.2 billion, primarily from borrowings under our credit facilities of $870.0 million on August 15, 2007 and proceeds from the issuance of common stock of $378.4 million, also on August 15, 2007.

In fiscal 2007, our cash flow from continuing operations provided $22.5 million, primarily from our continued profitability offset by increases in accounts receivable ($19.9 million) and inventory ($7.9 million) due to increased sales. In fiscal 2007, our investing activities from continuing operations used cash of $19.0 million, principally for the purchase of MicroMetrics ($10.7 million), the contingent payment in the final determination of the RIWS acquisition amount ($9.2 million), capital expenditures ($18.4 million), partially offset by the proceeds from the sale of marketable securities, net of purchases ($18.8 million). In fiscal 2007, our financing activities from continuing operations used $793,000, principally due to the purchase of treasury stock ($17.2 million), partially offset by the proceeds from the exercise of stock options ($14.2 million).

In fiscal 2006, our cash flow from continuing operations provided $41.3 million, primarily from our continued profitability offset by increases in accounts receivable ($23.9 million) and inventory ($9.0 million) due to increased sales. In fiscal 2006, our investing activities from continuing operations used cash of $42.4 million, principally for net purchases of marketable securities ($28.3 million) and capital expenditures ($15.4 million).  In fiscal 2006, our financing activities provided $3.7 million, principally from the proceeds from the exercise of stock options.

Capital Expenditures

Capital expenditures were $3.3 million for the three months ended September 30, 2008.  Capital expenditures were $14.3 million, $18.4 million and $15.4 million in fiscal 2008, fiscal 2007 and fiscal 2006, respectively.  Our capital expenditures primarily consist of equipment replacements.

Contractual Obligations

The following table summarizes our obligations and commitments to make future payments under debt, and other obligations as of September 30, 2008, assuming the issuance of the Notes as of September 30, 2008:

Payments Due By Period (1)

	(In millions)

		Less Than			After
	Total	1 Year	1 - 3 Years	4 - 5 Years	5 Years

Senior secured credit facility	$519.8	$5.3	$10.5	$10.5	$493.5
Senior subordinated unsecured credit facility	225.0	-	-	-	225.0
Subordinated unsecured credit facility	135.2	-	-	-	135.2
Other long-term debt	1.4	0.3	0.7	0.4	-
Operating leases (2)	13.5	4.3	6.4	2.6	0.2
Employment agreements	7.6	3.1	3.4	1.1	-
Advisory fee (3)	11.5	2.2	4.4	4.4	0.5
Total	$914.0	$15.2	$25.4	$19.0	$854.4

(1)	Amounts do not include interest payments.

(2)	The Company does not expect any future minimum sub-lease rentals associated with operating lease commitments shown in the above table.

(3)
The annual advisory fee is payable to our Sponsors throughout the term of an advisory agreement, which has an initial term expiring on December 31, 2013 and is automatically renewable for additional one year terms thereafter unless terminated. For purposes of this table we have assumed that such agreement terminates December 31, 2013. The annual fee will be the greater of $2.2 million or 1.8% of adjusted EBITDA for the prior fiscal year, as defined in the agreement.

In the normal course of business, we routinely enter into binding and non-binding purchase obligations primarily covering anticipated purchases of inventory and equipment. None of these obligations are individually significant. We do not expect that these commitments, as of September 30, 2008, will have a material adverse affect on our liquidity.

Qualitative and Quantitative Information About Market Risk

Interest Rate Risk.  We are subject to interest rate risk in connection with borrowings under our senior secured credit facility.  Although we currently have interest rate swap agreements hedging portions of this debt, these will expire before the borrowings are fully repaid. As of September 30, 2008, we have $519.8 million outstanding under the term-loan portion of our senior secured credit facility, some of which is subject to variable interest rates. Each change of 0.125% in interest rates would result in a $40,000 change in our annual interest expense on the un-hedged portion of the term-loan borrowings and a $63,000 change in our annual interest expense on the revolving loan borrowings, assuming the entire $50.0 million was outstanding.  Any debt we incur in the future may also bear interest at floating rates.

Foreign Currency Risk.   Foreign currency contracts are used to protect us from exchange rate fluctuation from the time customers are invoiced in local currency until such currency is exchanged for U.S. dollars. We periodically enter into foreign currency contracts, which are not designated as hedges, and the change in the fair value is included in income currently within other income (expense). As of September 30, 2008, we had $2.4 million of notional value foreign currency forward contracts maturing through December 2008. As of June 30, 2008, we had $2.8 million of notional value foreign currency forward contracts maturing through September 2008. Notional amounts do not quantify risk or represent assets or liabilities of the Company, but are used in the calculation of cash settlements under the contracts. The fair value of these contracts at September 30, 2008 and June 30, 2008 was immaterial.  If foreign currency exchange rates (primarily the British pound and the Euro) change by 10% from the levels at September 30, 2008, the effect on our comprehensive income would be approximately $20.7 million.

Inflation Risk.  Inflation has not had a material impact on our results of operations or financial condition during the preceding three years.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have material current or future effect upon our financial condition or results of operations.

Seasonality

Historically our net sales and earnings increase sequentially from quarter to quarter within a fiscal year, but the first quarter is typically less than the previous year’s fourth quarter.

Accounting Policies Involving Significant Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the revenues and expenses during the period reported. The following accounting policies require us to make estimates and assumptions based on the circumstances, information available and our experience and judgment. These estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. If actual results differ significantly from our estimates, our financial statements could be materially impacted.

Revenues and Cost Recognition.  We recognize revenue when persuasive evidence of an arrangement exists, the selling price is fixed or determinable, and collectibility of the resulting receivable is reasonably assured.

For arrangements other than certain long-term contracts, revenue (including shipping and handling fees) is recognized when products are shipped and title has passed to the customer. If title does not pass until the product reaches the customer’s delivery site, recognition of the revenue is deferred until that time. Certain of our sales are to distributors which have a right to return some portion of product within up to eighteen months of sale. We recognize revenue on these sales at the time of shipment to the distributor as the returns under these arrangements have been insignificant and can be reasonably estimated. A provision for such estimated returns is recorded at the time sales are recognized.

Long-term contracts are accounted for in accordance with SOP 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”  We determine estimated contract profit rates and use the percentage-of-completion method to recognize revenues and associated costs as work progresses on certain long-term contracts. We measure the extent of progress toward completion generally based upon one of the following methods (based upon an assessment of which method most closely aligns to the underlying earnings process), (i) the units-of-delivery method, (ii) the cost-to-cost method, using the ratio of contract costs incurred as a percentage of total estimated costs at contract completion (based upon engineering and production estimates), or (iii) the achievement of contractual milestones. Provisions for anticipated losses or revisions in estimated profits on contracts-in-process are recorded in the period in which such anticipated losses or revisions become evident.

Revenue from sales of products where software is other than incidental to their performance, including related software support and maintenance contracts is recognized in accordance with SOP-97-2, “Software Revenue Recognition.” Accordingly, revenue for software is recognized when the software is delivered, provided the requisite criteria for revenue recognition are met.

When a customer purchases software together with post contract support, we allocate a portion of the fee to the post contract support for its fair value based on the contractual renewal rate or the amount the support is sold for on a standalone basis. Post contract support fees are deferred in Advance Payments by Customers and Deferred Revenue and recognized as revenue ratably over the term of the related contract.

Inventories.  Inventories are valued at the lower of cost (first-in, first-out) or market.  Inventory levels are maintained in relation to expected sales volumes. We periodically evaluate the net realizable value of our inventory. Numerous analyses are applied including lower of cost or market analysis, forecasted sales requirements and forecasted warranty requirements. After taking these and other factors into consideration, such as technological changes, age and physical condition, appropriate adjustments are recorded to the inventory balance. If actual conditions differ from our expectation, then inventory balances may be over or under valued, which could have a material effect on our results of operations and financial condition.

Purchase Accounting and Recoverability of Long-Lived and Intangible Assets.  Determining the fair value of certain assets and liabilities acquired in a business combination is judgmental in nature and often involves the use of significant estimates and assumptions. There are various methods used to estimate the value of tangible and intangible assets acquired, such as discounted cash flow and market multiple approaches. Some of the more significant estimates and assumptions inherent in the two approaches include: projected future cash flows (including timing); discount rate reflecting the risk inherent in the future cash flows; perpetual growth rate; determination of appropriate market comparables; and the determination of whether a premium or a discount should be applied to comparables. There are also judgments made to determine the expected useful lives assigned to each class of assets and liabilities acquired. Goodwill is measured as the excess of the cost of acquisition over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed. We perform an assessment of whether there is an indication that goodwill is impaired on an annual basis unless events or circumstances warrant a more frequent assessment. The impairment assessment involves, among other things, an estimation of the fair value of each of our reporting units. This estimate is made by an independent evaluation expert using both a market value approach and an income based approach. Such estimates are inherently subjective, and subject to change in future periods.

In response to changes in industry and market conditions, we could be required to strategically realign our resources and consider restructuring, disposing of, or otherwise exiting businesses, which could result in the impairment of goodwill and other long lived assets, as well as a reduction in the useful lives of such depreciable or amortizable long lived assets. Impairment charges and the reduction in useful lives could have a material impact on our results of operations and financial condition.

Property, plant and equipment are stated at cost less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the life of the lease or the estimated life of the asset, whichever is shorter. Changes in circumstances such as technological advances or changes to our business model can result in the actual useful lives differing from our estimates. To the extent the estimated useful lives are incorrect, the value of these assets may be over or under stated, which in turn could have a material effect on our results of operations and financial condition.

Long-lived assets other than goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of any such asset may be impaired. We evaluate the recoverability of such assets by estimating future cash flows. If the sum of the undiscounted cash flows expected to result from the use of the assets and their eventual disposition is less than the carrying amount of the assets, we will recognize an impairment loss to the extent of the excess of the carrying amount of the assets over the discounted cash flow.

If our actual results are not as favorable as the forecasted results used in our impairment reviews of goodwill and other long-lived assets, impairment charges may be necessary which could have a material effect on our results of operations and financial condition.

Restructuring Charges.  When we incur a liability related to a restructuring charge, we estimate and record all appropriate expenses. These expenses include severance, retention bonuses, fringe benefits, asset impairment, buyout of leases and inventory write-downs. To the extent that our estimates differ from actual expenses, there could be significant additional expenses or reversals of previously recorded charges in the future.

Income Taxes.  Significant judgment is required in determining our worldwide income tax provision. In the ordinary course of a global business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Some of these uncertainties arise as a consequence of revenue sharing and cost reimbursement arrangements among related entities, the process of identifying items of revenues and expense that qualify for preferential tax treatment and segregation of foreign and domestic income and expense to avoid double taxation. No assurance can be given that the final tax outcome of these matters will not be different than that which is reflected in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net earnings in the period in which such determination is made.

We record a valuation allowance to reduce our deferred tax assets to the amount of future tax benefit that is more likely than not to be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, there is no assurance that sufficient taxable income will be generated in future years or that tax strategies will continue to be prudent. Accordingly, the valuation allowance might need to be increased to cover additional deferred tax assets that may not be realizable. Any increase in the valuation allowance could have a material adverse impact on our income tax provision and net earnings in the period in which such determination is made.

Share-Based Compensation.  With the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R) on July 1, 2005, we are required to record the fair value of share based compensation awards as an expense. In order to determine the fair value of stock options on the date of grant, the Company utilizes the Black-Scholes option-pricing model. Inherent in this model are assumptions related to expected stock price volatility, option life, risk-free interest rate and dividend yield. Expected volatilities are based on historical volatility of our shares using daily price observations over a period consistent with the expected life. We used the safe harbor guidance in Staff Accounting Bulletin (“SAB”) 107 to estimate the expected life of options granted during fiscal 2007 and 2006. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods similar to the expected life. While the risk-free interest rate and dividend yield are less subjective assumptions, typically based on factual data derived from public sources, the expected stock price volatility and option life assumptions require a greater level of judgment which makes them critical accounting estimates.

Recently Adopted Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) 157, “Fair Value Measurements,” to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements.  SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price).  SFAS 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13.”  This FSP amends SFAS 157 to exclude certain leasing transactions accounted for under previously existing accounting guidance.  However, this scope exception does not apply to assets acquired and liabilities assumed in a business combination, regardless of whether those assets and liabilities are related to leases.

In February 2008, the FASB issued FSP No. FAS 157-2, “Effective Date for FASB Statement No. 157.”  This FSP permits the delayed application of SFAS 157 for nonfinancial assets and nonfinancial liabilities, as defined in this FSP, except for those that are recognized or disclosed at fair value in the financial statements at least annually, until the beginning of our fiscal 2010.  As of July 1, 2008, we adopted SFAS 157 (see Note 8), with the exception of its application to nonfinancial assets and nonfinancial liabilities, which we will defer in accordance with FSP No. FAS 157-2.  We are currently evaluating the impact on our consolidated financial statements of adopting SFAS 157 at the beginning of fiscal 2010 for such nonfinancial assets and nonfinancial liabilities.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The FSP is effective upon issuance, including prior periods for which financial statements have not been issued.  Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in SFAS 154, “Accounting Changes and Error Corrections.”  However, the disclosure provisions in SFAS 154 for a change in accounting estimate are not required for revisions resulting from a change in valuation technique or its application.  We adopted SFAS 157 beginning in our fiscal 2009 first quarter.  We used these key considerations in evaluating the fair value measurements of our financial assets and recorded a $1.2 million valuation allowance against  our auction rate securities.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred.  SFAS 159 became effective for us as of July 1, 2008.  As we did not elect the fair value option for our financial instruments (other than those already measured at fair value in accordance with SFAS No. 157), the adoption of this standard did not have an impact on our consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” SFAS 141(R) replaces SFAS 141. SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for us for acquisitions consummated on or after July 1, 2009.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51.” SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact, if any, the provisions of SFAS 160 will have on our consolidated financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.”  SFAS 161 requires companies to provide qualitative disclosures about their objectives and strategies for using derivative instruments, quantitative disclosures of the fair values and gains and losses of these derivative instruments in a tabular format, as well as more information about liquidity by requiring disclosure of a derivative contract’s credit-risk-related contingent features.  SFAS 161 also requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. We are currently evaluating the disclosure requirements of SFAS 161. As this is a disclosure-only standard, there will be no impact on our consolidated financial statements as a result of its adoption. SFAS 161 becomes effective for our March 2009 interim consolidated financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets.”  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets.” This FSP also adds certain disclosures to those already prescribed in SFAS 142.  FSP 142-3 becomes effective for the annual and interim periods within the year, beginning in our fiscal 2010. The guidance for determining useful lives must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements must be applied prospectively to all intangible assets recognized as of the effective date.

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”  This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.  Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform with the provisions in this FSP.  Early application of this FSP is prohibited.  We have not issued any share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents.

THE EXCHANGE OFFER

General

The issuer issued the Original Notes on August 7, 2008, or the Closing Date, in a transaction exempt from the registration requirements of the Securities Act. The original purchaser of the Original Notes subsequently resold the Original Notes to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in reliance on Regulation S under the Securities Act.

In connection with the issuance of Original Notes to the original purchaser, the holders of the Original Notes became entitled to the benefits of an exchange and registration rights agreement dated the Closing Date between the issuer, the guarantors and the original purchaser ("Registration Rights Agreement").

Under the Registration Rights Agreement, the issuer became obligated to file a registration statement in connection with an exchange offer. The exchange offer being made by this prospectus will satisfy the issuer's obligations under the Registration Rights Agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders known to the issuer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the issuer will accept all Original Notes properly tendered and not withdrawn on or prior to the expiration date. The issuer will issue $2,000 principal amount of New Notes in exchange for each $2,000 principal amount of outstanding Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer.

Based on no-action letters issued by the staff of the SEC to third parties, the issuer believes that holders of the New Notes issued in exchange for Original Notes may offer for resale, resell and otherwise transfer the New Notes, other than any holder that is an affiliate of the issuer within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the New Notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes pursuant to the exchange offer must deliver a prospectus in connection with the resale of the New Notes. If the broker-dealer acquired the Original Notes as a result of market-making or other trading activities, such broker-dealer must use the prospectus for the exchange offer, as supplemented or amended, in connection with the resale of New Notes. Broker-dealers who acquired the Original Notes directly from the issuer must, in the absence of an exemption from registration, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resale and cannot rely on the position of the SEC staff enunciated in the Exxon Capital Holding Corporation no-action letter (available May 13, 1988). See "Plan of Distribution" for additional information. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

The issuer will be deemed to have accepted validly tendered Original Notes when oral or written notice of the acceptance of those notes to the exchange agent has been received. The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the New Notes from the issuer and delivering New Notes to those holders. Pursuant to Rule 14e-1(c) of the Securities Exchange Act of 1934, or  Exchange Act, the issuer will promptly deliver the New Notes upon consummation of the exchange offer or return the Original Notes if the exchange offer is withdrawn.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, or the occurrence of the conditions set forth under "Conditions" without waiver by the issuer, certificates for any of those unaccepted Original Notes will be returned, without expense, to the tendering holder of any of those Original Notes promptly upon expiration or termination of the exchange offer.

Holders of Original Notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, in accordance with the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes, pursuant to the exchange offer. The issuer will pay all charges and expenses, other than taxes applicable to holders in connection with the exchange offer. See "—Fees and Expenses."

Shelf Registration Statement

If (1) the issuer is not permitted to consummate the exchange offer because applicable law or SEC policy is changed such that the Original Notes or related guarantees held by certain holders are not transferable by such holders without restriction under the Securities Act, (2) the effective time of the Exchange Offer Registration Statement is not within 310 days following the Closing Date and the exchange offer has not been completed within 30 business days of such effective time, or (3) any holder of Original Notes able to register under the Registration Statement notifies the issuer prior to the 30th business day following the completion of the exchange offer that: (a) it is prohibited by law or SEC policy from participating in the exchange offer; or (b) it may not resell the New Notes in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or (c) it is a broker-dealer and owns Notes acquired directly from the issuer or an affiliate of the issuer, then the issuer and the guarantors shall file a shelf registration statement under the Securities Act no later than 45 days after the time such filing obligation arises (but no earlier than 90 days after the date of the Indenture).

The issuer and the guarantors agreed to use all commercially reasonable efforts to cause the shelf registration statement to become or be declared effective no later than 150 days after such shelf registration statement filing obligation arises (but no earlier than 180 days after the date of the Indenture), except as otherwise permitted during any applicable suspension period.

The issuer will, in the event that a shelf registration statement is filed, provide to each holder copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. The issuer agrees to supplement or make amendments to the shelf registration statement as and when required by the registration form used for the shelf registration statement or by the Securities Act or rules and regulations under the Securities Act for shelf registrations. The issuer agrees to furnish to certain holders copies of any such supplement or amendment prior to its being used or promptly following its filing. A holder that sells Notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

Notwithstanding anything to the contrary in the Registration Rights Agreement, if the board of directors of the issuer determines that there is a valid business purpose for the suspension of the shelf registration statement, the issuer may allow the shelf registration to fail to be effective or this prospectus to be unusable for up to 60 days in any year during the two-year period of effectiveness required by the Registration Rights Agreement.

Liquidated Damages

If the issuer fails to meet the targets listed in the three paragraphs immediately following this paragraph, then additional interest, which we refer to as Special Interest, shall accrue and become payable in respect of the Notes at the rates set forth in the three numbered paragraphs immediately following this paragraph as follows (each event referred to in clauses (A) and (B) of each of the numbered paragraphs below constitutes a registration default, and each period during which the registration default(s) has occurred and is continuing is a registration default period):

1.           if (A) a registration statement on an appropriate registration form with respect to the exchange offer, or the Exchange Offer Registration Statement, is not filed with the SEC on or prior to February 3, 2009, or (B) notwithstanding that the issuer has consummated or will consummate an exchange offer, the issuer is required to file a shelf registration statement and if such shelf registration statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Special Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days of the registration default period, will increase by an additional 0.25% for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year over the interest rate of the Original Notes; or

2.           if (A) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to May 4, 2009, or (B) notwithstanding that the issuer has consummated or will consummate an Exchange Offer, the issuer is required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the date required by the Registration Rights Agreement, then, commencing on the day after either such required effective date, Special Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days of the registration default period, will increase by an additional 0.25% for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year over the interest rate of the Original Notes; or

3.           if (A) the exchange offer has not been completed within 45 business days after the initial effective date of the Exchange Offer Registration Statement relating to the exchange offer or (B) any exchange registration statement or shelf registration statement required under the Registration Rights Agreement is filed and declared effective but thereafter is either withdrawn by the issuer or becomes subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the Registration Rights Agreement and including any blackout period permitting therein), then Special Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days of the registration default period, will increase by an additional 0.25% for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year over the interest rate of the Original Notes; provided, however, (x) that the Special Interest rate on the Notes may not accrue under more than one of the foregoing clauses (1)—(3) at any one time and (y) Special Interest shall not accrue under clause (3)(B) above during the continuation of a blackout period; provided, further, however, that (a) upon the filing of the Exchange Offer Registration Statement or a shelf registration statement (in the case of clause (1) above), (b) upon the effectiveness of the Exchange Offer Registration Statement or a shelf registration statement (in the case of clause (2) above), or (c) upon the exchange of New Notes for all notes tendered (in the case of clause (3) (A) above), or upon the effectiveness of the shelf registration statement which had ceased to remain effective (in the case of clause (3) (B) above), Special Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

No Special Interest shall accrue with respect to notes that are not Registrable Notes as defined in the Registration Rights Agreement.

Any amounts of Special Interest due pursuant to clause (1), (2) or (3) above will be payable in cash on the same original interest payment dates as the Notes.

Expiration Date; Extensions; Amendment

The term "expiration date" means 5:00 p.m., New York City time, on ________________, 2009, which is 30 business days after the commencement of the exchange offer, unless the issuer extends the exchange offer, in which case, the term "expiration date" means the latest date to which the exchange offer is extended.

In order to extend the expiration date, the issuer will notify the exchange agent of any extension by oral or written notice and will issue a press release of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The issuer reserves the right:

(a)           to delay accepting of any Original Notes, to the extent in a manner compliant with Rule 14e-1(c) of the Exchange Act, in the event the exchange offer is extended,

(b)           to extend the exchange offer or to terminate the exchange offer and not accept Original Notes not previously accepted if the exchange offer violates any applicable law or interpretation by the staff of the SEC and such conditions shall not have been waived by them, if permitted to be waived by them, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

(c)           to amend the terms of the exchange offer in any manner deemed by them to be advantageous to the holders of the Original Notes.

The issuer will notify the holders of the Original Notes as promptly as practicable of any delay in acceptance, extension, termination or amendment. If the exchange offer is amended in a manner determined by the issuer to constitute a material change, the issuer will promptly disclose the amendment in a manner intended to inform the holders of the Original Notes of the amendment. Depending upon the significance of the amendment, the issuer may extend the exchange offer if it otherwise would expire during the extension period.

Without limiting the manner in which the issuer may choose to publicly announce any extension, amendment or termination of the exchange offer, the issuer will not be obligated to publish, advertise, or otherwise communicate that announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

•	have the signatures on the letter of transmittal guaranteed if required by instruction 3 of the letter of transmittal; and

•	mail or otherwise deliver the letter of transmittal or the facsimile in connection with a book-entry transfer, together with the Original Notes and any other required documents.

To be validly tendered, the documents must reach the exchange agent by or before 5:00 p.m., New York City time, on the expiration date. Delivery of the Original Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent on or prior to the expiration date.

The tender by a holder of Original Notes will constitute an agreement between that holder and the issuer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their brokers, dealers, commercial banks, trust companies or nominees to effect the tender for those holders.

The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent by or before 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or Original Notes should be sent to the issuer.

Only a holder of Original Notes may tender Original Notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name Original Notes are registered on the issuer's books or any other person who has obtained a properly completed bond power from the registered holder.

Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on its behalf. If the beneficial holder wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an "eligible guarantor institution" that is a member or participant in the Security Transfer Agent Medallion Program ("Stamp") or such other "signature guarantor program," unless the Original Notes are tendered: (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (b) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any Original Notes listed therein, those Original Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes that person to tender the Original Notes on behalf of the registered holder, in each case, signed as the name of the registered holder or holders appears on the Original Notes.

If the letter of transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate that when signing and, unless waived by the issuer, submit evidence satisfactory to the issuer of their authority to act with the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by the issuer in its sole discretion. This determination will be final and binding. The issuer reserves the absolute right to reject any Original Notes not properly tendered or any Original Notes the acceptance of which, in the opinion of counsel for the issuer, would be unlawful. The issuer interpretations of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the issuer shall determine. None of the issuer, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give notification. Tenders of Original Notes will not be deemed to have been made until irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of Original Notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, the issuer reserves the right in its sole discretion to:

(a)           purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date or, as set forth under " —Conditions," to terminate the exchange offer in accordance with the terms of the Registration Rights Agreement; and

(b)           to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

By tendering Original Notes pursuant to the exchange offer, each holder will represent to the issuer that, among other things,

(a)           the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder;

(b)           the holder is not engaged in and does not intend to engage in a distribution of the New Notes;

(c)           the holder has no arrangement or understanding with any person to participate in the distribution of such New Notes; and

(d)           the holder is not an "affiliate" of the issuer, as defined under Rule 405 of the Securities Act, or, if the holder is an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Book-Entry Transfer

The issuer understands that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Original Notes at the depository trust company, or DTC, for the purpose of facilitating the exchange offer, and upon the establishment of those accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account with respect to the Original Notes in accordance with DTC's procedures for transfers. Although delivery of the Original Notes may be effected through book-entry transfer into the exchange agent's account at the DTC, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to the DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their Original Notes and

(a)           whose Original Notes are not immediately available or

(b)           who cannot deliver their Original Notes, the letter of transmittal or any other required documents to the exchange agent on or prior to the expiration date, may effect a tender if:

(1)           the tender is made through an eligible institution;

(2)           on or prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the Original Notes, the certificate number or numbers of the Original Notes and the principal amount of Original Notes tendered stating that the tender is being made thereby, and guaranteeing that, within three Nasdaq trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the Original Notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3)           the properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered Original Notes in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq trading days after the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time by or prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange.

To withdraw a tender of Original Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus by 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

(a)           specify the name of the depositor, who is the person having deposited the Original Notes to be withdrawn;

(b)           identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(c)           be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the depositor withdrawing the tender; and

(d)           specify the name in which any such Original Notes are being registered if different from that of the depositor.

All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by the issuer, and its determination will be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no New Notes will be issued with respect to the Original Notes withdrawn unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time on or prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, the issuer will not be required to accept for exchange, or exchange, any New Notes for any Original Notes, and may terminate or amend the exchange offer on or before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

If the issuer determines in its reasonable discretion that the foregoing condition exists, it may:

•	refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

•
extend the exchange offer and retain all Original Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the Original Notes to withdraw their tendered Original Notes; or

•	waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn.

If a waiver constitutes a material change to the exchange offer, the issuer will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the holders, and it will extend the exchange offer as required by applicable law.

Exchange Agent

The Bank of New York  Mellon Corporation has been appointed as exchange agent for the exchange offer, and is also the trustee under the Indenture under which the New Notes will be issued. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to The Bank of New York Mellon Corporation, addressed as follows:

By Registered or Certified Mail:	By Overnight Courier:	By Hand:	By Facsimile:
The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit Attn: Mr. Randolph Holder 101 Barclay Street, 7East New York, New York 10286	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit Attn: Mr. Randolph Holder 101 Barclay Street, 7East New York, New York 10286	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit Attn: Mr. Randolph Holder 101 Barclay Street, 7East New York, New York 10286	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit Attn: Mr. Randolph Holder (212) 298-1915 Confirm by telephone: (212) 815-5098
For information, call: (212) 815-5098

Fees and Expenses

The issuer has agreed to bear the expenses of the exchange offer pursuant to the Registration Rights Agreement. The issuer has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The issuer, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

The issuer will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of The Bank of New York Mellon Corporation, as exchange agent, accounting and legal fees, and printing costs, among others.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer will be expensed as incurred and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the New Notes.

Consequences of Failure to Exchange

Holders of Original Notes who are eligible to participate in the exchange offer but who do not tender their Original Notes will not have any further registration rights, and their Original Notes will continue to be restricted for transfer. Accordingly, such Original Notes may be resold only:

(a)           to the issuer, upon redemption of the Original Notes or otherwise;

(b)           so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A;

(c)           in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to the issuer;

(d)           outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(e)           under an effective registration statement under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States.

Regulatory Approvals

The issuer does not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

Participation in the exchange offer is voluntary and holders of Original Notes should carefully consider whether to accept the terms and conditions of this exchange offer. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

BUSINESS

Company Overview

We are a leading provider of highly specialized microelectronics and test and measurement equipment, primarily to the global aerospace and defense and broadband communications markets. We also design application-specific integrated circuits, or ASICs, for CT scan equipment for the medical industry. Founded in 1937, we have developed a substantial intellectual property portfolio that includes more than 150 patents, extensive know-how, years of collaborative research and development with our customers and a demonstrated history in space, validating the high quality performance of our products. We believe that the combination of our leading market positions, complementary portfolio of products, years of experience and engineering capabilities provides us with a competitive advantage and enables us to deliver high performance, high value products to our customers.

Our business is characterized the breadth and diversity of our product offerings, customer base, applications and end markets. We believe that we currently have significant market positions in the following product categories in which we compete: (i) RadHard “fabless” semiconductors, (ii) high performance mixed-signal ASICs, (iii) military radio test equipment and (iv) avionics test equipment. We offer a broad array of products, including custom and standard ICs such as databuses, transceivers, microcontrollers and microprocessors, globally to a diverse group of high quality customers. Our customers include the five prime defense contractors (Boeing, General Dynamics, Lockheed Martin, Northrop Grumman and Raytheon), as well as BAE, Cisco, Nokia, Motorola and Teradyne. In fiscal 2008, our largest customer represented approximately 8% of our net sales and our largest product offering represented approximately 7% of our net sales.

We believe there are high barriers to entry to the markets in which we compete due to the need for specialized design and development expertise and patents and the significant costs for customers to switch vendors. We often design and develop applications through a collaborative process whereby we provide “spec’d” products to our customers.

As indicated in the tables below, our products are sold to customers who are located primarily in the United States, Europe, Middle East and Asia/Australia and who compete predominantly in the aerospace and defense and the broadband communications markets.

Net Sales by Customer Location	Fiscal 2008	Fiscal 2007	Fiscal 2006
United States	54%	59%	58%
Europe and the Middle East	24%	26%	27%
Asia/Australia	20%	14%	13%
Other Regions	2%	1%	2%

Fiscal 2008 Net Sales by End Market
Aerospace & Defense	59%
Broadband Communications	30%
Other (Primarily CT Scan and Automotive)	11%

We were organized in 1937 and in 1981 became a public company, becoming subject to the requirements to file periodic and other reports with the SEC.  On August 15, 2007, we were acquired by our parent company pursuant to an agreement and plan of merger, and, as a result, became a “private” company.  Commencing on the date of this prospectus, we will again become subject to SEC public reporting requirements.

Headquartered in Plainview, New York, we conduct our operations from 16 facilities in the United States, the United Kingdom, France and China and employ more than 2,625 employees as of September 30, 2008.

Our Segments

We combine our proprietary technologies with advanced fabrication and manufacturing processes to design, engineer, manufacture and market a diverse range of products through two primary business segments: Aeroflex Microelectronic Solutions, or AMS, and Aeroflex Test Solutions, or ATS. Our business benefits from the diversity provided by our two operating segments with respect to customers, geographies and industries, which limits our exposure to any specific end market, customer or technology.  The sales and operating profits of our two industry segments and the indentifiable assets attributable to each segment for each of the three fiscal years in the period ended June 30, 2008 are set forth in Note 17 of Notes to Consolidated Financial Statements.

	AMS	ATS
	Leading provider of RadHard and other ICs and modules for the aerospace and defense and the broadband communications markets	Leading provider of next generation, specialty test and measurement systems for the wireless, military, aerospace, and avionics markets

% of Net Sales for Fiscal 2008	47%	53%

% of Gross Profit for Fiscal 2008	46%	54%

Products	• RF and microwave components	• Wireless test equipment
	• High-reliability datacom/standard and application	• Avionics test equipment
	specific MCMs	• Third party testing services and other (including
	• RadHard fabless semiconductors	automotive)
	• Non-RadHard fabless semiconductors	• Military radio test equipment
	• Integrated microwave assemblies	• Private mobile radio test equipment
	• High-performance mixed signal ASICs	• General purpose test equipment
	• Class K/power management	• Synthetic test equipment
• High-reliability aerospace motion control

Competitive	• Leadership positions in specialty microelectronic	• Leadership positions in specialty
Advantages	niches within satellite, broadband	communications test niches, including military/
	communications and CT scan markets	private mobile radio, broadband/wireless and
	• Focus on large and growing markets requiring	commercial and military avionics markets
	specialized, highly qualified solutions	• Focus on delivering advanced testing
	• High-performance, high-reliability products	technologies to large and growing markets
	• Pioneer in RF and microwave design and development	• Key patents in RF, wireless design and expertise in frequency
	• Proprietary technologies	synthesis
	• State-of-the-art fabless semiconductor	• Integrated hardware/software design focus
	production capability of scale	• State-of-the-art manufacturing processes
	• Established long-term customer	• Pioneer in synthetic testing market
	relationships	• Established long-term customer
	• High switching costs	relationships

We engineer, manufacture and market a diverse range of products through AMS and ATS.

Product Portfolio (% of Fiscal 2008 Net Sales by Segment)

AMS
RF Components	30%
RadHard Fabless Semiconductors	14%
High-Reliability Datacom/Standard & Application Specific MCMs	11%
Integrated Microwave Assemblies	13%
High Performance Mixed Signal	8%
Non-RadHard Fabless Semiconductors	10%
Class K/Power Management	8%
High Reliability/Aerospace Motion Control	6%

ATS
Wireless	20%
Avionics	19%
Military Radio	9%
Third Party Service and Other (1)	14%
Private Mobile Radio	13%
General Purpose Test	17%
Synthetic Test	8%
(1) Other includes Automotive

Aeroflex Microelectronic Solutions

AMS is a leading designer and manufacturer of high-performance, high-reliability specialty microelectronics products for satellite, aerospace and defense applications. Satellite components are continually bombarded by energetic plasmas and other forms of radiation in space which can degrade the performance of these electronic components. Our RadHard products are of significant importance to our customers because they are specifically designed to tolerate high radiation-level environments and have proven high performance qualities and a demonstrated history in space. We believe our extensive knowledge of analog, mixed signal and digital semiconductor technology, from the device level to the design and assembly of complete subsystems, enables us to deliver high performance, high value products to our customers.

We operate under a “fabless” semiconductor manufacturing model, outsourcing substantially all semiconductor fabrication activities to commercial foundries, which we believe significantly reduces our capital expenditures and labor costs and enhances our ability to respond quickly with scalability to changes in technology and customer demands. We purchase our semiconductors from a variety of foundries, which utilize our proprietary design specifications and packaging techniques to manufacture our RadHard products. We test our RadHard products in our in-house radiation simulation testing chamber.

In order to help meet the requirements demanded by our customers, AMS’ Plainview, NY and Colorado Springs, CO facilities are space certified and qualified by the DSCC and have been manufacturing Class K products for defense and aerospace programs for over 15 years. Class K device manufacturing provides high quality and reliability for electronic parts through a number of specifications, standards and test methods. The additional requirements that define Class K address the specific needs of space users and are intended to provide more confidence to the customers that the device is of the highest initial quality and that any defective parts have been removed.

AMS offers a broad range of complementary products that provide connectivity among products, including custom and standardized ICs, programmable logic devices, sub-assemblies, multi-function modules, microcontrollers, microprocessors, databuses, transceivers and complex RF, and microwave microelectronics that are used in satellites, communications systems and avionics systems for aircraft and missiles. AMS also designs and manufactures application-specific, high performance analog and mixed signal semiconductors for use in medical, industrial, security and intelligent sensors. Our products are used in over 100 aerospace and defense platforms, including the WGS Satellites, NPOESS, ADHF Satellites, F-16’s modular mission computer, the 777 airliner’s databus, the B-1 flight controls upgrade and the THAAD program, and are widely used in the broadband communications industry and in the medical, industrial and security markets.

For fiscal 2008, AMS generated $302.7 million of net sales and $122.8 million of gross profit.

Aeroflex Test Solutions

ATS is a leading designer, developer, manufacturer and service provider of a broad line of specialized test and measurement equipment. ATS has hardware and software expertise across the aerospace and defense and broadband communications markets and has garnered specific expertise in leading-edge communications standards. ATS products include avionics, communications and general purpose test equipment, instruments and systems which enable  our customers to design, build, deploy and manage their products and technologies.

ATS believes that its key strengths include its strong reputation in RF synthesizers, its extensive offering of testing and measurement products and its early stage development in synthetic testing. ATS is a leader in RF and wireless test equipment, with particular capability in WiMax, LTE and EDGE protocols. Our position in RF technology is supported by key intellectual property in the area of high-speed RF synthesis. We believe ATS synthesizers cover all communication frequencies, and that ATS’ proprietary technology enables its products to generate the clean and fast RF signals. With the expected growth of RF testing, increasing numbers of wireless communications equipment will be procured and will require sophisticated testing beforehand. We are poised to take advantage of this growth, as we currently supply an extensive line of wireless test equipment to test RF components.

As technology continues to evolve and “next generation” broadband communications, military and commercial avionics and two-way communications protocols are introduced, equipment manufacturers and network providers require test and measurement products that are compatible with the new technologies as well as products that work with older generation equipment. In addition, wireless companies need test equipment for all stages of development: research and development and conformance testing; production testing; installation and commissioning; monitoring and optimization; and service and maintenance. We have garnered specific expertise in advanced RF and additional wireless technology and have geared our research and development and product development toward such next-generation technologies. Over the years, we have been developing advanced solutions for our customers and of providing a comprehensive collection of test and measurement equipment for all stages of the network life-cycle.

ATS is an early-stage entrant in the developing area of synthetic testing, which we believe has significant growth potential as a new market for test equipment in the commercial and military communications arenas. Synthetic test systems test several attributes through one “box” and can take multiple complex measurements simultaneously, producing the desired results several times faster than traditional “rack and stack” systems.

ATS’ specialty test product portfolio includes wireless test equipment, frequency synthesizers, military radio test equipment, synthetic test equipment, avionics test equipment and other general purpose test equipment. Our products are used by wireless service providers and equipment manufacturers to test wireless handsets and base stations; by radio manufacturers and military, police, fire and emergency response units to test handheld radio units; by satellite manufacturers to test satellite-based communications systems; by avionics manufacturers to design, manufacture, test and maintain both commercial and military avionics systems; and for spectrum analysis and production testing.

For fiscal 2008, ATS generated $340.5 million of net sales and $144.6 million of gross profit.

Industry Overview

Our products predominantly serve the aerospace and defense market and the broadband communications market. In addition, our products serve two key growth markets: the CT scan market and the synthetic test market.

Aerospace and Defense

The aerospace and defense market has experienced significant growth in recent years.  Within the aerospace and defense market, our customers predominately fall into four end-markets: (i) defense electronics; (ii) satellite (primarily military); (iii) military communications market (military radio SINCGARS); and (iv) military/civilian avionics (systems for military and commercial aircraft).

Defense Electronics Market

The current defense budget cycle trend began in the mid-1990s under the Clinton Administration and was driven by the need to modernize the military when faced with a significant block of obsolete equipment developed in the 1970s. In addition, after the first Gulf War, there was a desire to transform the military to the next generation of technology to our armed forces. Defense electronics spending has outperformed the broader defense investment budget throughout the current defense spending cycle. The primary driver has been the “digitization” of the U.S. military.

Macro trends that we believe continue to favor us include the “war on terror,” the long-term trend for increased use of electronics in existing platforms and the drive to create a global infrastructure network for the Department of Defense.

Satellite Market

The satellite community’s needs are diverse and consist of two primary segments: commercial (large fixed satellite service providers, such as INTELSAT) and government, which consists of civilian (national/international space agencies, such as NASA) and military (Department of Defense, intelligence agencies and foreign militaries). While our customers are predominately within the military government sub-segment, through our RadHard ICs and MCMs, we have significant access to both the commercial and civilian government satellite markets. Currently, we are benefiting from a trend toward increased spending on military satellite programs and expected growth in the overall satellite market over the next several years as defense spending remains strong and intelligence initiatives, including those related to homeland security and classified applications, continue to drive increased satellite technology development and production.

Government satellite demand originates from both countries that have an established domestic space industry and a record of using satellite technology (i.e., the United States, Europe, China, Japan and India) and countries that have just recently entered the satellite industry by acquiring operations and scientific satellites and developing their own industrial capabilities to manufacture them (i.e., Israel, Brazil and South Korea). Civilian government satellite demand is fueled by increased research funding on global climate changes, Mars explorations and “Return to the Moon” initiatives. Military satellite growth is being driven primarily by the United States through a focus on maintaining U.S. space superiority, recapitalization of Cold War space assets, military demand for more bandwidth, the need for next-generation technology requiring higher power and more processing needs.

Many of the military and aerospace programs run by incumbent prime contractors, such as Hughes, Loral and Raytheon continue to outsource their high-reliability micro-components to more specialized companies such as us. In an effort to reduce their own production costs and ensure state-of-the-art performance capabilities, satellite manufacturers are outsourcing an increasing amount of their component and subsystems production to global suppliers of high-reliability, RadHard semiconductors and devices. We expect to continue to benefit from this trend toward outsourcing and the movement from component-level outsourcing towards production of MCMs and board and system-level products, which represent a significantly larger proportion of satellite component costs. As a result, our strategy is to continue to increase our revenue share at the customer level and move up the “value chain”.

As a result of the growing satellite market, we believe that the demand for RadHard chips will increase. Satellite components are continually bombarded by energetic plasmas and other forms of radiation which can degrade the performance of these electronic components. Military space and avionics are expected to be the key net sales growth drivers as a result of:

•	increased outsourcing by the defense prime contractors and system houses driven by cost-cutting initiatives;

•	performance and need to assure supplier viability;

•	growth in high-end military satellites with increasing RadHard requirements; and

•	strong “aftermarket”/electronic upgrade sales in the near term due to program delays the resulting need to upgrade or enhance existing platforms and systems.

Military Communications Market

One key area of the military communications market is military radio. Demand is currently being driven by U.S. operations abroad, particularly in Iraq and Afghanistan. Presently, the predominant form of military radio is the SINCGARS system. SINCGARS provides U.S. military personnel with a reliable, secure, easily maintained Combat Net Radio that handles voice and data. Active military operations continue to generate a large requirement for deployable radios. The demand for more capable and effective communication systems has fueled the development of the U.S. military’s next generation multi-service tactical radio for Army FCS, the Joint Tactical Radio System (JTRS). JTRS is a software-defined radio that is expected to be adopted for field use by 2010.

Replacements and upgrades to the current, aging SINCGARS radio system and the eventual roll-out of the JTRS platform are expected to drive demand in the military radio test market. Additional delays in the transition to the JTRS platform are expected to result in even more SINCGARS spending, which demands one test set for approximately every 300 SINCGARS units. In addition, there is a trend for consolidating military testing, requiring the development of a new technology allowing a single testing platform to test multiple types of radios. These drivers are expected to continue to create growth opportunities for the military radio test market.

Military and Commercial Avionics Market

Demand for avionics test systems is driven by upgrades in military and commercial avionics technologies, such as electronics warfare, control and display systems and emerging homeland defense. The military avionics market is currently experiencing budget pressure on new programs due to escalating unit costs, despite strong overall demand driven by continued military operations in Iraq and Afghanistan. Due to the strain on defense spending, older legacy programs are being kept alive instead of deploying replacements. As a result, the average aircraft age is expected to increase, creating the need for more upgrades. New fighter programs and maintenance and upgrades on older platforms are expected to continue to drive the military avionics market.

The commercial avionics market continues to experience the effects of the post-9/11 impact on the consumer airline industry, as well as high fuel prices. Due to the prevalence of bankruptcy, efficiency and cost reductions have become top priorities for both low-cost and legacy carriers. Older passenger aircraft are being retired in deference to more efficient aircraft such as the Boeing 787. As the carriers return to profitability, they are expected to increase upgrades and replacements, driving demand for commercial avionics.

Broadband Communications

The broadband communications market is expected to continue to grow, as demand for high-speed access to the internet increases. Growth in the volume of communications traffic and increasing demand for services such as multimedia that require higher data rates and consequently consume greater bandwidth have resulted in more extensive use of the frequency spectrum and are driving the electronics industry to develop more creative and efficient uses of available frequency spectrum. With the continued deployment of next generation wireless infrastructure, we anticipate that equipment spending in the broadband communications market remain strong. In the coming years, we also expect significant broadband growth in emerging markets. Growth in the broadband communications market is expected to drive increased expenditures on infrastructure. Within the broadband communications market, our customers predominately fall into the wireless communications end-market.

Wireless Communications

The desire for more sophisticated, high speed wireless services, satellite radio and television communications and greater bandwidth is helping to fuel the demand for high-speed wireless data services and newer technologies are enabling wireless exchange of data at broadband speeds. Fast growing international wireless markets, particularly in Asia, are also driving next generation infrastructure and equipment spending. ATS maintains strong relationships with leading global wireless equipment vendors and we believe that we are well-positioned to benefit from growing spending levels in these markets. Wireless communications test equipment is produced for base stations and air interfaces, mobile stations, electronic meters and other wireless communications equipment.

RF communications is a sub-segment of wireless communications and a significant area in which we compete. In addition to being a leader in RF test equipment, we also offer a range of RF products. The total available market for RF products is anticipated to expand as developing markets continue to emerge and as data-intensive networks enable new applications, such as music players, gaming and video services. Higher data rate handsets that offer higher functionality often contain multiple radios, thereby increasing the market for RF products. Multiple-input, multiple-output technology, which is used in several future standards to increase data rates, is also expected to increase the RF content of the phone. At the same time, lower-tier handsets that are optimized for emerging markets are driving new subscriber growth, which is also increasing the market for RF products. We believe that we are well-positioned to take advantage of this growth as we currently supply an extensive line of wireless test equipment to test RF components and we have garnered specific expertise in advanced RF and additional wireless technology and have focused our research and development and product development toward such next-generation technologies.

Growth Markets

CT Scan Market

We are also utilizing our expertise in mixed-signal ASICs in CT scan equipment for the medical industry into new markets and new applications. CT scanning equipment is heavily reliant on high-performance semiconductors and other electronic components. Mixed-signal ASICs are high-quality, high performance products that extract low-level signals in high noise environments. When embedded into CT medical imaging machines, this translates to better image quality and lower doses of radiation per scan. We believe these benefits coupled with the decreasing costs per channel, will help drive growth for the overall CT scan market. The trend toward decreasing costs per channel has translated into strong growth in the number of potential uses of CT technology outside of medical environments, including security screening and non-destructive test equipment. Suppliers of ASICs into CT scan machines are expected to directly benefit from the market expansion of such technology. In addition, advances in CT scan technology, growth in procedure volume and demand for CT imaging equipment from more diverse markets like clinical trials, a growing outpatient market, and increased government healthcare expenditures are expected to result in an expansion of the CT scan.

Synthetic Test Market

We are an early entrant  in the area of synthetic testing, which we believe has significant growth potential as a relatively new market for test equipment. The synthetic testing market can be categorized into three areas: (i) satellite test-market representing, (ii) Transmit/Receive module market and (iii) military test market, which is the largest. A synthetic test system replaces the traditional “rack and stack” system that requires a separate testing device for each attribute, with a single device that can take multiple complex measurements simultaneously and can complete a series of tests several times faster than a traditional system. The synthetic test standard has been adopted by many other leading commercial market vendors.

The U.S. Department of Defense and U.S. Navy, which instituted NxTest, are responsible for the emergence and growth of synthetic testing. The NxTest initiative is to minimize the size of the test system, thereby reducing hardware and consequently the cost of the system. Synthetic testing also addresses obsolescence issues and provides additional flexibility for easy upgrades.

Our Competitive Strengths

Leading Proprietary Technology Platforms

Our history of technological innovation and product performance has made us a leading supplier to our customers. Our team of 565 engineers works with customers to develop customized solutions and we currently possess a portfolio of more than 150 patents. We pioneered the development of fabless high reliability, RadHard technology and have a history of designing and manufacturing field-tested solutions that meet our military and commercial customers’ stringent performance requirements. Our design and production platform combines design expertise, proprietary intellectual property and a reliable, efficient fabrication/manufacturing processes, including our “fabless” semiconductor manufacturing model. In addition, AMS is taking a leading role in expanding the market for CT scan applications through our ASIC product offerings. ATS holds key intellectual property and specialized knowledge in RF and wireless technology with a focus on leading edge communication protocols. ATS is also a leader in developing synthetic test equipment and has proven expertise in avionics and private mobile radio test equipment.

Strong, Defensible Market Positions

Our proven product performance and long-standing customer relationships have established us as one of the leading suppliers in the majority of the markets in which we compete. Our microelectronics products are key components in over 100 aerospace and defense platforms, and we believe we were the sole source or primary supplier for many of the products that we supply.

High Barriers to Entry and Customer Switching Costs

We are an experienced and well-respected supplier to the aerospace and defense and broadband communications industries.  Additionally, we possess a portfolio of over 150 highly specialized patents and our products are often designed into, or “spec’d”, into a customer’s production design, which creates significant switching costs for our customers. Furthermore, strict product performance requirements, Department of Defense certification and proven experience in the harsh operating environment of space create high barriers to entry to new market entrants. The malfunction of a component can lead to the loss of a valuable satellite or missile, causing the industry’s customers to require proven product performance and reliability before specifying inclusion of a vendor’s components into a satellite or missile program’s design. Our expertise and product performance are demonstrated by our receipt of Class K certification from the DSCC, a distinction we have held for over 15 years.

Growing and Diverse End Markets

We serve a diverse group of customers who compete in several end markets. Each of our broad end markets contains several specialized niche markets, each possessing attractive growth dynamics.

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Aerospace and Defense.  We are well positioned to gain from increased defense spending and believe that our product niche helps to insulate us from defense budget cuts. Most of AMS’ sales to the U.S. government are for its RadHard high reliability components that are used in a multitude of devices including satellites, missiles and airplanes. There is a strong pipeline of business for both military avionics and classified satellite programs that we believe will help our business to remain stable and profitable even through a challenging federal budget cycle. Spending on defense electronics is the primary driver of our net sales and has historically been stable and growing irrespective of movements in the defense budget. In addition to positive growth trends in defense electronics, we also benefit from strong growth trends in the satellite industry.

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Broadband Communications.  Global demand for mobile communication services and for real-time access to diverse types of data continues to increase, which has led to rapid adoption of a wide variety of advanced wireless and wired electronic systems to which our products are critical (e.g., cellular telephones and broadband access). Next-generation technologies are expected to enable new applications, increase RF complexity and require greater RF semiconductor content. In addition, an increasing number of automotive, industrial, military, homeland security, scientific and medical applications use RF, microwave and millimeterwave technology to perform detection, measurement and imaging functions. The wireless communications industry has grown rapidly as a result of worldwide adoption of mobile phones.  Subscribers typically upgrade when replacing phones, as a result of which we believe the complexity of phones will likely continue to increase, requiring even more semiconductor content and testing.

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CT Scan.  We are a leader in the production of mixed-signal ASICs for the medical CT scan market. We believe that the current high level of performance (i.e., superior image quality with low doses of radiation) and decreasing cost per channel will help drive new applications for ASICs outside traditional medical imaging applications and into areas such as security screening and non-destructive testing equipment. We expect to benefit directly from the expansion of the overall CT scan market, due to our leading market share for mixed-signal ASICs in the medical CT scan market.

Increasing Electronic Content per Satellite and Trend Towards Outsourcing

We benefit directly from the increasing electronic and systems-level content of military systems, particularly within the satellite end market. As we have utilized our intellectual property to move up the “value chain” from producing semiconductors and components to system-level and board-level products, the content we provide on each satellite has increased. From fiscal 2001 to 2003, our average dollar content per satellite was $1.5 million while from fiscal 2004 to 2006, our average dollar content per satellite was approximately $2.5 million and for fiscal 2007 to 2008, our average dollar content per satellite was approximately $4.2 million.

In addition, in an effort to reduce their own production costs and ensure state-of-the-art performance capabilities, satellite manufacturers are outsourcing an increasing amount of their component and subsystems production to global suppliers of high-reliability, RadHard semiconductors and devices. Previously, satellite manufacturers primarily outsourced lower cost semiconductor components, but they are now moving towards outsourcing a broader range of component production, including board- and system-level products that contain significantly more silicon content and represent a larger percentage of component cost. We expect to continue to benefit from this trend towards outsourcing in the future and will seek to increase our content per satellite.

Strong Historical Financial Performance and Free Cash Flow Generation

From fiscal 2003 to fiscal 2008, we increased net sales by a compounded annual growth rate, or CAGR, of 20%.  Our “fabless” semiconductor manufacturing process and assembly operations allow us to maintain low capital expenditures (2% as a percentage of net sales for fiscal 2008) and lower labor costs. Historically, our capital expenditure needs have increased due to our growth via acquisitions and not as a result of maintenance and replacement requirements. Our low capital expenditures have resulted in significant operating cash flow.

Diverse, High Quality Customer Base

We have strong and long-standing relationships with top-tier defense, aerospace and broadband customers, including a significant number of defense-related technology companies. Our close customer relationships have enabled us to engage in collaborative product development over multi-year product life-cycles, build our intellectual property portfolio and develop critical product and end-market expertise, resulting in higher switching costs for our customers. We believe our long track record of design successes with our customers further benefits our ability to: (i) solidify our position as a sole source or primary supplier of products to customers across a wide array of programs; (ii) enjoy long multi-year platform relationships; (iii) maximize the effectiveness of our research and development spending; and (iv) minimize our customers’ product development time. Our customers include the five prime defense contractors (Boeing, General Dynamics, Lockheed Martin, Northrop Grumman and Raytheon), as well as BAE, Cisco, Nokia, Motorola and Teradyne. Our products are used by customers in various aerospace and defense and broadband communications programs, providing us with increased revenue diversification and stability. In fiscal 2008, our largest customer represented approximately 8% of our net sales and our largest product offering represented approximately 7% of our net sales, demonstrating the diversity of our customer base and product offerings. In addition to our diverse product base, we believe that we are well-positioned in domestic and international growth markets and believe that our geographic and product diversification helps to reduce the volatility of one particular region or market segment.

Strong and Experienced Management Team

We are led by an experienced, stable and well-respected management team. Since 1991, we have integrated 23 acquisitions. We have increased net sales from $62.7 million in fiscal 1991 to $643.2 million in fiscal 2008, a CAGR of 15%. Our management team has an average of 27 years in the industry and 13 years with us.

Our Business Strategy

We generate sales and cash flow from the sale of microelectronic and test solution products into the aerospace and defense and broadband communications markets. We believe that the key to our future success is a focus on performance, design and manufacturing innovation and continuing to strengthen our long-term customer relationships. To implement our strategy, we intend to do the following:

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Leverage technology and sole source or primary supplier status with customers.  Our proprietary technology and strong relationships with our diverse customer base are key drivers of our continued growth. We have a history of providing value to our customers through differentiated products, which are often critical to their end products, and we possess over 150 patents. We have leveraged our proprietary technology and experience to become in our belief the sole source or primary supplier on many of the products that we supply.   Further, our products are often “spec’d” into our customers’ product designs. We seek to work with our customers through every aspect of their design processes as they develop new technology platforms, delivering precisely engineered products to our customers’ specifications.

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Continue to focus on our “fabless” semiconductor manufacturing operations.  Our expertise is in the state-of-the-art design and engineering of highly specialized microelectronics. Unlike certain of our competitors who have invested in captive semiconductor fabrication facilities, AMS pioneered the use of third-party foundries to produce space qualified, high reliability RadHard ICs. This “fabless” operating model significantly reduces our required capital investment and labor costs and is a key component of our industry-leading capital efficiency. In addition, it allows us to quickly respond to changes in technology and customer product requirements. For the fiscal year ended June 30, 2008, capital expenditures were only 2% of our net sales.

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Increased focus on new product development.  We continue to allocate research and development spending toward new products serving large and/or growing markets. We endeavor to introduce new products to the market that allow us to move up to more profitable systems and products. We have transitioned from providing simple components, such as semiconductors, to more integrated products, including board-level and system-level products. Examples of recent new products include ASICs, satellite power subsystems and microwave/RF modules and receivers. For the fiscal year ended June 30, 2008, we invested 13% of our net sales into self-funded research and development efforts. Examples of new product opportunities that we are pursuing are the CT scanning market and the synthetic testing market.

CT scanning equipment is heavily reliant on high performance semiconductors and other electronic components, including mixed-signal ASICs, to produce high quality imaging with low doses of radiation per scan.  We believe that these benefits, coupled with decreasing production costs, will help drive growth of the overall CT scan market outside of the traditional medical environments and into markets such as security screening and non-destructive test equipment.

We are also an early entrant in the area of synthetic testing, which has significant growth potential as a relatively new market for test equipment. The U.S. Department of Defense and U.S. Navy, which instituted the next-generation automatic test system program “NxTest,” are responsible for the emergence and growth of synthetic testing. The NxTest initiative is to minimize the size of the test system, thereby reducing hardware and consequently the cost of the system. Synthetic testing also addresses obsolescence issues and provides additional flexibility for easy upgrades.

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Focus on cost management.  We plan to continue to improve our fixed cost position by critically examining the profitability of our operations and consolidating operations across facilities where operational synergies exist. In fiscal 2006, we implemented a plan to restructure our European businesses by consolidating a majority of our European manufacturing operations into our Stevenage, England facility. In fiscal 2008, we continued to restructure our European operations by further rationalizing duplicative research and development and selling, general and administrative activities, which recently resulted in the closure of our Burnham, England facility and relocation of its operations to Stevenage, England. In May 2008, we sold our radar system development and manufacturing business, or the Radar Division, which had been operating at a significant loss in each of the last two fiscal years. We will continue to examine our operations for opportunities to further reduce costs, divest non-strategic businesses, increase cash flow and improve our margins.

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Capitalize on shifting defense budget allocations.  We are well-positioned to gain from increases in defense electronic spending. Since the beginning of the Iraq war, the defense industry has increased spending on electronics, intelligence gathering operations, satellites and homeland security. If current defense spending on training and procurement were to be reduced, we believe we would continue to benefit from a significant pipeline of business and re-allocation of spending to defense electronics for both military avionics and classified satellite programs that produce stable sales and cash flow. Furthermore, we believe the digitization and networking of the U.S. military and the upgrading of old platforms will continue to drive defense electronics spending growth, even in the face of declining overall defense industry spending.

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Strategic acquisitions.  We will continue to seek accretive acquisitions that provide complementary products and services, enhance our intellectual property and customer base, and provide entry into high-growth adjacent markets. We view our acquisition strategy as an extension of our research and development and marketing efforts. Recent strategic acquisitions in both the AMS and ATS segments have broadened and strengthened our product offering and technology portfolio. Since 2002, we have acquired nine businesses and plan to opportunistically continue our disciplined approach to seeking accretive acquisitions.

Products Offered

Aeroflex Microelectronic Solutions

AMS products provide end users in the aerospace and defense, broadband communications and medical equipment, markets with high-precision, high-reliability semiconductors for mission-critical applications. AMS’ broad product portfolio has a longstanding, field-tested history of reliable performance, and is often designed into customers’ product designs.

AMS products, especially RadHard semiconductors, are essential components in government and commercial satellites. These satellites require high-performance and high-reliability components to function properly while simultaneously enduring harsh conditions. In order to meet the requirements demanded by our customers, AMS’ Plainview, NY and Colorado Springs, CO facilities are space certified, and they have been manufacturing Class K products for defense and aerospace programs for over 15 years. AMS products include RF components, high-reliability datacom (standard and application), specific MCMs, RadHard fabless semiconductors automotive, non-RadHard fabless semiconductors, integrated microwave assemblies, high-performance mixed signal ASICs, Class K/power management and high-reliability aerospace motion control.

Satellite manufacturing companies are increasingly outsourcing their component and subsystems production to global suppliers of high-reliability, RadHard semiconductors and devices, such as us. Previously, these satellite companies primarily outsourced lower cost semiconductor components and MCMs, but have begun to outsource a broader range of component production, including board and system level products which contain significantly more silicon content and represent a larger percentage of overall system cost. As we have utilized our intellectual property to move up from producing semiconductors and components to higher-value system-level and board-level products, the content we provide on each satellite has increased. From fiscal 2001 to 2003, our average dollar content per satellite was $1.5 million while from fiscal 2004 to 2006, our average dollar content per satellite was approximately 2.5 million and for fiscal 2007 to 2008, our average dollar content per satellite was approximately $4.2 million  We believe that we will continue to benefit from the trend toward outsourcing and the movement from component-level outsourcing toward production of MCMs and board and system level products, which represent a significantly larger proportion of satellite component bill of materials.

AMS products are sold into the aerospace, defense and satellite markets to top-tier industry original equipment manufacturers, or OEMs, and their sub-tier suppliers. AMS products are used in remote sensing, communications and motion control for GEO, Medium Earth Orbiting and Low Earth Orbiting satellites. Radio Frequency Microwave (RFMW) products are also used in military radar, airborne and ground based communication systems, Electronic Warfare programs, Identification Friend or Foe programs and Guidance/Command/Control/Communications programs across multiple platforms.

AMS products also serve two of the three major global providers of CT scanning equipment. AMS’ mixed-signal ASICs are high-quality, high-performance products that extract low-level signals in high-noise environments. When embedded into CT medical imaging machines, this translates to better image quality and lower doses of radiation per scan. We believe these benefits, coupled with the decreasing costs per channel, will help drive growth for the overall CT scan market. The trend toward decreasing costs per channel has translated into strong growth in the number of potential uses of CT technology outside of medical environments, including security screening and non-destructive test equipment. As a key supplier of mixed signal ASICs into CT medical machines, we believe that we are well-positioned to benefit from an increase in the market for this technology.

Aeroflex Test Solutions

ATS’ products include avionics, communications and general purpose test equipment, instruments and systems which enable our customers to design, build, deploy and manage their products and technologies. ATS’ avionic test solutions are used in the design, manufacture, test and maintenance of commercial, civil and military avionics systems. As a leader in avionic testing solutions, ATS equipment provides the stimulus and signals necessary for certification, verification, fault finding and diagnostics of avionics systems on the ground. We also provide customized avionics test solutions to support manual and automatic test equipment for manufacturing, repair and ground support operations.

Our military communications testing systems are primarily used by the U.S. military to test complex voice and data frequency hopping radios and accessories. Our ruggedized packaging makes the system suitable for depot and field maintenance shops.

ATS has over 50 years experience in providing radio test set solutions. We are the leading provider of Terrestrial Trunked Radio (TETRA) and Project 25 (P25) radio test equipment used by major manufacturers, installers, operators and repairers worldwide.  TETRA is the global standard for Private Mobile Radio (PMR), used particularly by emergency services, public transport and utilities. P25 is a standard for digital radio communications for use by federal, state/province and local public safety agencies in North America to enable them to communicate with other agencies and mutual aid response teams in emergencies.

We also offer a wide selection of cellular test sets addressing both mobile and base station test applications across an array of wireless standards. Research and development applications include protocol stack development, system integration and interoperability testing.

We also create testing solutions for 3G infrastructure developers and 3G network operators to assist them in debugging new network features, interoperability analysis, regression testing, network stress testing, acceptance testing, quality of service analysis and network performance optimization.

Research and Development

As of September 30, 2008, we had 565 engineers conducting research and development activities at 16 of our facilities.

Our research and development efforts primarily involve engineering and design relating to:

•	developing new products;

•	improving existing products;

•	adapting existing products to new applications; and

•	developing prototype components to bid on specific programs.

We emphasize research and development efforts for products in both the AMS and ATS divisions. In AMS, we have geared our research and development capabilities toward continually introducing new, high value products, including the planned introduction of power subsystems and microwave/RF Modules and microreceivers between 2007 and 2009, enabling us to increase the number of our products embedded into modern satellites. In ATS, we are developing technologies that are used in the next generation of wireless infrastructure. Our research and development consists of self-funded research and development as well as research and development we conduct in collaboration with or on behalf of our customers.

Certain product development and similar costs are recoverable under contractual arrangements and those that are not recoverable are expensed in the year incurred. We invested $82.1 million in self-funded research and development for fiscal 2008, $76.7 million for fiscal 2007 and $72.1 million for fiscal 2006.

Our Customers

AMS addresses value-added specialty markets requiring application-specific, custom engineered, high-performance microelectronic solutions. The division has strong relationships with the five prime defense contractors (Boeing, General Dynamics, Lockheed Martin, Northrop Grumman and Raytheon) as well as with several major defense-related technology companies, including Honeywell. AMS customers also include OEMs such as BAE, Cisco and Phillips. The 10 largest AMS customers represented approximately 45% of total AMS fiscal 2008 sales, with no single customer representing more than 8% of total AMS fiscal 2008 sales.

ATS addresses value-added specialty markets requiring application specific, custom engineered, high-performance testing solutions. The division has strong relationships with several major defense-related technology companies, including Lockheed Martin, Northrop Grumman and Teradyne. ATS customers also include OEMs such as AT&T, Nokia, Motorola and Sprint. The top 10 ATS customers represent approximately 41% of total ATS fiscal 2008 sales with no single customer representing more than 11% of total ATS fiscal 2008 sales.

Certain of our customers, BAE and Honeywell, are also our competitors due to their in-house capabilities. On a consolidated basis, our largest customer represented approximately 8% of our fiscal 2008 net sales.

Government Sales

Approximately 28% of sales for fiscal 2008 were to agencies of the U.S. government or to prime defense contractors or subcontractors of the U.S. government. These government contracts have been awarded either on a bid basis or after negotiation. These contracts generally provide for fixed prices and have customary provisions for termination at the convenience of the government without cause.

Marketing

We employ a team-based sales approach to assist our personnel to closely manage relationships at multiple levels of the customer’s organization, including management, engineering and purchasing personnel. This integrated sales approach involves a team consisting of a senior executive, a business development specialist and members of our engineering department. Our use of experienced engineering personnel as part of the sales effort enables close technical collaboration with our customers during the design and qualification phase of new technologies and equipment. We believe that this is critical to the integration of the product into the customer’s equipment. Manufacturers’ representatives and independent sales representatives are also used as needed. As of September 30, 2008, we had 210 sales people employed domestically and internationally.

Backlog

We include in backlog firm purchase orders or contracts providing for the delivery of products and services. Our business has experienced strong growth in our backlog. As of September 30, 2008, our order backlog was approximately $271 million, of which approximately 78% was scheduled to be delivered on or before June 30, 2009. Approximately 57% of our backlog as of September 30, 2008 represented commercial contracts and approximately 43% of this backlog represented firm contracts with agencies of the U.S. government or prime defense contractors or subcontractors of the U.S. government. Generally, government contracts are cancelable with payment to us of amounts which we have spent under the contract together with a reasonable profit, if any, while commercial contracts are not cancelable.

As of June 30, 2008, our order backlog was approximately $251 million.  Approximately 59% of this backlog represented commercial contracts and approximately 41% of this backlog represented firm contracts with agencies of the U.S. government or prime defense contractor or subcontractors of the U.S. government.

Competition

For all of our products, we compete primarily on the basis of both performance and price.

AMS primarily competes with large defense-related technology providers, including BAE and Honeywell. In addition, AMS competes with a small number of specialty semiconductor providers, including Actel, Hittite Microwave Corporation and ILC/Data Devices Corporation. We believe we are one of the largest focused providers of specialty microelectronics to our targeted markets and that we are the leading global fabless platform of scale in RadHard semiconductors.   In addition, we believe our specialized expertise in RadHard technology, RF and microwave design and development and fabrication expertise provides us with a differentiated technology and pricing position versus our most direct competitors. We characteristically maintain close and longstanding relationships with our customers and maintain sole-source/primary supplier positions with many of our customers. We believe there are high barriers to entry to the markets in which we compete due to the need for specialized design and development expertise and patents and the significant costs for customers to switch vendors. We design and develop applications often through a collaborative process whereby we provide “spec’d” products to our customers.

ATS primarily competes with Agilent and a small number of specialty test and measurement providers, including Anite, Anritsu, Rohde & Schwarz and Spirent. We believe our specialized expertise in high performance RF and wireless testing equipment and our focus on delivery of advanced testing platforms and optimized manufacturing capability provide us with a differentiated position versus our most direct competitors maintain many sole source/primary supplier positions with customers such as Teradyne, Lockheed Martin, and Raytheon.

We also experience significant competition from the in-house capabilities of our current and potential customers, such as BAE and Honeywell.

Patents and Trademarks

In order to protect our intellectual property rights, we rely on a combination of patent, trade secret, copyright and trademark laws and employee and third-party nondisclosure agreements. We consider the protection of our patents, proprietary technology and trademarks to be an important element of our business. We also limit access to and distribution of our proprietary information. While we believe that in the aggregate our patents and trademarks are important to our operations, we do not believe that one or any group of them is so important that its termination would materially affect us.

Manufacturing

We operate under a “fabless” semiconductor manufacturing model, outsourcing substantially all semiconductor fabrication activities to commercial foundries, which significantly reduces our capital expenditures and labor costs and enhances our ability to respond quickly with scalability to changes in technology and customer demands. We purchase our semiconductors from a variety of foundries, which utilize our proprietary design specifications and packaging techniques to manufacture our RadHard products. We test our RadHard products in our in-house radiation simulation testing chamber.

We manufacture products for aerospace and defense programs in compliance with stringent military specifications. Most of our manufacturing plants are ISO-9001 certified, and our Plainview, NY, Hauppauge, NY and Colorado Springs, CO facilities are also certified to the more stringent AS9100 standard.

AMS has nine primary manufacturing facilities throughout the United States and China. AMS’ largest facility, Colorado Springs, CO, designs and develops our RadHard solutions in addition to a broad range of products for avionics and space applications. AMS manufactures advanced MCMs for airborne, space, shipboard, ground based and commercial avionics and telecommunications systems in its Plainview, NY facility. The remaining facilities focus on RFMW and aerospace motion control solutions.

ATS has eight primary manufacturing facilities throughout the United States, Great Britain and France. Its largest facility, Wichita, KS, designs and develops a wide range of test instrumentation for military radio and avionics. ATS’ Stevenage, England facility provides test solutions with expertise in signal generators, signal analyzers, microwaves and automatic test equipment. ATS’ Cambridge, England facilities focus exclusively on wireless system test technologies. The remaining facilities focus on synthetic testing solutions and other broadband communications testing equipment.

Many of the component parts we use in our products are purchased, including semiconductors, transformers, and amplifiers. Although we have several sole source arrangements, all the materials and components we use, including those purchased from a sole source, are readily available and are or can be purchased in the open market. We have no long-term purchase commitments and no supplier provided more than 10% of our raw materials during fiscal 2008.

Our Employees

As of September 30, 2008, we had approximately 2,625 employees, of whom 1,450 were employed in a manufacturing capacity, and 1,175 were employed in engineering, sales, administrative or clerical positions. Approximately 100 of our employees are covered by a collective bargaining agreement. The collective bargaining agreement expires September 30, 2010. We believe that our employee relations are satisfactory.

Regulation

Our operations are subject to various federal, state, local, and foreign environmental laws, ordinances and regulations that limit discharges into the environment, establish standards for the handling, generation, use, emission, release, discharge, treatment, storage and disposal of, or exposure to, hazardous materials, substances and waste, and require cleanup of contaminated soil and groundwater. These laws, ordinances and regulations are complex, change frequently and have tended to become more stringent over time. Many of them provide for substantial fines and penalties, orders (including orders to cease operations) and criminal sanctions for violations. They may also impose liability for property damage and personal injury stemming from the presence of, or exposure to, hazardous substances.

We believe that we are in material compliance with all environmental laws, do not anticipate any material expenditure to meet current or pending environmental requirements, and generally believe that our processes and products do not present any unusual environmental concerns. We are unaware of any existing, pending, or threatened contingent liability that may have a material adverse effect on our ongoing business operations.

Our operations are also governed by laws and regulations relating to workplace safety and worker health and regulations. We believe we are in material compliance with these laws and regulations and do not believe that future compliance with such laws and regulations will have a material adverse effect on our results of operations or financial condition. We also believe that we are in material compliance with all applicable labor regulations.

Government Contracting Regulations

Because we have contracts with the federal government and its agencies, we are subject to audit from time to time for our compliance with government regulations by various agencies, including the Defense Contract Audit Agency (“DCAA”). The DCAA reviews the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. The DCAA has the right to perform audits on our incurred costs on all contracts on a yearly basis. An adverse finding under a DCAA audit could result in the disallowance of our costs under a government contract, termination of a government contract, forfeiture of profits, suspension of payments, fines and suspension and prohibition from doing business with the U.S. government. In the event that an audit by the DCAA results in disallowance of our costs under a contract, we have the right to appeal the findings of the audit under applicable dispute resolution provisions. Approval of submitted yearly contract incurred costs can take from one to three years from the date of submission of the contract costs.

Other governmental agencies, including the Defense Securities Service and the Defense Logistics Agency, may also, from time to time, conduct inquiries or investigations regarding a broad range of our activities.

Our principal products or services do not require any governmental approval, except for the requirement that we obtain export licenses for certain of our products.

Properties and Facilities

Our headquarters are located in Plainview, Long Island, New York, where we have approximately 90,000 square feet of space, including manufacturing space, that is utilized by both AMS and ATS. We believe that our facilities are adequate for our current and presently foreseeable needs and that we will be able to renew or replace our expiring leases on our rental properties on commercially reasonable terms. The following table sets forth information concerning the significant properties owned or leased by us.

Location	Owned/Leased	Approximate Square Footage	Expiration of Lease
Ann Arbor, Michigan	Owned	32,000	N/A
Cambridge, England	Leased	14,000	2011
Colorado Springs, Colorado	Owned	102,000	N/A
Cupertino, California	Leased	16,000	2009
Elancourt, France	Leased	14,000	2009
Frederick, Maryland	Leased	32,000	2011
Gothenburg, Sweden	Leased	5,000	2008
Hauppauge, Long Island, New York	Leased	47,000	2010
Londonderry, New Hampshire	Leased	37,000	2012
Nanjing, China	Leased	10,000	2009
New Century, Kansas	Owned	20,000	N/A
New Century, Kansas	Leased	38,000	2009
Plainview, Long Island, New York	Owned	69,000	N/A
Plainview, Long Island, New York	Leased	21,000	2013
Powell, Ohio	Leased	20,000	2011
Stevenage, England	Owned	142,000	N/A
Sunnyvale, California	Leased	20,000	2012
Whippany, New Jersey	Owned	57,000	N/A
Wichita, Kansas	Owned	156,000	N/A

Legal Proceedings

We are involved in various claims and legal actions that arise in the ordinary course of business. We do not believe that the ultimate resolution of any of these actions will have a material adverse effect on our financial position, results of operations, liquidity or capital resources.

During the quarter ended March 31, 2007, we became aware that certain RadHard bidirectional multipurpose transceivers sold by us since 1999 may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with the International Traffic in Arms Regulations (“ITAR”). Accordingly, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, U.S. Department of State, describing the details of the possible inadvertent misclassification. Simultaneously, we filed a Commodity Jurisdiction request providing detailed information and data supporting our contention that the product is not subject to ITAR and requesting a determination that such product is not ITAR controlled. By letter dated November 15, 2007, we were informed that the U.S. Department of State had determined in response to our Commodity Jurisdiction request, that the product is subject to the licensing jurisdiction of the U.S. Department of State in accordance with ITAR. We requested reconsideration of this determination. On February 7, 2008, we filed an addendum to the above referenced Voluntary Disclosure advising the Directorate of Defense Trade Controls that other products sold by us similar in nature to the transceiver described above may also be subject to ITAR. The Directorate of Defense Trade Controls agreed to extend our time to file such addendum to the Voluntary Disclosure until a decision was rendered with respect to our request for reconsideration of the determination in connection with the above-referenced Commodity Jurisdiction request. On August 5, 2008, we received a letter from the Office of Defense Trade Controls Compliance (“DTCC”) requesting that we provide documentation and/or information relating to our compliance initiatives after November 15, 2007 as well as the results of any product reviews conducted by us, and indicating that a civil penalty against us could be warranted in connection with this matter following the review of such materials. We have provided all of the materials and documentation requested by the DTCC. Our request for reconsideration was denied by the Directorate of Defense Trade Controls on August 19, 2008 which determined that the product is subject to the licensing jurisdiction of the Department of State in accordance with ITAR.  Accordingly, on September 18, 2008, we filed an addendum to our Voluntary Disclosure identifying other products that may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with ITAR but were inadvertently misclassified.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

During May 2008, we became further aware that a certain product sold by our KDI subsidiary may have inadvertently been misclassified as not ITAR controlled. On August 5, 2008, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, U.S. Department of State, describing the inadvertent misclassification of this product. At this time, it is not possible to determine whether any fines or other penalties will be asserted against us with respect to the foregoing matters, or the materiality of any outcome.

During November 2008, we became aware that our Hauppauge facility had shipped two ITAR controlled products to a foreign customer, but inadvertently had noted on the requisite paperwork that only one ITAR controlled product was included in the shipment.  We intend to file a voluntary disclosure with the Directorate of Defense Trade Controls, U.S. Department of State, informing them of this mistake.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

During January 2009, we became aware that a certain product sold by our Powell subsidiary, for which an ITAR marketing license had been properly issued by the U.S. Department of State, mistakenly was taken out of the country by an employee without first obtaining the required U.S. Customs signature upon departure. We intend to file a voluntary disclosure shortly advising the U.S. Department of State of this mistake. At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

An amended class action complaint was filed against us and our board of directors on June 20, 2007 in the Supreme Court of the State of New York, Nassau County. The complaint alleges that our board breached its fiduciary duties to our stockholders (i) by issuing a preliminary proxy statement on June 5, 2007 that was issued in connection with seeking stockholder approval of the Acquisition and (ii) in approving certain amendments, that are allegedly beyond the scope of our corporate powers, to our Supplemental Executive Retirement Plan and the employment agreements of defendants Harvey R. Blau, our then Chairman and Chief Executive Officer, and Leonard Borow, our then President and Chief Operating Officer. We are currently in settlement discussions with the plaintiffs and have accrued an insignificant liability for the settlement.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our board of directors, the board of directors of the parent and the board of managers of the parent LLC. In addition, the table sets forth information regarding our senior management.

Name	Age	Position
Leonard Borow	61	President and Chief Executive Officer; Member of our board of directors, the board of directors of the parent and the board of managers of the parent LLC
John Buyko	48	Executive Vice President and President of Aeroflex Microelectronic Solutions; Member of our board of directors
John Adamovich, Jr.	55	Senior Vice President, Chief Financial Officer, and Secretary
Charles Badlato	49	Vice-President — Treasurer
Carl Caruso	65	Vice-President — Manufacturing
Robert B. McKeon	54	Chairman of our board of directors, the board of directors of the parent and the board of managers of the parent LLC
Hugh Evans	40	Member of our board of directors, the board of directors of the parent and the board of managers of the parent LLC
Ramzi M. Musallam	40	Member of our board of directors, the board of directors of the parent and the board of managers of the parent LLC
Prescott H. Ashe	41	Member of the board of directors of the parent and the board of managers of the parent LLC
Joe Benavides	37	Member of the board of directors of the parent and the board of managers of the parent LLC
Bradley J. Gross	36	Member of the board of directors of the parent and the board of managers of the parent LLC
John D. Knoll	37	Member of the board of directors of the parent and the board of managers of the parent LLC

Leonard Borow is our President and Chief Executive Officer. He has been our employee in various executive positions since November 1989: Chief Executive Officer since August 2007, President since August 2005, Chief Operating Officer since October 1991 and a director since November 1992. Mr. Borow has served as a member of the board of directors of the parent and the board of managers of the parent LLC since August 2007. From February 2004 until August 2005, Mr. Borow was one of our Vice Chairmen and from October 1991 until February 2004, Mr. Borow was our Executive Vice President. Prior to joining us, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989.

John Buyko has been employed by us in various executive positions since January 1991 and has been our Executive Vice President since December 2006, Vice President since August 2005 and President of our AMS division since September 2001. Mr. Buyko has also served as a member of our board of directors since August 2007. From December 1998 until June 2001, Mr. Buyko was Senior Vice President-Marketing and Sales of AMS.

John Adamovich, Jr. has been employed by us as Senior Vice President and Chief Financial Officer since November 2005 and Secretary since August 2007. From November 2004 until May 2005, Mr. Adamovich was employed by Rainbow Media Enterprises, a subsidiary of Cablevision Systems Corporation, as its Executive Vice President and CFO. From January 1998 until November 2004, Mr. Adamovich was employed by Pall Corporation as its Group Vice President, Treasurer and CFO. From July 1975 until December 1997, Mr. Adamovich was employed by KPMG LLP, becoming a partner in 1986. Mr. Adamovich is licensed as a certified public accountant in the State of New York.

Charles Badlato has been employed by us in various financial positions since December 1987 and has been our Vice President since February 2004 and Treasurer since February 1994. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co.  Mr. Badlato is licensed as a certified public accountant in the State of New York.

Carl Caruso has been employed by us as Vice President of Aeroflex Plainview, Inc. since November 1989 and has been our Vice President—Manufacturing since February 1997. Prior to joining us, Mr. Caruso was Vice President of Comstron Corporation, which we acquired in November 1989.

Robert B. McKeon has served as the Chairman of our board of directors, the board of directors of the parent, and the board of managers of the parent LLC since August 2007.  Mr. McKeon is the Founder and Chairman of Veritas Capital, a New York-based private equity investment firm he formed in 1992.  Prior to forming Veritas in 1992, Mr. McKeon also served as the Chairman of Wasserstein Perella Management Partners where he was a founding partner of Wasserstein Perella & Co. in 1988, and was instrumental in raising and managing the group’s $1.1 billion private equity fund.  Mr. McKeon currently serves as Chairman of the Board of DynCorp International, Vangent Inc., and McNeil Technologies.  Mr. McKeon is a member of the Council on Foreign Relations, The Bretton Woods Committee, and the Center for Strategic & International Studies.  Mr. McKeon is also on the Board of Trustees of Fordham University.  Mr. McKeon holds a B.S. from Fordham University and an M.B.A. from Harvard Business School.

Hugh Evans has served as a member of our board of directors, the board of directors of the parent and the board of managers of the parent LLC since August 2007. Mr. Evans is a Partner at Veritas Capital. Prior to joining Veritas in 2005, Mr. Evans was a Partner at Falconhead Capital, a middle market private equity firm. While at Falconhead, Mr. Evans was a member of the firm’s investment committee. Prior to Falconhead, Mr. Evans was a Principal at Stonington Partners. Mr. Evans began his private equity career in 1992 at Merrill Lynch Capital Partners, the predecessor firm of Stonington, which was a wholly owned subsidiary of Merrill Lynch. Mr. Evans received an A.B. from Harvard University and an M.B.A. from the University of Chicago Graduate School of Business.

Ramzi M. Musallam has served as a member of our board of directors, the board of directors of the parent and the board of managers of the parent LLC since August 2007. Mr. Musallam is a partner at Veritas Capital, which he has been associated with since 1997. He is a member of the boards of directors of DynCorp International Inc., Vangent, Inc. and several private companies. Mr. Musallam holds a Bachelor’s degree from Colgate University with a major in Economics and Mathematics and a Masters degree in Business Administration from the University of Chicago Booth School of Business.

Prescott H. Ashe has served as a member of the board of directors of the parent and the board of managers of the parent LLC since August 2007. Since 2000, he has been a Managing Director of Golden Gate Capital. Prior to joining Golden Gate, Mr. Ashe was an investment professional at Bain Capital, which he initially joined in 1991. Prior to Bain Capital, Mr. Ashe was a consultant at Bain & Company. Mr. Ashe received his J.D. from Stanford Law School and his Bachelor of Science in Business Administration from the University of California at Berkeley. He is currently a director of several other private companies in which Golden Gate is an investor.

Joe Benavides has served as a member of the board of directors of the parent and the board of managers of the parent LLC since August 2007. Mr. Benavides is a Principal at Veritas Capital. Prior to joining Veritas Capital, Mr. Benavides was a Managing Director at The Blackstone Group. Prior to Blackstone, Mr. Benavides was most recently a Vice President in the Financial Sponsors Group at Credit Suisse First Boston. Mr. Benavides received a B.S. in Economics with a concentration in Finance from the Georgia Institute of Technology and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

Bradley J. Gross has served as a member of the board of directors of the parent and the board of managers of the parent LLC since August 2007.  Mr. Gross is a Managing Director in the Principal Investment Area of Goldman, Sachs & Co., where he has led and executed investments in a wide range of industries, including aerospace, consumer products, retail, healthcare, and financial institutions, a position he has held since 2007. Mr. Gross also has experience investing both within and outside the U.S., including positions in both the Hong Kong and Tokyo offices of Goldman, Sachs & Co.  He first joined Goldman, Sachs & Co. in 1995.  Mr. Gross received a B.A. from Duke University and an M.B.A. from the Stanford University Graduate School of Business. He currently serves on the board of directors of MoneyGram International, Inc., Griffon Corporation, Capmark Financial Group, and several other private companies in which Goldman, Sachs & Co. is an investor.

John D. Knoll has served as a member of the board of directors of the parent and the board of managers of the parent LLC since August 2007. Since 2000, Mr. Knoll has been an employee of Golden Gate Capital, where he serves as  a Principal. Prior to Golden Gate, Mr. Knoll worked at Covad Communications as a product manager. Prior to joining Covad, Mr. Knoll was a Consultant with Bain & Company, and worked in its private equity group.  Mr. Knoll holds an M.B.A. from Stanford University Graduate School of Business and a M.S. and B.S. in Industrial Engineering from Stanford University. He is currently a director of several other private companies in which Golden Gate is an investor.

Board Composition

The board of directors of the parent and the board of managers of the parent LLC is composed of eight directors. Pursuant to a limited liability company agreement among the Sponsors, certain members of our management and the parent LLC, (i) Veritas Capital has the right to elect four members of the board of directors of the parent and the board of managers of the parent LLC, (ii) Golden Gate has the right to elect two members of the board of directors of the parent and the board of managers of the parent LLC, (iii) GS Direct has the right to elect one member of the board of directors of the parent and the board of managers of the parent LLC and (iv) our chief executive officer serves as a member of the board of directors of the parent and the board of managers of the parent LLC during the term of his employment. The rights of Veritas Capital, Golden Gate and GS Direct to elect members of the board of directors of the parent and the board of managers of the parent LLC are subject to such entities holding certain specified percentages of the equity interests of the parent LLC.

We provide director and officers liability insurance for our officers and directors, directors of the parent and managers of the parent LLC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

On August 15, 2007, the date of the Acquisition, we ceased being a public company subject to SEC and NASDAQ rules.  Prior to that date, we had a Compensation Committee of our Board of Directors composed solely of independent directors that was responsible for the decisions regarding executive compensation.

Subsequent to the Acquisition, the new Board of Directors, or the “Board,” became responsible for the oversight of our executive compensation programs and policies.  The Board is composed of three non-employee directors and two executive officers.  The executive officers on the Board are excluded from the decision making process with respect to themselves.  Responsibilities of the Board with respect to executive compensation include the suggestion, review and approval of the following items:

-	Executive compensation strategy and philosophy;
-	Compensation arrangements for executive management, including salary and bonus;
-	Design and implementation of our equity incentive program;
-	Executive benefits and perquisites; and
-	Any other executive compensation or benefit related items.

General Policies

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase shareholder value.  The Board considers that executive compensation should not only be competitive in amount, but also be closely aligned with the long-term interests of the stakeholders which the Board represents while encouraging long-term executive retention.  It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business.  To attain these objectives, our executive compensation program includes a competitive base salary, an incentive cash bonus and equity-based compensation.

From time to time, the Board may utilize the services of independent consultants to perform analyses and to make recommendations to the Board relative to executive compensation matters.  During 2008, the Board was not advised by a compensation consultant regarding compensation matters.  No compensation consultant is paid on a retainer basis.  The recommendations of the Chief Executive Officer are also solicited by the Board with respect to compensation for named executives other than the Chief Executive Officer.  “Named executives” refers to those executive officers named on the Summary Compensation Table that immediately follows this discussion, other than Harvey R. Blau, whose employment with us ceased upon the consummation of the Acquisition.

Base Salary

Each of the named executives is a party to an employment agreement with the Company.  Salary is based on an executive’s level of responsibility and experience, individual performance and vulnerability to recruitment by other companies.  In 2008, the Board adjusted the base salaries of each executive based on changes in the marketplace, the general cost of living and each executive’s individual performance.  The average base salary increase in 2008 for our named executive officers was 5%.

Incentive Bonus Plan

The purpose of the incentive bonus plan is to reward participating executives for achieving the annual goals of the Company which in turn allow it to achieve its long-term goal of enhancing shareholder value.  The Board uses Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, to measure the performance of the Company.  EBITDA is adjusted for certain items that the Board believes are outside of the control of the executives and therefore should not be used as a measurement of achievement.  These items include stock-based compensation, certain expenses related to the Acquisition, advisory fees paid to the Sponsors, certain adjustments arising solely as a result of the Acquisition and the impact of fair value adjustments of our assets and liabilities and restructuring costs.  Our Chief Executive Officer and Executive Vice President each receive, pursuant to their employment agreements, an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain Adjusted EBITDA targets established by our Board.  At the beginning of each fiscal year, the Board establishes a target Adjusted EBITDA based on management projections.  Each of the aforementioned executives receives a bonus of 100% of base salary if the target is achieved, 50% of base salary for a minimum acceptable Adjusted EBITDA level and 150% of base salary for achievement of a maximum target Adjusted EBITDA.  The Board believes these targets are aggressive but achievable, requiring strong performance and execution.  Other named executive officers receive discretionary annual bonuses that are based on this same Adjusted EBITDA target.  These bonuses are suggested by the Chief Executive Officer and approved by the Board based not only on the achievement of targets, but also the respective individual’s performance.

Parent LLC Class A Member Interests

In connection with the Merger, certain members of management were invited to invest in parent LLC, which owns all of  the common stock of our parent.  This permits the executives to share in the increase in the value of the Company and is intended to focus their efforts on our long-term results.  The primary equity interest in parent LLC are the Class A member interests, of which a substantial controlling interest is owned by the Sponsors. The Class A member interests include a special distribution of up to 50% of management’s investment pursuant to the limited liability company operating agreement, providing a special incentive to management not available to the Sponsors. As a group, management owns 2.50% of the Class A membership interests.

Parent LLC Class B Member Interests

Certain members of our management have been granted Class B member interests in the parent LLC.  Pursuant to the terms of the limited liability company operating agreement governing the parent LLC, the holders of Class B member interests are entitled to receive a percentage of all distributions, if any, made by the parent LLC after (x) the holders of the Class A members in the parent LLC, including the Sponsors, have received a return of their invested capital plus a 12% per annum internal rate of return (compounded annually) on their invested capital and (y) certain members of our management that received Class A interests for their capital contributions to the parent LLC have received a special distribution in the aggregate amount of approximately $3.2 million, together with a 12% per annum internal rate of return (compounded annually). The Class B member interests are intended to provide incentive to management to keep focused on the long-term value of the Company.  The member interests were allocated based on the executive’s relative position and responsibilities.  These Class B member interests are non-transferable and vest ratably over five years, which provides a retention incentive.  If and when fully vested, the Class B shares will represent 8.73% ownership in the parent LLC.

Aeroflex Incorporated Employees’ 401(k) Plan

Generally, all employees based in the United States, including the named executive officers, are eligible to participate in the Aeroflex 401(k) plan after they have completed six months of service.  Employees contribute a portion of their salary to the 401(k) plan and the Company matches 50% of the first eight percent of eligible salary an employee contributes to the plan.

Executive Benefits and Perquisites

In order to offer a competitive package to attract and retain strong executives, we provide various benefits and perquisites to certain members of management. These include a deferred compensation plan, leased autos, car expenses or car allowances, ten hours personal use of company jet timeshare (with reimbursement by the employee of the minimum amount of income imputed for such use as determined under applicable Federal and State rules and regulations), an executive medical reimbursement plan and split dollar life insurance agreements.  Each executive receives a different package of benefits.

Post-termination Benefits

Certain of the named executives have terms in their employment contracts which provide for payments upon termination.  The Chief Executive Officer also receives a consulting agreement for three years following his termination at two-thirds of his salary plus bonus and certain benefits.  See “2008 Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Implications

As part of its responsibilities with respect to executive compensation, the Board considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which, in some circumstances, limits the Company’s tax deduction for compensation to certain individuals to $1,000,000 per year.  Since the Company was privately held as of December 31, 2008, it was not subject to Section 162(m).  In past years, when the Company’s stock was publicly traded and Section 162(m) was applicable, the relevant executives were subject to employment contract terms which required them to defer any compensation in excess of the $1,000,000 to a Deferred Compensation Plan.  Such deferral would be payable to the employee upon termination of employment and under certain other circumstances.  Once we are subject to Section 162(m) again, we will once again address these limits.

Summary Compensation Table

The following table sets forth information with respect to our Chief Executive Officer, Chief Financial Officer, each of the three other most highly compensated executive officers and the former Chief Executive Officer for fiscal 2008 in each case excluding any pre-Acquisition equity based compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)		All Other Compensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)		(i)	(j)

Leonard Borow President and Chief Executive Officer	2008 2007	$522,452 446,406	$	- -	$3,360,688 -	$	- -	$658,193 2,057,097		$45,000 636,723	$21,734,585 33,464	$26,320,918 3,173,690
John Buyko Executive Vice President and President of Aeroflex Microelectronic Solutions	2008 2007	$422,467 340,158	$	- 600,250	$2,800,573 -		- -	$532,823 -	$	- -	$119,050 7,500	$3,874,913 947,908
John Adamovich, Jr. Senior Vice President, Chief Financial Officer and Secretary	2008 2007	$437,114 423,534		$360,000 400,000	$448,092 -		- -	- -		$1,183 -	$68,064 8,800	$1,314,453 832,334
Charles Badlato Vice-President — Treasurer	2008 2007	$250,546 251,280		$180,000 200,250	$168,034 -		- -	- -		$4,257 34,053	$3,167,480 16,580	$3,770,317 502,163
Carl Caruso Vice-President — Manufacturing	2008 2007	$285,334 307,549		$215,000 240,250	$168,034 -		- -	- -	$	- -	$666,035 19,486	$1,334,403 567,285
Harvey R. Blau Former Chairman and Chief Executive Officer	2008 2007	$89,527 350,792	$	- -	$ - -	$	- -	$ - 2,057,097		$39,215 532,630	$6,723,947 30,421	$6,852,689 2,970,940
_______________________
(1)	“Salary” includes contributions to our 401(k) Plan by each of the executive officers listed below for fiscal 2008 and 2007, as follows:

Name	2008	2007
Leonard Borow	$20,500	$20,500
John Buyko	15,500	15,500
John Adamovich, Jr.	29,115	23,587
Charles Badlato	15,707	15,435
Carl Caruso	19,977	21,409
Harvey R. Blau	-	-

(2)
“Stock Awards” includes the value of parent LLC Class B Member Interests awarded to the named executives.  The amounts disclosed are based on the grant date fair value of the entire award as calculated in accordance with SFAS No. 123(R).  The Class B member interests vest ratably over five years.

(3)
“Non-Equity Incentive Plan Compensation” includes incentive bonuses payable to the certain executives based on operating results  pursuant to their respective employment agreements.  The compensation identified in this column for fiscal 2008 was based on the achievement of a targeted level of Adjusted EBITDA, as defined by the employment agreements.

(4)
“Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” for Fiscal 2008 does not reflect earnings on the deferred compensation balances of Messrs. Borow and Blau, as their balances decreased by $35,173 and $28,641, respectively.

(5)           “All Other Compensation” for fiscal 2008 includes:

(i) for Mr. Borow, (a) a payment for a covenant not to compete of $3,700,000, made in connection with the Acquisition, (b) a one-time bonus award in connection with the Acquisition of $886,590, (c) a payment of $14,085,887, including interest through June 30, 2008, due in exchange for relinquishing his change in control rights under a Supplemental Executive Retirement Plan that was terminated at the time of the Acquisition, (d) a tax gross-up, on the amount specified in (c) above, of $1,903,130, (e) the $1,112,248 fair value, as calculated in accordance with SFAS No. 123(R), of a discount on the purchase of parent LLC Class A member interests in the form of a special distribution, (f) $25,749 imputed value of a leased automobile, and (g) other compensation and perquisites, none of which individually exceeded $10,000;

(ii) for Mr. Buyko, (a) the $111,225 fair value, as calculated in accordance with SFAS No. 123(R), of a discount on the purchase of parent LLC Class A member interests in the form of a special distribution and (b) other compensation and perquisites, none of which individually exceeded $10,000;

(iii) for Mr. Adamovich, (a) the $55,612 fair value, as calculated in accordance with SFAS No. 123(R), of a discount on the purchase of parent LLC Class A member interests in the form of a special distribution and (b) $12,452 in company matching funds under the Aeroflex Incorporated Employees’ 401(k) Plan;

 (iv)  for Mr. Badlato, (a) the $22,245 fair value, as calculated in accordance with SFAS No. 123(R), of a discount on the purchase of Parent LLC Class A member interest in the form of a special distribution, (b) a payment of $3,128,276, including interest through June 30, 2008, due in exchange for relinquishing his change in control rights under a Supplemental Executive Retirement Plan that was terminated at the time of the Acquisition, and (c) other compensation and perquisites, none of which individually exceeded $10,000;

(v) for Mr. Caruso, (a) a one-time bonus award in connection with the Acquisition of $648,450, and (b) other compensation and perquisites, none of which individually exceeded $10,000; and

(vi) for Mr. Blau, (a) a severance payment of $4,266,839 in connection with the change in control which occurred as a result of the Acquisition and his subsequent retirement in accordance with his employment agreement, (b) a tax gross-up, on the amount specified in (a) above, of $2,424,028, (c) $26,794 imputed value of a leased automobile, and (d) other compensation and perquisites, none of which individually exceeded $10,000.

Employment Agreements

We are a party to employment agreements with each of our executive officers, the terms of which are set forth below.

Leonard Borow

We are a party to an employment agreement with Mr. Borow, our President and Chief Executive Officer, which expires on August 15, 2012. Mr. Borow currently receives a base salary of $555,000 and an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain EBITDA targets established by our board of directors.

Mr. Borow’s employment agreement provides for a three-year consulting period after the termination of employment by expiration of the contract term, mutual agreement or retirement, during which time Mr. Borow will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary.

In the event that we terminate the employment of Mr. Borow without cause or Mr. Borow terminates his employment for good reason (as defined in the employment agreement), Mr. Borow is entitled to receive his salary, an annual bonus and continuation of health benefits for the remainder of the contract term. For this purpose, the annual bonus will be calculated based on the average of Mr. Borow’s highest annual bonuses for a period not to exceed three years during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. In the event Mr. Borow’s employment is terminated for cause (as defined in the employment agreement), Mr. Borow will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of Mr. Borow’s death or disability, Mr. Borow or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and Mr. Borow or his beneficiary or estate is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. In the event Mr. Borow’s employment terminates due to retirement, Mr. Borow shall be entitled to his salary through the date of termination, unused vacation, a prorated amount of any annual bonus for the fiscal year in which he retired and any benefits that have vested in accordance with the terms of the applicable award.

Mr. Borow is subject to non-competition and non-solicitation restrictions until the later of (i) August 15, 2012 and (ii) two years following the later of (a) the termination of his employment for any reason and (b) the three-year consulting period. In addition, we will provide Mr. Borow with a tax gross-up payment to cover any excise tax due under Sections 280G and 4999 of the Internal Revenue Code.

John Buyko

We are a party to an employment agreement with Mr. Buyko, our Executive Vice President, which provides for a term of employment ending August 15, 2012. Under the agreement, Mr. Buyko currently receives an annual salary of $450,000 and is eligible to receive an annual bonus of between 50% and 150% of his annual salary based upon the achievement of certain EBITDA targets established by our board of directors. Our board of directors will review Mr. Buyko’s salary annually and may increase (but not decrease without his consent) Mr. Buyko’s salary in its discretion. In the event that we terminate the employment of Mr. Buyko without cause or Mr. Buyko terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive (i) his salary for the remainder of the employment term at the rate in effect immediately prior to such termination, (ii) continuation of health benefits until the earlier of December 31st of the second year following his termination of employment or his commencement of full-time employment with a new employer and (iii) annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year) equal to the average of the highest annual bonuses for a period not to exceed three years awarded to him during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. In the event that we terminate the employment of Mr. Buyko for cause (as defined in the employment agreement), he is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of termination upon Mr. Buyko’s death or disability, Mr. Buyko or his beneficiary or estate is entitled to receive his salary through the date of determination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and he is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination.

In addition, Mr. Buyko is subject to non-competition and non-solicitation restrictions until the later of (i) the period during which Mr. Buyko is entitled to receive severance payments pursuant to the employment agreement and (ii) one year following the termination of his employment for any reason.

John Adamovich

We are a party to an employment agreement with Mr. Adamovich, our Senior Vice President, Chief Financial Officer and Corporate Secretary, which provides for a term of employment ending December 31, 2009. Under the agreement, Mr. Adamovich currently receives an annual salary of $440,000.  In the event that we terminate the employment of Mr. Adamovich within two years following a change in control (as defined in the employment agreement) without cause or Mr. Adamovich terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive (i) a lump sum severance payment, up to the maximum amount deductible under Sections 280G and 4999 of the Internal Revenue Code, of 2.5 times the sum of his base salary and average annual bonuses received for our last three fiscal years, (ii) continuation of health benefits until December 31st of the second year following his termination of employment, and (iii) a pro-rata bonus for the year of termination.

In the event that we terminate the employment of Mr. Adamovich without cause, or if  Mr. Adamovich terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment. In the event of termination upon death or due to disability, Mr. Adamovich or his beneficiary or estate is entitled to receive 50% of his salary for one year following termination of employment.

Charles Badlato

We are a party to an employment agreement with Mr. Badlato, our Vice President – Treasurer, under which Mr. Badlato’s term of employment will continue until we give him, or he gives us, written notice of an intention to terminate his employment upon a specified date. Under the agreement, Mr. Badlato currently receives an annual salary of $250,000.

In the event that we terminate the employment of Mr. Badlato without cause, or if  Mr. Badlato terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment. In the event of termination upon death or due to disability, Mr. Badlato or his beneficiary or estate is entitled to receive 50% of his salary for one year following termination of employment.

Carl Caruso

We are a party to an employment agreement with Mr. Caruso, our Vice President of Manufacturing, under which Mr. Caruso’s term of employment will continue until we give him, or he gives us, written notice of an intention to terminate his employment upon a specified date. Under the agreement, Mr. Caruso currently receives an annual salary of $290,000.  Prior to January 1, 2008, Mr. Caruso was paid the lump sum of $648,450 as consideration for the release of his option to terminate his employment upon our Acquisition by the parent on August 15, 2007. In January 2009, Mr. Caruso received a payment of $580,839 in exchange for relinquishing his right to a consulting arrangement at the end of his employment.

In the event that we terminate the employment of Mr. Caruso without cause, or if Mr. Caruso terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment. In the event of termination upon death or due to disability, Mr. Caruso or his beneficiary or estate is entitled to receive 50% of his salary for one year following termination of employment.

Additional information with respect to potential payments to the executive officers pursuant to their respective employment agreements is contained below in “2008 Potential Payments Upon Termination or Change in Control.”

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under			Estimated future payouts under			All other	All other
		non-equity incentive plan awards			equity incentive plan awards			stock	option	Exercise
								awards:	awards:	or base
Name	Grant							Number	Number	price of
	date	Threshold	Target	Maximum	Threshold	Target	Maximum	of shares	of securities	option
		($)	($)	($)	(#)	(#)	(#)	of stock	underlying	awards
								or units	options	($/Sh)
								(#)	(#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Leonard Borow	09/13/07	-	-	-	-	-	-	3.00%	-	-
John Buyko	09/13/07	-	-	-	-	-	-	2.50%	-	-
John Adamovich, Jr.	10/26/07	-	-	-	-	-	-	0.40%	-	-
Charles Badlato	10/26/07	-	-	-	-	-	-	0.15%	-	-
Carl Caruso	10/26/07	-	-	-	-	-	-	0.15%	-	-
Harvey R. Blau	-	-	-	-	-	-	-	-	-	-

Certain members of our management have been granted Class B member interests in parent LLC.  Pursuant to the terms of parent LLC’s limited liability operating agreement, the holders of the Class B member interests are entitled to receive a percentage of all distributions, if any, made by parent LLC after the Class A members, including the Sponsors, receive a return of their invested capital and the aforementioned special distribution, where applicable, plus a 12% annual return.  The Class B member interests are intended to provide incentive to management to keep focused on the long-term value of the Company.  These Class B member interests vest over five years.  The number of units disclosed in the table is the percentage share of overall equity interests in the parent LLC represented by these awards.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008

Equity
									Equity	incentive
			Equity						incentive	plan awards:
			incentive						plan awards:	Market or
			plan awards:					Market	Number of	payout
	Number of	Number	Number of				Number of	value of	unearned	value of
	securities	of securities	securities		Option	Option	shares or	shares or	shares, units	unearned
Name	underlying	underlying	underlying		exercise	expiration	units of	units of	or other	shares,
	unexercised	unexercised	unexercised		price	date	stock that	stock that	rights that	units or
	options	options	unearned		($)		have not	have not	have not	other rights
	(#)	(#)	options				vested	vested	vested	that have
	Exercisable	Unexercisable	(#	)			(#)	($)	(#)	not vested
($)

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Leonard Borow	-	-	-		-	-	3.00%	-	-	-
John Buyko	-	-	-		-	-	2.50%	-	-	-
John Adamovich, Jr.	-	-	-		-	-	0.40%	-	-	-
Charles Badlato	-	-	-		-	-	0.15%	-	-	-
Carl Caruso	-	-	-		-	-	0.15%	-	-	-
Harvey R.Blau	-	-	-		-	-	-	-	-	-
Certain members of our management have been granted Class B member interests in parent LLC.  Pursuant to the terms of parent LLC’s limited liability operating agreement, the holders of the Class B member interests are entitled to receive a percentage of all distributions, if any, made by parent LLC after the Class A members, including the Sponsors, receive a return of their invested capital and the aforementioned special distribution, where applicable, plus a 12% annual return.   These Class B member interests vest over five years.  The number of units disclosed in the table is the percentage share of overall equity interests in the parent LLC represented by these awards.  These Class B member interests represent profit interests in parent LLC.  The liquidation value of these interests at June 30, 2008 was zero.

FISCAL 2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)	on Exercise ($)
(a)	(b)	(c)	(d)	(e)

Leonard Borow	1,710,450	9,317,229	-	-
John Buyko	908,334	4,211,943	-	-
John Adamovich, Jr.	250,000	945,000	5,000	72,500
Charles Badlato	292,659	1,679,002	-	-
Carl Caruso	254,919	1,360,917	-	-
Harvey R. Blau	2,129,653	11,536,690	-	-

2008 PENSION BENEFITS

			Present Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service (#)	Benefit ($)	Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Leonard Borow	(1)	30	-	$-
John Buyko	-	-	-	-
John Adamovich, Jr.	-	-	-	-
Charles Badlato	(1)	20	-	-
Carl Caruso	-	-	-	-
Harvey R. Blau	(1)	27	-	$9,628,630

       1) Aeroflex Incorporated Supplemental Executive Retirement Plan

               Effective January 1, 1994, we established the Aeroflex Incorporated Supplemental Executive Retirement Plan (“SERP”) for certain of our officers.

The Normal Retirement Age under the SERP is 70.  The SERP would provide an annual benefit of 50% of Final Average Pay. “Final Average Pay” means the average of the three highest paid calendar years out of the last ten prior to retirement.  Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant’s age and years of service equals 70 and the participant attains age 55.  Retirement benefits are payable for life, with a guarantee of 10 years of payments.  In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant’s beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant’s employment agreement, if any.

The Acquisition constituted a change in control that accelerated the vesting of benefits under our SERP in the event of   a termination of employment of the participants in the SERP on or prior to August 15, 2008. The SERP was amended to provide that no additional benefits are earned after August 31, 2007. The Company entered into an employment agreement with Mr. Borow on August 15, 2007 and amended its employment agreement with Mr. Badlato in July 2008.  The employment agreements provide, among other terms, that if Messrs. Borow and Badlato remain employed beyond August 15, 2008, certain specified payments, approximating the benefits earned by each of them respectively, under the SERP, plus 6% interest per annum from August 15, 2007, would be payable to them in full satisfaction of the benefits payable under the SERP, payable the earlier of December 31, 2008 to January 5, 2009 or upon specified events. The aggregate liability of the company to Messrs. Borow and Badalto under the SERP, including the related interest, was $14,085,887 and $3,128,276, respectively, at June 30, 2008. These amounts have been reported as “All Other Compensation” in the summary compensation table.

2008 NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings	Withdrawals/	Balance
Name	Last FY ($)	in Last FY ($)	in Last FY ($)	Distributions ($)	at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Leonard Borow	$-	$-	$(35,173)	$2,924,840	$-
John Buyko	-	-	-	-	-
John Adamovich, Jr.	-	50,000	4,211	-	105,648
Charles Badlato	-	-	-	-	-
Carl Caruso	-	-	-	-	-
Harvey R. Blau	$-	$-	$10,574	$4,278,614	$-

The Company had a Deferred Compensation Plan for Messrs. Borow and Blau that was terminated with the consummation of the Acquisition on August 15, 2007.  This plan required them to defer any salary and bonus in excess of $1 million each year.  These deferrals were deposited in various mutual funds with income or losses being recorded to the liability.  No amounts were deferred for fiscal 2008.  During fiscal 2008, the balance for Messrs. Borow and Blau decreased in value due to changes in market valuations by $35,173 and $28,641, respectively.  The balances were paid in full in August and September of 2007.

In 1999, Mr. Blau deferred a portion of his bonus in the form of 118,833 shares of our common stock.  The increase in the value of these shares during fiscal 2008 was $39,215.  These shares were issued to Mr. Blau in connection with the Acquisition.

In accordance with a December 1, 2006 amendment to the employment contract of Mr. Adamovich, we have or will credit to a book reserve $50,000 beginning December 1, 2006 and each successive December 1 that he is employed by us.  This money is notionally invested in bonds, mutual funds or securities as agreed upon by our board of directors and Mr. Adamovich.  For fiscal 2008 we credited the book reserve by $50,000 and the balance accrued $4,211 of notional interest.  The Summary Compensation Table reflects the excess of these notional earnings over earnings calculated at a market rate of 120% of the applicable federal long term rate.

2008/2009 ACTUAL PAYMENTS  MADE UPON CHANGE IN CONTROL

The Acquisition was considered a change in control event, which resulted in the acceleration or payment of certain benefits.  The vesting of certain restricted stock and stock options was accelerated.  Benefits under the Supplemental Executive Retirement Plan became fully vested.  Previously earned, but deferred, compensation became payable and certain severance and other payments were made.

In December 2008, Mr. Borow was paid $14,519,690,  including interest, in exchange for relinquishing his change in control rights under a Supplemental Executive Retirement Plan that was terminated at the time of the Acquisition.  Further, on January 2, 2008, he received a one-time bonus award in connection with the Acquisition of $886,590 and payments totaling $2,924,840 of previously earned, but deferred, compensation in August and September 2007.  Certain of these payments are subject to excise tax and, in accordance with his employment agreement, Mr. Borow received a tax gross-up payment of $2,106,326.

Mr. Buyko had unvested options for which the vesting was accelerated pursuant to the change in control which provided him with a gain of $595,000.

Mr. Adamovich had unvested options and unvested restricted stock for which the vesting was accelerated pursuant to the change in control which provided him with gains of $708,750 and $72,500, respectively.

In January 2009, Mr. Badlato was paid $3,227,798, including interest, in exchange for relinquishing his change in control rights under a Supplemental Executive Retirement Plan that was terminated at the time of the Acquisition.  Further, he had unvested options for which the vesting was accelerated pursuant to the change in control as a result of the Acquisition which provided him with a gain of $39,625.

Mr. Caruso received a one-time bonus award in connection with the Acquisition of $648,450.  Further, he had unvested options for which the vesting was accelerated pursuant to the change in control which provided him with a gain of $39,625.

Mr. Blau received a severance payment of $4,266,839 in connection with the change in control  as a result of the Acquisition and his subsequent retirement in accordance with his employment agreement.  Further, he received payments totaling $4,278,614 of previously earned, but deferred, compensation.  Certain of these payments are subject to excise tax and, in accordance with his employment agreement, Mr. Blau received a tax gross-up payment of $2,424,028.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Leonard Borow

Mr. Borow’s employment agreement provides for a three-year consulting period after the termination of employment by expiration of the contract term, mutual agreement or retirement, during which time Mr. Borow will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. Based on his current salary, he would receive monthly payments of $30,833.

In the event that we terminate the employment of Mr. Borow without cause or Mr. Borow terminates his employment for good reason (as defined in the employment agreement), Mr. Borow is entitled to receive his salary, an annual bonus and continuation of health benefits for the remainder of the contract term. For this purpose, the annual bonus will be calculated based on the average of Mr. Borow’s highest annual bonuses for a period not to exceed three years during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. As of June 30, 2008, this lump sum severance would aggregate $5,008,991.  In the event Mr. Borow’s employment is terminated for cause, Mr. Borow will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of Mr. Borow’s death or disability, Mr. Borow or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and Mr. Borow or his beneficiary or estate is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. In the event Mr. Borow’s employment terminates due to retirement, Mr. Borow shall be entitled to his salary through the date of termination, unused vacation, a prorated amount of any annual bonus for the fiscal year in which he retired and any benefits that have vested in accordance with the terms of the applicable award.

Mr. Borow is subject to non-competition and non-solicitation restrictions until the later of (i) August 15, 2012 and (ii) two years following the later of (a) the termination of his employment for any reason and (b) the three-year consulting period. In addition, we will provide Mr. Borow with a tax gross-up payment to cover any excise tax due under Sections 280G and 4999 of the Internal Revenue Code.

John Buyko

In the event that we terminate the employment of Mr. Buyko without cause or Mr. Buyko terminates his employment for good reason, he is entitled to receive (i) his salary for the remainder of the employment term at the rate in effect immediately prior to such termination, (ii) continuation of health benefits until the earlier of December 31st of the second year following his termination of employment or his commencement of full-time employment with a new employer and (iii) annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year) equal to the average of the highest annual bonuses for a period not to exceed three years awarded to him during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007.  As of June 30, 2008, this lump sum severance would aggregate $4,057,847.  In the event that we terminate the employment of Mr. Buyko for cause, he is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of termination upon Mr. Buyko’s death or disability, Mr. Buyko or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and he is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination.

In addition, Mr. Buyko is subject to non-competition and non-solicitation restrictions until the later of (i) the time period during which Mr. Buyko is entitled to receive severance payments pursuant to the employment agreement and (ii) one year following the termination of his employment for any reason.

John Adamovich

In the event that we terminate the employment of Mr. Adamovich within two years following a change in control without cause or Mr. Adamovich terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive (i) a lump sum severance payment, (up to the maximum amount deductible under Sections 280G and 4999 of the Internal Revenue Code), of 2.5 times the sum of his base salary and average annual bonuses received for our last three fiscal years, (ii) continuation of health benefits until December 31st of the second year following his termination of employment, and (iii) a pro-rata bonus for the year of termination.  As of June 30, 2008, this lump sum severance would aggregate $1,983,333.

In the event that we terminate the employment of Mr. Adamovich without cause, or if  Mr. Adamovich terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment.  As of June 30, 2008, this lump sum severance payment would aggregate $440,000.

Charles Badlato

In the event that we terminate the employment of Mr. Badlato without cause, or if  Mr. Badlato terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment.  As of June 30, 2008, this lump sum severance payment would aggregate $250,000. In the event of termination upon death or due to disability, Mr. Badlato or his beneficiary or estate is entitled to receive 50% of his salary for one year following termination of employment.

Carl Caruso

In the event we terminate the employment of Mr. Caruso without cause or if Mr. Caruso terminates employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment. As of June 30, 2008, this lump sum severance would aggregate $290,000. In the event of termination upon death or due to disability, Mr. Caruso or his beneficiary or estate is entitled to receive 50% of his salary for one year following termination of employment.

Compensation of Directors

Our directors serve without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are a wholly-owned subsidiary of the parent, and an indirect subsidiary of the parent LLC. The parent LLC owns all of the common stock of the parent.

The following table sets forth information with respect to the beneficial ownership of the Class A and Class B interests in the parent LLC by:

•	each person who is known by us to beneficially own 5% or more of the outstanding equity of the parent LLC;

•	each member of our board of directors, the board of directors of the parent and the board of managers of the parent LLC;

•	each of the named executive officers in the “Summary Compensation Table”; and

•	all executive officers and directors as a group.

To our knowledge, each of the holders of Class A and Class B interests in the parent LLC listed below has sole voting and investment power as to the interests owned unless otherwise noted.

Name of Beneficial Owner(1)	Percent of Class A Interests(2)	Percent of Class B Interests(2)
Veritas Capital Partners III, L.L.C.(3)(4)	45.1%	—
Affiliates of Golden Gate Private Equity, Inc.(5)	26.2%	—
GS Direct(6)	22.0%	—
Leonard Borow	2.0%	34.4%
John Buyko	*	28.7%
John Adamovich, Jr.	*	4.6%
Charles Badlato	*	1.7%
Carl Caruso	*	1.7%
Robert B. McKeon(7)	45.1%	—
Hugh Evans	—	—
Ramzi M. Musallam	—	—
Joe Benavides	—	—
Prescott H. Ashe	—	—
John D. Knoll	—	—
Bradley J. Gross	—	—
All executive officers and directors as a group (12 persons)(8)	47.4%	71.1%

_______________________
*	Denotes beneficial ownership of less than 1%.

(1)	Except as otherwise indicated, the address for each of the named beneficial owners is 35 South Service Road, P.O. Box 6022, Plainview, New York 11803.

(2)	Class A and Class B interests represent approximately 91% and 9% of the parent LLC’s equity interests, respectively.

(3)
The address for Veritas Capital Partners III, L.L.C. and Messrs. McKeon, Evans, Musallam and Benavides is c/o The Veritas Capital Fund III, L.P., 590 Madison Avenue, New York, New York 10022. Veritas Capital Partners III, L.L.C. is the general partner of The Veritas Capital Fund III, L.P.

(4)	Includes Class A interests held by AX Holding LLC, which is an affiliate of Veritas Capital Partners III, L.L.C.

(5)	The address for Golden Gate Private Equity, Inc. and its affiliates is One Embarcadero Center, 39th Floor, San Francisco, California 94111.

(6)	The address for GS Direct is 85 Broad Street, New York, New York 10004.

(7)
Mr. McKeon, Chairman of the board of directors of the parent LLC, is the President of Veritas Capital Partners III, L.L.C., and as such may be deemed a beneficial owner of the Class A interests owned by Veritas Capital Partners III, L.L.C. and AX Holding LLC. Mr. McKeon disclaims this beneficial ownership except to the extent of his pecuniary interest in The Veritas Capital Fund III, L.P. and the parent LLC.

(8)
Includes Class A interests held by Veritas Capital Partners III, L.L.C. and AX Holding LLC, beneficial ownership of which may be deemed to be held by Mr. McKeon, as the President of Veritas Capital Partners III, L.L.C. See footnote 7 above. Mr. McKeon disclaims this beneficial ownership except to the extent of his pecuniary interest in The Veritas Capital Fund III, L.P. and the parent LLC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Advisory Agreement

At the closing of the Acquisition, we entered into an advisory agreement with affiliates of the Sponsors under which the Sponsors provide certain advisory services to us. As compensation for these services, we paid the Sponsors a one-time transaction fee as of the closing of the Acquisition in the aggregate amount of $22.0 million and we pay (i) an annual advisory fee in the aggregate amount equal to the greater of $2.2 million and 1.8% of our EBITDA for the prior fiscal year (as defined in the Senior Secured Credit Facility) and (ii) transaction fees on all future acquisitions, divestitures, financings and liquidity events, which will be calculated pro rata based upon aggregate equity investments at the time of such future acquisitions, divestitures, financings or liquidity events (taking into account any new investment being made at such time) or, when the Sponsors do not provide any equity investments, based on the value of the transaction. In addition to the fees described above, we also pay or reimburse the Sponsors (i) for all out-of-pocket costs incurred by the Sponsors in connection with their activities under the advisory agreement and (ii) for the reasonable costs and expenses of their respective counsel and advisers in connection with the monitoring of their respective investments in us, any requested amendment or waiver of any investment document, and the sale or disposition of their respective interests in us. The advisory agreement has an initial term expiring on December 31, 2013 and is automatically renewable for additional one year terms thereafter unless we or the Sponsors give notice of non-renewal.  The advisory fees paid to the affiliates of the Sponsors aggregated $2.3 million for fiscal 2009.

Limited Liability Company Agreement

At the closing of the Acquisition, the Sponsors and certain members of our management who purchased equity interests in the parent LLC became parties to a limited liability company agreement with the parent LLC that sets forth provisions relating to the management and ownership of the parent LLC, including the rights of the Sponsors to appoint members of the parent’s board of directors and the board of managers of the parent LLC. See “Management—Board Composition.” In addition, the limited liability company agreement provides for, among other things, restrictions on the transferability of equity of the parent LLC, tag-along rights, drag-along rights, rights of first refusal, preemptive rights and information rights.

Without the approval of the Sponsors, subject to certain stated exceptions, the parent LLC may not permit the parent to take certain actions, including:

•
a merger, consolidation or liquidation, dissolution or recapitalization (including dividend distributions and reorganizations), public offerings or other liquidity events, until the fifth anniversary of the closing of the Acquisition;

•	acquisitions or divestitures in excess of $25.0 million at any time prior to the expiration of the lock-up period applicable to the Sponsors following an initial public offering of the parent;

•	the grant, issuance or redemption of capital stock or options at any time prior to the expiration of the lock-up period applicable to the Sponsors following an initial public offering of the parent;

•
amendments to the parent’s certificate of incorporation, by-laws, the Senior Secured Credit Facility or the Indenture governing the Notes at any time prior to the expiration of the lock-up period applicable to the Sponsors following an initial public offering of the parent;

•	transactions with the Sponsors or affiliates or employees of the Sponsors;

•
the hiring, termination or modification of compensation arrangements of our Chief Executive Officer or any of his direct reports at any time prior to the expiration of the lock-up period applicable to the Sponsors following an initial public offering of the parent; and

•
the approval of each annual budget (including management bonus programs) and any material deviation from an approved budget at any time prior to the expiration of the lock-up period applicable to the Sponsors following an initial public offering of the parent.

Registration Rights Agreement

At the closing of the Acquisition, the parent LLC became party to a registration rights agreement with the parent. The registration rights agreement granted the parent LLC customary demand and piggyback registration rights for the benefit of the Sponsors and piggyback registration rights for the benefit of certain members of our management.

Issuance of Membership Interests of the Parent LLC

In connection with the closing of the Acquisition, the parent LLC issued an aggregate of $372.0 million of membership interests to the Sponsors. Veritas Capital and an affiliate of Veritas Capital purchased $172.0 million of membership interests, affiliates of Golden Gate purchased $100.0 million of membership interests and GS Direct purchased $100.0 million of membership interests. At the closing of the Acquisition, certain members of our management purchased an aggregate of approximately $6.4 million of membership interests from the parent LLC and after the closing, GS Direct transferred $16.0 million of membership interests to third party investors.

In addition, certain members of our management have been granted Class B interests in the parent LLC. See “Management—Parent LLC Class B Interests.”

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

On August 15, 2007, we entered into a Senior Secured Credit Facility with various lenders and Goldman Sachs Credit Partners L.P., as administrative agent. The following is a summary of the material terms that are contained in the Senior Secured Credit Facility. This description does not purport to be complete and is qualified in its entirety by reference to the provisions of the Senior Secured Credit Facility.

Structure.  The Senior Secured Credit Facility consists of a senior secured term loan, or term loan facility, of $525.0 million, and a senior secured revolving credit facility, or revolving credit facility, of $50.0 million, which facilities may be increased by an incremental facility in an aggregate amount of up to $75.0 million under certain circumstances. A portion of the revolving credit facility is available for letters of credit and swing line loans. The full amount of the term loan facility was drawn to pay a portion of the consideration for the Acquisition and fees and expenses related to the Transactions. Subject to customary conditions, including the absence of defaults under the Senior Secured Credit Facility, amounts available under the revolving credit facility may be borrowed, repaid and reborrowed, as applicable until the maturity date thereof. The revolving credit facility is permitted to be used for permitted capital expenditures and permitted acquisitions, to provide for ongoing working capital requirements and for general corporate purposes.

Maturity, Amortization and Prepayment.  The term loan facility amortizes in equal consecutive quarterly installments equal to $1,312,500 (which amount will be increased to the extent all or a portion of the incremental facility is drawn), with the balance payable on August 15, 2014. Unless terminated earlier, the revolving credit facility will mature on August 15, 2013.

The Senior Secured Credit Facility is subject to mandatory prepayment with: (i) 100% (subject to a reduction to 50% upon achievement of certain financial performance measures) of the net cash proceeds of certain asset sales, subject to certain exceptions and reinvestment rights; (ii) 100% of the net cash proceeds of insurance paid on account of any loss of any property or assets, subject to certain reinvestment rights; (iii) 100% of the net cash proceeds of debt incurrences (other than debt incurrences permitted under the Senior Secured Credit Facility); and (iv) a percentage of our excess cash flow, as defined in the Senior Secured Credit Facility, for each year commencing with the fiscal year ending June 30, 2008 (which percentage ranges from 75% to 0% depending upon the ratio of our consolidated secured indebtedness to our EBITDA). Any such prepayments are required to be applied first to the term loan facility and thereafter to the revolving credit facility (without a corresponding reduction in the revolving credit commitments).

Interest.  The loans under the Senior Secured Credit Facility bear interest, at our option, at a rate per annum equal to either: (i) the base rate (as defined in the Senior Secured Credit Facility), plus an applicable margin, or (ii) the adjusted LIBOR rate (as defined in the Senior Secured Credit Facility), plus an applicable margin, which margins are based on the ratio of our consolidated secured indebtedness to our EBITDA. In the case of loans bearing interest at the adjusted LIBOR rate, the applicable margin ranges from (i) 3.00% to 3.25% in the case of certain term loans, (ii) 3.50% to 3.75% in the case of other term loans and (iii) 2.75% to 3.25% in the case of revolving loans. In the case of loans bearing interest at the base rate, the applicable margins are 1.0% less than those listed in clauses (i), (ii) and (iii) above. During the continuance of any payment event of default and, at the election of the required lenders (as defined in the Senior Secured Credit Facility) during the continuance of any other event of default, our Senior Secured Credit Facility loans will bear interest at the rate of 2.00% per annum in excess of the per annum rate that would otherwise be in effect.

Guarantees and Security.  The Senior Secured Credit Facility, and any obligations under any interest rate hedging agreements entered into between any borrower or guarantor and any counterparty that is (or was at the effective date of such hedging agreement) a lender under the Senior Secured Credit Facility (or any affiliate thereof) are guaranteed by the parent and each of its existing and future direct and indirect domestic subsidiaries, other than us, and certain foreign subsidiaries of the parent that would not be treated as controlled foreign corporations with respect to us for U.S. federal income tax purposes, in each case, subject to certain exceptions for immaterial subsidiaries and subsidiaries prohibited by law from becoming guarantors. Subject to certain customary exceptions, the borrowers and the guarantors granted to the lenders under the Senior Secured Credit Facility and counterparties under the hedging agreements described above a first priority security interest in and lien on substantially all of their assets.

Fees.  Certain customary fees are payable to the lenders and the agents under the Senior Secured Credit Facility, including, without limitation, a commitment fee based upon non-use of available funds, letter of credit fees, issuer fronting fees and an annual facility servicing fee.

Covenants.  The Senior Secured Credit Facility contains various customary affirmative and negative covenants (subject to materiality thresholds, baskets, and customary exceptions and qualifications), including, but not limited to, restrictions on the ability of the borrowers and guarantors to (i) dispose of assets or stock; (ii) incur additional indebtedness and guarantee obligations; (iii) pay certain dividends; (iv) create liens on assets; (v) make investments, loans or advances; (vi) restrict distributions to the borrowers or guarantors from their subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; (ix) incur additional negative pledges; (x) incur capital expenditures; (xi) change our fiscal year or accounting practices or the lines of business in which we and our subsidiaries are involved; (xii) enter into sale-leaseback transactions; (xiii) prepay principal of, premium, or interest on, or redeem, purchase, retire, defease, or create a sinking fund or make a similar payment with respect to, any subordinated indebtedness and certain other debt; (xiv) change the conduct of business; (xv) conduct activities of any parent holding company or (xvi) amend the merger agreement or organizational documents. In addition, under the Senior Secured Credit Facility, we are required to comply with a maximum total leverage ratio test.

Events of Default.  The Senior Secured Credit Facility contains customary events of default (subject to mutually agreed exceptions, thresholds and grace periods), including, without limitation: (i) nonpayment of principal or interest; (ii) failure to perform or observe covenants; (iii) inaccuracy or breaches of representations and warranties; (iv) cross-defaults with certain other indebtedness; (v) certain bankruptcy related events; (vi) impairment of security interests in collateral or invalidity or unenforceability of the Senior Secured Credit Facility documents; (vii) monetary judgment defaults; (viii) certain ERISA matters; and (ix) certain change of control events.

Senior Subordinated Unsecured Credit Facility

On September 21, 2007, we entered into a Senior Subordinated Unsecured Credit Facility with various lenders and Goldman Sachs Credit Partners L.P., as administrative agent. The following is a summary of the material terms that are contained in the Senior Subordinated Unsecured Credit Facility. This description does not purport to be complete and is qualified in its entirety by reference to the provisions of the Senior Subordinated Unsecured Credit Facility.

Structure.  The Senior Subordinated Unsecured Credit Facility consists of a term loan of $120.0 million. The full amount of the Senior Subordinated Unsecured Credit Facility was used to refinance a senior subordinated bridge loan that was drawn to pay a portion of the consideration for the Acquisition and fees and expenses related to the Transactions.

Maturity and Prepayment.  The Senior Subordinated Unsecured Credit Facility will mature and become due in full on February 15, 2015. The Senior Subordinated Unsecured Credit Facility will be subject to mandatory offers to prepay upon the receipt of unapplied asset sale proceeds in excess of $20.0 million and upon a change of control (with a prepayment premium of 1.0%). The Senior Subordinated Unsecured Credit Facility may be prepaid at any time, subject to the payment of certain prepayment premiums.

Interest.  The loans under the Senior Subordinated Unsecured Credit Facility bear interest at a rate per annum equal to 11.75%. Interest is payable on February 15 and August 15 of each year and is payable exclusively in kind until August 15, 2010. During the continuance of any payment event of default, the overdue principal and/or interest will bear interest at the rate of 1.00% per annum in excess of the per annum rate that would otherwise be in effect.

Guarantees.  The Senior Subordinated Unsecured Credit Facility is guaranteed by our existing direct and indirect domestic subsidiaries, and will be guaranteed by all of our future domestic restricted subsidiaries (as defined in the Senior Subordinated Unsecured Credit Facility).

Covenants.  The Senior Subordinated Unsecured Credit Facility contains various customary affirmative and negative covenants (subject to materiality thresholds, baskets, and customary exceptions and qualifications), including, but not limited to, restrictions on the ability of the borrowers and guarantors to (i) incur additional indebtedness; (ii) create liens on assets; (iii) make restricted payments; (iv) restrict distributions to the borrowers or guarantors from their subsidiaries or incur additional negative pledges; (v) designate unrestricted subsidiaries; (vi) engage in asset sales; (vii) engage in certain transactions with affiliates; (viii) change the lines of business in which we and our subsidiaries are involved; (ix) make payments for consents and (x) engage in mergers or consolidations.

Events of Default.  The Senior Subordinated Unsecured Credit Facility contains customary events of default (subject to certain exceptions, thresholds and grace periods), including, without limitation: (i) nonpayment of principal or interest; (ii) failure to perform or observe covenants; (iii) inaccuracy or breaches of representations and warranties; (iv) cross-acceleration with certain other indebtedness; (v) certain bankruptcy related events; (vi) invalidity or unenforceability of guarantees and (vii) monetary judgment defaults.

Subordination.  The indebtedness outstanding under the Senior Subordinated Unsecured Credit Facility is subordinated to the prior payment in full of all senior debt (as defined in the Senior Subordinated Unsecured Credit Facility).

DESCRIPTION OF NEW NOTES

General

Aeroflex issued the Original Notes on August 7, 2008 and will issue the New Notes pursuant to an Indenture (the "Indenture"), among the Company, the Guarantors and The Bank of New York Mellon Corporation, as trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the terms of the Original Notes, except for the transfer restrictions and registration rights relating to the Original Notes. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of the New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following description is a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because that document, and not this description, defines your rights as holders. The definitions of certain terms used in the following summary are set forth below under "—Certain Definitions" and if not defined below under "—Certain Definitions" have the meaning assigned to them in the Indenture. For purposes of this summary, (i) the term "Company" refers only to Aeroflex and not to any of its Subsidiaries and (ii) the terms "we," "our" and "us" refer to the Company and its consolidated Subsidiaries. References to the "Notes" in this section of the prospectus refers to both the "Original Notes" and the "New Notes", unless otherwise indicated by the context.

Brief Description of the New Notes

The New Notes will be:

•	general unsecured obligations of the Company;

•
will be effectively subordinated in right of payment to all existing and future secured Indebtedness of the Company, including borrowings under the Senior Secured Credit Facility, to the extent of the value of the collateral securing such Indebtedness;

•	will be structurally subordinated to any existing and future Indebtedness and other liabilities of the Company's Foreign Subsidiaries and any future Unrestricted Subsidiaries of the Company;

•	pari passu in right of payment with all existing and future senior unsecured Indebtedness of the Company;

•	will be senior in right of payment to all existing and any future subordinated Indebtedness of the Company, including borrowings under the Senior Subordinated Unsecured Credit Facility; and

•	will be unconditionally guaranteed, jointly and severally, by the Guarantors.

Note Guarantees

The New Notes will be guaranteed by all existing Domestic Subsidiaries of the Company and any future Domestic Subsidiaries that are required to become Guarantors under the Indenture as described below under “Certain Covenants – Additional Note Guarantee.” The Guarantors, as primary obligors, will jointly and severally and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the New Notes, whether for payment of principal of, or interest on, the New Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

Each guarantee of the New Notes:

•	will be a general unsecured obligation of the Guarantor;

•
will be effectively subordinated to all existing and future secured Indebtedness of that Guarantor, including guarantees of the obligations under the Senior Secured Credit Facility, to the extent of the value of the collateral securing such Indebtedness;

•	will be pari passu in right of payment with all existing and any future senior unsecured Indebtedness of that Guarantor; and

•
will be senior in right of payment to all existing and any future subordinated Indebtedness of that Guarantor, including guarantees of borrowings under the Senior Subordinated Unsecured Credit Facility.

As of September 30, 2008, Aeroflex and the Guarantors had total secured Indebtedness of approximately $519.8 million. As indicated above, payments on the New Notes and under the Note Guarantees will be effectively subordinated to secured Indebtedness to the extent of the value of the assets securing such Indebtedness. The Indenture will permit us and the Guarantors to incur additional secured Indebtedness.

None of the Company’s Unrestricted Subsidiaries or Foreign Subsidiaries will guarantee the New Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As a result, the New Notes will be structurally subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor Subsidiaries. As of September 30, 2008, the aggregate total assets (based on book value) of our non-guarantor subsidiaries were $259 million, representing approximately 18% of our total assets. In addition, 24% of our total liabilities were attributable to our non-guarantor subsidiaries as of September 30, 2008. For fiscal 2008, 30% of our net sales was attributable to our non-guarantor subsidiaries. For fiscal 2008, our non-guarantor subsidiaries had a loss from continuing operations of $14.1 million.

As of the date of the prospectus, all of our Subsidiaries are “Restricted Subsidiaries.”  However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our existing and future Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the New Notes.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Aeroflex or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental Indenture reasonably satisfactory to the Trustee; or

(b)
the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture including, without limitation, the “Asset Sales” provisions of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Aeroflex or a Restricted Subsidiary of Aeroflex, if the sale or other disposition complies with the “Asset Sale” provisions of the Indenture;

(2)
in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Aeroflex or a Restricted Subsidiary of Aeroflex if, following such sale or other disposition, the applicable Guarantor is no longer a Restricted Subsidiary of Aeroflex, if the sale or other disposition complies with the applicable provisions of the Indenture, including, without limitation, the “Asset Sales” provisions of the Indenture;

(3)	if Aeroflex designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;

(5)
if such Guarantor is also a guarantor or borrower under the Senior Secured Credit Facility and, at the time of release of its Note Guarantee, (x) has been or is currently being released from its guarantee of or obligations under, and all pledges and security, if any, granted in connection with the Senior Secured Credit Facility, (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clauses (6), (7), (8), (10), (11), (13), (15) or (17) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) and (z) does not guarantee any Indebtedness of Aeroflex or any of its Restricted Subsidiaries; or

(6)
in the case of any Restricted Subsidiary of Aeroflex which after the date of the Indenture is required to guarantee the Notes pursuant to the covenant described under “—Certain Covenants—Additional Note Guarantees,” the release or discharge of the guarantee by such Restricted Subsidiary of all of the Indebtedness of Aeroflex or any Restricted Subsidiary of Aeroflex or the repayment of all of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes.

See “—Repurchase at the Option of Holders—Asset Sales,” “—Designation of Restricted and Unrestricted Subsidiaries,” “—Legal Defeasances and Covenant Defeasance” and “—Satisfaction and Discharge.”

Principal, Maturity and Interest

Aeroflex is issuing $225.0 million in aggregate principal amount of New Notes in this exchange offering.  Aeroflex may issue additional Notes under the Indenture from time to time after the date of the Indenture.  The Notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Aeroflex will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on February 15, 2015.

Interest on the Notes will accrue at the rate of 11.75% per annum and will be payable semi-annually in arrears on February 15 and August 15. It is anticipated that an interest payment will be made on the Original Notes on February 15, 2009 and the New Notes will bear interest from February 16, 2009. Accordingly, holders of Original Notes who exchange for New Notes will be paid interest on a continuous basis from August 7, 2008, the date of the issuance of the Original Notes. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. Aeroflex will make each interest payment to the Holders of record on the February 1 and August 1 immediately preceding the applicable interest payment date.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the New Notes

If a Holder of Notes has given wire transfer instructions to Aeroflex, Aeroflex will pay all principal, interest and premium on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Aeroflex elects to make interest payments by check mailed to the Holders of the Notes at their address set forth in the register of holders.

Paying Agent and Registrar for the New Notes

The Trustee will initially act as Paying Agent and Registrar for the New Notes. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes or similar government charges due on transfer or exchange. Aeroflex will not be required to transfer or exchange any Note selected for redemption. Also, Aeroflex will not be required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

Optional Redemption

At any time prior to August 15, 2010, Aeroflex may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.75% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings by Aeroflex or a contribution to Aeroflex’s common equity capital made with the net cash proceeds of one or more Equity Offerings by a direct or indirect parent of Aeroflex; provided that:

(1)
at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Aeroflex and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

At any time prior to August 15, 2011, Aeroflex may also redeem all or a part of the Notes, upon not less than 30 or more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at Aeroflex’s option prior to August 15, 2011. Aeroflex is not prohibited by the terms of the Indenture, however, from acquiring the Notes by means other than a redemption, whether pursuant to an issuer tender offer, in open market transactions or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

On or after August 15, 2011, Aeroflex may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2011	105.875%
2012	102.938%
2013 and thereafter	100.000%

Unless Aeroflex defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

If less than all of the Notes are to be redeemed, the procedures described below under “—Selection and Notice” will apply.

Mandatory Redemption

Aeroflex is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require Aeroflex to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Aeroflex will offer a payment in cash (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Aeroflex will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the payment date specified in the notice (a “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Aeroflex will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Aeroflex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, Aeroflex will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes validly and properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly and properly tendered and not withdrawn; and

(3)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Aeroflex.

The Paying Agent will promptly mail (but in any case not later than 5 days after the Change of Control Payment Date) to each Holder of Notes validly and properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Aeroflex will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

The provisions described above that require Aeroflex to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Holders of the Notes may not require that Aeroflex repurchase or redeem the Notes in the event of a takeover, recapitalization, spin-off or similar transaction.

Aeroflex will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Aeroflex and purchases all Notes validly and properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, they or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly and properly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes validly and properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Aeroflex and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Aeroflex to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Aeroflex and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
Aeroflex (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)
at least 75% of the consideration received in the Asset Sale by Aeroflex or such Restricted Subsidiary is in the form of cash, Cash Equivalents or a combination thereof. For purposes of this provision (but not the definition of Net Proceeds), each of the following will be deemed to be cash:

(a)
any liabilities, as shown on Aeroflex’s most recent consolidated balance sheet, of Aeroflex or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases Aeroflex or such Restricted Subsidiary from further liability;

(b)
any securities, notes or other obligations received by Aeroflex or any such Restricted Subsidiary from such transferee that are, within 180 days following receipt thereof, converted (including by way of a financing transaction) by Aeroflex or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(c)	any stock or assets of the kind referred to in clauses (3) or (5) of the next paragraph;

(d)
any Designated Noncash Consideration received by Aeroflex or any Restricted Subsidiary thereof in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (i) $50.0 million and (ii) 5.0% of Total Assets at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; and

(e)
cash held in escrow as security for any purchase price settlement, for damages in respect of a breach of representations and warranties or certain covenants or for payment of other contingent obligations in connection with the Asset Sale.

Within 450 days after the receipt of any Net Proceeds from an Asset Sale (provided that with respect to clauses (3) and (5) of this paragraph, a binding commitment entered into within such 450 day period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as such Net Proceeds are applied to satisfy such commitment within 180 days of such commitment; provided further that if any such commitment is cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds), Aeroflex (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1)
to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided that if such Senior Debt is not secured by a Lien, Aeroflex (or the applicable Restricted Subsidiary, as the case may be) will, equally and ratably, reduce Obligations under the Notes by, at its option, (A) redeeming Notes, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest on the principal amount of Notes to be repurchased or (C) purchasing Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with applicable securities law;

(2)	to repay any Indebtedness of any Restricted Subsidiary that is not a Guarantor (other than any Indebtedness owed to Aeroflex or another Restricted Subsidiary);

(3)
to acquire all or substantially all of the assets of, or any Capital Stock of any Person engaged in, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Aeroflex;

(4)	to make a capital expenditure that is used or useful in a Permitted Business;

(5)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6)	to make an Asset Sale Offer by designating such Net Proceeds as “Excess Proceeds” or, to the extent a Change of Control has occurred as a result of such Asset Sale, to make a Change of Control Offer.

Pending the final application of any Net Proceeds, Aeroflex may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 10 days thereof, Aeroflex will make an Asset Sale Offer to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Aeroflex may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness properly and validly tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Aeroflex or such other applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Aeroflex will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, Aeroflex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sales provisions of the Indenture by virtue of such compliance.

The Senior Secured Credit Facility prohibits Aeroflex from purchasing any Notes, and also provides that certain Change of Control or Asset Sale events with respect to Aeroflex would constitute a default under that agreement. Any future credit agreements or other agreements relating to Indebtedness to which Aeroflex becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Aeroflex is prohibited from purchasing Notes, Aeroflex could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Aeroflex does not obtain such a consent or repay such borrowings, Aeroflex will remain prohibited from purchasing Notes. In such case, Aeroflex’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the agreements governing such Indebtedness. Finally, Aeroflex’s ability to pay cash to the Holders of Notes upon a repurchase required as a result of a Change of Control may be limited by Aeroflex’s then existing financial resources. See “Risk Factors—Risks Related to the Notes and Our Indebtedness—We may not have the ability to raise the funds necessary to finance the Change of Control Offer required by the Indenture governing the New Notes.”

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, unless otherwise required by law or applicable stock exchange requirements.

Notes and portions of Notes selected for purchase or redemption will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof. No Notes of $2,000 or less can be redeemed in part except that if all the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not equal to $2,000 or a multiple of $1,000 in excess thereof, will be redeemed or purchased. Notices of purchase or redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be purchased or redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to the applicable provisions of the Indenture. Failure to give notice of redemption, or any defect in such notice to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of the Indenture. Notices of redemption may not be conditional.

If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption that relates to that Note will state the portion of the principal amount of that Note that is to be purchased or redeemed. A new Note in principal amount equal to the unpurchased or unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for purchase or redemption must be surrendered to the Paying Agent to collect the purchase or redemption price and become due on the date fixed for purchase or redemption. On and after the purchase or redemption date, interest ceases to accrue on Notes or portions of Notes called for purchase or redemption.

Certain Covenants

Restricted Payments

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of Aeroflex’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Aeroflex or any of its Restricted Subsidiaries) or to the direct or indirect holders of Aeroflex’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Aeroflex and other than dividends or distributions payable to Aeroflex or a Restricted Subsidiary of Aeroflex);

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Aeroflex) any Equity Interests of Aeroflex or any direct or indirect parent of Aeroflex (other than in exchange for Equity Interests (other than Disqualified Stock) of Aeroflex or any direct or indirect parent company of Aeroflex);

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Aeroflex or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Aeroflex and any of its Restricted Subsidiaries), except (i) payments of interest and principal at the Stated Maturity thereof and (ii) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)
Aeroflex would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Aeroflex and its Restricted Subsidiaries since August 15, 2007 (excluding Restricted Payments permitted by clauses (2) through (12) and (14) through (18) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)
50% of the Consolidated Net Income of Aeroflex for the period (taken as one accounting period) from July 1, 2007 to the end of Aeroflex’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)
100% of the aggregate Qualified Proceeds received by Aeroflex since August 15, 2007 as a contribution to its equity capital or from the issue or sale of Equity Interests of Aeroflex (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Aeroflex that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Aeroflex), together with the aggregate cash and Cash Equivalents received by Aeroflex or any of its Restricted Subsidiaries at the time of such conversion or exchange; plus

(c)
to the extent that any Restricted Investment made after August 15, 2007 is sold, is otherwise disposed of or is repurchased, redeemed, liquidated or repaid, 100% of the cash and the Fair Market Value of other property so received with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)
to the extent that any Unrestricted Subsidiary of Aeroflex designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the Fair Market Value of Aeroflex’s Investment in such Subsidiary as of the date of such redesignation; plus

(e)
100% of any dividends (or other distributions) received by Aeroflex or a Restricted Subsidiary of Aeroflex after the date of the Indenture from an Unrestricted Subsidiary of Aeroflex, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Aeroflex for such period.

As of September 30, 2008, the amount available for Restricted Payments pursuant to the foregoing clause (3) is approximately $21.3 million.

The preceding provisions will not prohibit:

(1)
the payment of any dividend (or other distribution) or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend (or other distribution) or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend (or other distribution) or redemption payment would have complied with the provisions of the Indenture;

(2)
the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Aeroflex) of, Equity Interests of Aeroflex (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Aeroflex;

(3)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness or any Disqualified Stock of Aeroflex or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of (i) Permitted Refinancing Indebtedness or (ii) other Indebtedness which is incurred in compliance with the covenant described below under “—Incurrence of Indebtedness and Issuance of Preferred Stock” so long as such new Indebtedness is subordinated in right of payment to the Notes on terms that, taken as a whole, are not materially less favorable to the Holders of Notes than those contained in the documentation governing the Indebtedness being purchased, repurchased, redeemed, defeased or acquired or retired for value;

(4)	the declaration or payment of any dividend (or other distribution) by a Restricted Subsidiary of Aeroflex to the holders of its Equity Interests on a pro rata basis;

(5)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Aeroflex or any Restricted Subsidiary of Aeroflex and any distribution, dividend, loan or advance to parent or any direct or indirect parent of parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of parent or any direct or indirect parent of parent, in each case, held by any current or former officer, director, consultant or employee of Aeroflex or any of its Restricted Subsidiaries or, in each case to the extent applicable, their respective estates, spouses, former spouses or family members or other permitted transferees, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement, benefit plan or arrangement of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year period; provided further that Aeroflex may carry over and make in subsequent calendar year periods, in addition to the amounts permitted for such calendar year period, the amount of such repurchases, redemptions or other acquisitions or retirements for value, distributions, loans or advances permitted to have been made but not made in any preceding calendar year period up to a maximum of $10.0 million in any calendar year period; provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Aeroflex (or any direct or indirect parent of Aeroflex to the extent such net cash proceeds are contributed to the common equity of Aeroflex) to employees, officers, directors or consultants (or any permitted transferees thereof) of Aeroflex and its Restricted Subsidiaries (or any direct or indirect parent company thereof), that occurs after the date of the Indenture plus (ii) the cash proceeds of key man life insurance policies received by Aeroflex and its Restricted Subsidiaries after the date of the Indenture less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided further that cancellation of Indebtedness owing to Aeroflex from employees, officers, directors and consultants (or any permitted transferees thereof) of Aeroflex or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Aeroflex from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

(6)
the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities;

(7)
as long as no Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of Aeroflex or preferred stock of any Restricted Subsidiary of Aeroflex issued on or after the date of the Indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)
payments made after August 15, 2007 in connection with, or as a result of, the Transactions and any payment solely to reimburse the Principals or their Affiliates for actual out-of-pocket expenses, not including fees paid directly or indirectly to Principals or their Affiliates, in connection with the Transactions or for the provision of third party services to Aeroflex and its Subsidiaries;

(9)	Permitted Payments to Parent, including those payments permitted to be made pursuant to clause (7) of the covenant described below under the caption “—Transactions with Affiliates;”

(10)
upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of Aeroflex that is contractually subordinated to the Notes (including, without limitation, Indebtedness under the Senior Subordinated Unsecured Credit Facility) or any Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, Aeroflex shall have made the Change of Control Offer with respect to the Notes as required by the Indenture, and Aeroflex shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;

(11)
within 60 days after the completion of an Asset Sale Offer pursuant to the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales” (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of Aeroflex that is contractually subordinated to the Notes or any Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of an Asset Sale Offer; provided that, prior to such repayment or repurchase, Aeroflex shall have made the Asset Sale Offer with respect to the Notes as required by the Indenture, and Aeroflex shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Asset Sale Offer;

(12)
the redemption, repurchase or other acquisition for value of any common Equity Interests of any Foreign Subsidiary of Aeroflex that are held by a Person that is not an Affiliate of Aeroflex to the extent required to satisfy applicable laws, rules or regulations in an aggregate amount since August 15, 2007 not to exceed $5.0 million; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of an amount equal to the lesser of (x) the Fair Market Value of such common Equity Interests or (y) such amount required by applicable laws, rules or regulations;

(13)
as long as no Default has occurred and is continuing or would be caused thereby, the declaration or payments of dividends on the common Capital Stock of Aeroflex (or the payment of dividends to any direct or indirect parent company of Aeroflex) following a public equity offering of the common stock of Aeroflex or the common Capital Stock of a direct or indirect parent of Aeroflex of up to 6.0% per annum of the net cash proceeds received by or contributed to Aeroflex in or as a result of such public equity offering (other than any net cash proceeds that constitute an Excluded Contribution);

(14)
as long as no Default has occurred and is continuing or would be caused thereby, payments to enable Aeroflex to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in the good faith by the Board of Directors of Aeroflex);

(15)
the payment of intercompany Indebtedness that is expressly subordinated to the Notes or any Guarantee, the incurrence of which is permitted under clause (6) of the second paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(16)
the purchase, redemption, acquisition, cancellation or other retirement for value of Equity Interests of Aeroflex or any Restricted Subsidiary to the extent necessary, in good faith judgment of the Board of Directors of Aeroflex, to prevent the loss or secure the renewal or reinstatement of any license, permit or eligibility held by Aeroflex or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any governmental authority or other regulatory body in an aggregate amount not to exceed $5.0 million since August 15, 2007;

(17)	Restricted Payments that are made with Excluded Contributions;

(18)	distributions or payments of securitization fees and purchases of Securitization Assets in connection with Qualified Receivables Transactions; and

(19)	as long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $20.0 million since August 15, 2007.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Aeroflex or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Aeroflex whose resolution with respect thereto will be delivered to the Trustee. The determination of Aeroflex’s Board of Directors must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million.

Notwithstanding any provision hereof to the contrary, any net cash proceeds, marketable securities or Qualified Proceeds utilized for any Restricted Payment pursuant to clause (3)(b) of the first paragraph of this covenant or clauses (2), (5) or (17) of the third paragraph of this covenant, or that are utilized for the incurrence of Indebtedness pursuant to clause (19) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”, shall not be utilized for any Restricted Payment or incurrence of Indebtedness under the other provisions referred to in this sentence.

Incurrence of Indebtedness and Issuance of Preferred Stock

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Aeroflex will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Aeroflex may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Aeroflex’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)
(a) the incurrence by Aeroflex or any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities, which excludes the Notes issued on the date of and pursuant to the Indenture, in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Aeroflex and its Restricted Subsidiaries thereunder) not to exceed $650.0 million less the aggregate principal amount of all Indebtedness incurred under clause (b) of this paragraph plus the amount of any fees, underwriting discounts, premiums, prepayment penalties and other costs and expenses incurred in connection with extending, refinancing, renewing, replacing or refunding any Credit Facility under which Indebtedness is incurred pursuant to this clause (a), and (b) Indebtedness incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to Aeroflex or any of its Restricted Subsidiaries (except for Standard Securitization Undertakings); provided, however, that after giving effect to any such incurrence, the aggregate amount of all indebtedness incurred under this clause (b) and then outstanding does not exceed $650.0 million less the aggregate principal amount of all Indebtedness incurred under clause (a) of this paragraph;

(2)	the incurrence by Aeroflex and its Restricted Subsidiaries of the Existing Indebtedness;

(3)
the incurrence by Aeroflex and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued on the date of the Indenture and the Notes and the related Note Guarantees to be issued pursuant to the exchange offer;

(4)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of real or personal property, plant or equipment used in the business of Aeroflex or any of its Restricted Subsidiaries (whether through the direct acquisition or otherwise of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount for all Indebtedness, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $30.0 million and 2.0% of Total Assets at any time outstanding;

(5)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2) through (5), (14), (15) or (17) through (22) of this paragraph;

(6)	the incurrence by Aeroflex or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Aeroflex and any of its Restricted Subsidiaries; provided, however, that:

(a)
if Aeroflex or any Guarantor is the obligor on such Indebtedness and the payee is not Aeroflex or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of Aeroflex, or the Note Guarantee, in the case of a Guarantor; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Aeroflex or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness (other than solely as a result of the creation of a Permitted Lien upon such intercompany Indebtedness) to a Person that is not either Aeroflex or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by Aeroflex or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Aeroflex’s Restricted Subsidiaries to Aeroflex or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Aeroflex or a Restricted Subsidiary; and

(b)
any sale or other transfer of any such preferred stock (other than solely as a result of the creation of a Permitted Lien upon such Equity Interests) to a Person that is not either Aeroflex or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Aeroflex or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)
(i) the guarantee by Aeroflex or any of the Guarantors of Indebtedness of Aeroflex or a Restricted Subsidiary of Aeroflex that was permitted to be incurred by another provision of this covenant; and (ii) the guarantee by a Restricted Subsidiary of Aeroflex of Indebtedness of Aeroflex or another Restricted Subsidiary of Aeroflex incurred in accordance with the terms of the Indenture; provided, in each case, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or any Note Guarantee, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of Indebtedness in respect of insurance financing arrangements, take or pay obligations contained in supply agreements, and obligations in respect of, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, completion and surety bonds, appeal bonds, completion guarantees and similar obligations, payment obligations in connection with self insurance or similar requirements (including Indebtedness represented by letters of credit for the account of Aeroflex or such Restricted Subsidiary, as the case may be, opened to provide security for any of the foregoing) in the ordinary course of business;

(11)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days and obligations in connection with netting services;

(12)
the incurrence by Aeroflex or of its Restricted Subsidiaries of Indebtedness arising from agreements of Aeroflex or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the sale or other disposition of any business, assets or Capital Stock of Aeroflex or any Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, whether or not cash, actually received by Aeroflex and its Restricted Subsidiaries in connection with such disposition;

(13)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(14)
the incurrence by a Foreign Subsidiary of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $20.0 million at any time outstanding;

(15)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such instruments or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(16)
Indebtedness of Aeroflex or any of its Restricted Subsidiaries to the extent the proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture;

(17)	Indebtedness consisting of Permitted Investments of the kind described in clauses (7) and (8) of the definition thereof;

(18)
Indebtedness or Disqualified Stock of a Person incurred and outstanding on or prior to the date on which such Person was acquired by, Aeroflex or any Restricted Subsidiary or merged into Aeroflex or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Disqualified Stock is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger; and provided, further that, after giving effect to such incurrence of Indebtedness or issuance of Disqualified Stock, the Fixed Charge Coverage Ratio for Aeroflex’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, would not be less than such Fixed Charge Coverage Ratio immediately prior to such incurrence or issuance;

(19)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of all of the Capital Stock of a Person that becomes a Restricted Subsidiary or all or substantially all of the assets of a Person, in each case, engaged in a Permitted Business having an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed an amount equal to 100% of the net cash proceeds received by Aeroflex from the issuance or sale (other than to a Subsidiary of Aeroflex) of its Capital Stock (other than Disqualified Stock) or as a contribution to the equity capital of Aeroflex (other than as Disqualified Stock), in each case subsequent to August 15, 2007;

(20)
Indebtedness of Aeroflex or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;

(21)	to the extent constituting Indebtedness, First Priority Cash Management Obligations; and

(22)
the incurrence by Aeroflex or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (22), not to exceed $75.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or proposed Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Aeroflex (in its sole discretion) will be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of its incurrence, and later, from time to time, reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment or accrual of dividends on Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Aeroflex as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Aeroflex or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Notwithstanding any provision hereof to the contrary, any net cash proceeds, marketable securities or Qualified Proceeds utilized for any Restricted Payment pursuant to clause (3)(b) of the first paragraph of, or clauses (2), (5) or (17) of the second paragraph of, the covenant described above under the caption “—Restricted Payments”, or that are utilized for the incurrence of Indebtedness pursuant to clause (19) of this covenant, shall not be utilized for any Restricted Payment or incurrence of Indebtedness under the other provisions referred to in this sentence. Furthermore, any net cash proceeds utilized for any redemption of Notes pursuant to the first paragraph under “Optional Redemption” shall be excluded from, and such net cash proceeds shall not include the net cash proceeds utilized to incur indebtedness under, clause (19) of this covenant.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness subject to such Lien of the other Person;

(4)
with respect to Indebtedness of others supported by a guarantee of Aeroflex or a Restricted Subsidiary, the lesser of the amount of the primary indebtedness and any stated limit on recourse under the guarantee; and

(5)	the amount of the Indebtedness in respect of any Hedging Obligations at any time shall be equal to the amount payable as a result of the termination of such Hedging Obligations at such time.

Aeroflex will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Indebtedness of Aeroflex unless such Indebtedness is expressly subordinated in right of payment to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Aeroflex. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Indebtedness of such Guarantor unless such Indebtedness is expressly subordinated in right of payment to such Guarantor’s Note Guarantee to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Aeroflex. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinate or junior in right of payment to any other Indebtedness of Aeroflex or a Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of secured indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any asset (“Primary Lien”), now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Any Lien created for the benefit of the holders of the Notes pursuant to the immediately preceding paragraph shall automatically and unconditionally be released and discharged upon the release and discharge of the Primary Lien, without any further action on the part of any Person.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Aeroflex or any of its Restricted Subsidiaries or pay any Indebtedness owed to Aeroflex or any of its Restricted Subsidiaries;

(2)	make loans or advances to Aeroflex or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Aeroflex or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
agreements in effect on the date of the Indenture (including those governing Existing Indebtedness and Credit Facilities) and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the Notes and the Note Guarantees;

(3)	applicable law, rule, regulation or order;

(4)
any agreement or instrument of a Person acquired by Aeroflex or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)	customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business;

(6)
purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7)
any agreement for the sale or other disposition of Equity Interests or assets of a Restricted Subsidiary or an agreement entered into for the sale of assets that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(8)
Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)
provisions limiting the disposition or distribution of assets or property in joint venture agreements, limited liability company operating agreements, partnership agreements, asset sale agreements, sale-leaseback agreements, options, stock sale agreements, lease agreements, licenses and other similar agreements entered into with the approval of Aeroflex’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(12)	provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person on other than a pro rata basis;

(13)
any encumbrance or restriction contained in any Indebtedness incurred by a Foreign Subsidiary pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(14)
any other Indebtedness, Disqualified Stock or preferred stock of any Restricted Subsidiary permitted to be incurred or issued, as applicable, subsequent to the date of the Indenture pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any encumbrance or restriction contained in such Indebtedness does not, in the good faith judgment of the Board of Directors of Aeroflex, adversely affect the ability of Aeroflex and the Guarantors, taken as a whole, from making scheduled payments of cash interest on the Notes when due; and

(15)	in the case of clause (3) of the first paragraph of this covenant, encumbrances or restrictions:

(a)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b)
existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Aeroflex or any of its Restricted Subsidiaries not otherwise prohibited by the Indenture, or

(c)
arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Aeroflex or any of its Restricted Subsidiaries in any manner material to Aeroflex or any of its Restricted Subsidiaries;

(16)
any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirement of a Receivables Entity or any Standard Securitization Undertaking, in each case in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity and Receivables and Related Assets; and

(17)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of Aeroflex, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation or Sale of Assets

Aeroflex will not, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey (not including any conveyance, if any, resulting solely from the creation of any Lien), lease or otherwise dispose of all or substantially all of the properties or assets of Aeroflex and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)
either: (a) Aeroflex is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Aeroflex) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that, in the case of a Person that is not a corporation, a co-obligor of the Notes is a corporation;

(2)
the Person formed by or surviving any such consolidation or merger (if other than Aeroflex) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Aeroflex under the Notes and the Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)
except in the case of a consolidation, amalgamation or merger with or into or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the property and assets of Aeroflex and any of its Restricted Subsidiaries to a wholly-owned Restricted Subsidiary of Aeroflex, Aeroflex, or the Person formed by or surviving any such consolidation or merger (if other than Aeroflex), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

(a)
be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(b)	would have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of Aeroflex immediately prior to such transaction; and

(5)	Aeroflex or such surviving Person shall deliver an opinion of counsel to the Trustee stating that such merger or consolidation complies with the Indenture.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	a merger of Aeroflex with an Affiliate solely for the purpose of reincorporating Aeroflex in another jurisdiction; or

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Aeroflex and its Restricted Subsidiaries.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property and assets of Aeroflex in a transaction that is subject to, and complies with, the requirements of this covenant, the successor Person formed by such consolidation or into or with which Aeroflex is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or such other disposition, the provisions of the Indenture shall be deemed to refer instead to such other Person and not to Aeroflex), and may exercise every right and power of Aeroflex under the Indenture with the same effect as if such successor Person had been named therein; provided, however, Aeroflex, as the predecessor, shall not be relieved from the obligation to pay the principal of, and any interest on, the Notes except in the case of a sale of all of Aeroflex’s assets in a transaction that is subject to, and complies with, the provisions of this covenant.

Transactions with Affiliates

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Aeroflex (each, an “Affiliate Transaction”), unless:

(1)
the Affiliate Transaction is on terms that are not materially less favorable to Aeroflex or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Aeroflex or such Restricted Subsidiary with an unrelated Person; and

(2)	Aeroflex delivers to the Trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Aeroflex set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors of Aeroflex (and, if any, a majority of the disinterested members of the Board of Directors of Aeroflex with respect to such transaction); and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million (other than Affiliate Transactions in connection with joint bidding, joint marketing or other similar arrangements for the provision of services in the ordinary course of services in the Permitted Business), an opinion as to the fairness to Aeroflex or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
any consulting or employment agreement or arrangement, benefit arrangement or plan, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, expense reimbursement arrangements, officer or director indemnification agreement or any similar arrangement entered into by Aeroflex or any of its Restricted Subsidiaries for the benefit of directors, officers, employees and consultants of Aeroflex or a direct or indirect parent of Aeroflex and payments and transactions pursuant thereto, including, without limitation, those payments described under the captions “Executive Compensation—Employment Agreements” and “Management—Compensation of Directors” in this prospectus and otherwise in the ordinary course of business;

(2)	transactions between or among Aeroflex and/or its Restricted Subsidiaries;

(3)
transactions with a Person (other than an Unrestricted Subsidiary of Aeroflex) that is an Affiliate of Aeroflex solely because Aeroflex owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)
payment of reasonable directors fees to directors of Aeroflex or any direct or indirect parent or any Restricted Subsidiary of Aeroflex and the provision of customary indemnification and payment of other reasonable fees, compensation, benefits and indemnifications paid or entered into with directors, officers, employees and consultants of Aeroflex or any direct or indirect parent or any Restricted Subsidiary of Aeroflex;

(5)
any issuance of Equity Interests (other than Disqualified Stock) of Aeroflex to Affiliates of Aeroflex or any contribution to the capital of Aeroflex (other than as Disqualified Stock) and the granting or performance of registration rights in respect of any such Equity Interests;

(6)	Restricted Payments and Permitted Investments that do not violate the covenant described under the caption “—Restricted Payments;”

(7)
payment of fees and reimbursement of expenses not in excess of the amounts specified in, or determined pursuant to, the Management Agreement as in effect on the date of the Indenture, and the other payments and agreements described above under the caption “Certain Relationships and Related Party Transactions” in this prospectus and any renewals, amendments, extensions or replacements of any such agreement or arrangements (so long as such renewals, amendments, extensions or replacements are not, taken as a whole, materially less favorable to the holders of the Notes as determined by the Board of Directors in its reasonable good faith judgment) and the transactions contemplated thereby;

(8)	Permitted Payments to Parent;

(9)
any agreement or arrangements as in effect on the date of the Indenture and any renewals, amendments, extensions or replacements of any such agreement or arrangements (as long as such renewals, amendments, extensions or replacements are not, taken as a whole, materially less favorable to the Holders of the Notes as determined by the Board of Directors of Aeroflex in its reasonable good faith judgment) and the transactions contemplated thereby;

(10)
loans, guarantees of loans, advances, and other extensions of credit to or on behalf of current and former officers, directors, employees, and consultants of Aeroflex, a Restricted Subsidiary of Aeroflex, or a direct or indirect parent of Aeroflex made in the ordinary course of business or for the purpose of permitting such Persons to purchase Capital Stock of Aeroflex or any direct or indirect parent of Aeroflex or in connection with any relocation costs, in an amount not to exceed $2.0 million in the aggregate at any one time outstanding;

(11)
sales or purchases of goods or provision of services in the ordinary course of business, at terms no less favorable to Aeroflex or the applicable Restricted Subsidiary, as determined in the good faith judgment of Aeroflex, than those available to third party customers or suppliers, to or with an Affiliate which would constitute an Affiliate Transaction solely as a result of Aeroflex or any of its Restricted Subsidiaries being in or under common control with such Affiliate and otherwise in compliance with the terms of the Indenture;

(12)	repurchases of Notes if repurchased on the same terms as offered to Persons that are not Affiliates of Aeroflex;

(13)
transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by Aeroflex, its Restricted Subsidiaries and Persons that are not Affiliates of Aeroflex;

(14)	any transactions with a Receivables Entity effected as part of a Qualified Receivables Transaction;

(15)	the Transactions, and the payment of all fees and expenses related to the Transactions, in each case, as contemplated by this prospectus; and

(16)
payments by Aeroflex or any Restricted Subsidiary of Aeroflex to any Principal for any financial advisory, financing, underwriting or placement services, or in respect of any investment banking activities, including, without limitation, in connection with acquisitions and divestitures, which payments are approved by the majority of the Board of Directors of Aeroflex in good faith.

Business Activities

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Aeroflex and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If any of Aeroflex’s Restricted Subsidiaries (i) that is a Domestic Subsidiary incurs any Indebtedness in excess of $10.0 million (other than Indebtedness permitted to be incurred pursuant to clauses (6), (7), (8), (10), (11), (13), (15) or (17) of the second paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”) or (ii) guarantees any Indebtedness of Aeroflex or any of the Guarantors, then that Subsidiary will become a Guarantor and execute a supplemental Indenture and deliver an opinion of counsel satisfactory to the Trustee within 20 business days of the date on which such Indebtedness is incurred; provided that the foregoing shall not apply to any Receivables Entity or any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Aeroflex may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Aeroflex and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Aeroflex. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Aeroflex may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Aeroflex as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of Aeroflex giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would no longer meet the preceding requirements for designation as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Aeroflex as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Aeroflex will be in default of such covenant. The Board of Directors of Aeroflex may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Aeroflex; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Aeroflex of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (a) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, or (b) Aeroflex’s Fixed Charge Coverage Ratio is equal to or greater immediately following such designation than Aeroflex’s Fixed Charge Coverage Ratio immediately preceding such designation, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Aeroflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Aeroflex will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (together with extensions granted by the SEC) for a filer that is a “non-accelerated filer” plus five Business Days:

(1)	substantially the same quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Aeroflex were required to file such reports; and

(2)	substantially the same current reports that would be required to be filed with the SEC on Form 8-K if Aeroflex were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Aeroflex’s consolidated financial statements by Aeroflex’s certified independent accountants. In addition, following the consummation of the exchange offer, Aeroflex will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports for a person that is a “non-accelerated filer” (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, Aeroflex is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Aeroflex will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Aeroflex will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Aeroflex’s filings for any reason, Aeroflex will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Aeroflex were required to file those reports with the SEC for a person that is a “non-accelerated filer”.

If Aeroflex has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Aeroflex and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Aeroflex.

In the event that (1) the rules and regulations of the SEC permit Aeroflex and any direct or indirect parent entity of Aeroflex to report at such entity’s level on a consolidated basis, (2) such direct or indirect parent entity is not engaged in any business other than the Permitted Business of Aeroflex and (3) such direct or indirect parent entity’s consolidated capitalization (including cash and cash equivalents) does not differ materially from that of Aeroflex and its Subsidiaries on a consolidated basis, the information and reports required by this covenant may be those of such parent entity on a consolidated basis; provided that such information and reports distinguish in all material respects between Aeroflex and its Subsidiaries and such direct or indirect parent entity and its other subsidiaries, if any.

In addition, Aeroflex agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)
failure by Aeroflex or any of its Restricted Subsidiaries for 30 days after notice to Aeroflex by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)
failure by Aeroflex or any of its Restricted Subsidiaries for 60 days after notice to Aeroflex by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;

(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Aeroflex or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Aeroflex or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)
failure by Aeroflex or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts covered by insurance or pursuant to which Aeroflex is indemnified to the extent that the third party under such agreement does not deny its obligations thereunder), which judgments are not paid, discharged or stayed for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(7)
except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8)
certain events of bankruptcy or insolvency described in the Indenture with respect to Aeroflex or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Aeroflex, any Restricted Subsidiary of Aeroflex that is a Significant Subsidiary or any group of Restricted Subsidiaries of Aeroflex that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately and, upon any such declaration, the Notes will become due and payable immediately.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and the Trust Indenture Act. Subject to certain limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any remedy available to the Trustee or any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if, and so long as, in good faith, it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)	such Holders have offered, and, if requested, have provided, the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, partner, manager, agent, member, incorporator (or Person forming any limited liability company) or stockholder of Aeroflex or of any Guarantor, as such, will have any liability for any obligations of Aeroflex or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a New Note and a Note Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Aeroflex may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding New Notes and all of the obligations of the Guarantors discharged with respect to their Note Guarantees subject to the satisfaction of the conditions set forth in the third paragraph hereof (“Legal Defeasance”), except for:

(1)	the rights of Holders of outstanding New Notes to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to below;

(2)
Aeroflex’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and Aeroflex’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, Aeroflex may at any time, at the option of its Board of Directors evidenced by a resolutions et forth in an Officers’ Certificate, elect to have the obligations of Aeroflex and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture subject to the satisfaction of the conditions of the third paragraph hereof (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
Aeroflex must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the New Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Aeroflex must specify whether the New Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)
in the case of Legal Defeasance, Aeroflex must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Aeroflex has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, Aeroflex must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Aeroflex or any of its Subsidiaries is a party or by which Aeroflex or any of its Subsidiaries is bound;

(6)
Aeroflex must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Aeroflex with the intent of preferring the Holders of the Notes over the other creditors of Aeroflex with the intent of defeating, hindering, delaying or defrauding any creditors of Aeroflex or others; and

(7)
Aeroflex must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the New Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder of the New Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the date of or redemption price payable in connection with the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

(7)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding paragraphs, without the consent of any Holder of Notes, Aeroflex, the Guarantors and the Trustee may amend or supplement the Indenture, the New Notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated New Notes in addition to or in place of certificated New Notes;

(3)
to provide for the assumption of Aeroflex’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Aeroflex’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)
to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of Notes to the extent that an officer of Aeroflex certifies in good faith that such provision of the Indenture, the Note Guarantees or the Notes was intended to be a verbatim recitation of a provision of this Description of Notes;

(7)	to provide for the issuance of additional New Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(8)	to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes;

(9)	to comply with the rules of any applicable securities depositary;

(10)	to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; or

(11)	to add a co-issuer or co-obligor of the Notes.

Where the consent of the Holders of the Notes is required to approve an amendment, supplement, waiver or consent under the Indenture, it is not necessary for the consent of the Holders of Notes to approve the particular form of any proposed amendment, supplement, waiver and consent, but it is sufficient if such consent approves the substance thereof.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)
all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Aeroflex, have been delivered to the Trustee for cancellation; or

(b)
all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Aeroflex or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation, for principal, premium and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(3)	Aeroflex or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)
Aeroflex has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, Aeroflex must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Aeroflex or any Guarantor, the Indenture and the Trust Indenture Act limit the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions to be specified in the Indenture. The Indenture provides that if an Event of Default occurs and is continuing, the Trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Aeroflex Incorporated, 35 South Service Road, P.O. Box 6022, Plainview, New York 11803, Attention: Chief Financial Officer.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, as calculated by Aeroflex, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

(a)
the present value at such redemption date of (i) the redemption price of the Note at August 15, 2011 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through August 15, 2011 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the Note, if greater.

“Asset Sale” means:

(1)
the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Aeroflex and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)
the issuance of Equity Interests in any of Aeroflex’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than Aeroflex or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

(2)	a transfer, sale or other disposition of assets (including Equity Interests) between or among Aeroflex and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of Aeroflex to Aeroflex or to a Restricted Subsidiary of Aeroflex;

(4)	the licensing of intellectual property or other general intangibles to third Persons on terms approved by the Board of Directors of Aeroflex in good faith;

(5)
the sale, lease, sublease or other disposition of any property or equipment that is no longer used or has become damaged, worn-out, obsolete, or otherwise unsuitable or not required for the ordinary course of business of Aeroflex or its Restricted Subsidiaries;

(6)	the sale or other disposition of cash or Cash Equivalents;

(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(8)
the sale, lease, sub-lease, license, sub-license, consignment, conveyance or other disposition of accounts receivable, equipment, inventory or other assets in the ordinary course of business, including leases or subleases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

(9)	the creation of a Lien (but not the sale or other disposition of property subject to such Lien);

(10)
the issuance of Equity Interests by a Restricted Subsidiary of Aeroflex in which Aeroflex’s percentage interest (direct or indirect) in the Equity Interests of such Restricted Subsidiary, after giving effect to the issuance, is at least equal to its percentage interest prior thereto;

(11)
leases, assignments or subleases of real or personal property to third persons either not interfering in any material respect with the business of Aeroflex or any of its Restricted Subsidiaries or entered into in the ordinary course of business;

(12)	the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind;

(13)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property for use in a Permitted Business;

(14)
the sale or other disposal of property or assets pursuant to the exercise of any remedies pursuant to the Credit Facilities or the other security documents relating to any Indebtedness permitted under the Indenture;

(15)
the transfer or sale of Receivables and Related Assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity or to any other Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such Receivables or Related Assets in connection with a Qualified Receivables Transaction;

(16)	the sale of accounts receivable in the ordinary course of business;

(17)	the issuance or sale of Equity Interests in or Indebtedness of any Unrestricted Subsidiary; and

(18)	the disposition of all or substantially all of the assets of Aeroflex in a transaction permitted under the covenant described under the caption “—Merger, Consolidation or Sale of Assets.”

“Asset Sale Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)
with respect to a limited liability company, the managing member or members or any controlling committee or Board of Directors of such company or of the sole member or of the managing member thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a legal holiday.

“Calculation Date” has the meaning assigned to that term in the definition of “Fixed Charge Coverage Ratio”.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (other than earn-outs or similar consideration payable in connection with an acquisition), but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)
(a) euro, or any national currency of any participating member state of the EMU; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 24 months from the date of acquisition;

(4)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Senior Secured Credit Facility or with any domestic commercial bank having, at the time of the acquisition thereof, capital and surplus in excess of $500.0 million or any commercial bank of any foreign country having, at the time of acquisition thereof, capital and surplus in excess of $100.0 million (or the U.S. dollar equivalent thereof as of the date of determination);

(5)
repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having, at the time of acquisition, one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 24 months after the date of acquisition;

(7)
marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of acquisition;

(8)
securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and at the time of acquisition thereof, having one of the two highest ratings obtainable from either Moody’s or S&P (for purposes of the this clause (8), variable rate bonds tied to short-term interest rates that are reset through an auction process that occurs no less frequently than once every 45 days shall be deemed to satisfy the foregoing maturity deadline, notwithstanding such bonds having a longer nominal maturity);

(9)	investment or money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition;

(10)
readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(11)	Indebtedness with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(12)
Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(13)
local currencies (or investments in local currencies having correlative attributes to the foregoing) held by Aeroflex or any of its Restricted Subsidiaries, from time to time in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1)
the sale, lease, transfer, conveyance or other disposition (other than a Lien permitted by the Indenture or by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Aeroflex and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of Aeroflex;

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Aeroflex, measured by voting power rather than number of shares; or

(4)
after an initial public offering of Equity Interests of Aeroflex or any direct or indirect parent of Aeroflex, the first day on which (i) a majority of the members of the Board of Directors of Aeroflex are not Continuing Directors, and (ii) the Principals and their Related Parties and any limited partners of the equity sponsor do not, at such time, in the aggregate, (a) Beneficially Own, directly or indirectly, Voting Stock of Aeroflex representing more than 50% of the total voting power of the Voting Stock of Aeroflex or (b) have the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors of Aeroflex.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)
provision for taxes based on income or profit or capital, including, without limitation, state, local and franchise taxes (such as the Pennsylvania capital tax and the Texas margin tax) (or the non-U.S.-equivalent thereof) of such Person and its Restricted Subsidiaries for such period (including, without limitation, tax expenses of Foreign Subsidiaries and foreign withholding taxes paid or accrued for such period), to the extent that such provision for taxes was deducted (and not added back) in computing such Consolidated Net Income; plus

(2)
the Fixed Charges of such Person and its Restricted Subsidiaries for such period (plus any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees and any loss on early extinguishment of Indebtedness excluded from the definition of the term “Fixed Charges”), to the extent that such Fixed Charges were deducted (and not added back) in computing such Consolidated Net Income; plus

(3)
the total amount of depreciation and amortization expenses (including amortization of goodwill and other intangibles and deferred financing costs or fees, and all expenditures in respect of licensed or purchased software or internally-developed software and software enhancements that are, or are required to be reflected as, capitalized costs, but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted (and not added back) in computing such Consolidated Net Income, plus

(4)
any management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued by Aeroflex and/or its Restricted Subsidiaries in such period pursuant to the terms of the Management Agreement and payments made pursuant to clauses (7), (8) and (15) under the caption “—Transactions with Affiliates”; to the extent deducted in computing such Consolidated Net Income; plus

(5)
any other non-cash charges reducing Consolidated Cash Flow for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Cash Flow to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(6)
any costs or expense incurred by Aeroflex or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Aeroflex or net cash proceeds of an issuance of Equity Interests of Aeroflex (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from clause 3(b) of the first paragraph, or clauses (2), (5) or (17) of the second paragraph, under “Certain Covenants—Restricted Payments”; plus

(7)
cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Cash Flow, Consolidated Net Income or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Cash Flow pursuant to (11) below for any previous period and not added back; plus

(8)
the amount of any minority interest expense consisting of income of a Restricted Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(9)	the amount of loss on sale of Receivables and Related Assets to the Receivables Entity in connection with a Qualified Receivables Transaction; minus

(10)
non-cash gains increasing such Consolidated Net Income for such period, excluding any such items to the extent they represent (a) the reversal in such period of an accrual of, or reserve for, potential cash expenses in a prior period, (b) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Cash Flow in a prior period, (c) the amortization of income that was paid in a prior period and (d) the accrual of revenue or income consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income of any Person that is not a Restricted Subsidiary will be included only to the extent of the amount of dividends, distributions or other payments paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary of the Person, and, in the case of a net loss, only to the extent of any equity in the net loss of any such Person for such period to the extent Aeroflex or a Restricted Subsidiary of Aeroflex has funded such net loss in cash with respect to such period;

(2)
solely for the purposes of calculating Consolidated Net Income to determine the amount of Restricted Payments permitted under the covenant described under the caption “Certain Covenants—Restricted Payments”, the Net Income of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (a) except to the extent that such net income is actually or permitted to be paid to Aeroflex or a Restricted Subsidiary of Aeroflex by loans, advances, intercompany transfers, principal repayments or otherwise, and (b) unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Aeroflex will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Aeroflex or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3)	the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period will be excluded;

(4)
any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP (including the amortization of the consideration for any non-competition agreements entered into in connection with the Transactions), shall be excluded;

(5)	any net gain or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

(6)
non-cash charges relating to employee benefit or other management compensation plans of any direct or indirect parent of Aeroflex (to the extent such non-cash charges relate to plans of any direct or indirect parent of Aeroflex for the benefit of members of the Board of Directors of Aeroflex (in their capacity as such) or employees of Aeroflex and its Restricted Subsidiaries), Aeroflex or any of its Restricted Subsidiaries or any non-cash compensation charge and other non-cash expenses or charges arising from any grant, issuance or repricing of stock appreciation or similar rights, stock, stock options, restricted stock or other equity-based awards of any direct or indirect parent of Aeroflex (to the extent such non-cash charges relate to plans of any direct or indirect parent of Aeroflex for the benefit of members of the Board of Directors of Aeroflex (in their capacity as such) or employees of Aeroflex and its Restricted Subsidiaries), Aeroflex or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case will be excluded;

(7)
effects of adjustments (including the effects of such adjustments pushed down to Aeroflex and its Restricted Subsidiaries) pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition, net of taxes, shall be excluded;

(8)
any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness will be excluded;

(9)
any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Net Income accrued at any time following the date of the Indenture will be excluded;

(10)
any fees, expenses, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs and cash severance costs)) or any amortization thereof, related to any acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness (including any refinancing transaction or amendment or modification of any debt instrument), Equity Offering, issuance of or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or other specified action (in each case, including any such transaction consummated prior to the date of the Indenture and any such transaction undertaken but not completed), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and the Transactions and (ii) any amendment or other modification of the Notes and the Credit Facilities and, in each case, deducted (and not added back) in computing Net Income, will be excluded; and

(11)
accruals and reserves that are established within twelve months after the date of the Indenture that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of Aeroflex and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) Aeroflex’s Consolidated Cash Flow for Aeroflex’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Aeroflex and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables financings) and (2) the aggregate amount of all outstanding Disqualified Stock of Aeroflex and all preferred stock of its Restricted Subsidiaries on a consolidated basis (other than Disqualified Stock or preferred stock owned by Aeroflex or a Restricted Subsidiary of Aeroflex), with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by Aeroflex.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)
to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Aeroflex who:

(1)	was a member of such Board of Directors on the date of the Indenture;

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)	was nominated for election or elected to such Board of Directors with the approval of a Principal or a Related Party of a Principal.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Senior Secured Credit Facility), indentures, or commercial paper facilities, in each case, with banks or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing and securitizations (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of notes, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), substituted or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by Aeroflex or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting for the basis of such valuation delivered to the trustee.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, for cash, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Aeroflex to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Aeroflex may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Aeroflex and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Aeroflex that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Aeroflex.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Qualified Capital Stock of Aeroflex or a direct or indirect parent of Aeroflex, as the case may be.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Aeroflex after the date of the Indenture from:

(1)	contributions to its common equity capital, and

(2)
the sale (other than to a Subsidiary of Aeroflex or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Aeroflex) of Capital Stock (other than Disqualified Stock) of Aeroflex, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of Aeroflex on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculations set forth in (a) clause (3)(b) of the first paragraph, and clauses (2) and (17) of the third paragraph, of the covenant described under “Certain Covenants—Restricted Payments” and (b) clause (19) of the second paragraph of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Existing Indebtedness” means all Indebtedness of Aeroflex and its Subsidiaries (other than (a) Indebtedness under the Senior Secured Credit Facility and (b) any Indebtedness incurred since September 21, 2007, pursuant to clauses (6), (16) or (24) of Section 6.1(b) of the Senior Subordinated Unsecured Credit Facility that has not been reclassified as having been incurred under another provision of Section 6.1 thereof) in existence on the date of the Indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Aeroflex (unless otherwise provided in the Indenture).

“First Priority Cash Management Obligations” means all obligations of Aeroflex and certain of its Subsidiaries in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions, secured by assets of Aeroflex and certain of its Subsidiaries under the documents that secure Obligations under the Senior Secured Credit Facility, and any other Credit Facility.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases, retires, extinguishes or otherwise discharges any Indebtedness (other than working capital borrowings, unless such Indebtedness has been permanently repaid) or issues, repurchases, or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance, retirement, extinguishment or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)
the Transactions, future acquisitions, Investments, dispositions, issuances, incurrences or repayments of Indebtedness, Equity Offerings, issuances or dispositions of Equity Interests, recapitalizations, mergers, consolidations, disposed or discontinued operations and other specified actions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including any transaction giving rise to the need to make such calculation) will be given pro forma effect (in accordance with Regulation S-X under the Securities Act), including Pro Forma Cost Savings (and the change in any associated fixed charge obligation and change in Consolidated Cash Flow resulting therefrom), whether or not such Pro Forma Cost Savings complies with Regulation S-X, as if they had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of Aeroflex or was merged with or into Aeroflex or any Restricted Subsidiary of Aeroflex since the beginning of such period) shall have made any acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or other specified action that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or other specified action had occurred at the beginning of the applicable four-quarter period;

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded (including by adding back the amount of any attributable Consolidated Cash Flow that was negative);

(3)
the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6)
if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (after giving effect to the operation of any Hedging Obligation applicable to such Indebtedness); and

(7)	interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (net of any interest income of such Person and its Restricted Subsidiaries for such period), to the extent such expense was deducted and not added back in computing Consolidated Net Income, including, without limitation, amortization of original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of all payments made or received pursuant to Hedging Obligations (but excluding amortization of deferred financing fees and any loss on early extinguishment of Indebtedness and, in calculating Fixed Charges for the purposes of determining the denominator of Fixed Charge Coverage Ratio only, excluding (i) the accretion of any original issue discount or any non-cash interest expense resulting from the discounting of any Indebtedness resulting from fair value adjustments resulting from purchase accounting, (ii) any financing fees, tender premiums, call premiums and other non-recurring expenses, whether or not capitalized, in connection with the Transactions and Indebtedness that is retired with the proceeds of the Notes issued on the date of the Indenture, (iii) penalties and interest relating to taxes, (iv) any expensing of bridge, commitment and other financing fees and (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Transaction); plus

(2)
any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(4)
the product of (a) all cash dividends or other similar distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of such Person or any preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Aeroflex (other than Disqualified Stock) or to Aeroflex or a Restricted Subsidiary of Aeroflex, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of Aeroflex that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession or in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, in effect on the date of the Indenture; provided that any reports required to be delivered under the covenant described under “—Reports” shall be prepared in accordance with GAAP in effect on the date thereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means:

(1)	each Domestic Subsidiary of Aeroflex as of the closing of this offering; and

(2)
each other Restricted Subsidiary of Aeroflex that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk and other agreements or arrangements designed to manage interest rates or interest rate risk;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holder” means a person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables entered into in the ordinary course, to the extent such Obligations are cash collateralized or such letters of credit secure Obligations entered into in the normal course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three business days following receipt by such Person of a demand for reimbursement);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)
representing the balance deferred and unpaid of the purchase price of any property or services due, other than any such balance that constitutes an accrued expense or trade payable or other expense incurred in the ordinary course of business (including, without limitation, obligations owing to customers and suppliers); or

(6)	representing any interest rate Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, in connection with the purchase by Aeroflex or any Restricted Subsidiary of any business, assets or Capital Stock not in the ordinary course of business, the term “Indebtedness” will exclude (i) Contingent Obligations in the ordinary course of business, (ii) obligations in connection with a Qualified Receivables Transaction and (iii) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed, determined and undisputed the amount is paid within 60 days thereafter.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payments to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Aeroflex or any Restricted Subsidiary of Aeroflex sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Aeroflex such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Aeroflex, Aeroflex will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Aeroflex’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means that certain management agreement dated August 15, 2007, among Aeroflex, VGG Holding LLC, AX Holding Corp., Veritas Capital Fund Management, L.L.C., GGC Administration, LLC and Goldman, Sachs & Co., as amended.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)
any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without giving effect to the $2.5 million threshold provided in the definition thereof) or other asset disposition or abandonment (other than in the ordinary course of business) and reserves relating thereto; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any (i) Indebtedness or (ii) other derivative instruments of such Person or any of its Restricted Subsidiaries in each case, together with any related provisions for taxes on such gains and losses;

(2)
any extraordinary, non-recurring or unusual gain (or loss) or expense, (including relating to the Transactions, acquisitions, restructurings or any multi-year strategic initiatives), including, without limitation, the amount of any restructuring charges, integration costs, or other business optimization costs and expenses (including related to the closure and/or consolidation of facilities and/or reductions in headcount, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans and other non-recurring payments to employees related to severance, 280G, supplemental employee retirement plan, deferred compensation, consulting, acceleration of payments of other employment related benefits or other payments related to the termination, whether for cause or not, or retirement or made to former employees or the termination of an employee agreement, retention bonuses and litigation settlements or losses), or reserves deducted, in each case, together with any related provision for taxes on such extraordinary, non-recurring or unusual gain (or loss) or expense; and

(3)
any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations or other derivative instruments and the application of Statement of Financial Accounting Standards No. 133.

“Net Proceeds” means the aggregate cash proceeds received by Aeroflex or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration, including Designated Noncash Consideration, received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, appraisal and insurance adjuster fees and sales commissions, and any severance or relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account without duplication, (1) any amounts required to be applied to the repayment of Indebtedness secured by a Lien on the assets that were the subject of such Asset Sale, (2) appropriate amounts to be maintained as a reserve for payment with respect to liabilities associated with such asset or assets and retained by Aeroflex or a Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any reserves for adjustment in respect of the sale price of such asset, (4) amounts required to be paid to any Person (other than Aeroflex or its Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of such transaction, and (5) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

“Non-Recourse Debt” means Indebtedness:

(1)
as to which neither Aeroflex nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Aeroflex or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)
as to which (a) the explicit terms provide that there is no recourse against any assets of Aeroflex or any of its Restricted Subsidiaries or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of Aeroflex or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of Aeroflex’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the documents governing any such Indebtedness, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, expenses, damages and other amounts, obligations and liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed on behalf of Aeroflex by two officers of Aeroflex, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Aeroflex, that meets the requirements of the Indenture.

“Permitted Business” means any business engaged in by Aeroflex or any of its Subsidiaries on the date of the original issuance of the Original Notes and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Aeroflex and its Subsidiaries are engaged on the date of original issuance of the Original Notes.

“Permitted Debt” has the meaning assigned to that term in the second paragraph of the covenant described under the caption “- Incurrence of Indebtedness and Issuance of Preferred Stock”.

“Permitted Investments” means:

(1)	any Investment in Aeroflex or in a Restricted Subsidiary of Aeroflex;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Aeroflex or any Restricted Subsidiary of Aeroflex in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Aeroflex; or

(b)
such Person, in one transaction, or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Aeroflex or a Restricted Subsidiary of Aeroflex;

and, in each case, any Investment held by such Person; provided that such Investments were not acquired in contemplation of such merger, consolidation or transfer;

(4)
any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sale” or (b) a sale or other disposition of assets not constituting an Asset Sale;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Aeroflex or a direct or indirect parent of Aeroflex;

(6)	any Investment acquired by Aeroflex or any of its Restricted Subsidiaries:

(a)
in exchange for any other Investment or accounts receivable or claim held by Aeroflex or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person or the good faith settlement of delinquent obligations of a Person or of a litigation, arbitration or other dispute, or

(b)	as a result of a foreclosure by Aeroflex or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)	Investments represented by Hedging Obligations;

(8)
loans, Guarantees of loans, advances, and other extensions of credit to or on behalf of current and former officers, directors, employees, and consultants of Aeroflex, a Restricted Subsidiary of Aeroflex, or a direct or indirect parent of Aeroflex made in the ordinary course of business or for the purpose of permitting such Persons to purchase Capital Stock of Aeroflex or any direct or indirect parent of Aeroflex or in connection with any relocation costs related to the relocation of the corporate headquarters of Aeroflex, in an amount not to exceed $2.0 million at any one time outstanding;

(9)	repurchases of the Notes;

(10)
any Investment of Aeroflex or any of its Restricted Subsidiaries existing on the date of the Indenture and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of the Indenture;

(11)	Guarantees otherwise permitted by the terms of the Indenture;

(12)
Investments resulting from the acquisition of a Person, otherwise permitted by the Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(13)
Investments in joint ventures engaged in a Permitted Business having an aggregate value (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of the Indenture not to exceed $25.0 million;

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $5.0 million measured at the time of such Investment;

(16)	advances to suppliers and customers in the ordinary course of business;

(17)	receivables owing to Aeroflex or any Restricted Subsidiary, prepaid expenses and deposits, if created, acquired or entered into in the ordinary course of business;

(18)
payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

(19)
any Investment in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing the Qualified Receivables Transaction or any related Indebtedness;

(20)
other Investments in any Person other than an Affiliate of Aeroflex made since the date of the Indenture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at such time outstanding not to exceed the greater of $25.0 million and 1.5% of Total Assets; and

(21)	Investments in deposit accounts.

“Permitted Liens” means:

(1)
Liens on assets of Aeroflex or any of its Restricted Subsidiaries securing Indebtedness that was permitted to be incurred pursuant to clauses (1), (4), (9), (10), (16), (20), (21) and (22) of the second paragraph of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, in the case of clause (9), that the Indebtedness being guaranteed was permitted to be secured by a Lien;

(2)	Liens in favor of Aeroflex or the Guarantors;

(3)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Aeroflex or any Subsidiary of Aeroflex; provided that such Liens were in existence prior to and were not incurred in connection with or in the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Aeroflex or the Subsidiary and assets or property affixed or appurtenant thereto;

(4)
Liens on property (including Capital Stock) existing at the time of acquisition of the property by Aeroflex or any Subsidiary of Aeroflex and assets or property affixed or appurtenant thereto; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)
Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens existing on the date of the Indenture;

(7)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)
Liens imposed by law, such as carriers’ warehousemen’s, landlords’, mechanics’, suppliers, materialmen’s and repairmen’s Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

(9)
survey exceptions (or any state of facts an accurate survey would disclose), easements or reservations of, or rights of others for or pursuant to any leases, licenses, rights-of-way, or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, or zoning or other restrictions as to the use of real property or minor defects in title which were not incurred to secure the payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(10)	Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees) and all other monetary obligations under the Indenture;

(11)
Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the Indebtedness being refinanced arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(12)
Liens incurred by Aeroflex or any Restricted Subsidiary of Aeroflex with respect to Obligations that do not exceed, at any one time outstanding, the sum of (a) $20.0 million, plus (b) if, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.0 to 1.0, an additional $20.0 million; in each case, measured at the time of incurrence thereof;

(13)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)
Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty or liability insurance or self insurance including any Lien securing letters of credit issued in the ordinary course of business in connection therewith;

(15)
judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP;

(16)	Liens securing Hedging Obligations incurred pursuant to clause (8) of the definition of “Permitted Debt;”

(17)
any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (3), (4), (6), (18), (19) or (20) of this definition” provided that any such extension, renewal or replacement is no more restrictive taken as a whole than the Lien so extended, renewed or replaced and does not extend to any additional property or assets, in conformity with GAAP;

(18)
any interest or title of a lessor, licensor or sublicense under any operating lease, license or sublicense, as applicable (including, without limitation, precautionary financing statements filed in connection therewith) and leases, subleases and licenses granted to others that do not interfere in any material respect with the business of such Person;

(19)
Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Aeroflex or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

(20)	Liens on assets of Foreign Subsidiaries securing Indebtedness incurred in accordance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(21)
Liens on Receivables and Related Assets of the type specified in the definition of “Qualified Receivables Transaction” to secure Indebtedness incurred and outstanding under clause (1)(b) of the definition of “Permitted Debt”;

(22)	Liens securing First Priority Cash Management Obligations;

(23)	Liens on Equity Interests in Unrestricted Subsidiaries;

(24)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(25)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(26)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Aeroflex or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Aeroflex and its Restricted Subsidiaries, or (iii) relating to purchase order and other agreements entered into by Aeroflex or any Restricted Subsidiary of Aeroflex in the ordinary course of business.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)
payments to any direct or indirect parent of Aeroflex to permit such direct or indirect parent to pay directors’ fees, reasonable accounting, legal and administrative expenses of such Person when due; and

(2)
for so long as Aeroflex is a member of a group filing a consolidated or combined tax return with any direct or indirect parent of Aeroflex, payments to such direct or indirect parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Aeroflex and its Subsidiaries (“Tax Payments”) and to pay franchise or similar taxes and fees of such direct or indirect parent required to maintain such direct or indirect parent’s corporate existence; provided that the amount of the Tax Payments shall not exceed the lesser of (in each case, as estimated in good faith by Aeroflex) (i) the amount of the relevant tax (including any penalties and interest) that Aeroflex would owe if Aeroflex were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Aeroflex and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that direct or indirect parent actually owes to the appropriate taxing authority;

(3)
customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such direct or indirect parent corporation of Aeroflex to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are attributable to the ownership or operation of Aeroflex and its Restricted Subsidiaries;

(4)
general corporate overhead and operating expenses for such direct or indirect parent corporation of Aeroflex to the extent such expenses are attributable to the ownership or operation of Aeroflex and its Restricted Subsidiaries;

(5)	reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or other financing transaction by such direct or indirect parent of Aeroflex; and

(6)	obligations under the Management Agreement.

“Permitted Refinancing Indebtedness” means

(1)
any Indebtedness of Aeroflex or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, redeem, renew, refund, refinance, replace, defease or discharge other Indebtedness of Aeroflex or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(a)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, redeemed, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including the amount of any reasonably determined premium and defeasance costs, incurred in connection therewith and other amounts necessary to accomplish such refinancing);

(b)
such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, redeemed, renewed, refunded, refinanced, replaced, defeased or discharged;

(c)
if the Indebtedness being extended, redeemed, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms not materially less favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(d)
such Indebtedness is incurred either by Aeroflex or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, redeemed, renewed, refunded, refinanced, replaced, defeased or discharged, unless the Indebtedness relates to a specific asset, in which case the obligor shall be the current owner of such asset; and

(2)
any Disqualified Stock of Aeroflex or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, refund, replace, defease or discharge other Indebtedness or Disqualified Stock of Aeroflex or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by Aeroflex or any of its Restricted Subsidiaries including intercompany Indebtedness); provided that:

(a)
the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest or dividends thereon and the amount of any reasonably determined premium incurred in connection therewith);

(b)
such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged;

(c)
such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms not materially less favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged; and

(d)
such Disqualified Stock is issued either by Aeroflex or by the Restricted Subsidiary who is the issuer of the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means (i) The Veritas Capital Fund III, L.P., Golden Gate Private Equity, Inc. and GS Direct, L.L.C, their respective Affiliates, any fund or account managed by any of the foregoing or any Affiliate thereof, (ii) any entity controlled directly or indirectly by any one or more of the foregoing or any group described in clause (iii), or (iii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Principals, collectively, have beneficial ownership of more than 50% of the Voting Stock of Aeroflex, measured by voting power rather than number of shares.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance of or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or other specified action that occurred during the four quarter period or after the end of the four quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the Indenture, (ii) were actually implemented in connection with such acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance of or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or specified action, and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records or (iii) relate to such acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance of or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or other specified action and that Aeroflex reasonably determines are probable based upon specifically identifiable actions to be taken within 18 months of the date of the acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance of or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or specified action; provided that the aggregate amount of cost savings added pursuant to this definition shall not exceed with respect to any other acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance of or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or specified action, an aggregate amount equal to $20.0 million during each twelve month period following September 21, 2007 (provided no amounts shall be carried forward to any succeeding twelve month period), which allocated amount shall be reduced each Fiscal Quarter following the date of such acquisition, Investment, disposition, issuance, incurrence or repayment of Indebtedness, Equity Offering, issuance of or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or specified action by twenty-five percent (25%) of such initial allocated amount with calculations certified by the chief financial officer of Aeroflex.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Proceeds” means any of the following or any combination of the following:

(1)	Cash Equivalents; and

(2)	the Fair Market Value of assets that are used or useful in the Permitted Business; and

(3)
the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by Aeroflex or any of its Restricted Subsidiaries of such Capital Stock, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into Aeroflex or any Restricted Subsidiary.

The Fair Market Value of any assets or Capital Stock that are required to be valued by this definition will be determined in good faith by the Board of Directors of Aeroflex whose resolution with respect thereto will be delivered to the Trustee. The Aeroflex Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Aeroflex or any Restricted Subsidiary of Aeroflex pursuant to which Aeroflex or any of its Restricted Subsidiaries may sell, convey, contribute to capital or otherwise transfer to a Receivables Entity, or may grant a security interest in or pledge, any Receivables or interests therein and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any Guarantees, indemnities, warranties or other documentation in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), which transfer, grant of security interest or pledge is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests, or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in Receivables and Related Assets, it being understood that a Qualified Receivables Transaction may involve:

(1)	one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and

(2)
periodic transfers or pledges of Receivables or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, and provided that:

(A)
the Board of Directors of Aeroflex or of any Restricted Subsidiary of Aeroflex which is party to such Qualified Receivables Transaction shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Aeroflex or such Restricted Subsidiary of Aeroflex as applicable, and the Receivables Entity, and

(B)
the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of Aeroflex or of any Restricted Subsidiary which is party to such Qualified Receivables Transaction).

The grant of a security interest in any accounts receivables of Aeroflex or any of its Restricted Subsidiaries to secure Indebtedness incurred pursuant to the Senior Secured Credit Facility shall not be deemed a Qualified Receivables Transaction.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) of Aeroflex or any Restricted Subsidiary of Aeroflex, whether now existing or arising in the future.

“Receivables Entity” means any Person formed for the purposes of engaging in a Qualified Receivables Transaction with Aeroflex or any of its Restricted Subsidiaries which engages in no activities other than in connection with the financing of Receivables of Aeroflex and its Restricted Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Restricted Subsidiary of Aeroflex that is the direct parent company of such Receivables Entity, or, if the Receivables Entity is not a Subsidiary of Aeroflex, by the Board of Directors of any Restricted Subsidiary of Aeroflex participating in such Qualified Receivables Transaction (in each case as provided below), as a Receivables Entity and:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)
is guaranteed by Aeroflex or any Restricted Subsidiary of Aeroflex other than a Receivables Entity (excluding any guarantees (other than guarantees of the principal of, and interest on, Indebtedness and guarantees of collection on Receivables) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates Aeroflex or any Restricted Subsidiary of Aeroflex (other than a Receivables Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(c)
subjects any property or asset of Aeroflex or any Restricted Subsidiary of Aeroflex other than a Receivables Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)
with which neither Aeroflex nor any Restricted Subsidiary of Aeroflex other than a Receivables Entity has any material contract, agreement, arrangement or understanding other than on terms which Aeroflex reasonably believes to be no less favorable to Aeroflex or such Restricted Subsidiary than those that might be obtained at that time from Persons that are not Affiliates of Aeroflex; and

(3)
to which neither Aeroflex nor any Restricted Subsidiary of Aeroflex has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).

Any such designation by the Board of Directors of the applicable Restricted Subsidiary of Aeroflex shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of such Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Financing” means any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which Aeroflex or any Restricted Subsidiary of Aeroflex may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets of the type specified in the definition of “Qualified Receivables Transaction.”

“Related Assets” shall have the meaning assigned to that term in the definition of “Qualified Receivables Transaction”.

“Related Party” means:

(1)	any controlling stockholder, partners, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)
any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Securitization Assets” means any account receivable or other revenue stream subject to a Qualified Receivables Transaction.

“Senior Debt” means:

(1)	all Indebtedness of Aeroflex or any Guarantor outstanding under the Senior Secured Credit Agreement and all Hedging Obligations with respect thereto;

(2)
any other Indebtedness of Aeroflex or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)	any liability for federal, state, local or other taxes owed or owing by Aeroflex;

(2)	any intercompany Indebtedness of Aeroflex or any of its Subsidiaries to Aeroflex or any of its Subsidiaries;

(3)	any trade payables;

(4)	the portion of any Indebtedness that is incurred in violation of the Indenture; or

(5)	Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

“Senior Secured Credit Facility” means the Credit and Guaranty Agreement, dated as of August 15, 2007, entered into by and among Aeroflex as the successor by merger to Aeroflex Acquisition Corp., AX Acquisition Corp., AX Holding Corp., certain subsidiaries of Aeroflex, as guarantors, the lenders party thereto from time to time in compliance with the Indenture, and Goldman Sachs Credit Partners, L.P., as Administrative Agent, Collateral Agent, Sole Lead Arranger, Sole Bookrunner and Syndication Agent, as amended, extended, refinanced and replaced from time to time in accordance with the terms of the Indenture, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), substituted or refinanced (including by means of a receivables financing or sales of debt securities to institutional investors) in whole or in part from time to time, in compliance with the Indenture including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings or letters of credit thereunder or adding Subsidiaries of Aeroflex as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Senior Subordinated Unsecured Credit Facility” means that certain Senior Subordinated Unsecured Credit and Guaranty Agreement, dated as of September 21, 2007, among Aeroflex, certain subsidiaries of Aeroflex, the various lenders party thereto, and Goldman Sachs Credit Partners L.P., as Administrative Agent.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

 “Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by Aeroflex or any Subsidiary of Aeroflex (other than a Receivables Entity) which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means the total consolidated assets of Aeroflex and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of Aeroflex prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with GAAP.

“Transactions” means the transactions contemplated by the Agreement and Plan of Merger dated as of May 25, 2007 among AX Holding Corp., AX Acquisition Corp. and Aeroflex, and the financing of such transactions, including the borrowings under the Senior Secured Credit Facility.

“Treasury Rate” means, as determined by Aeroflex, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2011; provided, however, that if the period from the redemption date to August 15, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Aeroflex that is designated by the Board of Directors of Aeroflex as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Aeroflex, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)
except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Aeroflex or any Restricted Subsidiary of Aeroflex unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Aeroflex or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Aeroflex;

(3)
is a Person with respect to which neither Aeroflex nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Aeroflex or any of its Restricted Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material United States federal income tax consequences of the ownership and disposition of the Original Notes for the New Notes and, only where so indicated, the Original Notes to U.S. holders (as defined below). The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service published rulings and judicial and administrative decisions in effect as of the date of this prospectus, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to Note holders. The following discussion also does not address potential alternative minimum tax, foreign, state, local and other tax consequences of ownership and disposition of the Notes. This discussion applies only to Note holders who, on the date of the exchange offer, hold the Notes as a capital asset within the meaning of section 1221 of the Code. The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities or currencies, traders of securities that elect the mark-to-market method of accounting for their securities, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, mutual funds, real estate investment trusts, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity) and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to Note holders who acquired their Notes as compensation for services or through a tax-qualified retirement plan or who hold their Notes as part of a hedge, straddle, conversion transaction or other integrated transaction. If Notes are held through a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of Notes and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of ownership and disposition of the Notes.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE EXCHANGE OF ORIGINAL NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL, FOREIGN OR ESTATE TAX LAWS OR ANY TAX TREATY.

Circular 230 Disclosure

BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE INTERNAL REVENUE SERVICE, THE ISSUER HEREBY INFORMS YOU THAT:

(A)           ANY ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER,

(B)           ANY SUCH ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE NOTES BY THE ISSUER, AND

(C)           EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of a Note that is for United States federal income tax purposes:

(1)           an individual who is a citizen or resident of the United States;

(2)           a corporation or an entity treated as a corporation for federal income tax purposes, which is created or organized in or under the laws of the United States or of any state therein or the District of Columbia;

(3)           an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(4)           a trust, if a court within the United States is able to exercise primary supervision over such trust’s administration and one or more United States persons have the authority to control all substantial decisions of such trust, or if the trust has made a valid election to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a Note that is not a U.S. holder or a partnership or other pass-through entity for United States federal income tax purposes.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder.

Exchange Offer/Exercise of Registration Rights

Neither an exchange of Original Notes for New Notes nor the filing of a registration statement with respect to the resale of the New Notes will be a taxable event to you, and you will not recognize any taxable gain or loss or any interest income as a result of such exchange or such filing. Moreover, the U.S. holder’s holding period for the New Note received in exchange for the Original Note will include the holding period for the Original Note so exchanged, and such U.S. holder’s adjusted tax basis in the New Note will be the same as such U.S. holder’s adjusted tax basis in the Original Notes so exchanged determined immediately before the exchange.

Original Issue Discount

Under the market discount provisions of the Code, generally if you have purchased (i) an Original Note at the initial offering of the Original Notes for an amount less than its issue price, or (ii) a Note subsequent to the initial offering of the Original Notes for an amount less than the sum of the issue price and the aggregate amount of original issue discount included in the income of all previous holders, the difference will be treated as market discount. We expect to take the position that the Notes are not issued with original issue discount for United States federal income tax purposes. However, this conclusion is uncertain. It is possible that the IRS could conclude that the Notes were issued with original issue discount. In such event, U.S. holders of Notes generally would be required to include such original issue discount in gross income for United States federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. holders would include original issue discount in income in advance of the receipt of cash attributable to such income.

The rules regarding market discount are complex.  Accordingly, you should consult with your own tax advisor regarding their application.

Interest

 Stated interest on a Note will generally be includible in your gross income as ordinary interest income when it is received or accrued in accordance with your usual method of accounting for U.S. federal tax purposes.

Sale, Exchange or Redemption of the Notes

Upon the sale, exchange, redemption or other taxable disposition of the New Note, you generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest which amounts will be treated as ordinary income to the extent not previously included in gross income) and (ii) your adjusted federal income tax basis in the Note. Although the matter is not free from doubt, we intend to take the position that the acquisition of a Note and the repayment of a corresponding principal amount of a holder’s interest in our $225.0 million Exchangeable Senior Unsecured Credit Facility is not a taxable event and that your federal income tax basis in a Note, immediately after its acquisition, should be equal to your adjusted federal income tax basis in the corresponding principal amount of the loan. Your adjusted federal income tax basis in a Note generally will be equal to its initial federal income tax basis, reduced by any payments of principal on such Note and subject to further adjustment for any accrued market discount or amortized bond premium with respect to the Note.

Any gain or loss you recognize on a disposition of a Note generally will constitute capital gain or loss and will be long-term capital gain or loss if your holding period with respect to the Note is longer than one year. Although the matter is not free from doubt, we believe that the holding period with respect to the Note should include the holding period of the corresponding principal amount of the loan held by such U.S. holder. Certain non-corporate U.S. holders may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

You may be subject, under certain circumstances, to information reporting and/or backup withholding (currently at a rate of 28%) with respect to payments of interest in respect of the Notes and proceeds from the sale or other disposition of a Note (including a redemption or retirement). This withholding applies only if you (i) fail to furnish your social security number or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor, (ii) furnish an incorrect TIN, (iii) are notified by the IRS that you failed to report interest or dividends properly, or (iv) fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is your correct number and that you are not subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as credit against your United States federal income tax liability (and may entitle you to a refund), provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of principal or interest on the Notes provided that, in the case of interest, either such interest is effectively connected with a U.S. trade or business (as discussed below), or:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;

•	you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and

•	you have fulfilled the statement requirements set forth in section 871(h) or section 881(c) of the Code and the Treasury Regulations, as discussed below.

The statement requirements referred to above will be fulfilled if you certify on IRS Form W-8BEN or other successor form, under penalties of perjury, that you are not a United States person and provide your name and address, and (i) you file such IRS Form W-8BEN or other successor form with the withholding agent or (ii) in the case of a Note held on your behalf by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY with the withholding agent if it has entered into an agreement with the IRS to be treated as a qualified intermediary. You should consult your tax advisor regarding possible additional reporting requirements.

If you cannot satisfy the requirements described in the bullet points above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that payments on the Note are not subject to withholding tax because such payments are effectively connected with your conduct of a trade or business in the United States as discussed below.

The 30% United States federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, or other disposition of the Notes.

United States Trade or Business

If you are engaged in a trade or business in the United States and interest or gain on the Notes is effectively connected with the conduct of that trade or business and, if an applicable tax treaty so provides, is attributable to a permanent establishment or a fixed base in the United States, you will be subject to United States federal income tax on the interest or gain on a net income basis generally in the same manner as if you were a U.S. holder. In that case, you would not be subject to the 30% United States federal withholding tax with respect to interest (assuming that you provide a proper certification, as discussed above). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest or gain on notes will be included in earnings and profits if so effectively connected.

Sale, Exchange or Redemption of the Notes

Any gain realized on the sale, exchange, or redemption of Notes generally will not be subject to United States federal income tax unless:

•
that gain is effectively connected with the conduct of a trade or business in the United States by you and, if a tax treaty applies, is attributable to a permanent establishment in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

We must annually report to the IRS and to you the interest paid to you on your Notes. Copies of these information returns also may be made available to the tax authorities of the country in which you reside pursuant to the provisions of various treaties or agreements for the exchange of information. In general, you will not be subject to information reporting and backup withholding with respect to payments of interest that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the statement described above under “United States Federal Withholding Tax.”

Payments on the sale, exchange or other disposition of a Note (including a redemption or retirement) made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is (i) a United States person, (ii) a controlled foreign corporation for United States federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or (iv) a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Such payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the beneficial owner certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

A broker-dealer that is the holder of Original Notes that were acquired for the account of that broker-dealer as a result of market-making or other trading activities, other than Original Notes acquired directly from the issuer or any of its affiliates, may exchange those Original Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-marking or other trading activities, delivers a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where the Original Notes were acquired as a result of market-making activities or other trading activities.

The issuer has agreed that, for a period of 180 days after the consummation of the exchange offer, it will make this prospectus, as it may be amended or supplemented from time to time, available to any broker- dealer for use in connection with any resale, except that the period may be suspended for a period if the issuer's board of directors, determines upon the advice of counsel, that the amended or supplemented prospectus would require disclosure of confidential information or interfere with any of its financing, acquisition, reorganization or other material transactions. All broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

The issuer will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of the resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The issuer has agreed to pay all expenses incident to the exchange offer and to its performance of, or compliance with, the Registration Rights Agreement (other than the commissions or concessions of any brokers or dealers) and will indemnify the holders of the New Notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Original Notes and New Notes by employee benefit plans that are subject to the provisions of Title I of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to the prohibited transactions provisions of Section 4975 of the Code and entities whose assets are treated as "plan assets" under Section 3(42) of ERISA of such employee benefit plans or plans, accounts and arrangements (collectively, "ERISA Plans") and employee benefit plans that are subject to provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws," each, a "Plan").

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of an ERISA Plan and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by an ERISA Plan with respect to which we or the Original Purchaser are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although all of the conditions of any such exemptions may not be satisfied. In addition, Section 408(b)(17) of ERISA (and Section 4975(d)(20) of the Code), respecting transactions with service providers to ERISA Plans may apply to the acquisition and holding of the Notes, although all of the conditions of the statutory exemption may not be satisfied. Because of the foregoing, the Notes should not be purchased or held by any person investing "plan assets" of any ERISA Plan or other Plan, unless such purchase and holding (and the exchange of Notes for New Notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Note or an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes (and the exchange of Original Notes for New Notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes (and holding the Original Notes or New Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the Notes.

LEGAL MATTERS

The validity and enforceability of the Notes and the related guarantees will be passed upon for us by Moomjian, Waite, Wactlar & Coleman, LLP, Jericho, New York.

EXPERTS

The consolidated financial statements and schedule of Aeroflex Incorporated and Subsidiaries as of June 30, 2008 (Successor Entity) and 2007 (Predecessor Entity), and for the periods from July 1, 2007 to August 14, 2007 (Predecessor Entity) and August 15, 2007 to June 30, 2008 (Successor Entity) and for each of the years in the two-year period ended June 30, 2007 (Predecessor Entity), have been included in this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.  The audit report covering the June 30, 2008 consolidated financial statements refers to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, effective July 1, 2007, the provisions of Statement of Financial Accounting Standards No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, effective June 30, 2007, the provisions of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, effective July 1, 2005, and the provisions of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, effective June 30, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our offering of the New Notes. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the New Notes in the registration statement. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the New Notes, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. You may read and copy the registration statement and the exhibits and schedules thereto, as well as other information that we file with the SEC, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains information that registrants, including us, file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents, which are filed as exhibits to the registration statement or otherwise filed with the SEC. Our website address is www.aeroflex.com. The contents of our website are not incorporated by reference into this prospectus.

AEROFLEX INCORPORATED
AND SUBSIDIARIES

FINANCIAL STATEMENTS FOR THE YEAR ENDED
JUNE 30, 2008

PAGE
I N D E X

CONSOLIDATED FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm	F-2

Consolidated financial statements:

Balance sheets – June 30, 2008 (Successor) and 2007 (Predecessor)	F-3

Statements of operations –	F-4
Fiscal Years Ended June 30, 2007 and 2006 (Predecessor)
Periods from July 1, 2007 to August 14, 2007 (Predecessor)
and August 15, 2007 to June 30, 2008 (Successor)

Statements of stockholder’s equity and comprehensive income (loss) -	F-5
Fiscal Years Ended June 30, 2007 and 2006 (Predecessor)
Periods from July 1, 2007 to August 14, 2007 (Predecessor)
and August 15, 2007 to June 30, 2008 (Successor)

Statements of cash flows –	F-6
Fiscal Years Ended June 30, 2007 and 2006 (Predecessor)
Periods from July 1, 2007 to August 14, 2007 (Predecessor)
and August 15, 2007 to June 30, 2008 (Successor)

Notes to the consolidated financial statements	F-7 – F-49

Quarterly Financial Data (Unaudited)	F-50

Schdule II-Valuation and Qualifying Accounts	F-51

Report of Independent Registered Public Accounting Firm

The Board of Directors
Aeroflex Incorporated and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Aeroflex Incorporated and subsidiaries (the Company) as of June 30, 2008 (Successor Entity) and 2007 (Predecessor Entity), and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for the periods from August 15, 2007 to June 30, 2008 (Successor Entity) and July 1, 2007 to August 14, 2007 (Predecessor Entity) and each of the years in the two year period ended June 30, 2007 (Predecessor Entity).  In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule.   These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aeroflex Incorporated and subsidiaries as of June 30, 2008 and 2007, and the results of their operations and their cash flows for the periods from August 15, 2007 to June 30 2008 and July 1, 2007 to August 14, 2007 and each of the years in the two year period ended June 30, 2007, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in note 12 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, effective July 1, 2007, as discussed in note 14 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, effective June 30, 2007, and as discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, effective July 1, 2005, and the provisions of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, effective June 30, 2006.

/s/ KPMG LLP

Melville, New York
October 17, 2008

Aeroflex Incorporated
and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30,	June 30,
	2008	2007
	Successor Entity	Predecessor Entity
Assets
Current assets:
Cash and cash equivalents	$54,149	$13,000
Marketable securities	-	9,500
Accounts receivable, less allowance for doubtful
accounts of $2,683 and $1,589	147,983	139,041
Inventories	134,891	139,857
Deferred income taxes	27,039	16,520
Assets of discontinued operations	-	6,394
Prepaid expenses and other current assets	12,184	11,104
Total current assets	376,246	335,416

Property, plant and equipment, net	104,649	81,412
Deferred income taxes	-	12,689
Non-current marketable securities	19,960	-
Deferred financing costs, net	30,185	36
Other assets	18,560	16,107
Intangible assets with definite lives, net	344,866	46,774
Intangible assets with indefinite lives	123,378	-
Goodwill	461,155	181,962

Total assets	$1,478,999	$674,396

Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term debt	$5,574	$2,164
Accounts payable	39,382	38,277
Advance payments by customers and deferred revenue	27,144	20,272
Income taxes payable	1,936	7,612
Liabilities of discontinued operations	-	2,394
Accrued payroll expenses	24,525	21,092
Accrued expenses and other current liabilities	56,830	42,002
Total current liabilities	155,391	133,813

Long-term debt	873,237	1,419
Deferred income taxes	159,457	-
Defined benefit plan obligations	6,263	17,528
Other long-term liabilities	8,003	10,939
Total liabilities	1,202,351	163,699

Stockholder's equity:
Predecessor preferred stock, par value $.10 per share; authorized 1,000,000 shares
Series A Junior Participating Preferred Stock, par value
$.10 per share, authorized 110,000 shares; none issued	-	-
Predecessor common stock, par value $.10 per share; authorized 110,000,000
shares; issued and outstanding 75,194,000 shares	-	7,519
Successor common stock, par value $.10 per share; authorized 1,000
shares; issued and outstanding 1,000 shares	-	-
Additional paid-in capital	381,666	388,801
Accumulated other comprehensive income (loss)	407	27,646
Retained earnings (deficit)	(105,425)	86,731
Total stockholder's equity	276,648	510,697

Total liabilities and stockholder's equity	$1,478,999	$674,396

See notes to consolidated financial statements

Aeroflex Incorporated and Subsidiaries
Consolidated Statements of Operations
(In thousands)

	August 15, 2007	July 1, 2007	Year Ended	Year Ended
	to June 30,	to August 14,	June 30,	June 30,
	2008	2007	2007	2006
	Successor Entity	Predecessor Entity	Predecessor Entity	Predecessor Entity

Net sales	$604,991	$38,221	$593,146	$546,243
Cost of sales	352,953	22,861	308,969	284,312
Gross profit	252,038	15,360	284,177	261,931

Selling, general and administrative costs	121,086	19,031	129,621	122,871
Research and development costs	69,898	12,178	76,717	72,055
Amortization of acquired intangibles	73,076	1,692	13,006	13,778
Acquired in-process research and development costs	24,975	-	-	-
Company sale transaction expenses	32,493	3,717	30,584	-
	321,528	36,618	249,928	208,704
Operating income (loss)	(69,490)	(21,258)	34,249	53,227

Other income (expense)
Interest expense	(74,658)	(275)	(672)	(608)
Other income (expense), net	4,617	294	152	1,669
Total other income (expense)	(70,041)	19	(520)	1,061

Income (loss) from continuing operations before income taxes	(139,531)	(21,239)	33,729	54,288
Provision (benefit) for income taxes	(38,927)	(6,831)	24,935	20,540
Income (loss) from continuing operations	(100,604)	(14,408)	8,794	33,748

Income (loss) from discontinued operations, net of
tax benefit	(4,821)	(2,508)	(3,868)	(5,652)

Income (loss) before cumulative effect of a change in accounting
principle	(105,425)	(16,916)	4,926	28,096

Cumulative effect of a change in accounting principle, net
of tax benefit of $490	-	-	-	(1,137)

Net income (loss)	$(105,425)	$(16,916)	$4,926	$26,959

See notes to consolidated financial statements

Aeroflex Incorporated and Subsidiaries
Consolidated Statements of Stockholder's Equity
and Comprehensive Income (Loss)
(In thousands)

					Accumulated
				Additional	Other Comp-	Retained
		Common Stock		Paid-in	rehensive	Earnings	Treasury Stock		Comprehensive
	Total	Shares	Par Value	Capital	Income(Loss)	(Deficit)	Shares	Cost	Income (Loss)
Predecessor Entity:
Balance, June 30, 2005	$443,980	74,618	$7,462	$372,666	$9,020	$54,846	4	$(14)
Stock issued upon exercise of
stock options, including tax benefit	5,913	691	69	5,844	-	-
Share-based compensation	6,772	-	-	6,772	-	-	-	-
Stock repurchase and retirement	(402)	(39)	(4)	(412)	-	-	(4)	14
Other comprehensive income	4,448	-	-	-	4,448	-	-	-	$4,448
Net income	26,959	-	-	-	-	26,959	-	-	26,959
Balance, June 30, 2006	487,670	75,270	7,527	384,870	13,468	81,805	-	-	$31,407
Stock issued upon exercise of
stock options, including tax benefit	17,031	1,678	168	16,863	-	-
Share-based compensation	4,126	-	-	4,126	-	-	-	-
Stock repurchase and retirement	(17,234)	(1,754)	(176)	(17,058)	-	-	-	-
Other comprehensive income	14,906	-	-	-	14,906	-	-	-	$14,906
Net income	4,926	-	-	-	-	4,926	-	-	4,926
Adjustment related to adoption
of FASB Statement No. 158, net of
tax (Note 14)	(728)	-	-	-	(728)	-	-	-	-
Balance, June 30, 2007	510,697	75,194	7,519	388,801	27,646	86,731	-	-	$19,832
Stock issued upon exercise of
stock options, including tax benefit	13,124	51	5	13,119	-	-
Share-based compensation	214	-	-	214	-	-	-	-
Other comprehensive income	(497)	-	-	-	(497)	-	-	-	$(497)
Net income (loss) - July 1, 2007 to
August 14, 2007	(16,916)	-	-	-	-	(16,916)	-	-	(16,916)

Adjustments for the effects of the Merger	(506,622)	(75,245)	(7,524)	(402,134)	(27,149)	(69,815)	-	-
	-	-	-	-	-	-	-	-	$(17,413)
Successor Entity:
Proceeds from issuance of common stock	378,350	1	-	378,350	-	-	-	-
Share-based compensation	3,123	-	-	3,123	-	-	-	-
Accretion of interest on equity classified
award	193	-	-	193	-	-	-	-
Other comprehensive income	407	-	-	-	407	-	-	-	$407
Net income (loss) - August 15, 2007 to
June 30, 2008	(105,425)	-	-	-	-	(105,425)	-	-	(105,425)
Balance, June 30, 2008	$276,648	1	$-	$381,666	$407	$(105,425)	-	$-	$(105,018)

See notes to consolidated financial statements

Aeroflex Incorporated
and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	August 15, 2007	July 1, 2007	Year	Year
	to June 30,	to August 14,	Ended June 30,	Ended June 30,
	2008	2007	2007	2006
	Successor Entity	Predecessor Entity	Predecessor Entity	Predecessor Entity

Cash flows from operating activities:
Net income (loss)	$(105,425)	$(16,916)	$4,926	$26,959
Cumulative effect of change in accounting principle, net of tax	-	-	-	1,137
Loss from discontinued operations, net of tax	4,821	2,508	3,868	5,652
Income (loss) from continuing operations	(100,604)	(14,408)	8,794	33,748
Adjustments to reconcile income (loss) from continuing
operations to net cash provided by (used in)
operating activities:
Depreciation and amortization	93,032	3,662	30,142	30,371
Acquired in-process research and development costs	24,975	-	-	-
Acquisition related adjustment to cost of sales	38,968	-	-	-
Acquisition related adjustment to sales	2,510	-	-	-
Deferred income taxes	(40,830)	5,284	(7,184)	(11,904)
Non - cash share based compensation	3,123	214	4,126	6,653
Non - cash restructuring charges	485	-	753	-
Amortization of deferred financing costs	3,514	-	-	-
Paid in kind interest	11,340	-	-	-
Excess tax benefits from share based compensation arrangements	-	(12,542)	(2,870)	(551)
Other, net	1,422	(24)	106	666
Change in operating assets and liabilities,
net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	(56,051)	47,889	(19,902)	(23,911)
Decrease (increase) in inventories	13,509	(12,885)	(7,878)	(9,047)
Decrease (increase) in prepaid expenses
and other assets	23,677	(26,682)	(760)	496
Increase (decrease) in accounts payable, accrued
expenses and other liabilities	(4,874)	21,246	17,152	14,770

Net cash provided by (used in) continuing operations	14,196	11,754	22,479	41,291
Net cash provided by (used in) discontinued
operations	(5,286)	(461)	(1,677)	(4,594)
Net cash provided by (used in) operating activities	8,910	11,293	20,802	36,697

Cash flows from investing activities:
Acquisition of predecessor entity, net of cash acquired	(1,118,293)	-	-	-
Payment for purchase of businesses, net of cash acquired	(11,145)	-	(10,663)	-
Contingent payment for purchase of business	-	-	(9,247)	-
Capital expenditures	(13,179)	(1,088)	(18,427)	(15,365)
Proceeds from the sale of property, plant and equipment	229	-	480	116
Purchase of marketable securities	(631,805)	(53,828)	(589,577)	(348,545)
Proceeds from sale of marketable securities	611,853	63,328	608,409	320,213
Preacquisition tax refund received	-	-	-	1,232
Other, net	-	-	-	(77)

Net cash provided by (used in) investing activities of continuing operations	(1,162,340)	8,412	(19,025)	(42,426)
Net cash provided by (used in) discontinued operations	(36)	(6)	(88)	(127)
Net cash provided by (used in) investing activities	(1,162,376)	8,406	(19,113)	(42,553)

Cash flows from financing activities:
Proceeds from issuance of common stock	378,350	-	-	-
Purchase and retirement of treasury stock	-	-	(17,234)	(402)
Borrowings under debt agreements	870,000	-	-	-
Debt repayments	(6,083)	(29)	(611)	(658)
Debt financing costs	(33,222)	(477)	-	(308)
Excess tax benefits from share based compensation arrangements	-	12,542	2,870	551
Proceeds from the exercise of stock options and warrants	-	583	14,182	4,565
Amounts paid for withholding taxes on stock option exercises	(14,142)	(56)	(3,383)	(1,062)
Withholding taxes collected for stock option exercises	14,142	56	3,383	1,062
Net cash provided by (used in) financing activities of continuing operations	1,209,045	12,619	(793)	3,748
Effect of exchange rate changes on cash
and cash equivalents	(1,430)	178	1,717	(479)

Net increase (decrease) in cash and cash equivalents	54,149	32,496	2,613	(2,587)
Cash and cash equivalents at beginning of period	-	13,000	10,387	12,974
Cash and cash equivalents at end of period	$54,149	$45,496	$13,000	$10,387

See notes to consolidated financial statements

AEROFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.            Summary of Significant Accounting Principles and Policies

The Company and its Sale
Aeroflex Incorporated and its subsidiaries (the “Company,” “we” or “our”) design, engineer and manufacture microelectronics and test solution and measurement equipment that are sold primarily to the broadband communications, aerospace and defense markets. Our fiscal year ends on June 30.

On August 15, 2007, the Company was sold to affiliates of or funds managed by The Veritas Capital Fund Ill, L.P. (“Veritas”), Golden Gate Private Equity, Inc. (“Golden Gate”) and GS Direct, L.L.C. (“GS Direct”) and certain members of management (“the Merger”) (see Note 3).

Presentation and Use of Estimates

Our financial statements are prepared in conformity with U.S. GAAP. They consolidate our subsidiaries, all of which, except for Test Evolution Corporation (see Note 4) are wholly owned. All significant intercompany balances and transactions have been eliminated.

The consolidated financial statements presented as of June 30, 2008 and for the period from August 15, 2007 to June 30, 2008 represent the Company subsequent to its acquisition (the “Successor” or “Successor Entity”), whereas the consolidated financial statements as of June 30, 2007 and for the fiscal years ended June 30, 2007 and 2006 and the period from July 1, 2007 to August 14, 2007 represent the Company prior to the Merger (the “Predecessor” or “Predecessor Entity”). The purchase method of accounting was applied effective August 15, 2007 in connection with the Merger. Therefore, our consolidated financial statements for periods before August 15, 2007 are presented on a different basis than those for the periods after August 14, 2007 and, as such, are not comparable.

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires that management of the Company make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in our consolidated financial statements are revenue and cost recognition under long-term contracts; the valuation of accounts receivable, inventories, investments and deferred tax assets; the depreciable lives of fixed assets and useful lives of amortizable intangible assets; the valuation of assets acquired and liabilities assumed in business combinations; the recoverability of long-lived amortizable intangible assets and goodwill, as well as net assets of discontinued operations; share-based compensation; restructuring charges; asset retirement obligations and certain accrued expenses and contingencies.

The Company is subject to uncertainties such as the impact of future events, economic, environmental and political factors, and changes in the business climate; therefore, actual results may differ from those estimates. When no estimate in a given range is deemed to be better than any other when estimating contingent liabilities, the low end of the range is accrued. Accordingly, the accounting estimates in the preparation of our consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant them. Such changes and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements.

Cash and Cash Equivalents
All highly liquid investments having maturities of three months or less at the date of acquisition are considered to be cash equivalents.

Marketable Securities
Marketable securities are classified as available-for-sale and are recorded at fair value with unrealized gains and losses, net of taxes, reported as a separate component of stockholder’s equity. Realized gains and losses and declines in market value judged to be other than temporary, of which there were none, for the three years ended June 30, 2008, are included in other income. Interest income and dividends are also included in other income.

At June 30, 2008, our marketable securities consisted primarily of $19.9 million of auction rate securities, whose carrying amount approximated their fair value. Auction rate securities represent long-term (generally maturities of ten years to thirty-five years from the date of issuance) variable rate bonds tied to short-term interest rates that are reset through an auction process, which occurs every seven to thirty-five days, and are classified as available for sale securities. All but one (with the one security having a carrying value of $1.9 million and a AA rating) of our auction rate securities retain a triple-A rating by at least one nationally recognized statistical rating organization. In addition, certain of our auction rate securities are backed by student loans whose principal and interest are federally guaranteed by the Family Federal Education Loan Program. To date, we have collected all interest payments on all our auction rate securities when due and expect to do so in the future.

At June 30, 2008, we concluded that the fair value of our auction rate securities would not be significantly different than the cost basis. However, given that there is currently no active secondary market for our investment in auction rate securities, the determination of fair value in the future could be negatively impacted by factors including, but not limited to:

•	continuing illiquidity for an extended period of time;

•	lack of action by the issuers to establish different forms of financing to replace or redeem these securities; and

•	changes in the credit quality of the underlying securities.

If fair values were to decrease below cost for a prolonged period of time, we would consider various factors in determining whether to recognize an other than temporary impairment charge, including the length of time and the extent to which the fair value has been below the cost basis, the current financial condition of the issuer and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

Auction rate securities are classified as non-current assets in the accompanying June 30, 2008 consolidated balance sheet.  Marketable securities at June 30, 2007 of $9.5 million consisted of auction rate securities that equaled their fair value.

Inventories
Inventories, including amounts related to long-term contracts accounted for under percentage-of-completion accounting, are stated at the lower of cost (first-in, first-out) or market.

Financial Instruments and Derivatives
Foreign currency contracts are used to protect us from fluctuations in exchange rates. We enter into foreign currency contracts, which are not designated as hedges. Thus the change in fair value is included in income as it occurs, within other income (expense). As of June 30, 2008, we had $2.8 million of notional value foreign currency forward contracts maturing through September 2008. Notional amounts do not quantify risk or represent assets or liabilities of the Company, but are used in the calculation of cash settlements under the contracts. The fair value of these contracts at June 30, 2008 and 2007 was insignificant.

Our interest rate swap derivatives are designated as cash flow hedges. As such, they are recorded on the balance sheet as assets or liabilities at their fair value, with changes in the fair value of such derivatives, net of taxes, recorded as a component of other comprehensive income. The fair value of the interest rate swap derivatives as of June 30, 2008 was an asset of $2.2 million ($1.4 million, net of taxes).

Revenue Recognition
We recognize revenue when persuasive evidence of an arrangement exists, the selling price is fixed or determinable, and collectibility of the resulting receivable is reasonably assured.

For arrangements other than certain long-term contracts, revenue (including shipping and handling fees) is recognized when products are shipped and title has passed to the customer. If title does not pass until the product reaches the customer’s delivery site, then recognition of the revenue is deferred until that time. Certain of our sales are to distributors which have a right to return some portion of product within up to eighteen months of sale. We recognize revenue on these sales at the time of shipment to the distributor as the returns under these arrangements have been insignificant and can be reasonably estimated. A provision for such estimated returns is recorded at the time sales are recognized.

Long-term contracts are accounted for in accordance with SOP 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”  We determine estimated contract profit rates and use the percentage-of-completion method to recognize revenues and associated costs as work progresses on certain long-term contracts. We measure the extent of progress toward completion generally based upon one of the following methods (based upon an assessment of which method most closely aligns to the underlying earnings process), (i) the units-of-delivery method, (ii) the cost-to-cost method, using the ratio of contract costs incurred as a percentage of total estimated costs at contract completion (based upon engineering and production estimates), or (iii) the achievement of contractual milestones. Provisions for anticipated losses or revisions in estimated profits on contracts-in-process are recorded in the period in which such anticipated losses or revisions become evident.

Revenue from sales of products where software is other than incidental to their performance, including related software support and maintenance contracts is recognized in accordance with SOP-97-2, “Software Revenue Recognition.” Accordingly, revenue for software is recognized when the software is delivered, if all of the above criteria for revenue recognition are met.

When a customer purchases software together with post contract support, we allocate a portion of the fee to the post contract support for its fair value based on the contractual renewal rate or the amount the support is sold for on a standalone basis. Post contract support fees are deferred in Advance Payments by Customers and Deferred Revenue and recognized as revenue ratably over the term of the related contract.

Acquisition Accounting
We use the purchase method to account for business combinations, whereby the total cost of an acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition. The allocation of the purchase price is dependent upon certain valuations and other studies, which contain estimates and assumptions.

Long-Lived Assets
We test goodwill annually for impairment and whenever events or circumstances indicate impairment might have occurred. We evaluate the recoverability of goodwill using a two-step impairment test approach at the reporting unit level. In the first step, which is used to identify potential impairments, the overall fair value for the reporting unit is compared to its carrying amount including goodwill. If the fair value of a reporting unit is less than the carrying amount, a second step is performed which compares the implied fair value of the reporting unit’s goodwill to the carrying amount of the goodwill. The implied fair value for the goodwill is determined based on the difference between the fair value of the reporting unit and the fair value of its net identifiable assets. If the implied fair value of the goodwill is less than its carrying amount, the difference is recognized as an impairment.

Our amortizable intangible assets, which are comprised primarily of developed technology and customer related intangibles, are subject to amortization over periods ranging up to 11 years, principally on a straight-line basis. Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets, principally on the straight-line basis. Leasehold improvements are amortized over the life of the lease, including anticipated renewals, or the estimated life of the asset, whichever is shorter.

We periodically review our depreciable and amortizable long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

In the fourth quarter of fiscal 2006, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations – An Interpretation of FASB Statement No. 143.”  FIN 47 clarified the terms of FASB Statement No. 143 and requires an entity to recognize a liability for a conditional asset retirement obligation if there is sufficient information to reasonably estimate its fair value. The adoption of FIN 47 resulted in the recognition of fixed assets and an asset retirement obligation liability for certain leased premises of $2.4 million each, accumulated depreciation of $1.6 million and an after tax charge of $1.1 million which is reflected as a cumulative effect of change in accounting principle in the fiscal 2006 statement of earnings.

Research and Development Costs
We charge all research and development costs to expense as incurred, except those of our software products for which costs incurred between the date of product technological feasibility and the date that the software is available for general release are capitalized. We use a working model of the software or a detailed program design to assess technological feasibility. We capitalized software development costs of $1.2 million, $0, $593,000 and $0, for the periods from August 15, 2007 to June 30, 2008, July 1, 2007 to August 14, 2007 and the fiscal years ended June 30, 2007 and 2006, respectively. Capitalized software development costs are amortized to cost of sales based on the higher of a) the percentage of revenue for units delivered to total anticipated revenue for the related product or b) on a straight-line basis.  Capitalized software development costs of $1.2 million and $242,000 were included in other assets at June 30, 2008 and 2007, respectively.

Income Taxes
We recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Share Based Compensation
The fair value of share based payments is recognized as an expense in the consolidated statements of operations over the related vesting periods.  Share based compensation expense is based on the fair value of the portion of share based payment awards that is ultimately expected to vest and has therefore been reduced for estimated forfeitures at the time of the grant, with subsequent revisions for differences between actual and the estimated forfeiture rates.

Foreign Currency Translations
The financial statements of our foreign subsidiaries are measured in their local currency and then translated into U.S. dollars using the current rate method. Under the current rate method, assets and liabilities are translated using the exchange rate at the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing throughout the year.

Gains and losses resulting from the translation of financial statements of foreign subsidiaries are accumulated in other comprehensive income (loss) and presented as part of stockholder’s equity. Realized and unrealized foreign currency exchange gains (losses) from the settlement of foreign currency transactions are reflected in other income (expense) and amounted to $2.3 million, $193,000, $(1.3 million) and $(23,000) for the periods from August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and the fiscal years ended June 30, 2007 and 2006, respectively.

Comprehensive Income
Comprehensive income consists of net income (loss) and equity adjustments relating to foreign currency translation, changes in fair value of certain derivatives and minimum pension liability and is presented in the Consolidated Statements of Stockholder’s Equity and Comprehensive Income.

Earnings (Loss) Per Share
We have not presented earnings (loss) per share data because all 1,000 shares of common stock outstanding at June 30, 2008 are held by one shareholder.

Recently Issued Accounting Pronouncements Not Yet Adopted
In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” to clarify the definition of fair value, establish a framework for measuring fair value in GAAP and expand the disclosures about fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS 157 also stipulates that, as a market-based measurement, fair value measurement  should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.

In February 2008, the FASB issued FSP No. FAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13.”  This FSP amends SFAS No. 157 to exclude certain leasing transactions accounted for under previously existing accounting guidance.  However, this scope exception does not apply to assets acquired and liabilities assumed in a business combination, regardless of whether those assets and liabilities are related to leases.

SFAS No. 157 becomes effective for us in the beginning of fiscal 2009.  We are currently evaluating the impact of the provisions of SFAS No. 157 on our consolidated financial statements.  In February 2008, the FASB issued FSP No. FAS 157-2, “Effective Date for FASB Statement No. 157.”  This FSP permits the delayed application of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, as defined in this FSP, except for those that are recognized or disclosed at fair value in the financial statements at least annually, until the beginning of our fiscal 2010.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” to permit all entities to elect, at specified election dates, to measure eligible financial instruments and certain other items at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred. SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157. An entity is prohibited from retrospectively applying SFAS 159, unless it chooses early adoption. The Company is currently evaluating the impact, if any, that the provisions of SFAS 159 will have on its consolidated financial statements when it becomes effective for the fiscal year ending June 30, 2009.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” SFAS 141(R) replaces SFAS No. 141. SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for us for acquisitions consummated on or after July 1, 2009.

In December 2007, the FASB issued SFAS No, 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51.” SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact, if any, the provisions of SFAS 160 will have on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.”  SFAS 161 requires companies to provide qualitative disclosures about their objectives and strategies for using derivative instruments, quantitative disclosures of the fair values and gains and losses of these derivative instruments in a tabular format, as well as more information about liquidity by requiring disclosure of a derivative contract’s credit-risk-related contingent features.  SFAS 161 also requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. The Company is currently evaluating the disclosure requirements of SFAS 161. As this is a disclosure-only standard, there will be no impact on the Company’s consolidated financial statements as a result of its adoption. SFAS 161 becomes effective for our March 2009 interim consolidated financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets.”  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” This FSP also adds certain disclosures to those already proscribed in SFAS No. 142.  FSP 142-3 becomes effective for the annual and interim periods within the year, beginning in the Company’s fiscal 2010. The guidance for determining useful lives must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements must be applied prospectively to all intangible assets recognized as of the effective date.

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”  This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.  Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform with the provisions in this FSP.  Early application of this FSP is prohibited.  We have not issued any share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents.

2.               Discontinued Operations

As a result of continued operating losses, in June 2007 our then board of directors approved a formal plan to divest our radar business (“Radar”) and to seek a strategic buyer. This business had previously been included in the Test Solutions segment.  As a result of this decision, the operating results of Radar, net of taxes, had been classified in the consolidated statements of operations as discontinued operations for all periods presented and we recorded a $1.6 million ($1.0 million, net of tax) impairment charge in June 2007 based upon appraisals of the business performed by third parties, which resulted in the write-off of $771,000 of goodwill and $322,000 of equipment, with the balance reducing inventory. We recorded further losses on disposal of $3.7 million ($2.4 million, net of tax) in the predecessor period July 1, 2007 to August 14, 2007, to reflect the net assets of Radar at their net realizable value based on the May 15, 2008 sale of the business for $750,000. The sale agreement provided for additional contingent consideration, which is not included in the calculation of the loss on disposal as realization is not probable.

Net sales and income (loss) from discontinued operations (including impairment charges), which were solely related to Radar, were as follows:

			Fiscal Year	Fiscal Year
	August 15, 2007 to	July 1, 2007 to	Ended	Ended
	June 30, 2008	August 14, 2007	June 30, 2007	June 30, 2006
	Successor	Predecessor	Predecessor	Predecessor
	(In thousands)

Net sales	$893	$120	$6,422	$6,918

Income (loss) from discontinued
operations before income taxes	$(5,928)	$(3,861)	$(6,041)	$(8,971)
Income tax (benefit)	(1,107)	(1,353)	(2,173)	(3,319)
Income (loss) from
discontinued operations	$(4,821)	$(2,508)	$(3,868)	$(5,652)

As of June 30, 2008 and 2007, the net assets of the discontinued operations consisted of the following:

	June 30,	June 30,
	2008	2007
	(In thousands)

Accounts receivable	$-	$984
Inventory	-	5,410
Current assets	-	6,394
Accounts payable	-	74
Accrued expenses	-	2,320
Current liabilities	-	2,394
Net assets	$-	$4,000

In March 2005, we sold the net assets of our shock and vibration control device manufacturing business (“VMC”).  Under the terms of the sale agreements, we retained certain liabilities relating to adverse environmental conditions that existed at the premises occupied by VMC as of the date of sale.  We recorded a liability for the estimated remediation costs related to adverse environmental conditions that existed at the VMC premises when it was sold.  The accrued environmental liability at June 30, 2008 is $1.1 million, of which $322,000 is expected to be paid within one year.

3.               Company Sale Transaction

On March 2, 2007, we entered into an agreement to be acquired by investment entities affiliated with General Atlantic LLC and Francisco Partners II, L.P. (“GA” and “Francisco”). The agreement contained a provision under which we were permitted to solicit alternative acquisition proposals from third parties through April 18, 2007.  In the event we accepted a superior proposal received prior to April 19, 2007, a breakup fee of $15 million plus up to $7.5 million of expenses would be payable by the Company. On May 25, 2007, upon entering into the merger agreement described below, we provided a letter of termination to affiliates of GA and Francisco that the merger with them was terminated (“Terminated Merger”).  In connection with such termination, we paid a $22.5 million breakup fee, as we determined that the acquisition proposal, that resulted in the merger agreement, constituted a superior proposal.

On June 4, 2007, an affiliate of GA and Francisco filed an action against us alleging, among other things, that we breached the terminated merger agreement by paying GA and Francisco a breakup fee of $22.5 million instead of $37.5 million (a $30.0 million termination fee plus reimbursement of $7.5 million in expenses) that GA and Francisco contended they were owed. We settled this action for $2.5 million in January 2008, which is reflected in the results of operations for the period July 1, 2007 to August 14, 2007.

On August 15, 2007, the Company was acquired by and merged with AX Acquisition Corp. (“AX Acquisition”), a wholly-owned subsidiary of AX Holding Corp. (the “Parent”), (the “Merger”).  Upon consummation of the Merger, the Company became a wholly-owned subsidiary of Parent and each share of common stock of the Company then outstanding was converted into a right to receive $14.50 in cash. Therefore, on August 15, 2007 each holder of shares of our common stock no longer had any rights with respect to the shares, except for the right to receive the merger consideration. The merger agreement also provided that all of our stock options were cancelled and converted into the right to receive a cash payment equal to the number of shares of our common stock underlying the options multiplied by the amount, if any, by which $14.50 exceeded the exercise price of the option, without interest and less any applicable withholding taxes. The aggregate merger consideration paid to our shareholders and stock option holders was approximately $1.1 billion.

The Merger was funded by a $378.4 million equity investment in Parent by Veritas, Golden Gate and GS Direct (collectively, the “Sponsors”) and certain members of our management.  In addition, primarily in order to finance the Merger, on August 15, 2007 the Company entered into a $575 million senior secured credit facility, which consisted of $525 million of term loans and a $50 million revolving credit facility, and two exchangeable senior unsecured credit facilities totaling $345 million (see Note 9).

Upon the closing of the Merger, we paid severance of approximately $6.7 million, $18.6 million of Merger transaction expenses, a $22 million advisory fee to the Sponsors or their affiliates and $18.3 million in financing costs.

Upon consummation of the Merger, we entered into a new employment agreement with one of our officers that, in addition to specified annual remuneration and bonuses, provided for a one-time bonus of $887,000 which was recorded as compensation expense in the period from August 15, 2007 to June 30, 2008, plus $3.7 million for a covenant not to compete which is being amortized over the seven year term, both of which were paid in January 2008.

At the closing of the Merger, we entered into an advisory agreement with the Sponsors or their designated affiliates under which the Sponsors will provide certain advisory services to us.  We will pay an annual advisory fee in the aggregate amount of the greater of $2.2 million, or 1.8% of adjusted EBITDA for the prior fiscal year, as defined in the agreement, and transaction fees on all future financings and liquidity events. The advisory agreement has an initial term expiring on December 31, 2013 and will be automatically renewable for additional one year terms thereafter unless we or the Sponsors give notice of non-renewal.

In connection with the Merger and Terminated Merger, for the periods from August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and the fiscal year ended June 30, 2007, we incurred company sale transaction and related expenses that we expensed as incurred of $32.5 million, $3.7 million and $30.6 million, respectively, consisting primarily of merger-related severance and other change of control related payments, a merger termination fee and the related lawsuit settlement charge and legal and other professional fees (“Company Sale Transaction expenses”).

Purchase Accounting
The Merger constituted a change in control of the Company. In accordance with GAAP, the Company recorded its assets and liabilities at fair value as of the date of the Merger, whereby the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.  Independent third-party appraisers were engaged to assist management and perform valuations of certain of the tangible and intangible assets acquired.

We allocated the purchase price, including the acquisition costs of approximately $22.9 million, based on the estimated fair value of the assets acquired and liabilities assumed as follows:

In thousands

Current assets (excluding cash of $45.5 million)	$335,252
Property, plant and equipment	111,804
Other assets	16,537
Developed technology	195,500
Customer related intangible assets	211,582
Other acquired intangible assets	6,290
Intangible assets with indefinite lives (tradenames)	122,870
Goodwill	452,791
In-process research and development	24,340
Total assets acquired	1,476,966
Current liabilities	(137,751)
Long-term liabilities	(220,922)
Total liabilities assumed	(358,673)
Net assets acquired	$1,118,293

At the acquisition date, the acquired in-process research and development (IPR&D) was not considered to have reached technological feasibility and had no alternative future uses. Therefore, the fair value of the IPR&D of $24.3 million was expensed at the time of the acquisition in operating costs. The allocation to in-process research and development represents the estimated fair value of such incomplete research and development, at the acquisition date, based on future cash flows.  As of the acquisition date, cash flows from these projects were expected to commence in fiscal year 2009. In determining the fair values of IPR&D, risk adjusted discount rates that ranged from 17% to 25% were applied to the projects’ cash flows, which have taken into account the respective projects’ completion percentage.

The unaudited pro forma results of operations presented below for the period from July 1, 2007 to August 14, 2007 and the fiscal year ended June 30, 2007 are presented as though the Merger had occurred on July 1, 2006, after giving effect to purchase accounting adjustments relating to depreciation and amortization of the revalued assets, interest expense associated with the new credit facilities and other acquisition-related adjustments in connection with the Merger and our acquisition of MicroMetrics (which was consummated on April 12, 2007) as if it occurred on July 1, 2006. The pro forma results of operations are not necessarily indicative of the combined results that would have occurred had the Merger and acquisition of MicroMetrics been consummated at July 1, 2006, nor are they necessarily indicative of future operating results.

	Period from
	July 1, 2007 to	Fiscal Year Ended
	August 14, 2007	June 30, 2007
	(In thousands)

Net sales	$38,178	$598,241
Net income (loss)	$(27,554)	$(123,105)

4.                    Acquisition of Businesses and Intangible Assets

Racal Instruments Wireless Solutions Group

On July 31, 2003, we acquired the Racal Instruments Wireless Solutions Group (“RIWS”) for cash of $38 million and a deferred payment of up to $16.5 million in either cash or Aeroflex common stock, at our option, depending on RIWS achieving certain performance goals for the year ending July 31, 2004. In October 2006, a final determination of the deferred payment was made requiring us to pay $9.2 million, which we paid in cash and recorded as an increase to goodwill. We did not include this contingent consideration in any previously issued balance sheet as the payment of this consideration was not considered to be certain beyond a reasonable doubt.

MicroMetrics, Inc.

On April 12, 2007, we purchased the outstanding stock of MicroMetrics, Inc. (“MMI”) for $9.9 million of cash and repaid approximately $700,000 of MMI’s bank debt. MMI, located in New Hampshire, is a design and full service manufacturer of both standard and application specific RF/Microwave diodes and semiconductor devices. MMI strengthens our high-reliability, high-performance RF/Microwave product portfolio of semiconductor solutions.

We allocated the purchase price, including acquisition costs of approximately $72,000, based on the estimated fair value of the assets acquired and liabilities assumed as follows:

(In thousands)
Current assets (excluding cash of $9,000)	$3,250
Property, plant and equipment	1,147
Tradenames	70
Customer related intangibles	3,190
Goodwill	4,633
Total assets acquired	12,290
Current liabilities	(1,619)
Long term debt	(8)
Total liabilities assumed	(1,627)
Net assets acquired	$10,663

The customer related intangibles and tradenames are being amortized on a straight-line basis over a range of 1 to 9.5 years.  The goodwill is deductible for tax purposes.

The operating results of MMI have been included in the consolidated statements of operations and the Microelectronics segment from the acquisition date.  On a pro forma basis, had the MMI acquisition taken place as of the beginning of fiscal 2007, our results of operations would not have been materially affected.

Test Evolution Corporation

On October 1, 2007, we purchased 40% of the outstanding stock of Test Evolution Corporation (“TEC”) for $4.0 million ($2.0 million at closing and $2.0 million to be paid at a later date). TEC, located in Massachusetts, develops and manufactures digital, analog and RF semiconductor automated test equipment. We have determined that we have control of this company and have consolidated TEC’s assets and liabilities and results of operations, all of which were insignificant, into our financial statements commencing October 1, 2007. The non-controlling interest of 60% in each of the equity and operations of TEC are not material to our consolidated financial statements and have been included in other long-term liabilities and other income (expense), respectively.  TEC is included in our ATS segment.

Gaisler Research AB

On June 30, 2008, we acquired the stock of Gaisler Research AB (“Gaisler”) for $12.7 million cash (net of $2.7 million cash acquired), plus up to another $15 million over the next three years provided specified EBITDA targets are achieved.  Located in Sweden, Gaisler provides integrated circuit software products and services to European space system suppliers, plus other U.S., Japanese and Russian space agencies. Gaisler is included in our AMS segment.

We preliminarily allocated the purchase price, including acquisition costs of approximately $359,000, based on the estimated fair value of the assets acquired and liabilities assumed as follows:

In thousands

Current assets (excluding cash of $2.7 million)	$987
Property, plant and equipment	62
Developed technology	2,920
Customer related intangibles	1,650
Tradenames	508
Goodwill	8,261
In-process research and development	635
Total assets acquired	15,023
Current liabilities	(1,076)
Deferred taxes	(1,280)
Total liabilities assumed	(2,356)
Net assets acquired	$12,667

As of June 30, 2008, we are in the process of completing our assessment of the fair value of certain assets and liabilities as of the date of acquisition which is expected to be finalized upon the receipt and completion of additional information and analysis during fiscal 2009.

The customer related intangibles and developed technology are being amortized on a straight-line basis over a range of 1 to 7 years.

On a pro forma basis, had the Gaisler acquisition taken place as of the beginning of fiscal 2007, our results of operations would not have been materially affected.

Intangible Assets with Definite Lives
The components of amortizable intangible assets are as follows:

	June 30, 2008		June 30, 2007
	(Successor)		(Predecessor)
	(In thousands)

	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Developed technology	$198,420	$29,631	$87,931	$47,403
Customer related intangibles	213,232	42,433	12,161	5,915
Non-compete arrangements	6,290	1,012	-	-
Total	$417,942	$73,076	$100,092	$53,318

The aggregate amortization expense for amortizable intangible assets was $73.1 million, $1.7 million, $13.0 million and $13.8 million for the periods August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and fiscal years ended June 30, 2007 and 2006, respectively.

The estimated aggregate amortization expense for each of the next five fiscal years ending June 30, is as follows:

(In thousands)

2009	$63,475
2010	59,385
2011	58,987
2012	58,718
2013	52,424

Goodwill

The carrying amount of goodwill is as follows:

	AMS	ATS	Total
	(In thousands)

Balance at July 1, 2006 (predecessor entity)	$46,688	$115,778	$162,466
Acquisition of MicroMetrics	4,633	-	4,633
Final determination of RIWS acquisition earnout
payment	-	9,247	9,247
Adjustment (1)	-	(1,740)	(1,740)
Impact of foreign currency translation	-	7,356	7,356
Balance at June 30, 2007 (predecessor entity)	51,321	130,641	181,962
Goodwill adjustment recorded in purchase
accounting from allocation of purchase price (2)	243,456	27,373	270,829
Balance at August 15, 2007 (successor entity)	294,777	158,014	452,791
Acquisition of Test Evolution Corporation	-	1,868	1,868
Acquisition of Gaisler Research, AB	8,261	-	8,261
Impact of foreign currency translation	(268)	(1,497)	(1,765)
Balance at June 30, 2008 (successor entity)	$302,770	$158,385	$461,155

(1)	These adjustments to goodwill are primarily the result of the tax adjustments pertaining to pre-acquisition tax periods related to the acquisitions of Aeroflex International Ltd. and RIWS.

(2)	The predecessor entity goodwill has been written off in purchase accounting for the Merger.

5.      Restructuring Charges

In fiscal 2006, we initiated steps to consolidate our three Test Solutions businesses in the United Kingdom.  Pursuant to the plan, our manufacturing operations were moved into one facility and we created a shared-services environment for all finance and administrative functions.  In connection with this plan, approximately 40 employees were terminated and certain contract positions were eliminated.  In fiscal 2006, we recorded charges of $3.2 million primarily for workforce reductions in all departments.  During fiscal 2007, we recorded an additional charge of $100,000 for these workforce reductions.   The workforce restructuring charges were allocated solely to general and administrative costs.

In fiscal 2007, we initiated and completed restructuring activity in the Wireless division of our Test Solutions businesses in the United Kingdom.  Pursuant to the plan, 23 employees were terminated, resulting in $1.4 million of severance costs, and certain contract positions were eliminated.  We also abandoned a leased facility and recorded a fixed asset impairment charge, which in the aggregate amounted to $1.3 million.  During the fiscal year ended June 30, 2007, we recorded approximately $2.8 million in restructuring costs including the write-off of $753,000 of net fixed assets, all in research and development costs except for $35,000 allocated to selling, general and administrative costs, and all of which was paid as of June 30, 2007.

In fiscal 2008, we initiated additional actions to restructure our United Kingdom business units by further consolidating our manufacturing, research and development and selling, general and administrative activities. In addition, we initiated a restructuring in our Whippany, New Jersey, component manufacturing facility to address a slowdown in sales of its integrated products line.  These actions resulted in the termination of approximately 120 employees, which resulted in restructuring costs, principally severance, for the periods from August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 of $6.5 million ($0.9 million in cost of sales, $2.1 million in selling, general and administrative costs and $3.9 million in research and development costs) and $3.8 million ($1.6 million in selling, general and administrative costs and $2.2 million in research and development costs), respectively. Substantially all of the workforce reduction costs were paid prior to June 30, 2008.  Other restructuring charges include $2.6 million of accrued contractual commitments under operating leases for two facilities in the U.K. that we exited in May 2008, which will be paid through December 2010. In addition, approximately $485,000 of fixed asset impairment charges were recorded in selling, general and administrative costs in the fourth quarter of 2008 for the write-off of leasehold improvements in the abandoned facilities.

The following table sets forth the charges and payments related to the restructuring liability for the periods indicated:

		Year Ended June 30, 2008
	Balance	July 1,	August 15,	July 1,	August 15,		Balance
	June 30,	2007 to	2007 to	2007 to	2007 to		June 30,
	2007	August 14,	June 30,	August 14,	June 30,	Effect of	2008
	Restructuring	2007	2008	2007	2008	foreign	Restructuring
	Liability	Net Additions		Cash Payments		currency	Liability
		Predecessor	Successor	Predecessor	Successor
			(In thousands)
Work force
reduction	$-	$3,778	$3,270	$(1,186)	$(5,850)	$-	$12

Other	-	-	3,230	-	-	12	3,242
Total	$-	$3,778	$6,500	$(1,186)	$(5,850)	$12	$3,254

	Balance				Balance
	June 30,				June 30,
	2006	Year Ended June 30, 2007			2007
				Effect of
	Restructuring			foreign	Restructuring
	Liability	Net Additions	Cash Payments	currency	Liability
		(In thousands)
Work force
reduction	$1,091	$1,488	$(2,641)	$62	$-

Other	100	570	(670)	-	-

Total	$1,191	$2,058	$(3,311)	$62	$-

6.           Inventories

Inventories consist of the following:

	June 30,	June 30,
	2008	2007
	(In thousands)

Raw materials	$64,533	$65,006
Work in process	41,056	50,485
Finished goods	29,302	24,366
	$134,891	$139,857

7.       Property, Plant and Equipment

Property, plant and equipment consists of the following:

	June 30,		Estimated
	2008	2007	Useful Life
	(In thousands)		In Years

Land	$17,120	$12,078
Buildings and leasehold improvements	30,303	34,629	1 to 40
Machinery and equipment	64,304	120,877	2 to 10
Furniture and fixtures	12,925	20,192	1 to 10
Assets recorded under capital leases	403	6,110	2 to 30
	125,055	193,886
Less accumulated depreciation and
amortization	20,406	112,474
	$104,649	$81,412

Depreciation expense on property, plant and equipment was $20.0 million for the period August 15, 2007 to June 30, 2008, $2.0 million for the period July 1, 2007 to August 14, 2007 and $17.0 million and $16.6 million for the years ended June 30, 2007 and 2006, respectively.

8.     Product Warranty
We warrant our products against defects in design, materials and workmanship, generally for one year from their date of shipment. A provision for estimated future costs relating to these warranties is recorded when the related revenue is recognized and is included in cost of sales. Quarterly we analyze our warranty liability for reasonableness based on a 15-month history of warranty costs incurred, the nature of the products shipped subject to warranty and anticipated warranty trends.

Activity related to our product warranty liability was as follows:

			Fiscal Year
	August 15, 2007 to	July 1, 2007 to	Ended
	June 30, 2008	August 14, 2007	June 30, 2007
	Successor	Predecessor	Predecessor
	(In thousands)

Balance at beginning of period	$3,002	$2,929	$2,536
Provision for warranty obligations	2,192	469	3,734
Cost of warranty obligations	(2,259)	(394)	(3,405)
Foreign currency impact	9	(2)	64
Balance at end of period	$2,944	$3,002	$2,929

9.        Long Term Debt and Credit Agreements

On August 15, 2007, we entered into a $575 million senior secured credit facility, which consisted of $525 million of term loans and a $50 million revolving credit facility, and two exchangeable senior unsecured credit facilities totaling $345 million.  Total long term debt, outstanding as of June 30, 2008 and 2007, consists of the following:

		June 30, 2008	June 30, 2007
		(In thousands)

Revolving credit facility	(a)	$-	$-
Senior secured B-1 term loan	(b)	397,000	-
Senior secured B-2 term loan	(c)	124,063	-
Total senior secured debt		521,063	-
Exchangeable senior unsecured loan	(d)	225,000	-
Senior subordinated unsecured term loan	(e)	131,340	-
Other		1,408	3,583
Total Debt		878,811	3,583
Less Current Maturities		5,574	2,164
Total Long Term Debt		$873,237	$1,419

The following is a summary of required principal repayments of long-term debt for the next five years and thereafter as of June 30, 2008:

Year ending June 30,	(In thousands)
2009	$5,574
2010	5,590
2011	5,610
2012	5,635
2013	5,250
Thereafter	851,152
$878,811

(a)
The revolving credit facility provides for borrowings of up to $50 million through August 15, 2013 at a rate based on the LIBOR rate (3 month period) plus 325 basis points (6.04% at June 30, 2008). The senior secured credit facility allows us to utilize up to $25 million of the revolving credit facility for letters of credit and up to $5 million for a swing loan.  At June 30, 2008, there are no outstanding amounts or letters of credit issued against the facility.  Any borrowings would be secured by substantially all of the Company’s assets.  We are obligated to pay a 0.5% fee on any undrawn revolver commitments.

(b)
The B-1 term loan in the original amount of $400 million matures on August 15, 2014 and bears interest at a rate based on the LIBOR rate (3 month period) plus 325 basis points (5.94% at June 30, 2008). The B-1 term loan has scheduled quarterly repayments of $1 million that commenced December 31, 2007 and continue through June 30, 2014, with $373 million due on August 15, 2014.  The borrowings are secured by substantially all of the Company’s assets, excluding those of our foreign subsidiaries.

In October 2007, the Company entered into an interest rate swap agreement for the last $125 million of this loan, which expires November 15, 2010, effectively fixing the interest rate on this portion of the loan at 8.21% for that period. In April 2008, the Company entered into an interest rate swap agreement for an additional $250 million which expires February 15, 2011, effectively fixing the interest rate on this portion of the loan at 6.23%.  After considering the swaps, the effective interest rate on the total amount outstanding under the B-1 term loan is 6.84% at June 30, 2008.

(c)
The B-2 term loan in the original amount of $125 million matures on August 15, 2014 and bears interest at a rate based on the LIBOR rate (3 month period) plus 375 basis points (6.44% at June 30, 2008). The B-2 term loan has scheduled quarterly repayments of $312,500 that commenced December 31, 2007 and continue through June 30, 2014, with $116.6 million due on August 15, 2014.  The borrowings are secured by substantially all of the Company’s assets, excluding those of our foreign subsidiaries.

In April 2008, the Company entered into two additional interest rate swap agreements for $50 million expiring February 16, 2010 and February 15, 2011, effectively fixing the interest rate on the respective portions of the loan at 6.46% and 6.74%, respectively.  After considering the swaps, the effective interest rate on the total amount outstanding for the B-2 term loan is 6.57% at June 30, 2008.

(d)
On August 7, 2008, the 11.75% exchangeable senior unsecured loan in the amount of $225 million with an ultimate maturity on February 15, 2015 was refinanced with an unsecured senior note with the same interest rate and maturity date.  We may prepay the senior notes commencing August 15, 2011 at 105.875% of the principal amount prepaid, which decreases to 102.938% on August 15, 2012 and to 100% on or after August 15, 2013.  In addition, we may redeem up to 35% of the original aggregate principal balance of the senior notes, at any time prior to August 15, 2010, with the net proceeds of certain equity offerings at 111.75% of the principal amount redeemed.  We have entered into an agreement to file an exchange offer registration statement with the SEC by February 3, 2009 to publicly register debt securities with similar terms to the senior notes and to use commercially reasonable efforts to have such registration statement declared effective on or prior to May 4, 2009.  If we fail to timely file the registration statement or it is not timely declared effective, then we will pay special interest on the senior notes equal to 0.25% on the outstanding principal amount of the notes with respect to the first ninety days following the registration default event, which will increase by an additional 0.25% with respect to each subsequent ninety day period until all registration defaults have been cured, up to a maximum of 1%.

(e)
The senior subordinated unsecured term loan in the original amount of $120 million bears interest at 11.75% and matures on February 15, 2015.  On September 21, 2007 we repaid an exchangeable senior subordinated unsecured loan with the proceeds from this term loan.  Interest on the loan is payable entirely by adding such interest to the unpaid principal amount of the loan through August 15, 2010, which through June 30, 2008 amounted to $11.3 million. Subsequent to August 15, 2010 interest on the term loan is payable in cash.   We may prepay the term loan commencing August 15, 2011 at 105.875% of the principal amount prepaid, which decreases to 102.9375% on August 15, 2012 and to 100% on or after August 15, 2013.

The senior secured credit facility agreement provides that if the Company sells assets (with certain exceptions, including the sale of the Radar business) or issues new debt or equity securities to unrelated parties, the proceeds must be used to prepay term or revolving credit loans.  If such a prepayment event occurs, or the term loans are voluntarily prepaid, prior to August 15, 2009, a prepayment premium of 1% must be paid on the amount of the B-2 term loans repaid.  In addition, commencing October 1, 2008, to the extent we have consolidated excess cash flows, as defined in the senior secured credit agreement, we must use specified portions of the excess cash flows to prepay senior secured debt.

Financial covenants in the senior secured credit facility consist of a maximum leverage ratio of total debt (less up to $15 million of cash) to adjusted EBITDA, as defined in the agreement, and maximum consolidated capital expenditures. Additional covenants include restrictions on indebtedness, liens, investments, dividends, disposition of assets, acquisitions and transactions with shareholders and affiliates.

The senior unsecured loan agreements have similar terms to the senior secured credit facility regarding mandatory prepayment events and restrictive covenants and contain no financial covenants.

As of June 30, 2008, we are in compliance with all of the covenants contained in the above described loan agreements.

In connection with the credit facilities discussed above, we capitalized deferred financing costs of $33.2 million and $477,000 for the period August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007, respectively, primarily consisting of facility, legal and advisory fees.  We are amortizing these costs over the terms of the related facilities.  For the period August 15, 2007 to June 30, 2008, we amortized $3.5 million to interest expense.

Interest paid was $53.9 million for the period August 15, 2007 to June 30, 2008, $57,000 for the period July 1, 2007 to August 14, 2007 and $674,000 and $597,000 for the years ended June 30, 2007 and 2006, respectively.

The fair value of our debt instruments are summarized as follows:

	June 30, 2008
	Carrying	Estimated
	Amount	Fair Value
	(In thousands)

Senior secured B-1 term loan	$397,000	$376,158
Senior secured B-2 term loan	124,063	114,758
Exchangeable senior unsecured loan	225,000	200,250
Senior subordinated unsecured term loan	131,340	111,639
Other	1,408	1,408
Total debt	$878,811	$804,213

The carrying value of debt of $3.6 million as of June 30, 2007 approximated fair value.

The estimated fair values of each of our debt instruments are based on quoted market prices for the same or similar issues. Fair value estimates related to our debt instruments are made at a specific point in time based on relevant market information.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

10.           Stockholders’ Equity

Stock Repurchase Program

During fiscal 2005, our then Board of Directors authorized a stock repurchase program.  During fiscal 2007 and 2006, a total of 1,753,838 and 35,000 shares, respectively, were repurchased for $17.2 million and $402,000, respectively, and retired.

Share Based Compensation

Stock Options

All of our stock option plans were terminated on August 15, 2007. The merger agreement provided that all stock options were cancelled and converted into the right to receive a cash payment equal to the number of shares of our common stock underlying the options multiplied by that amount, if any, by which $14.50 exceeded the exercise price, without interest and less any withholding taxes.  On August 15, 2007 the Company paid $43.9 million to option holders to cancel all options outstanding in connection with the Merger.

Under our stock option plans that were in effect until August 15, 2007, the exercise period for all stock options did not exceed ten years from the date of grant.  Stock option grants to individuals generally became exercisable in substantially equal tranches over a service period of up to five years and the exercise price was equal to the market value of the common stock at the grant date for all plans.  We have elected to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight line basis over the requisite service period for the entire award.

Our stock option plans allowed employees to use shares received from the exercise of options only to satisfy the minimum tax withholding requirements.  During fiscal years 2007 and 2006 no payroll taxes on stock option exercises were withheld from employees in shares of the Company’s common stock.  In fiscal 2007, one employee tendered 55,951 previously owned common shares upon the exercise of options to pay for the exercise price.

The weighted average grant date fair value of stock options granted for the years ended June 30, 2007 and 2006 was $7.96 and $8.86, respectively.  The total intrinsic value of stock options exercised for the years ended June 30, 2007 and 2006 was $9.0 million and $3.6 million, respectively.

The fair value of each share option award is estimated on the date of grant using the Black-Scholes option-pricing model based on the weighted average assumptions noted in the following table.  Expected volatilities are based on historical volatility of our shares using daily price observations over a period consistent with the expected life.  Forfeitures were estimated based on historical experience.

We used the Securities and Exchange Commission’s safe harbor guidance in SAB 107 (the average of the vesting period and the option term) to estimate the expected life of options granted during fiscal 2007 and 2006.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods similar to the expected life of the option.

	Years Ended June 30,
	2007	2006

Weighted average expected stock price volatility	66%	92%
Weighted average expected option life	5.5 years	6.1 years
Average risk free interest rate	4.6%	4.5%
Average dividend yield	-	-
Discount for post-vesting restrictions	N/A	N/A

Member Interests

On August 15, 2007 certain members of our management were granted Class B member interests in a limited liability company (parent LLC) that is the ultimate parent of the Company, and which owns all of the common stock of the Parent. The parent LLC is a holding company with no operations or employees of its own. The parent LLC has two classes of membership interests. The Class A members include the Sponsors or their affiliates and Company employees that made equity investments to partially fund the Merger and Class B members consist of Company employees. Pursuant to the terms of the limited liability company operating agreement governing the parent LLC, the holders of Class B member interests are entitled to receive a percentage of all distributions, if any, made by the parent LLC after (x) the holders of the Class A members in the parent LLC have received a return of their invested capital, plus a 12% per annum internal rate of return (compounded annually) on their invested capital and (y) certain members of our management that received Class A interests for their capital contributions have received a special distribution in the aggregate amount of $3.2 million, together with a 12% per annum internal rate of return (compounded annually). The Class B member interests are non-transferable and vest ratably over five years, with any unvested interests reverting to the holders of Class A interests in the event they are forfeited or repurchased. In accordance with the provisions of SFAS No. 123(R), “Share-Based Payment” and FSP FAS No. 123(R)-4, “Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event”, the Class B members interests are equity classified awards and, therefore, the $9.8 million fair value of the Class B members’ interests at the grant date is being recorded as compensation expense over the five year vesting period, which amounted to  $1.7 million for the period August 15, 2007 to June 30, 2008. In addition, since the Class A employee members paid less than fair value for their Class A member interests, as only they are entitled to the $3.2 million special distribution and there is no vesting associated with the special distribution, the present value of the discount from fair value of $1.4 million was recorded by the Company as compensation expense on August 15, 2007.  The accretion of $193,000 for the period August 15, 2007 to June 30, 2008 was recorded as interest expense.

Compensation expense attributable to share based compensation was $3.1 million ($2.0 million after tax) for the successor period August 15, 2007 to June 30, 2008, $214,000 ($135,000 after tax) for the predecessor period July 1, 2007 to August 14, 2007 and $4.1 million ($2.6 million after tax) and $6.8 million ($4.2 million after tax) for the fiscal years ended June 30, 2007 and 2006, respectively.

A summary of the changes to outstanding stock options from July 1, 2007 to August 15, 2007 is presented below:

		Weighted
		Average
		Exercise
	Shares	Price
	(In thousands)

Outstanding at June 30, 2007	13,003	$12.37
Granted	-	-
Forfeited	(27)	19.30
Expired	-	-
Exercised	(51)	11.39
Cancelled	(3,825)	18.74
Paid out on Merger	(9,100)	9.68
Outstanding at August 15, 2007	-

As no stock options were granted from August 15, 2007 to June 30, 2008, there are also no stock options outstanding at June 30, 2008.

Cash received from stock option exercises was none for the successor period August 15, 2007 to June 30, 2008, $583,000 for the predecessor period July 1, 2007 to August 14, 2007 and $14.2 million and $4.6 million for the fiscal years ended June 30, 2007 and 2006, respectively.  The tax benefit received from stock option exercises was $16.1 million for the successor period August 15, 2007 to June 30, 2008, $41,000 for the predecessor period July 1, 2007 to August 14, 2007 and $3.3 million and $1.3 million for the fiscal years ended June 30, 2007 and 2006, respectively.

11.          Comprehensive Income

The components of comprehensive income (loss) are as follows:

			Fiscal Year	Fiscal Year
	August 15, 2007 to	July 1, 2007 to	Ended	Ended
	June 30, 2008	August 14, 2007	June 30, 2007	June 30, 2006
	Successor	Predecessor	Predecessor	Predecessor
	(In thousands)

Net income (loss)	$(105,425)	$(16,916)	$4,926	$26,959
Unrealized gain (loss) on interest rate
swap agreements, net of tax provision
(benefit) of $829, $0, $3 and $37	1,411	-	5	63
Minimum pension liability adjustment
net of tax of $(4), $0, $(160) and $(349)	(6)	-	(267)	(548)
Foreign currency translation adjustment	(998)	(497)	15,168	4,933
Total comprehensive income (loss)	$(105,018)	$(17,413)	$19,832	$31,407

 Accumulated other comprehensive income (loss) is as follows:

	Unrealized
	Gain (Loss)	Minimum
	on Interest	Pension	Foreign
	Rate Swap	Liability	Currency
	Agreements	Adjustment	Translation	Total
	(net of tax)	(net of tax)	Adjustment	(net of tax)
		(In thousands)

Balance, June 30, 2005	$(75)	$(3,632)	$12,727	$9,020
Annual change	63	(548)	4,933	4,448
Balance June 30, 2006	(12)	(4,180)	17,660	13,468
Annual change	5	(267)	15,168	14,906
Adjustment related to
initial adoption of SFAS 158	-	(728)	-	(728)
Balance, June 30, 2007	(7)	(5,175)	32,828	27,646
Predecessor period	-	-	(497)	(497)
Adjustments for the effect
of the Merger	7	5,175	(32,331)	(27,149)
	-	-	-	-
Successor period	1,411	(6)	(998)	407
Balance, June 30, 2008	$1,411	$(6)	$(998)	$407

The foreign currency translation adjustments are not adjusted for income taxes as they relate to indefinite investments in non-U.S. subsidiaries.

12.           Income Taxes

The amount of income (loss) from continuing operations before income taxes attributable to domestic and foreign operations are as follows:

			Fiscal Year	Fiscal Year
	August 15, 2007 to	July 1, 2007 to	Ended	Ended
	June 30, 2008	August 14, 2007	June 30, 2007	June 30, 2006
	Successor	Predecessor	Predecessor	Predecessor
	(In thousands)

Domestic	$(134,861)	$(10,199)	$41,710	$59,898

Foreign	(4,670)	(11,040)	(7,981)	(5,610)
	$(139,531)	$(21,239)	$33,729	$54,288

The provision (benefit) for income taxes from continuing operations consists of the following:

			Fiscal Year	Fiscal Year
	August 15, 2007 to	July 1, 2007 to	Ended	Ended
	June 30, 2008	August 14, 2007	June 30, 2007	June 30, 2006
	Successor	Predecessor	Predecessor	Predecessor
	(In thousands)

Current:
Federal	$2,024	$(12,245)	$28,800	$28,003
State and local	-	-	2,973	3,075
Foreign	(121)	130	346	1,366
	1,903	(12,115)	32,119	32,444

Deferred:
Federal	(40,355)	9,503	(4,356)	(7,635)
State and local	(1,783)	(1,256)	(48)	105
Foreign	1,308	(2,963)	(2,780)	(4,374)
	(40,830)	5,284	(7,184)	(11,904)
	$(38,927)	$(6,831)	$24,935	$20,540

The provision for income taxes varies from the amount computed by applying the U.S. Federal income tax rate to income from continuing operations before income taxes as a result of the following:

	August 15, 2007 to	July 1, 2007 to	Fiscal Year Ended	Fiscal Year Ended
	June 30 2008	August 14, 2007	June 30, 2007	June 30, 2006
	Successor	Predecessor	Predecessor	Predecessor
	(In thousands)

Tax at federal statutory rate	$(48,836)	$(7,434)	$11,805	$19,001

Non-deductible acquired in-process research
and development charge	8,744	-	-	-
Undistributed earnings of foreign subsidiaries	(1,265)	(184)	(1,342)	(1,306)
Increase in valuation allowance	5,420	237	2,772	546
State and local income taxes, net of federal benefit	(1,783)	(1,256)	1,951	2,105
Domestic manufacturing credit	(210)	-	(550)	(664)
Non-deductible merger expenses	5,861	1,111	10,704	-
Foreign tax rate differential	931	848	838	221
Research and development credit and deduction	(2,148)	(53)	(721)	(170)
Settlement of and change in tax contingencies	(3,416)	-	1,000	353
Other, net	(2,225)	(100)	(1,522)	454
	$(38,927)	$(6,831)	$24,935	$20,540

The tax effects of temporary differences which give rise to significant portions of deferred tax assets and liabilities consist of:

	June 30,
	2008	2007
	Successor	Predecessor
	(In thousands)

Accounts receivable	$250	$381
Inventories	17,191	12,573
Accrued expenses and other current liabilities	20,652	12,466
Other long-term liabilities	3,440	20,061
Capital loss carryforwards	11,145	8,192
Tax loss carryforwards	10,396	6,424
Tax credit carryforwards	-	44
Gross deferred tax assets	63,074	60,141
Less: valuation allowance	(23,131)	(15,800)
Net deferred tax assets	39,943	44,341
Property, plant and equipment	(8,249)	(1,359)
Intangible assets	(164,112)	(13,773)
Gross deferred tax liabilities	(172,361)	(15,132)
Net deferred tax assets (liabilities)	$(132,418)	$29,209

We recorded increases of $0, $12.5 million, $2.9 million and $1.3 million to additional paid-in capital during the periods August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and the years ended June 30, 2007 and 2006, respectively, in connection with the excess of the realized tax benefit related to compensation deductions on the exercise of stock options and issuance of restricted shares over the deferred tax asset attributable to stock compensation costs for such awards.

As of June 30, 2008, we have capital loss carryforwards of $30.0 million, of which $21.6 million expires in 2010 and $8.4 million expires in 2013, and foreign net operating loss carryforwards of $12.7 million in the UK, $11.8 million in France and $6.0 million in China which have no expiration.  We have state net operating loss carryforwards that create a utilizable net tax benefit of $1.6 million. We have provided a valuation allowance against all our capital loss carryforwards, all net operating loss carryforwards in France and China, $10.6 million net operating loss carryforwards in the UK, and certain other deferred tax assets that are not deemed realizable.

Deferred tax assets have resulted primarily from our future deductible temporary differences and net operating loss and capital loss carryforwards.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of its deductible temporary differences and loss carryforwards.  If such estimates and related assumptions change in the future, we may be required to record additional valuation allowances against our deferred tax assets resulting in additional income tax expense in our consolidated statements of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  At this time, based on current facts and circumstances, management believes that it is more likely than not that we will realize benefit for our gross deferred tax assets, except those deferred tax assets against which a valuation allowance has been recorded.

Deferred U.S. income taxes have not been provided on undistributed foreign earnings since we expect that substantially all of these earnings will be permanently reinvested in foreign operations.  Upon distribution of those earnings in the form of dividends or otherwise, we would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.  Determination of the amount of unrecognized deferred U.S. income tax liabilities and potential foreign tax credits is not practical to calculate because of the complexity of this hypothetical calculation.

In June 2006 we repatriated $1.5 million of foreign earnings.  This $1.5 million dividend was an extraordinary dividend that qualified under the provisions of the American Jobs Creation Act for the 85 percent dividend received deduction.

We made income tax payments of $7.8 million, $191,000, $28.8 million and $25.7 million and received refunds of $27.1 million, $0, $284,000 and $2.9 million during the periods August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and the years ended June 30, 2007 and 2006, respectively.  As a result of the Merger and the payments to option holders, we had a taxable loss for the period July 1, 2007 to August 14, 2007 of $78.9 million.  This net operating loss was carried back to fiscal years 2007 and 2006, resulting in a $27.1 million Federal tax refund, which we received in May 2008.

On July 1, 2007, we adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes-an Interpretation of SFAS No. 109.”  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return.  FIN 48 provides that unrecognized tax benefits should be based on the facts, circumstances and information available at each balance sheet date and that subsequent changes in judgment should be based on new facts and circumstances and any resulting change in the amount of unrecognized tax benefit should be accounted for in the interim period in which the change occurs.  The adoption of FIN 48 had no impact on our consolidated financial statements.

The aggregate amount of unrecognized tax benefits included in liabilities was as follows (in thousands):

Balance at June 30, 2007	$4,421
Gross increase related to tax positions taken
prior to fiscal year	495
Gross decrease related to tax positions taken
prior to fiscal year	(58)
Reduction as a result of a lapse of the
applicable statute of limitations	(3,853)

Balance at June 30, 2008	$1,005

Interest and penalties related to income tax liabilities recognized in accordance with the provisions of FIN 48 are included in income tax expense, consistent with our historical policy and amounted to $124,000 and $0 for the periods from August 15, 2007 to June 30, 2008 and July 1, 2007 to July 14, 2007, respectively.  At June 30, 2008 and 2007 accrued interest on uncertain tax positions was $188,000 and $815,000, respectively, net of the Federal benefit.

In September 2007, we settled a New York State income tax audit for the fiscal years 2002 through 2004. The decrease in the liability of $58,000 was for the reversal of a liability previously recognized.

Currently, we are being audited by the Internal Revenue Service for the fiscal years 2006 and 2007 and the period July 1, 2007 to August 14, 2007; the state of New York for fiscal years 2005 and 2006; and the state of Kansas for the fiscal years 2004 through 2007. Management does not believe that the resolution of the ongoing income tax examinations described above will have a material adverse impact on our financial position.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.   The statute of limitations for our fiscal year 2004 Federal and the majority of our State tax returns has expired.

13.     Employment Contracts

We have employment agreements with our officers and certain other key employees for periods through December 31, 2013 with annual remuneration ranging from $108,000 to $525,000, plus cost of living adjustments and, in some cases, additional compensation based upon earnings of the Company.  Future aggregate minimum payments under these contracts are $7.7 million.  Certain of the contracts provide for a three-year consulting period at the expiration of the employment term at two-thirds of salary.  In addition, certain of these officers have the option to terminate their employment agreements upon a change in control of the Company, as defined, and receive lump sum payments equal to the salary and bonus, if any, for the remainder of the term.

14.     Employee Benefit Plans

401(k) and Profit Sharing Plans

All employees of the Company and certain subsidiaries who are not members of a collective bargaining agreement are eligible to participate in a Company sponsored 401(k) plan.  Each participant has the option to contribute a portion of his or her compensation and receive a discretionary employer matching contribution.  Furthermore, employees of one subsidiary are eligible to participate in a qualified profit sharing plan and receive an allocation of a discretionary share of the subsidiary’s profits.  For the periods August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and fiscal years ended June 30, 2007 and 2006, aggregate expenses related to these 401(k) and profit sharing plans were $4.7 million, $413,000, $4.7 million and $3.9 million, respectively.

Defined Benefit Pension Plans

Effective January 1, 1994, we established a Supplemental Executive Retirement Plan (the “SERP”) which provides retirement, death and disability benefits to certain of our current and former officers.  As of June 30, 2008, the SERP is unfunded, however, there are funds being held in a rabbi trust for the SERP consisting primarily of cash surrender value of life insurance policies that specify the SERP as the beneficiary.  Those assets (which are included in other assets) totaled $8.0 million and $7.1 million at June 30, 2008 and 2007, respectively, and are not considered in the fair value of plan assets.  The measurement date for the SERP is June 30.  Due to the retirement in 2005 of one of our officers we made payments of $523,000, $105,000, $674,000 and $267,000 in the period August 15, 2007 to June 30, 2008, the period July 1, 2007 to August 14, 2007 and the fiscal years 2007 and 2006, respectively, and are required to make payments of $628,000 in each fiscal year hereafter pursuant to the SERP.  Payments to this officer cease December 31, 2015 or upon death, whichever is later.

The Merger constituted a change in control of the Company that accelerated the vesting of benefits under our SERP in the event of termination of employment of the participants on or prior to August 15, 2008. The SERP was amended to provide that no additional benefits are earned after August 31, 2007. Accordingly, if a participant’s employment was terminated prior to August 15, 2008, the participant would have received a lump sum payment of the present value of the benefits at retirement age based on average pay through August 31, 2007. The additional benefits payable under the SERP resulting from the change of control of $16.6 million was recorded as compensation expense (included in sale transaction expenses) in August 2007 (Successor period).  The Company entered into amended employment agreements with certain participants in the SERP which, among other terms, provided that if such participants remain employed beyond August 15, 2008, which they have, specified payments, approximating the benefits earned under the SERP, plus 6% interest per annum from  August 15, 2007, would be payable to those participants in full satisfaction of the benefits payable under the SERP, payable the earlier of December 31, 2008 to January 5, 2009 or upon specified events, including an additional change of control of the Company or termination.  The aggregate liability to these participants under the SERP, including the related interest, was $19.1 million at June 30, 2008.  Thus the amounts payable under the SERP have been fixed, except for the payments due one retired employee for which an actuarially determined liability of $6.9 million is recorded as of June 30, 2008. In the fiscal year ended June 30, 2008, we paid $10.3 million of benefits to participants in our SERP and the remaining liability related to the SERP at June 30, 2008 is $26.0 million, of which the $19.1 million that is payable no later than December 2008 or January 2009 is included in Accrued Expenses and Other Current Liabilities.  We expect to pay $628,000 to the one remaining participant in the SERP plan in the fiscal year ending June 30, 2009 and $6.3 million thereafter, which is included in accrued expenses and long-term defined benefit obligations, respectively, in the June 30, 2008 balance sheet.  In the Successor period from August 15, 2007 to June 30, 2008, we recorded $858,000 of interest expense incurred on the SERP liabilities and $343,000 of expense, included in general and administrative expenses in the accompanying statement of operations, for an increase in the SERP liability.

Adoption of FASB Statement No. 158

Effective June 30, 2007, the Company adopted the recognition and disclosure provisions of Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an Amendment of FASB Statements No. 87, 88, 106 and 132(R),” which requires employers to recognize in their balance sheets the overfunded or underfunded status of defined benefit postretirement plans, measured as the difference between the fair value of plan assets and the benefit obligation (the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans).  Employers must recognize the change in the funded status of the plan in the year in which the change occurs through accumulated other comprehensive income. SFAS No. 158 also requires plan assets and obligations to be measured as of the employer’s balance sheet date.

Prior to the adoption of SFAS No. 158, changes in the funded status of our plans were not immediately recognized, rather they were deferred and recognized ratably over future periods.  Upon adoption of SFAS No. 158, we recognized the amounts of prior changes in the funded status of our SERP through accumulated other comprehensive income which had the following impact on the individual line items in the June 30, 2007 balance sheet:

Effect of Applying SFAS No. 158
on Individual Line Items in the Statement of Financial Position
June 30, 2007
(In thousands)

	Before		After
	Application of		Application of
	Statement 158	Adjustments	Statement 158

Deferred income taxes	$12,261	$428	$12,689
Other assets	16,456	(349)	16,107
Total assets	674,317	79	674,396

Defined benefit plan and other
postretirement plan obligations	16,721	807	17,528
Total liabilities	162,892	807	163,699
Accumulated other comprehensive income	28,374	(728)	27,646
Total stockholders' equity	511,425	(728)	510,697
Total liabilities and stockholders' equity	674,317	79	674,396

Obligations and Funded Status of the SERP:

Year Ended
June 30,
2007
(In thousands)

Change in projected benefit obligation
Benefit obligation at beginning of year	$17,158
Service cost	151
Interest cost	1,051
Actuarial loss	470
Benefits paid	(674)
Benefit obligation at end of year	$18,156

Change in plan assets
Fair value of plan assets at beginning of year	$-
Actual return on plan assets	-
Employer contributions	674
Benefits paid	(674)
Fair value of plan assets at end of year	$-

Unfunded status at end of year	$(18,156)

Amounts recognized in the balance sheet consist of:

June 30,
2007
(In thousands)

Accrued benefit cost	$(18,215)
Accumulated other comprehensive income	8,159

Net amount recognized	$(10,056)

The Company’s net unfunded liability relating to its defined benefit and other postretirement benefit plans at June 30, 2007 is as follows:

June 30,
2007
(In thousands)

SERP	$(18,156)
Less: Current portion	628
Long-term defined benefit plan
obligations	$(17,528)

Components of Net Periodic Benefit Cost

	Years Ended June 30,
	2007	2006
	(In thousands)

Service cost	$151	$147
Interest cost	1,051	923
Expected return on plan assets	-	-
Amortization of net transition (asset) obligation	38	38
Recognized actuarial loss	537	687
Net periodic benefit cost	$1,777	$1,795

Additional Information

	Years Ended June 30,
	2007	2006
	(In thousands)

Increase (decrease) in minimum liability included
in other comprehensive income	$394	$1,095

Assumptions

  Weighted-average assumptions used to determine benefit obligations

	SERP
	Years Ended June 30,
	2008	2007	2006

Discount rate	5.00%	6.25%	6.25%
Rate of compensation increase	*	3.00%	3.00%

  Weighted-average assumptions used to determine net periodic benefit cost

	SERP
	Years Ended June 30,
	2008	2007	2006

Discount rate	5.00%	6.25%	5.25%
Expected long-term return on plan assets	N/A	N/A	N/A
Rate of compensation increase	*	3.00%	3.00%

*	Not applicable as the one participant in the SERP whose liability is actuarially determined atJune 30, 2008 is an inactive retired employee.

Plan Assets

As of June 30, 2008 and 2007 the SERP is unfunded.

15.     Legal Matters

As discussed in Note 3, we settled the action with GA and Francisco for $2.5 million in January
2008.

During the quarter ended March 31, 2007, we became aware that certain RadHard bidirectional multipurpose transceivers sold by us since 1999 may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with the International Traffic in Arms Regulations (“ITAR”). Accordingly, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, Department of State, describing the details of the possible inadvertent misclassification. Simultaneously, we flied a Commodity Jurisdiction request providing detailed information and data supporting our contention that the product is not subject to ITAR and requested a determination that such product is not ITAR controlled. By letter dated November 15, 2007, we were informed that the Department of State had determined in response to our Commodity Jurisdiction request, that the product is subject to the licensing jurisdiction of the Department of State in accordance with ITAR. We requested reconsideration of this determination. On February 7, 2008, we filed an addendum to the above referenced Voluntary Disclosure advising the Directorate of Defense Trade Controls that other products sold by us similar in nature to the transceiver described above may also be subject to the ITAR. The Directorate of Defense Trade Controls has agreed to extend the Company’s time to file such Voluntary Disclosure until there is a decision with respect to the Company’s request for reconsideration of the determination in connection with the above-referenced Commodity Jurisdiction request. On August 5, 2008, the Company received a letter from the Office of Defense Trade Controls Compliance (“DTCC”) requesting that the Company provide documentation and/or information relating to the Company’s ITAR compliance initiatives after November 15, 2007 as well as the results of any product reviews conducted by the Company, and indicating that a civil penalty against the Company could be warranted in connection with this matter following the review of such materials.  The Company has complied with the request by DTCC and has provided the detailed information requested.  In August 2008, the Company received the determination by the Directorate of Defense Trade Controls with respect to the request for reconsideration of the Commodity Jurisdiction determination.  The Directorate of Defense Trade Controls denied the Company’s request for reconsideration and determined that the product is subject to the licensing jurisdiction of the Department of State in accordance with the ITAR.  Accordingly, on September 18, 2008, the Company filed an addendum to its Voluntary Disclosure identifying other products that may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with the ITAR but were inadvertently misclassified.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

During the quarter ended June 30, 2007, we became aware that certain components that our Plainview subsidiary manufactures and sells to a customer in Canada may have been subject to the ITAR. Additionally, we have recently learned that a shipment of upgrade kits for a product sold by the Company to the United States Air Force was inadvertently shipped directly to Canada and incorrectly exported under the authority of the Export Administration Regulations. Accordingly, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, Department of State, describing the details of the possible inadvertent misclassifications. We were notified that this matter was closed without the assessment of fines or any other penalties.

In October, 2007, we were advised that United States Customs had held up the export of a component part of a test system sold by us. After extensive analysis of the component, we have determined that a General Purpose Communications Test Set sold by our Wichita subsidiary may have been subject to the licensing jurisdiction of the Department of State in accordance with the ITAR. Accordingly, on May 5, 2008, a Voluntary Disclosure was filed with the Directorate of Defense Trade Controls, Department of State, with respect to this product.  Included as part of this Voluntary Disclosure was a shipment made by our KDI subsidiary which failed to properly demarcate a previously approved ITAR export license. We were notified on May 13, 2008 that this matter was closed without the assessment of fines or any other penalties.

During May 2008, we became further aware that a certain product sold by our KDI subsidiary may have inadvertently been misclassified as not ITAR controlled. On August 5, 2008, the Company filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, Department of State, describing the inadvertent misclassification of this product.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

An amended class action complaint was filed against us and our board of directors on June 20, 2007 in the Supreme Court of the State of New York, Nassau County. The complaint alleges that our board breached its fiduciary duties to our stockholders (i) by issuing a preliminary proxy statement on June 5, 2007 that was issued in connection with seeking stockholder approval of the Merger and (ii) in approving certain amendments, that were allegedly beyond the scope of our corporate power to our Supplemental Executive Retirement Plan and the employment agreements of defendants Harvey R. Blau, our then Chairman and Chief Executive Officer, and Leonard Borow, our then President and Chief Operating Officer. The plaintiffs sought injunctive relief with respect to the first cause of action, seeking to enjoin the July 26, 2007 special meeting of our stockholders on the grounds that we and our board of directors provided inadequate disclosures, and the recovery of money damages with respect to the second cause of action. The plaintiffs subsequently withdrew their motion for preliminary injunctive relief. On July 9, 2007, we and our board of directors filed a motion to dismiss the amended class action complaint and that motion is currently pending. We are currently in settlement discussions with the plaintiffs and have accrued an insignificant liability for the settlement. The July 26, 2007 stockholders meeting went forward and the Company’s stockholders approved the Merger.  On August 15, 2007, the acquisition of the Company was completed.

We are also involved in various claims and legal actions that arise in the ordinary course of business. We do not believe that the ultimate resolution of any of these actions will have a material adverse effect on our financial position, results of operations, liquidity or capital resources.

16.      Other Commitments and Contingencies

Operating Leases
Several of our operating facilities and certain machinery and equipment are leased under agreements expiring through 2020.  The leases for machinery and equipment generally contain purchase options at the then fair value of the related leased assets at the end of their lease term.

Future minimum payments under operating leases as of June 30, 2008 are as follows for the fiscal years:

(In thousands)
2009	$5,492
2010	4,512
2011	3,187
2012	1,757
2013	764
Thereafter	1,029
Future minimum lease payments	$16,741

Rental expense was $7.0 million, $1.1 million, $9.5 million and $9.5 million for the periods August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and for the fiscal years 2007 and 2006, respectively.  Sub-lease rental income was $486,000, $145,000, $1.2 million and $1.1 million for the periods August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and the fiscal years 2007 and 2006, respectively.

17. Business Segments
Our business segments and major products included in each segment, are as follows:

Microelectronic Solutions (“AMS”)

•	Microelectronic Components, Sub-assemblies and Modules

•	Motion Control Systems

Test Solutions (“ATS”)

•	Instrument Products and Test Systems

We are a manufacturer of advanced technology systems and components for commercial industry, government and defense contractors. Approximately 29% of our sales for the period August 15, 2007 to June 30, 2008, 21% for the period July 1, 2007 to August 14, 2007, and 30% and 29% for the fiscal years ended June 30, 2007 and 2006, respectively, were to agencies of the United States government or to prime defense contractors or subcontractors of the United States government. No one customer constituted more than 10% of sales during any of the periods presented. Inter-segment sales were not material and have been eliminated from the tables below.

The majority of our operations are located in the United States; however, we also have operations in Europe and Asia, with our most significant international operations in the United Kingdom. Net sales from facilities located in the United Kingdom were approximately $167.7 million for the period August 15, 2007 to June 30, 2008 and $11.7 million for the period July 1, 2007 to August 14, 2007 and $166.7 million and $152.9 million for the fiscal years ended June 30, 2007 and 2006, respectively. Total assets of the United Kingdom operations were $237.5 million as of June 30, 2008 and $230.0 million as of June 30, 2007.

Revenues, based on the customers’ locations, attributed to the United States and other regions are as follows:

	Period	Period	Fiscal Year	Fiscal Year
	August 15, 2007 to	July 1, 2007 to	Ended	Ended
	June 30, 2008	August 14, 2007	June 30, 2007	June 30, 2006
	Successor	Predecessor	Predecessor	Predecessor
	(In thousands)

United States of America	$329,226	$21,183	$346,235	$318,244
Europe and Middle East	141,422	10,357	155,905	148,517
Asia and Australia	123,887	6,242	84,779	71,866
Other regions	10,456	439	6,227	7,616
	$604,991	$38,221	$593,146	$546,243

Selected financial data by segment is as follows:

	August 15, 2007	July 1, 2007	Fiscal Year	Fiscal Year
	to June 30,	to August 14,	Ended June 30,	Ended June 30,
	2008	2007	2007	2006
	Successor Entity	Predecessor Entity	Predecessor Entity	Predecessor Entity
	(In thousands)
Net sales:
Microelectronic solutions ("AMS")	$283,695	$19,017	$266,515	$241,437
Test solutions ("ATS")	321,296	19,204	326,631	304,806
Net sales	$604,991	$38,221	$593,146	$546,243

Segment adjusted operating income:
- AMS	$74,802	$24	$63,908	$58,467
- ATS	54,216	(7,582)	38,582	34,771
General corporate expense	(8,176)	(2,347)	(17,727)	(15,279)
Adjusted operating income (loss)	120,842	(9,905)	84,763	77,959

Amortization of acquired intangibles
- AMS	(44,085)	(279)	(1,911)	(2,134)
- ATS	(28,991)	(1,413)	(11,095)	(11,644)
Share based compensation
- AMS	-	(83)	(965)	(1,488)
- ATS	-	95	(958)	(1,731)
- Corporate	(3,123)	(226)	(2,161)	(3,433)
Restructuring charges
- AMS	(414)	-	-	-
- ATS	(6,581)	(3,778)	(2,840)	(3,214)
One-time lease termination costs
- ATS	-	(576)	-	-
Merger related expenses - Corporate	(4,092)	(1,319)	-	-
Acquired in-process R&D costs
- AMS	(16,335)	-	-	-
- ATS	(8,640)	-	-	-
Current period impact of acquisition
related adjustments:
Inventory - AMS	(23,817)	(57)	-	-
Inventory - ATS	(15,151)	-	-	(1,088)
Depreciation - AMS	(1,025)	-	-	-
Depreciation - ATS	(2,882)	-	-	-
Depreciation - Corporate	(193)	-	-	-
Deferred revenue - ATS	(2,510)	-	-	-
Sale transaction expenses	(32,493)	(3,717)	(30,584)	-
Operating income (loss) (GAAP)	(69,490)	(21,258)	34,249	53,227

Interest expense	(74,658)	(275)	(672)	(608)
Other income (expense), net	4,617	294	152	1,669
Income (loss) from continuing
operations before income taxes	$(139,531)	$(21,239)	$33,729	$54,288

	As of		As of June 30,
	June 30, 2008		2007	2006
	(In thousands)

Total Assets:
AMS	$754,451		$229,046	$186,531
ATS	605,120		404,548	377,190
Corporate	119,428		34,408	59,700
Assets of discontinued operations	-		6,394	9,970
Total assets	$1,478,999		$674,396	$633,391

	August, 15, 2007	July 1, 2007 to	For the Year Ended June 30,
	to June 30, 2008	August 14, 2007	2007	2006
Capital expenditures:	(In thousands)
AMS	$7,087	$338	$9,942	$6,255
ATS	5,950	501	7,155	8,777
Corporate	142	249	1,330	333
Total capital expenditures	$13,179	$1,088	$18,427	$15,365

Depreciation and amortization expense:
AMS	$51,419	$1,137	$8,675	$8,949
ATS	41,060	2,509	21,258	21,249
Corporate	553	16	209	173
Total depreciation and
amortization expense	$93,032	$3,662	$30,142	$30,371

Management evaluated the operating results of the two segments based upon pre-tax operating income, before costs related to restructuring, lease termination charges, amortization of acquired intangibles, share-based compensation, acquired in-process research and development costs, Company Sale Transaction expenses, merger related expenses and the impact of any acquisition related adjustments.

18.        Guarantor/Non-Guarantor Financial Information

The following supplemental condensed consolidating financial information sets forth, on an unconsolidated basis, the balance sheets at June 30, 2008 and June 30, 2007 and the statements of operations, and cash flows for the periods from August 15, 2007 to June 30, 2008 and July 1, 2007 to August 14, 2007 and the years ended June 30, 2007 and 2006 for Aeroflex Incorporated (the “Parent Company”), and for the Guarantor Subsidiaries and, on a combined basis, the Non-Guarantor Subsidiaries.  The supplemental condensed consolidating financial information reflects for all fiscal periods, the investments of the Parent Company in the Guarantor Subsidiaries as well as the investments of the Parent Company and the Guarantor Subsidiaries in the Non-Guarantor Subsidiaries, in all cases using the equity method.  The Parent Company’s purchase price allocation adjustments, including applicable intangible assets, arising from business acquisitions have been pushed down to the applicable subsidiary columns (see Notes 3 and 4).

Condensed Consolidating Statement of Operations
For the Period from August 15, 2007 to June 30, 2008
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated

Net sales	$-	$429,372	$180,832	$(5,213)	$604,991
Cost of sales	-	253,291	104,857	(5,195)	352,953
Gross profit	-	176,081	75,975	(18)	252,038
Selling, general and administrative costs	15,584	66,265	39,237	-	121,086
Research and development costs	-	40,097	29,801	-	69,898
Amortization of acquired intangibles	-	63,477	9,599	-	73,076
Acquired in-process R&D costs	-	21,820	3,155	-	24,975
Company sale transaction expenses	32,493	-	-	-	32,493
Operating income (loss)	(48,077)	(15,578)	(5,817)	(18)	(69,490)

Other income (expense):
Interest expense	(74,563)	(95)	-	-	(74,658)
Other income (expense), net	1,943	147	2,527	-	4,617
Intercompany charges	81,994	(80,482)	(1,512)	-	-
Income (loss) from continuing operations
before income taxes	(38,703)	(96,008)	(4,802)	(18)	(139,531)
Provision (benefit) for income taxes	(11,525)	(28,589)	1,187	-	(38,927)
Income (loss) from continuing
operations	(27,178)	(67,419)	(5,989)	(18)	(100,604)
Loss from discontinued operations,
net of tax	-	(4,821)	-	-	(4,821)
Equity in income (loss) of subsidiaries	(78,247)	(5,712)	-	83,959	-
Net income (loss)	$(105,425)	$(77,952)	$(5,989)	$83,941	$(105,425)

Condensed Consolidating Statement of Operations
For the Period from July 1, 2007 to August 14, 2007
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated

Net sales	$-	$25,858	$12,809	$(446)	$38,221
Cost of sales	-	15,066	8,074	(279)	22,861
Gross profit	-	10,792	4,735	(167)	15,360
Selling, general and administrative costs	3,892	7,571	7,568	-	19,031
Research and development costs	-	5,526	6,652	-	12,178
Amortization of acquired intangibles	-	601	1,091	-	1,692
Company sale transaction expenses	3,717	-	-	-	3,717
Operating income (loss)	(7,609)	(2,906)	(10,576)	(167)	(21,258)

Other income (expense):
Interest expense	(261)	(14)	-	-	(275)
Other income (expense), net	157	27	110	-	294
Intercompany charges	5,544	(5,109)	(435)	-	-
Income (loss) from continuing operations
before income taxes	(2,169)	(8,002)	(10,901)	(167)	(21,239)
Provision (benefit) for income taxes	(853)	(3,145)	(2,833)	-	(6,831)
Income (loss) from continuing
operations	(1,316)	(4,857)	(8,068)	(167)	(14,408)
Loss from discontinued operations,
net of tax	-	(2,508)	-	-	(2,508)
Equity in income (loss) of subsidiaries	(15,600)	(7,814)	-	23,414	-
Net income (loss)	$(16,916)	$(15,179)	$(8,068)	$23,247	$(16,916)

Condensed Consolidating Statement of Operations
For the Year Ended June 30, 2007
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated

Net sales	$-	$422,347	$177,586	$(6,787)	$593,146
Cost of sales	-	217,025	98,927	(6,983)	308,969
Gross profit	-	205,322	78,659	196	284,177
Selling, general and administrative costs	19,888	71,125	38,608	-	129,621
Research and development costs	-	42,241	34,476	-	76,717
Amortization of acquired intangibles	-	4,498	8,508	-	13,006
Company sale transaction expenses	30,584	-	-	-	30,584
Operating income (loss)	(50,472)	87,458	(2,933)	196	34,249

Other income (expense):
Interest expense	(534)	(127)	(11)	-	(672)
Other income (expense), net	1,479	205	(1,532)	-	152
Intercompany charges	45,158	(41,672)	(3,486)	-	-
Income (loss) from continuing operations
before income taxes	(4,369)	45,864	(7,962)	196	33,729
Provision (benefit) for income taxes	(2,882)	30,251	(2,434)	-	24,935
Income (loss) from continuing
operations	(1,487)	15,613	(5,528)	196	8,794
Loss from discontinued operations,
net of tax	-	(3,868)	-	-	(3,868)
Equity in income (loss) of subsidiaries	6,413	(4,629)	-	(1,784)	-
Net income (loss)	$4,926	$7,116	$(5,528)	$(1,588)	$4,926

Condensed Consolidating Statement of Operations
For the Year Ended June 30, 2006
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated

Net sales	$-	$378,283	$174,509	$(6,549)	$546,243
Cost of sales	-	196,093	94,877	(6,658)	284,312
Gross profit	-	182,190	79,632	109	261,931
Selling, general and administrative costs	18,712	63,188	40,971	-	122,871
Research and development costs	-	38,317	33,738	-	72,055
Amortization of acquired intangibles	-	4,722	9,056	-	13,778
Operating income (loss)	(18,712)	75,963	(4,133)	109	53,227

Other income (expense):
Interest expense	(403)	(144)	(61)	-	(608)
Other income (expense), net	779	832	58	-	1,669
Intercompany charges	38,829	(36,443)	(2,386)	-	-
Income (loss) from continuing operations
before income taxes	20,493	40,208	(6,522)	109	54,288
Provision (benefit) for income taxes	7,950	15,598	(3,008)	-	20,540
Income (loss) from continuing
operations	12,543	24,610	(3,514)	109	33,748
Loss from discontinued operations,
net of tax	-	(5,652)	-	-	(5,652)
Change in accounting principle	12,543	18,958	(3,514)	109	28,096
Cumulative effect of a change in
accounting principle, net of tax benefit	-	(15)	(1,122)	-	(1,137)
Equity in income (loss) of subsidiaries	14,416	(4,274)	-	(10,142)	-
Net income (loss)	$26,959	$14,669	$(4,636)	$(10,033)	$26,959

Condensed Consolidating Balance Sheet
As of June 30, 2008
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$39,285	$(2,379)	$17,243	$-	$54,149
Accounts receivable, net	-	90,343	57,640	-	147,983
Inventories	-	91,856	43,537	(502)	134,891
Deferred income taxes	(2,352)	23,539	5,852	-	27,039
Prepaid expenses and other current assets	2,464	2,616	7,104	-	12,184
Total current assets	39,397	205,975	131,376	(502)	376,246

Property, plant and equipment, net	13,406	63,964	27,279	-	104,649
Non-current marketable securities	19,960	-	-	-	19,960
Deferred financing costs	30,185	-	-	-	30,185
Other assets	16,480	2,474	(394)	-	18,560
Intangible assets with definite lives, net	-	297,408	47,458	-	344,866
Intangible assets with indefinite lives	-	90,229	33,149	-	123,378
Goodwill	-	435,570	25,101	484	461,155
Total assets	$119,428	$1,095,620	$263,969	$(18)	$1,478,999

Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term debt	$5,250	$324	$-	$-	$5,574
Accounts payable	554	19,882	18,946	-	39,382
Deferred revenue, including advance payments	-	8,621	18,523	-	27,144
Income taxes payable	409	-	1,527	-	1,936
Accrued payroll expense	2,106	18,200	4,219	-	24,525
Accrued expenses and other current liabilities	31,205	12,272	13,353	-	56,830
Total current liabilities	39,524	59,299	56,568	-	155,391

Long-term debt	872,152	1,085	-	-	873,237
Deferred income taxes	(12,254)	150,400	21,311	-	159,457
Defined benefit plan obligations	6,263	-	-	-	6,263
Other long-term liabilities	1,368	487	6,148	-	8,003
Intercompany investment	(248,051)	2,944	245,107	-	-
Intercompany receivable/payable	(895,004)	953,623	(58,619)	-	-
Total liabilities	(236,002)	1,167,838	270,515	-	1,202,351

Stockholder's equity	355,430	(72,218)	(6,546)	(18)	276,648
Total liabilities and stockholder's equity	$119,428	$1,095,620	$263,969	$(18)	$1,478,999

Condensed Consolidating Balance Sheet
As of June 30, 2007
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$6,807	$(1,573)	$7,766	$-	$13,000
Marketable securities	9,500	-	-	-	9,500
Accounts receivable, net	-	81,041	58,000	-	139,041
Inventories	-	94,756	45,417	(316)	139,857
Deferred income taxes	(13,554)	29,994	80	-	16,520
Assets of discontinued operations	-	6,394	-	-	6,394
Prepaid expenses and other current assets	1,970	2,431	6,703	-	11,104
Total current assets	4,723	213,043	117,966	(316)	335,416

Property, plant and equipment, net	2,446	53,021	25,945	-	81,412
Deferred income taxes	12,689	-	-	-	12,689
Deferred financing costs	36	-	-	-	36
Other assets	14,513	563	1,031	-	16,107
Intangible assets with definite lives, net	-	23,358	23,416	-	46,774
Goodwill	84	90,268	91,610	-	181,962
Total assets	$34,491	$380,253	$259,968	$(316)	$674,396

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$1,835	$329	$-	$-	$2,164
Accounts payable	3,774	15,733	18,770	-	38,277
Deferred revenue, including advance payments	-	6,946	13,326	-	20,272
Income taxes payable	(3,171)	14,888	(4,105)	-	7,612
Liabilities of discontinued operations	-	2,394	-	-	2,394
Accrued expenses and other current liabilities	11,406	28,167	23,521	-	63,094
Total current liabilities	13,844	68,457	51,512	-	133,813

Long-term liabilities	12,837	10,145	6,904	-	29,886
Investment in subsidiaries	(229,783)	4,853	224,930	-	-
Intercompany receivable/payable	(204,844)	176,079	28,765	-	-
Total liabilities	(407,946)	259,534	312,111	-	163,699

Stockholder's equity:	442,437	120,719	(52,143)	(316)	510,697
Total liabilities and stockholder's equity	$34,491	$380,253	$259,968	$(316)	$674,396

Condensed Consolidating Statement of Cash Flows
For the Period from August 15, 2007 to June 30, 2008
(In thousands)

			Non-
		Guarantor	Guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$(105,425)	$(77,952)	$(5,989)	$83,941	$(105,425)
Loss from discontinued operations, net of tax	-	4,821	-	-	4,821
Income (loss) from continuing operations	(105,425)	(73,131)	(5,989)	83,941	(100,604)
Changes in operating assets and liabilities and non cash items, included in net income (loss)	95,482	88,036	15,223	(83,941)	114,800
Net cash provided by (used in) continuing operations	(9,943)	14,905	9,234	-	14,196
Net cash provided by (used in) discontinued operations	-	(5,286)	-	-	(5,286)
Net cash provided by (used in) operating activities	(9,943)	9,619	9,234	-	8,910
Cash flows from investing activities:
Acquisition of predecessor entity, net of cash acquired	(1,128,915)	(2,593)	13,215	-	(1,118,293)
Payment for purchase of businesses, net of cash acquired	(11,145)	-	-	-	(11,145)
Capital expenditures	(142)	(9,386)	(3,651)	-	(13,179)
Proceeds from the sale of property, plant and equipment	-	52	177	-	229
Purchase of marketable securities	(631,805)	-	-	-	(631,805)
Proceeds from sale of marketable securities	611,853	-	-	-	611,853
Net cash provided by (used in) investing activities of continuing operations	(1,160,154)	(11,927)	9,741	-	(1,162,340)
Net cash provided by (used in) discontinued operations	-	(36)	-	-	(36)
Net cash provided by (used in) investing activities	(1,160,154)	(11,963)	9,741	-	(1,162,376)
Cash flows from financing activities:
Proceeds from issuance of common stock	378,350	-	-	-	378,350
Borrowings under debt agreements	870,000	-	-	-	870,000
Debt repayments	(5,746)	(35)	(302)	-	(6,083)
Debt financing costs	(33,222)	-	-	-	(33,222)
Amounts paid for withholding taxes on stock option exercises	(14,142)	-	-	-	(14,142)
Witholding taxes collected for stock option exercises	14,142	-	-	-	14,142
Net cash provided by (used in) financing activities of continuing operations	1,209,382	(35)	(302)	-	1,209,045
Effect of exchange rate changes on cash and cash equivalents	-	-	(1,430)	-	(1,430)
Net increase in cash and cash equivalents	39,285	(2,379)	17,243	-	54,149
Cash and cash equivalents at beginning of period	-	-	-	-	-
Cash and cash equivalents at end of period	$39,285	$(2,379)	$17,243	$-	$54,149

Condensed Consolidating Statement of Cash Flows
For the Period from July 1, 2007 to August 14, 2007
(In thousands)

			Non-
		Guarantor	Guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$(16,916)	$(15,179)	$(8,068)	$23,247	$(16,916)
Loss from discontinued operations, net of tax	-	2,508	-	-	2,508
Income (loss) from continuing operations	(16,916)	(12,671)	(8,068)	23,247	(14,408)
Changes in operating assets and liabilities and non cash items, included in net income (loss)	23,110	12,708	13,591	(23,247)	26,162
Net cash provided by (used in) continuing operations	6,194	37	5,523	-	11,754
Net cash provided by (used in) discontinued operations	-	(461)	-	-	(461)
Net cash provided by (used in) operating activities	6,194	(424)	5,523	-	11,293
Cash flows from investing activities:
Capital expenditures	(249)	(587)	(252)	-	(1,088)
Purchase of marketable securities	(53,828)	-	-	-	(53,828)
Proceeds from sale of marketable securities	63,328	-	-	-	63,328
Net cash provided by (used in) investing activities of continuing operations	9,251	(587)	(252)	-	8,412
Net cash provided by (used in) discontinued operations	-	(6)	-	-	(6)
Net cash provided by (used in) investing activities	9,251	(593)	(252)	-	8,406
Cash flows from financing activities:
Debt repayments	(26)	(3)	-	-	(29)
Debt financing costs	(477)	-	-	-	(477)
Excess tax benefits from share based compensation arrangements	12,542	-	-	-	12,542
Proceeds from the exercise of stock options and warrants	583	-	-	-	583
Amounts paid for withholding taxes on stock option exercises	(56)	-	-	-	(56)
Withholding taxes collected for stock option exercises	56	-	-	-	56
Net cash provided by (used in) financing activities of continuing operations	12,622	(3)	-	-	12,619
Effect of exchange rate changes on cash and cash equivalents	-	-	178	-	178
Net increase (decrease) in cash and cash equivalents	28,067	(1,020)	5,449	-	32,496
Cash and cash equivalents at beginning of period	6,807	(1,573)	7,766	-	13,000
Cash and cash equivalents at end of period	$34,874	$(2,593)	$13,215	$-	$45,496

Condensed Consolidating Statement of Cash Flows
For the Year Ended June 30, 2007
(In thousands)

			Non-
		Guarantor	Guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$4,926	$7,116	$(5,528)	$(1,588)	$4,926
Loss from discontinued operations, net of tax	-	3,868	-	-	3,868
Income (loss) from continuing operations	4,926	10,984	(5,528)	(1,588)	8,794
Changes in operating assets and liabilities and non cash items, included in net income (loss)	2,779	726	8,592	1,588	13,685
Net cash provided by (used in) continuing operations	7,705	11,710	3,064	-	22,479
Net cash provided by (used in) discontinued operations	-	(1,677)	-	-	(1,677)
Net cash provided by (used in) operating activities	7,705	10,033	3,064	-	20,802
Cash flows from investing activities:
Payment for purchase of business, net of cash acquired	(10,663)	-	-	-	(10,663)
Contingent payment for purchase of business	(9,247)	-	-	-	(9,247)
Capital expenditures	(1,331)	(12,766)	(4,330)	-	(18,427)
Proceeds from the sale of property, plant and equipment	-	382	98	-	480
Purchase of marketable securities	(589,577)	-	-	-	(589,577)
Proceeds from sale of marketable securities	608,409	-	-	-	608,409
Net cash provided by (used in) investing activities of continuing operations	(2,409)	(12,384)	(4,232)	-	(19,025)
Net cash provided by (used in) discontinued operations	-	(88)	-	-	(88)
Net cash provided by (used in) investing activities	(2,409)	(12,472)	(4,232)	-	(19,113)
Cash flows from financing activities:
Purchase and retirement of treasury stock	(17,234)	-	-	-	(17,234)
Debt repayments	(315)	(11)	(285)	-	(611)
Excess tax benefits from share based compensation arrangements	2,870	-	-	-	2,870
Proceeds from the exercise of stock options and warrants	14,182	-	-	-	14,182
Amounts paid for withholding taxes on stock option exercises	(3,383)	-	-	-	(3,383)
Withholding taxes collected for stock options exercises	3,383	-	-	-	3,383
Net cash provided by (used in) financing activities of continuing operations	(497)	(11)	(285)	-	(793)
Effect of exchange rate changes on cash and cash equivalents	-	-	1,717	-	1,717
Net increase (decrease) in cash and cash equivalents	4,799	(2,450)	264	-	2,613
Cash and cash equivalents at beginning of period	2,008	877	7,502	-	10,387
Cash and cash equivalents at end of period	$6,807	$(1,573)	$7,766	$-	$13,000

Condensed Consolidating Statement of Cash Flows
For the Year Ended June 30, 2006
(In thousands)

			Non-
		Guarantor	Guarantor	Consolidating
	Parent	Subsidiary	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$26,959	$14,669	$(4,636)	$(10,033)	$26,959
Cumulative effect in accounting principle, net of tax	-	15	1,122	-	1,137
Loss from discontinued operations, net of tax	-	5,652	-	-	5,652
Income (loss) from continuing operations	26,959	20,336	(3,514)	(10,033)	33,748
Changes in operating assets and liabilities and non cash items, included in net income (loss)	(4,148)	(6,878)	8,536	10,033	7,543
Net cash provided by (used in) continuing operations	22,811	13,458	5,022	-	41,291
Net cash provided by (used in) discontinued operations	-	(4,594)	-	-	(4,594)
Net cash provided by (used in) operating activities	22,811	8,864	5,022	-	36,697
Cash flows from investing activities:
Capital expenditures	(334)	(9,006)	(6,025)	-	(15,365)
Proceeds from the sale of property, plant and equipment	-	11	105	-	116
Purchase of marketable securities	(348,545)	-	-	-	(348,545)
Proceeds from sale of marketable securities	320,213	-	-	-	320,213
Preacquisition tax refund received	-	-	1,232	-	1,232
Other, net	-	234	(311)	-	(77)
Net cash provided by (used in) investing activities of continuing operations	(28,666)	(8,761)	(4,999)	-	(42,426)
Net cash provided by (used in) discontinued operations	-	(127)	-	-	(127)
Net cash provided by (used in) investing activities	(28,666)	(8,888)	(4,999)	-	(42,553)
Cash flows from financing activities:
Purchase and retirement of treasury stock	(402)	-	-	-	(402)
Debt repayments	(325)	(333)	-	-	(658)
Debt financing costs	(308)	-	-	-	(308)
Excess tax benefits from share based compensation arrangements	551	-	-	-	551
Proceeds from the exercise of stock options and warrants	4,565	-	-	-	4,565
Amounts paid for withholding taxes on stock option exercises	(1,062)	-	-	-	(1,062)
Withholding taxes collected for stock option exercises	1,062	-	-	-	1,062
Net cash provided by (used in) financing activities of continuing operations	4,081	(333)	-	-	3,748
Effect of exchange rate changes on cash and cash equivalents	-	-	(479)	-	(479)
Net increase in cash and cash equivalents	(1,774)	(357)	(456)	-	(2,587)
Cash and cash equivalents at beginning of period	3,782	1,234	7,958	-	12,974
Cash and cash equivalents at end of period	$2,008	$877	$7,502	$-	$10,387

Quarterly Financial Data (Unaudited)
(In thousands)

	Quarter				Year Ended
2008	First	Second	Third	Fourth	June 30,
Net sales	$140,236	$160,757	$157,304	$184,915	$643,212
Gross profit	52,615	54,633	69,236	90,914	267,398
Income (loss) from continuing operations	(63,944)	(29,068)	(15,437)	(6,563)	(115,012)

	Quarter				Year Ended
2007	First	Second	Third	Fourth	June 30,
Net sales	$135,330	$143,047	$149,854	$164,915	$593,146
Gross profit	64,030	68,783	71,401	79,963	284,177
Income (loss) from continuing operations	7,903	10,093	6,573	(15,775)	8,794

Note:  We are not presenting per share data here as we currently only have one shareholder.

AEROFLEX INCORPORATED
AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
(In thousands)

Column A	Column B	Column C			Column D		Column E
		Additions
			Charged
	Balance at	Charged to	to other				Balance at
	beginning of	costs and	accounts -		Deductions -		end of
Description	period	expenses	describe		describe		period

PERIOD FROM AUGUST 15, 2007
THROUGH JUNE 30, 2008 (SUCCESSOR ENTITY)

Allowance for doubtful accounts	$1,531	$1,295	$-		$143	(B)	$2,683

PERIOD FROM JULY 1, 2007
THROUGH AUGUST 14, 2007 (PREDECESSOR ENTITY)

Allowance for doubtful accounts	$1,589	$(33)	$-		$25	(B)	$1,531

YEAR ENDED JUNE 30, 2007:

Allowance for doubtful accounts	$1,273	$416	$25	(A)	$125	(B)	$1,589

YEAR ENDED JUNE 30, 2006:

Allowance for doubtful accounts	$1,118	$292	$-		$137	(B)	$1,273

Note:   (A) - Acquired in purchase of businesses.
             (B) - Net write-offs of uncollectible amounts.

AEROFLEX INCORPORATED
AND SUBSIDIARIES

FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

INDEX	PAGE

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS	F-53
September 30, 2008 and June 30, 2008

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	F-54
Three Months Ended September 30, 2008
Periods from July 1, 2007 to August 14, 2007
and August 15, 2007 to September 30, 2007

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	F-55
Three Months Ended September 30, 2008
Periods from July 1, 2007 to August 14, 2007
and August 15, 2007 to September 30, 2007

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-56 – F-81

Aeroflex Incorporated
and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands except share and per share data)

	September 30,	June 30,
	2008	2008
	Successor Entity	Successor Entity
Assets
Current assets:
Cash and cash equivalents	$73,066	$54,149
Accounts receivable, less allowance for doubtful
accounts of $2,829 and $2,683	110,297	147,983
Inventories	136,977	134,891
Deferred income taxes	26,460	27,039
Prepaid expenses and other current assets	12,445	12,184
Total current assets	359,245	376,246

Property, plant and equipment, net	101,349	104,649
Non-current marketable securities	18,755	19,960
Deferred financing costs, net	29,435	30,185
Other assets	15,141	18,560
Intangible assets with definite lives, net	321,760	344,866
Intangible assets with indefinite lives	120,051	123,378
Goodwill	456,193	461,155

Total assets	$1,421,929	$1,478,999

Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term debt	$5,570	$5,574
Accounts payable	31,882	39,382
Advance payments by customers and deferred revenue	18,997	27,144
Income taxes payable	2,097	1,936
Accrued payroll expenses	25,754	24,525

Accrued expenses and other current liabilities	58,767	56,830
Total current liabilities	143,067	155,391
Long-term debt	875,813	873,237
Deferred income taxes	143,491	159,457
Defined benefit plan obligations	6,156	6,263
Other long-term liabilities	7,470	8,003
Total liabilities	1,175,997	1,202,351

Stockholder's equity:
Common stock, par value $.10 per share; authorized 1,000
shares; issued and outstanding 1,000 shares	-	-
Additional paid-in capital	382,214	381,666
Accumulated other comprehensive income (loss)	(23,960)	407
Accumulated deficit	(112,322)	(105,425)
Total stockholder's equity	245,932	276,648

Total liabilities and stockholder's equity	$1,421,929	$1,478,999

Aeroflex Incorporated and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended	August 15, 2007	July 1, 2007
	September 30, 2008	to September 30, 2007	to August 14, 2007
	Successor Entity	Successor Entity	Predecessor Entity

Net sales	$140,845	$102,015	$38,221
Cost of sales	73,486	64,760	22,861
Gross profit	67,359	37,255	15,360

Selling, general and administrative costs	31,484	18,984	19,031
Research and development costs	17,029	10,480	12,178
Amortization of acquired intangibles	17,968	10,470	1,692
Acquired in-process research and development costs	-	24,340	-
Company sale transaction expenses	-	30,295	3,717
	66,481	94,569	36,618
Operating income (loss)	878	(57,314)	(21,258)

Other income (expense)
Interest expense	(21,215)	(11,136)	(275)
Other income (expense), net	3,086	(255)	294
Total other income (expense)	(18,129)	(11,391)	19

Income (loss) from continuing operations before income taxes	(17,251)	(68,705)	(21,239)
Provision (benefit) for income taxes	(10,354)	(19,169)	(6,831)
Income (loss) from continuing operations	(6,897)	(49,536)	(14,408)

Income (loss) from discontinued operations, net of
tax provision (benefit)	-	(962)	(2,508)

Net income (loss)	$(6,897)	$(50,498)	$(16,916)

Aeroflex Incorporated
and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended	August 15, 2007	July 1, 2007
	September 30,	to September 30,	to August 14,
	2008	2007	2007
	Successor Entity	Successor Entity	Predecessor Entity
Cash flows from operating activities:
Net income (loss)	$(6,897)	$(50,498)	$(16,916)
Loss from discontinued operations, net of tax	-	962	2,508
Income (loss) from continuing operations	(6,897)	(49,536)	(14,408)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	23,497	13,302	3,662
Acquired in-process research and development costs	-	24,340	-
Acquisition related adjustment to cost of sales	-	12,400	-
Acquisition related adjustment to sales	97	676	-
Deferred income taxes	(12,444)	11,142	5,284
Non - cash share based compensation	489	1,657	214
Amortization of deferred financing costs	1,189	267	217
Paid in kind interest	3,888	-	-
Excess tax benefits from share based compensation arrangements	-	-	(12,542)
Other, net	508	72	(24)
Change in operating assets and liabilities,
net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	32,411	(36,848)	47,889
Decrease (increase) in inventories	(7,024)	7,579	(12,885)
Decrease (increase) in prepaid expenses
and other assets	(9)	31,319	(26,899)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,195)	(45,433)	21,246

Net cash provided by (used in) continuing operations	28,510	(29,063)	11,754
Net cash provided by (used in) discontinued operations	-	(1,325)	(461)
Net cash provided by (used in) operating activities	28,510	(30,388)	11,293

Cash flows from investing activities:
Acquisition of Predecessor Entity, net of cash acquired	-	(1,118,293)	-
Capital expenditures	(3,343)	(1,422)	(1,088)
Purchase of marketable securities	-	(317,104)	(53,828)
Proceeds from sale of marketable securities	-	267,426	63,328
Other	2	15	-

Net cash provided by (used in) investing activities by continuing operations	(3,341)	(1,169,378)	8,412
Net cash provided by (used in) discontinued operations	-	(2)	(6)
Net cash provided by (used in) investing activities	(3,341)	(1,169,380)	8,406

Cash flows from financing activities:
Proceeds from issuance of common stock	-	378,350	-
Borrowings under debt agreements	-	870,000	-
Debt repayments	(1,317)	(1,814)	(29)
Debt financing costs	(439)	(27,145)	(477)
Excess tax benefits from share based compensation arrangements	-	-	12,542
Proceeds from the exercise of stock options and warrants	-	-	583
Amounts paid for withholding taxes on stock option exercises	-	(14,142)	(56)
Withholding taxes collected for stock option exercises	-	14,142	56
Net cash provided by (used in) financing activities	(1,756)	1,219,391	12,619
Effect of exchange rate changes on cash and cash equivalents	(4,496)	(564)	178

Net increase in cash and cash equivalents	18,917	19,059	32,496
Cash and cash equivalents at beginning of period	54,149	-	13,000
Cash and cash equivalents at end of period	$73,066	$19,059	$45,496

AEROFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.           Basis of Presentation

The condensed consolidated financial statements of Aeroflex Incorporated and Subsidiaries (the “Company”,”we”, or “our’’) presented herein are unaudited.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly our financial position, results of operations and cash flows as of and for all periods presented have been made.  Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been omitted.  These condensed consolidated financial statements should be read in conjunction with the Company’s June 30, 2008 audited financial statements and notes thereto.

Results of operations for the three months ended September 30, 2008 are not necessarily indicative of results of operations for future interim periods or for the full fiscal year ending June 30, 2009.

The Company and its Sale
We design, engineer and manufacture microelectronics and test solution and measurement equipment that are sold primarily to the broadband communications, aerospace and defense markets. Our fiscal year ends on June 30.

On August 15, 2007, the Company was sold to affiliates of or funds managed by The Veritas Capital Fund Ill, L.P. (“Veritas”), Golden Gate Private Equity, Inc. (“Golden Gate”) and GS Direct, L.L.C. (“GS Direct”) and certain members of management (“the Merger”) (see Note 3).

Presentation and Use of Estimates

Our financial statements are prepared in conformity with U.S. GAAP. We consolidate our subsidiaries, all of which, except for Test Evolution Corporation (see Note 4) are wholly owned. All significant intercompany balances and transactions have been eliminated.

The condensed consolidated financial statements presented as of September 30, 2008 and June 30, 2008 and the three months ended September 30, 2008 and the period from August 15, 2007 to September 30, 2007 represent the Company subsequent to its acquisition (the “Successor” or “Successor Entity”), whereas the consolidated financial statements for the period from July 1, 2007 to August 14, 2007 represent the Company prior to the Merger (the “Predecessor” or “Predecessor Entity”). The purchase method of accounting was applied effective August 15, 2007 in connection with the Merger. Therefore, our consolidated financial statements for periods before August 15, 2007 are presented on a different basis than those for the periods after August 14, 2007 and, as such, are not comparable.

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires that management of the Company make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in our consolidated financial statements are revenue and cost recognition under long-term contracts; the valuation of accounts receivable, inventories, investments and deferred tax assets; the depreciable lives of fixed assets and useful lives of amortizable intangible assets; the valuation of assets acquired and liabilities assumed in business combinations; the recoverability of long-lived amortizable intangible assets and goodwill, as well as net assets of discontinued operations; share-based compensation; restructuring charges; asset retirement obligations and certain accrued expenses and contingencies.

We are subject to uncertainties such as the impact of future events, economic, environmental and political factors, and changes in the business climate; therefore, actual results may differ from those estimates. When no estimate in a given range is deemed to be better than any other when estimating contingent liabilities, the low end of the range is accrued. The accounting estimates used in the preparation of our consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant them. Such changes and refinements in estimation methodologies are reflected in reported results of operations. If material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements.

Cash and Cash Equivalents
All highly liquid investments having maturities of three months or less at the date of acquisition are considered to be cash equivalents.

Marketable Securities
Marketable securities are classified as available-for-sale and are recorded at fair value with unrealized gains and losses, net of taxes, reported as a separate component of stockholder’s equity. Realized gains and losses and declines in market value judged to be other than temporary, of which there were none, are included in other income. Interest income is also included in other income.

At September 30, 2008, our marketable securities consisted primarily of $19.9 million of auction rate securities at par value. Auction rate securities represent long-term (generally maturities of ten years to thirty-five years from the date of issuance) variable rate bonds tied to short-term interest rates that are reset through an auction process, which occurs every seven to thirty-five days, and are classified as available for sale securities. All but one (with the one security having a carrying value of $1.9 million and a AA rating) of our auction rate securities retain a triple-A rating by at least one nationally recognized statistical rating organization. In addition, certain of our auction rate securities are backed by student loans whose principal and interest are federally guaranteed by the Family Federal Education Loan Program. To date, we have collected all interest payments on all our auction rate securities when due, and since early February 2008 (when auctions began to fail) have redeemed $26.5 million of auction rate securities at par.

At September 30, 2008, we concluded that the fair value of our auction rate securities was $18.7 million.  Since many auctions are failing and given that there is currently no active secondary market for our investment in auction rate securities, the determination of fair value was based on the following factors:

•	continuing illiquidity;
•	lack of action by the issuers to establish different forms of financing to replace or redeem these securities; and
•	the credit quality of the underlying securities.

If fair values were to continue to be below cost for a prolonged period of time, we would consider various factors in determining whether to recognize an other than temporary impairment charge, including the length of time and the extent to which the fair value has been below the cost basis, the current financial condition of the issuer and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

Auction rate securities are classified as non-current assets in the accompanying September 30, 2008 and June 30, 2008 consolidated balance sheets.

Inventories
Inventories, including amounts related to long-term contracts accounted for under percentage-of-completion accounting, are stated at the lower of cost (first-in, first-out) or market.

Financial Instruments and Derivatives
Foreign currency contracts are used to protect us from fluctuations in exchange rates. We enter into foreign currency contracts, which are not designated as hedges. Thus the change in fair value is included in income as it occurs, within other income (expense). As of September 30, 2008, we had $2.4 million of notional value foreign currency forward contracts maturing through December 2008. Notional amounts do not quantify risk or represent assets or liabilities of the Company, but are used in the calculation of cash settlements under the contracts. The fair value of these contracts at September 30, 2008 and June 30, 2008 was insignificant.

Our interest rate swap derivatives are designated as cash flow hedges. As such, they are recorded on the balance sheet as assets or liabilities at their fair value, with changes in the fair value of such derivatives, net of taxes, recorded as a component of other comprehensive income. The fair value of the interest rate swap derivatives as of September 30, 2008 was a liability of $665,000 ($419,000, net of taxes) and as of June 30, 2008 was an asset of $2.2 million ($1.4 million, net of taxes).

Revenue Recognition
We recognize revenue when persuasive evidence of an arrangement exists, the selling price is fixed or determinable, and collectibility of the resulting receivable is reasonably assured.

For arrangements other than certain long-term contracts, revenue (including shipping and handling fees) is recognized when products are shipped and title has passed to the customer. If title does not pass until the product reaches the customer’s delivery site, recognition of the revenue is deferred until that time. Certain of our sales are to distributors which have a right to return some portion of product within up to eighteen months of sale. We recognize revenue on these sales at the time of shipment to the distributor as the returns under these arrangements have been insignificant and can be reasonably estimated. A provision for such estimated returns is recorded at the time sales are recognized.

Long-term contracts are accounted for in accordance with SOP 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”  We determine estimated contract profit rates and use the percentage-of-completion method to recognize revenues and associated costs as work progresses on certain long-term contracts. We measure the extent of progress toward completion generally based upon one of the following methods (based upon an assessment of which method most closely aligns to the underlying earnings process), (i) the units-of-delivery method, (ii) the cost-to-cost method, using the ratio of contract costs incurred as a percentage of total estimated costs at contract completion (based upon engineering and production estimates), or (iii) the achievement of contractual milestones. Provisions for anticipated losses or revisions in estimated profits on contracts-in-process are recorded in the period in which such anticipated losses or revisions become evident.

Revenue from sales of products where software is other than incidental to their performance, including related software support and maintenance contracts is recognized in accordance with SOP 97-2, “Software Revenue Recognition.” Accordingly, revenue for software is recognized when the software is delivered, if all of the above criteria for revenue recognition are met.

When a customer purchases software together with post contract support, we allocate a portion of the fee to the post contract support for its fair value based on the contractual renewal rate or the amount the support is sold for on a standalone basis. Post contract support fees are deferred in Advance Payments by Customers and Deferred Revenue, and recognized as revenue ratably over the term of the related contract.

Acquisition Accounting
We use the purchase method to account for business combinations, whereby the total cost of an acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition. The allocation of the purchase price is dependent upon certain valuations and other studies, which contain estimates and assumptions.

Long-Lived Assets
We test goodwill annually for impairment and whenever events or circumstances indicate impairment might have occurred. We evaluate the recoverability of goodwill using a two-step impairment test approach at the reporting unit level. In the first step, which is used to identify potential impairments, the overall fair value for the reporting unit is compared to its carrying amount including goodwill. If the fair value of a reporting unit is less than the carrying amount, a second step is performed which compares the implied fair value of the reporting unit’s goodwill to the carrying amount of the goodwill. The implied fair value for the goodwill is determined based on the difference between the fair value of the reporting unit and the fair value of its net identifiable assets. If the implied fair value of the goodwill is less than its carrying amount, the difference is recognized as an impairment.

Our amortizable intangible assets, which are comprised primarily of developed technology and customer related intangibles, are subject to amortization over periods ranging up to 11 years, on a straight-line basis. Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets, principally on a straight-line basis. Leasehold improvements are amortized over the life of the lease, including anticipated renewals, or the estimated life of the asset, whichever is shorter.

We periodically review our depreciable and amortizable long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Research and Development Costs
We charge all research and development costs to expense as incurred, except those of our software products for which costs incurred between the date of product technological feasibility and the date that the software is available for general release are capitalized. We use a working model of the software or a detailed program design to assess technological feasibility. We capitalized software development costs of $209,000, $0 and $0 for the three months ended September 30, 2008 and the periods from August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007, respectively. Capitalized software development costs are amortized to cost of sales based on the higher of a) the percentage of revenue for units delivered to total anticipated revenue for the related product or b) on a straight-line basis.  Capitalized software development costs of $727,000 and $1.2 million were included in Other Assets at September 30, 2008 and June 30, 2008, respectively.

Income Taxes
We recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency Translations
The financial statements of our foreign subsidiaries are measured in their local currency and then translated into U.S. dollars using the current rate method. Under the current rate method, assets and liabilities are translated using the exchange rate at the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing throughout the year.

Gains and losses resulting from the translation of financial statements of foreign subsidiaries are accumulated in other comprehensive income (loss) and presented as part of stockholder’s equity. Realized and unrealized foreign currency exchange gains (losses) from the settlement of foreign currency transactions are reflected in other income (expense) and amounted to $2.3 million, $(372,000) and $193,000 for the three months ended September 30, 2008 and the periods from August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007, respectively.

Comprehensive Income
Comprehensive income consists of net income (loss) and equity adjustments relating to foreign currency translation, changes in fair value of certain derivatives and non-current marketable securities and adjustments to the minimum pension liability.

Earnings (Loss) Per Share
We have not presented earnings (loss) per share data because all 1,000 shares of common stock outstanding at June 30, 2008 and September 30, 2008 are held by one shareholder.

Recently Adopted Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) 157, “Fair Value Measurements,” to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements.  SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price).  SFAS 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13.”  This FSP amends SFAS 157 to exclude certain leasing transactions accounted for under previously existing accounting guidance.  However, this scope exception does not apply to assets acquired and liabilities assumed in a business combination, regardless of whether those assets and liabilities are related to leases.

In February 2008, the FASB issued FSP No. FAS 157-2, “Effective Date for FASB Statement No. 157.”  This FSP permits the delayed application of SFAS 157 for nonfinancial assets and nonfinancial liabilities, as defined in this FSP, except for those that are recognized or disclosed at fair value in the financial statements at least annually, until the beginning of our fiscal 2010.  As of July 1, 2008, we adopted SFAS 157 (see Note 8), with the exception of its application to nonfinancial assets and nonfinancial liabilities, which we will defer in accordance with FSP No. FAS 157-2.  We are currently evaluating the impact on our consolidated financial statements of adopting SFAS 157 at the beginning of fiscal 2010 for such nonfinancial assets and nonfinancial liabilities.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The FSP is effective upon issuance, including prior periods for which financial statements have not been issued.  Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in SFAS 154, “Accounting Changes and Error Corrections.”  However, the disclosure provisions in SFAS 154 for a change in accounting estimate are not required for revisions resulting from a change in valuation technique or its application.  We adopted SFAS 157 beginning in our fiscal 2009 first quarter.  We used these key considerations in evaluating the fair value measurements of our financial assets (see Note 8) and recorded a $1.2 million valuation allowance against the value of our auction rate securities.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred.  SFAS 159 became effective for us as of July 1, 2008.  As we did not elect the fair value option for our financial instruments (other than those already measured at fair value in accordance with SFAS No. 157), the adoption of this standard did not have an impact on our consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted
In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” SFAS 141(R) replaces SFAS 141. SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for us for acquisitions consummated on or after July 1, 2009.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51.” SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact, if any, the provisions of SFAS 160 will have on our consolidated financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.”  SFAS 161 requires companies to provide qualitative disclosures about their objectives and strategies for using derivative instruments, quantitative disclosures of the fair values and gains and losses of these derivative instruments in a tabular format, as well as more information about liquidity by requiring disclosure of a derivative contract’s credit-risk-related contingent features.  SFAS 161 also requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. We are currently evaluating the disclosure requirements of SFAS 161. As this is a disclosure-only standard, there will be no impact on our consolidated financial statements as a result of its adoption. SFAS 161 becomes effective for our March 2009 interim consolidated financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets.”  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets.” This FSP also adds certain disclosures to those already prescribed in SFAS 142.  FSP 142-3 becomes effective for the annual and interim periods within the year, beginning in our fiscal 2010. The guidance for determining useful lives must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements must be applied prospectively to all intangible assets recognized as of the effective date.

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”  This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.  Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform with the provisions in this FSP.  Early application of this FSP is prohibited.  We have not issued any share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents.

2.	Discontinued Operations

As a result of continued operating losses, in June 2007 our then board of directors approved a formal plan to divest our radar business (“Radar”) and to seek a strategic buyer. This business had previously been included in the Test Solutions segment.  As a result of this decision, the operating results of Radar, net of taxes, had been classified in the consolidated statements of operations as discontinued operations for all periods presented. We recorded a loss on disposal of $3.7 million ($2.4 million, net of tax) in the predecessor period July 1, 2007 to August 14, 2007, to reflect the net assets of Radar at their net realizable value based on the May 15, 2008 sale of the business for $750,000. The sale agreement provided for additional contingent consideration, which is not included in the calculation of the loss on disposal as realization is not probable.

Net sales and income (loss) from discontinued operations (including impairment charges), which were solely related to Radar, were as follows:

	Three Months Ended	August 15, 2007 to	July 1, 2007 to
	September 30, 2008	September 30, 2007	August 14, 2007
	Successor	Successor	Predecessor
	(In thousands)

Net sales	$-	$207	$120

Income (loss) from discontinued operations before income taxes	$-	$(1,182)	$(3,861)
Income tax (benefit)	-	(220)	(1,353)
Income (loss) from discontinued operations	$-	$(962)	$(2,508)

In March 2005, we sold the net assets of our shock and vibration control device manufacturing business (“VMC”).  Under the terms of the sale agreements, we retained certain liabilities relating to adverse environmental conditions that existed at the premises occupied by VMC as of the date of sale.  We recorded a liability for the estimated remediation costs related to adverse environmental conditions that existed at the VMC premises when it was sold.  The accrued environmental liability at September 30, 2008 is $1.2 million, of which $322,000 is expected to be paid within one year.

3.         Company Sale Transaction

The Merger on August 15, 2007 was funded by a $378.4 million equity investment by Veritas, Golden Gate, GS Direct and certain members of our management and the majority of the proceeds from term loans aggregating $525 million and two exchangeable unsecured credit facilities totaling $345 million.  An advisory agreement with the non-management equity investors or their designated affiliates requires us to pay advisory services fees of $2.3 million for fiscal 2009.  Refer to Note 3 to our June 30, 2008 annual financial statements for complete details of our Merger and a terminated merger.

In connection with the Merger and Terminated Merger, for the periods from August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007, we incurred company sale transaction and related expenses that we expensed as incurred of $30.3 million and $3.7 million, respectively, consisting primarily of merger-related severance and other change of control related payments, a merger termination fee and the related lawsuit settlement charge and legal and other professional fees (“Company Sale Transaction expenses”).

The Merger constituted a change in control of the Company. In accordance with GAAP, we recorded its assets and liabilities at fair value as of the date of the Merger, whereby the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.  Independent third-party appraisers were engaged to assist management and perform valuations of certain of the tangible and intangible assets acquired. We allocated the purchase price based on the appraisals associated with the valuation of certain acquired assets and assumed liabilities.

We allocated the purchase price, including the acquisition costs of approximately $22.9 million, based on the estimated fair value of the assets acquired and liabilities assumed as follows:

In thousands

Current assets (excluding cash of $45.5 million)	$335,252
Property, plant and equipment	111,804
Other assets	16,537
Developed technology	195,500
Customer related intangible assets	211,582
Other acquired intangible assets	6,290
Intangible assets with indefinite lives (tradenames)	122,870
Goodwill	452,756
In-process research and development	24,340
Total assets acquired	1,476,931
Current liabilities	(137,751)
Long-term liabilities	(220,887)
Total liabilities assumed	(358,638)
Net assets acquired	$1,118,293

At the acquisition date, the acquired in-process research and development (IPR&D) was not considered to have reached technological feasibility and had no alternative future uses. Therefore, the fair value of the IPR&D of $24.3 million was expensed at the time of the acquisition in operating costs. The allocation to in-process research and development represents the estimated fair value of such incomplete research and development, at the acquisition date, based on future cash flows.  As of the acquisition date, cash flows from these projects were expected to commence in fiscal year 2009. In determining the fair values of IPR&D, risk adjusted discount rates that ranged from 17% to 25% were applied to the projects’ cash flows, which have taken into account the respective projects’ completion percentage.

The unaudited pro forma results of operations presented below for the period from July 1, 2007 to August 14, 2007 are presented as though the Merger had occurred on July 1, 2006, after giving effect to purchase accounting adjustments relating to depreciation and amortization of the revalued assets, interest expense associated with the new credit facilities and other acquisition-related adjustments in connection with the Merger. The pro forma results of operations are not necessarily indicative of the combined results that would have occurred had the Merger been consummated at July 1, 2006, nor are they necessarily indicative of future operating results.

Period from
July 1, 2007 to
August 14, 2007
Predecessor
(In thousands)

Net sales	$38,178
Net income (loss)	$(27,554)

4.         Acquisition of Businesses and Intangible Assets

Test Evolution Corporation

On October 1, 2007, we purchased 40% of the outstanding stock of Test Evolution Corporation (“TEC”) for $4.0 million ($2.0 million at closing and $2.0 million paid in October 2008). TEC, located in Massachusetts, develops and manufactures digital, analog and RF semiconductor automated test equipment. We have determined that we have control of this company and have consolidated TEC’s assets and liabilities and results of operations, all of which were insignificant, into our financial statements commencing October 1, 2007. The non-controlling interest of 60% in each of the equity and operations of TEC are not material to our consolidated financial statements and have been included in other long-term liabilities and other income (expense), respectively.  TEC is included in our Test Solutions segment.

Gaisler Research AB

On June 30, 2008, we acquired the stock of Gaisler Research AB (“Gaisler”) for $12.7 million cash (net of $2.7 million cash acquired), plus up to another $15 million over the next three years provided specified EBITDA targets are achieved.  Located in Sweden, Gaisler provides integrated circuit software products and services to European space system suppliers, plus other U.S., Japanese and Russian space agencies. Gaisler is included in our Microelectronic Solutions segment.

We preliminarily allocated the purchase price, including acquisition costs of approximately $379,000, based on the estimated fair value of the assets acquired and liabilities assumed as follows:

In thousands

Current assets (excluding cash of $2.7 million)	$987
Property, plant and equipment	62
Developed technology	2,920
Customer related intangibles	1,650
Tradenames	508
Goodwill	8,424
In-process research and development	635
Total assets acquired	15,186
Current liabilities	(1,096)
Deferred taxes	(1,423)
Total liabilities assumed	(2,519)
Net assets acquired	$12,667

As of September 30, 2008, we were in the process of completing our assessment of the fair value of certain assets and liabilities as of the date of acquisition which is expected to be finalized upon the receipt and completion of additional information and analysis during fiscal 2009.

The customer related intangibles and developed technology are being amortized on a straight-line basis over a range of 1 to 7 years.

On a pro forma basis, had the Gaisler acquisition taken place as of the beginning of fiscal 2008, our results of operations would not have been materially affected.

Intangible Assets with Definite Lives
The components of amortizable intangible assets are as follows:
	September 30, 2008		June 30, 2008
	(In thousands)
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Developed technology	$194,561	$37,419	$198,420	$29,631
Customer related intangibles	210,881	51,251	213,232	42,433
Non-compete arrangements	6,290	1,302	6,290	1,012
Total	$411,732	$89,972	$417,942	$73,076

The aggregate amortization expense for amortizable intangible assets was $18.0 million, $10.5 million and $1.7 million for the three months ended September 30, 2008 and the periods August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007, respectively.

The estimated aggregate amortization expense for each of the twelve-month periods ending September 30, is as follows:

(In thousands)

2009	$59,282
2010	58,255
2011	57,964
2012	56,824
2013	47,910

Goodwill

The carrying amount of goodwill is as follows:

	AMS	ATS	Total
	(In thousands)

Balance at June 30, 2007 (predecessor entity)	$51,321	$130,641	$181,962
Goodwill adjustment recorded in purchase accounting from allocation of purchase price (1)	243,456	27,373	270,829
Balance at August 15, 2007 (successor entity)	294,777	158,014	452,791
Acquisition of Test Evolution Corporation	-	1,868	1,868
Acquisition of Gaisler	8,261	-	8,261
Impact of foreign currency translation	(268)	(1,497)	(1,765)
Balance at June 30, 2008 (successor entity)	302,770	158,385	461,155
Final adjustment to goodwill recorded in purchase accounting	494	(529)	(35)
Adjustment to goodwill for acquisition of Gaisler	163	-	163
Impact of foreign currency translation	(1,175)	(3,915)	(5,090)
Balance at September 30, 2008 (successor entity)	$302,252	$153,941	$456,193

 (1)  The predecessor entity goodwill has been written off in purchase accounting for the Merger.

5.      Restructuring Charges

In fiscal 2008, we initiated actions to restructure our United Kingdom business units by further consolidating our manufacturing, research and development and selling, general and administrative activities. In addition, we initiated a restructuring in our Whippany, New Jersey, component manufacturing facility to address a slowdown in sales of its integrated products line.  These actions resulted in the termination of approximately 120 employees, which resulted in restructuring costs, principally severance, for the periods from August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007 of $31,000 (all in selling, general and administrative costs) and $3.8 million ($1.6 million in selling, general and administrative costs and $2.2 million in research and development costs), respectively. Substantially all of the workforce reduction costs were paid prior to June 30, 2008.  Other restructuring charges include $2.6 million of accrued contractual commitments under operating leases for two facilities in the U.K. that we exited in May 2008, which will be paid through December 2010. In addition, approximately $485,000 of fixed asset impairment charges were recorded in selling, general and administrative costs in the fourth quarter of 2008 for the write-off of leasehold improvements in the abandoned facilities.

In the first quarter of fiscal 2009, we incurred $402,000 of severance costs for an additional eleven employees terminated in our U.K. business unit ($306,000 in cost of sales, $32,000 in S,G&A and $64,000 in research and development).

The following table sets forth the charges and payments related to the restructuring liability for the periods indicated:

	Balance				Balance
	June 30,				September 30,
	2008	Three Months Ended September 30, 2008			2008
				Effect of
	Restructuring			foreign	Restructuring
	Liability	Net Additions	Cash Payments	currency	Liability
	(In thousands)
Work force reduction	$12	$402	$(414)	$-	$-

Other	3,242	-	(334)	(315)	2,593

Total	$3,254	$402	$(748)	$(315)	$2,593

6.         Inventories

Inventories consist of the following:

	September 30,	June 30,
	2008	2008
	(In thousands)

Raw materials	$60,632	$64,533
Work in process	52,182	41,056
Finished goods	24,163	29,302
	$136,977	$134,891

7.           Product Warranty

We warrant our products against defects in design, materials and workmanship, generally for one year from their date of shipment. A provision for estimated future costs relating to these warranties is recorded when the related revenue is recognized and is included in cost of sales. Quarterly we analyze our warranty liability for reasonableness based on a 15-month history of warranty costs incurred, the nature of the products shipped subject to warranty and anticipated warranty trends.

Activity related to our product warranty liability was as follows:

	Three Months Ended	August 15, 2007 to	July 1, 2007 to
	September 30, 2008	September 30, 2007	August 14, 2007
	Successor	Successor	Predecessor
	(In thousands)

Balance at beginning of period	$2,944	$3,002	$2,929
Provision for warranty obligations	618	629	469
Cost of warranty obligations	(654)	(576)	(394)
Foreign currency impact	(100)	12	(2)
Balance at end of period	$2,808	$3,067	$3,002

8.     Fair Value Measurements

We adopted the provisions of SFAS 157 for financial assets and liabilities as of July 1, 2008.  In connection with the adoption of SFAS 157, we recorded a $1.2 million valuation allowance against the value of our auction rate securities.  SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability, in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants at the measurement date.  SFAS 157 also establishes a fair value hierarchy which requires the entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

SFAS 157 describes three levels of inputs that may be used to measure fair value:
Level 1:	Inputs based on quoted market prices for identical assets or liabilities in active markets at the measurement date.
Level 2:
Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The inputs are unobservable in the market and significant to the instruments valuation.

The following table presents for each hierarchy level, financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2008:

	Quoted Prices in
	Active Markets	Significant Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
	(In thousands)
Assets:
Non-current marketable securities	$-	$-	$18,755	$18,755
Liabilities:
Foreign currency forward contracts	$-	$152	$-	$152
Interest rate swap contracts	-	665	-	665
Total Liabilities	$-	$817	$-	$817

The change in the fair value of Level 3 financial assets impacted net income (loss) and Other Comprehensive Income by $0 and $755,000, net of tax, respectively, for the three months ended September 30, 2008.

Foreign Currency Forward Contracts – The fair value of our foreign currency forward contracts were valued using a pricing model with all significant inputs based on observable market data such as measurement date spot and forward rates.

Non-Current Marketable Securities – Non-current marketable securities consist of auction rate securities that currently have no active market from which we could obtain pricing.  Since we adopted SFAS 157 on July 1, 2008, auction rate securities have been classified as Level 3 as their valuation requires substantial judgment and estimation of factors that are not currently observable in the market due to the lack of trading in the securities.  Since February 2008, when auctions for these securities began to fail, we have redeemed $26.5 million of Auction Rate Securities at par. To date, we have collected all interest payments on all our Auction Rate Securities when due. Furthermore, we have the intent and are able to hold these securities until the credit markets recover, or until maturity, if necessary.   However, based on a discounted cash flow analysis, which considered, among other items, the collateral underlying the securities, the credit worthiness of the issuer, the timing of future cash flows and liquidity risks, we have recorded a $1.2 million valuation allowance against the auction rate securities.

Interest Rate Swap Contracts – The fair value of our outstanding interest rate swap contracts were based on valuations received from the counterparties and corroborated by measurement date equivalent swap rates.

9.           Long Term Debt and Credit Agreements

On August 7, 2008, the 11.75% exchangeable senior unsecured loan in the amount of $225 million with an ultimate maturity on February 15, 2015 was refinanced with an unsecured senior note with the same interest rate and maturity date.  We may prepay the senior notes commencing August 15, 2011 at 105.875% of the principal amount prepaid, which decreases to 102.938% on August 15, 2012 and to 100% on or after August 15, 2013.  In addition, we may redeem up to 35% of the original aggregate principal balance of the senior notes, at any time prior to August 15, 2010, with the net proceeds of certain equity offerings at 111.75% of the principal amount redeemed.  We have entered into an agreement to file an exchange offer registration statement with the SEC by February 3, 2009 to publicly register debt securities with similar terms to the senior notes and to use commercially reasonable efforts to have such registration statement declared effective on or prior to May 4, 2009.  If we fail to timely file the registration statement or it is not timely declared effective, then we will pay special interest on the senior notes equal to 0.25% on the outstanding principal amount of the notes with respect to the first ninety days following the registration default event, which will increase by an additional 0.25% with respect to each subsequent ninety day period until all registration defaults have been cured, up to a maximum of 1%.

As of September 30, 2008, we are in compliance with all of the covenants contained in our loan agreements.

In connection with our credit facilities, we capitalized deferred financing costs of $439,000, $27.1 million and $477,000 for the three months ended September 30, 2008 and the periods August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007, respectively, primarily consisting of facility, legal and advisory fees.  We are amortizing these costs over the terms of the related facilities.  For the three months ended September 30, 2008, the periods August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007, we amortized $1.2 million, $267,000 and $217,000, respectively, to interest expense.

Interest paid was $11.9 million for the three months ended September 30, 2008, $44,000 for the period August 15, 2007 to September 30, 2007, and $57,000 for the period July 1, 2007 to August 14, 2007.

           10.     Stockholder’s Equity

Share Based Compensation

Stock Options

All of our stock option plans were terminated on August 15, 2007. The Merger agreement provided that all stock options were cancelled and converted into the right to receive a cash payment equal to the number of shares of our common stock underlying the options multiplied by that amount, if any, by which $14.50 exceeded the exercise price, without interest and less any withholding taxes.  On August 15, 2007 we paid $43.9 million to option holders to cancel all options outstanding in connection with the Merger.

Member Interests

On August 15, 2007 certain members of our management were granted Class B member interests in a limited liability company (parent LLC) that is the ultimate parent of the Company, and which owns all of the common stock of the Parent. The parent LLC is a holding company with no operations or employees of its own. The parent LLC has two classes of membership interests. Our non-management equity investors or their affiliates and Company employees that made equity investments to partially fund the Merger and Class B members consist of Company employees. Pursuant to the terms of the limited liability company operating agreement governing the parent LLC, the holders of Class B member interests are entitled to receive a percentage of all distributions, if any, made by the parent LLC after (x) the holders of the Class A members in the parent LLC have received a return of their invested capital, plus a 12% per annum internal rate of return (compounded annually) on their invested capital and (y) certain members of our management that received Class A interests for their capital contributions have received a special distribution in the aggregate amount of $3.2 million, together with a 12% per annum internal rate of return (compounded annually). The Class B member interests are non-transferable and vest ratably over five years, with any unvested interests reverting to the holders of Class A interests in the event they are forfeited or repurchased.

Compensation expense attributable to share based compensation was $489,000 ($308,000 after tax) for the three months ended September 30, 2008, $1.7 million ($1.0 million after tax) for the period August 15, 2007 to September 30, 2007 and $214,000 ($135,000 after tax) for the period July 1, 2007 to August 14, 2007.

A summary of the changes to outstanding stock options from July 1, 2007 to August 15, 2007 is presented below:

	Shares	Price
	(In thousands)

Outstanding at June 30, 2007	13,003	$12.37
Granted	-	-
Forfeited	(27)	19.30
Expired	-	-
Exercised	(51)	11.39
Cancelled	(3,825)	18.74
Paid out on Merger	(9,100)	9.68
Outstanding at August 15, 2007	-

As no stock options were granted subsequent to August 15, 2007, there are no stock options outstanding at September 30, 2008.

Cash received from stock option exercises was $0 for the three months ended September 30, 2008, $0 for the period August 15, 2007 to September 30, 2007 and $583,000 for the period July 1, 2007 to August 14, 2007.  The tax benefit received from stock option exercises was $0 for the three months ended September 30, 2008, $16.1 million for the period August 15, 2007 to September 30, 2007 and $41,000 for the period July 1, 2007 to August 14, 2007.

11.           Comprehensive Income

The components of comprehensive income (loss) are as follows:

	Three Months Ended	August 15, 2007 to	July 1, 2007 to
	September 30, 2008	September 30, 2007	August 14, 2007
	Successor	Successor	Predecessor
	(In thousands)

Net income (loss)	$(6,897)	$(50,498)	$(16,916)
Unrealized gain (loss) on interest rate
swap agreements, net of tax provision
(benefit) of ($1.1 million), $0, and $0	(1,831)	-	-
Valuation allowance against
non-current marketable securities, net
of tax benefit of $443,000	(755)	-	-
Foreign currency translation adjustment	(21,781)	4,315	(497)
Total comprehensive income (loss)	$(31,264)	$(46,183)	$(17,413)

Accumulated other comprehensive income (loss) is as follows:

	Unrealized	Valuation
	Gain (Loss)	Allowance Against	Minimum
	on Interest	Non-Current	Pension	Foreign
	Rate Swap	Marketable	Liability	Currency
	Agreements	Securities	Adjustment	Translation	Total
	(net of tax)	(net of tax)	(net of tax)	Adjustment	(net of tax)
			(In thousands)
Balance, June 30, 2008	$1,411	$-	$(6)	$(998)	$407
Three months' activity	(1,831)	(755)	-	(21,781)	(24,367)
Balance, September 30, 2008	$(420)	$(755)	$(6)	$(22,779)	$(23,960)

The foreign currency translation adjustments are not adjusted for income taxes as they relate to indefinite investments in non-U.S. subsidiaries.

12.     Legal Matters

During the quarter ended March 31, 2007, we became aware that certain RadHard bidirectional multipurpose transceivers sold by us since 1999 may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with the International Traffic in Arms Regulations (“ITAR”). Accordingly, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, Department of State, describing the details of the possible inadvertent misclassification. Simultaneously, we flied a Commodity Jurisdiction request providing detailed information and data supporting our contention that the product is not subject to ITAR and requested a determination that such product is not ITAR controlled. By letter dated November 15, 2007, we were informed that the Department of State had determined in response to our Commodity Jurisdiction request, that the product is subject to the licensing jurisdiction of the Department of State in accordance with ITAR. We requested reconsideration of this determination. On February 7, 2008, we filed an addendum to the above referenced Voluntary Disclosure advising the Directorate of Defense Trade Controls that other products sold by us similar in nature to the transceiver described above may also be subject to the ITAR. The Directorate of Defense Trade Controls agreed to extend the time for us to file such Voluntary Disclosure until there was a decision with respect to our request for reconsideration of the determination in connection with the above-referenced Commodity Jurisdiction request. On August 5, 2008, we received a letter from the Office of Defense Trade Controls Compliance (“DTCC”) requesting that we provide documentation and/or information relating to our ITAR compliance initiatives after November 15, 2007 as well as the results of any product reviews conducted by us, and indicating that a civil penalty against us could be warranted in connection with this matter following the review of such materials.  We have complied with the request by DTCC and have provided the detailed information requested.  In August 2008, we received the determination by the Directorate of Defense Trade Controls with respect to the request for reconsideration of the Commodity Jurisdiction determination.  The Directorate of Defense Trade Controls denied our request for reconsideration and determined that the product is subject to the licensing jurisdiction of the Department of State in accordance with the ITAR.  Accordingly, on September 18, 2008, we filed an addendum to our Voluntary Disclosure identifying other products that may have been subject to the licensing jurisdiction of the U.S. Department of State in accordance with the ITAR but were inadvertently misclassified.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

During May 2008, we became further aware that a certain product sold by our KDI subsidiary may have inadvertently been misclassified as not ITAR controlled. On August 5, 2008, we filed a Voluntary Disclosure with the Directorate of Defense Trade Controls, Department of State, describing the inadvertent misclassification of this product.  At this time it is not possible to determine whether any fines or other penalties will be asserted against us, or the materiality of any outcome.

An amended class action complaint was filed against us and our board of directors on June 20, 2007 in the Supreme Court of the State of New York, Nassau County. The complaint alleges that our board breached its fiduciary duties to our stockholders (i) by issuing a preliminary proxy statement on June 5, 2007 that was issued in connection with seeking stockholder approval of the Merger and (ii) in approving certain amendments, that were allegedly beyond the scope of our corporate power to our Supplemental Executive Retirement Plan and the employment agreements of defendants Harvey R. Blau, our then Chairman and Chief Executive Officer, and Leonard Borow, our then President and Chief Operating Officer. The plaintiffs sought injunctive relief with respect to the first cause of action, seeking to enjoin the July 26, 2007 special meeting of our stockholders on the grounds that we and our board of directors provided inadequate disclosures, and the recovery of money damages with respect to the second cause of action. The plaintiffs subsequently withdrew their motion for preliminary injunctive relief. On July 9, 2007, we and our board of directors filed a motion to dismiss the amended class action complaint and that motion is currently pending. The July 26, 2007 stockholders meeting went forward and our stockholders approved the Merger.  On August 15, 2007, the acquisition of the Company was completed. We are currently in settlement discussions with the plaintiffs and have accrued an insignificant liability for the settlement.

We are also involved in various claims and legal actions that arise in the ordinary course of business. We do not believe that the ultimate resolution of any of these actions will have a material adverse effect on our financial position, results of operations, liquidity or capital resources.

13.      Commitment

Our Supplemental Executive Retirement Plan (the “SERP”) is unfunded.  Excluding the monthly payments due one retired participant through at least December 31, 2015, we are required to make $18.3 million of payments, plus 6% interest per annum from August 15, 2007, in full satisfaction of the benefits payable under the SERP to all remaining participants the earlier of December 31, 2008 to January 5, 2009 or upon specified events, including an additional change of control of the Company or termination.  The aggregate accrued liability to those participants, including the related interest, was $19.4 million at September 30, 2008.

14.      Business Segments

Our business segments and major products included in each segment, are as follows:

Microelectronic Solutions (“AMS”)

•	Microelectronic Components, Sub-assemblies and Modules
•	Integrated Circuits
•	Motion Control Systems

Test Solutions (“ATS”)

•	Instrument Products and Test Systems

We are a manufacturer of advanced technology systems and components for commercial industry, government and defense contractors. Approximately 32.6% of our sales for the three months ended September 30, 2008, 27.8% of our sales for the period August 15, 2007 to September 30, 2007 and 21% for the period July 1, 2007 to August 14, 2007 were to agencies of the United States government or to prime defense contractors or subcontractors of the United States government. No one customer constituted more than 10% of sales during any of the periods presented. Inter-segment sales were not material and have been eliminated from the tables below.

The majority of our operations are located in the United States; however, we also have operations in Europe and Asia, with our most significant international operations in the United Kingdom. Net sales from facilities located in the United Kingdom were approximately $34.4 million for the three months ended September 30, 2008, $28.2 million for the period August 15, 2007 to September 30, 2007 and $11.7 million for the period July 1, 2007 to August 14, 2007. Total assets of the United Kingdom operations were $200.3 million and $237.5 million as of September 30, 2008 and June 30, 2008, respectively.

Revenues, based on the customers’ locations, attributed to the United States and other regions are as follows:

		Period	Period
	Three Months Ended	August 15, 2007 to	July 1, 2007 to
	September 30, 2008	September 30, 2007	August 14, 2007
	Successor	Successor	Predecessor
	(In thousands)

United States of America	$75,015	$56,227	$21,183
Europe and Middle East	37,121	23,787	10,357
Asia and Australia	26,886	20,622	6,242
Other regions	1,823	1,379	439
	$140,845	$102,015	$38,221

Selected financial data by segment is as follows:

	Three Months Ended	August 15, 2007	July 1, 2007
	September 30,	to September 30,	to August 14,
	2008	2007	2007
	Successor Entity	Successor Entity	Predecessor Entity
	(In thousands)
Net sales:
Microelectronic solutions ("AMS")	$67,580	$48,396	$19,017
Test solutions ("ATS")	73,265	53,619	19,204
Net sales	$140,845	$102,015	$38,221

Segment adjusted operating income:
- AMS	$14,613	$15,233	$24
- ATS	9,630	10,568	(7,582)
- General corporate expense	(2,696)	(480)	(2,347)
Adjusted operating income (loss)	21,547	25,321	(9,905)

Amortization of acquired intangibles
- AMS	(10,677)	(6,257)	(279)
- ATS	(7,291)	(4,212)	(1,413)
Share based compensation
- AMS	-	-	(83)
- ATS	-	-	95
- Corporate	(489)	(1,657)	(226)
Restructuring charges
- AMS	-	-	-
- ATS	(402)	(31)	(3,778)
One-time lease termination costs
- ATS	-	-	(576)
Merger related expenses - Corporate	(634)	(2,182)	(1,319)
Acquired in-process R&D costs
- AMS	-	(15,700)	-
- ATS	-	(8,640)	-
Current period impact of acquisition related adjustments:
Inventory - AMS	-	(7,160)	(57)
Inventory - ATS	-	(5,240)	-
Depreciation - AMS	(286)	(146)	-
Depreciation - ATS	(738)	(412)	-
Depreciation - Corporate	(55)	(27)	-
Deferred revenue - ATS	(97)	(676)	-
Sale transaction expenses	-	(30,295)	(3,717)
Operating income (loss) (GAAP)	878	(57,314)	(21,258)

Interest expense	(21,215)	(11,136)	(275)
Other income (expense), net	3,086	(255)	294
Income (loss) from continuing operations before income taxes	$(17,251)	$(68,705)	$(21,239)

Management evaluated the operating results of the two segments based upon pre-tax operating income, before costs related to restructuring, lease termination charges, amortization of acquired intangibles, share-based compensation, acquired in-process research and development costs, Company Sale Transaction expenses, merger related expenses and the impact of any acquisition related adjustments.

15.        Guarantor/Non-Guarantor Financial Information

The following supplemental condensed consolidating financial information sets forth, on an unconsolidated basis, the balance sheets at September 30, 2008 and June 30, 2008 and the statements of operations, and cash flows for the three months ended September 30, 2008 and the periods from August 15, 2007 to September 30, 2007 and July 1, 2007 to August 14, 2007 for Aeroflex Incorporated (the “Parent Company”), and for the Guarantor Subsidiaries and, on a combined basis, the Non-Guarantor Subsidiaries.  The supplemental condensed consolidating financial information reflects, for all fiscal periods presented, the investments of the Parent Company in the Guarantor Subsidiaries as well as the investments of the Parent Company and the Guarantor Subsidiaries in the Non-Guarantor Subsidiaries, in all cases, using the equity method.  The Parent Company’s purchase price allocation adjustments, including applicable intangible assets, arising from business acquisitions have been pushed down to the applicable subsidiary columns (see Notes 3 and 4).

Condensed Consolidating Statement of Operations
For the Three Months Ended September 30, 2008
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated

Net sales	$-	$95,641	$46,807	$(1,603)	$140,845
Cost of sales	-	50,454	24,686	(1,654)	73,486
Gross profit	-	45,187	22,121	51	67,359
Selling, general and administrative costs	3,873	17,985	9,626	-	31,484
Research and development costs	-	11,167	5,862	-	17,029
Amortization of acquired intangibles	-	15,313	2,655	-	17,968
Operating income (loss)	(3,873)	722	3,978	51	878

Other income (expense):
Interest expense	(21,183)	(22)	(10)	-	(21,215)
Other income (expense), net	63	242	2,781	-	3,086
Intercompany charges	22,186	(21,573)	(613)	-	-
Income (loss) before income taxes	(2,807)	(20,631)	6,136	51	(17,251)
Provision (benefit) for income taxes	(1,047)	(7,843)	1,196	(2,660)	(10,354)
Equity in income(loss) of subsidiaries	(5,137)	5,228	-	(91)	-
Net income (loss)	$(6,897)	$(7,560)	$4,940	$2,620	$(6,897)

Condensed Consolidating Statement of Operations
For the Period from August 15, 2007 to September 30, 2007
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated

Net sales	$-	$72,458	$31,015	$(1,458)	$102,015
Cost of sales	-	46,288	20,077	(1,605)	64,760
Gross profit	-	26,170	10,938	147	37,255
Selling, general and administrative costs	4,347	9,494	5,143	-	18,984
Research and development costs	-	6,343	4,137	-	10,480
Amortization of acquired intangibles	-	9,098	1,372	-	10,470
Acquired in-process R&D costs	-	21,820	2,520	-	24,340
Company sale transaction expenses	30,295	-	-	-	30,295
Operating income (loss)	(34,642)	(20,585)	(2,234)	147	(57,314)

Other income (expense):
Interest expense	(11,124)	(14)	2	-	(11,136)
Other income (expense), net	325	(22)	(558)	-	(255)
Intercompany charges	5,924	(5,485)	(439)	-	-
Income (loss) from continuing operations before income taxes	(39,517)	(26,106)	(3,229)	147	(68,705)
Provision (benefit) for income taxes	(11,767)	(7,774)	798	(426)	(19,169)
Income (loss) from continuing operations	(27,750)	(18,332)	(4,027)	573	(49,536)
Loss from discontinued operations, net of tax	-	(962)	-	-	(962)
Equity in income (loss) of subsidiaries	(22,748)	(4,035)	-	26,783	-
Net income (loss)	$(50,498)	$(23,329)	$(4,027)	$27,356	$(50,498)

Condensed Consolidating Statement of Operations
For the Period from July 1, 2007 to August 14, 2007
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated

Net sales	$-	$25,858	$12,809	$(446)	$38,221
Cost of sales	-	15,066	8,074	(279)	22,861
Gross profit	-	10,792	4,735	(167)	15,360
Selling, general and administrative costs	3,892	7,571	7,568	-	19,031
Research and development costs	-	5,526	6,652	-	12,178
Amortization of acquired intangibles	-	601	1,091	-	1,692
Company sale transaction expenses	3,717	-	-	-	3,717
Operating income (loss)	(7,609)	(2,906)	(10,576)	(167)	(21,258)

Other income (expense):
Interest expense	(261)	(14)	-	-	(275)
Other income (expense), net	157	27	110	-	294
Intercompany charges	5,544	(5,109)	(435)	-	-
Income (loss) from continuing operations before income taxes	(2,169)	(8,002)	(10,901)	(167)	(21,239)
Provision (benefit) for income taxes	(853)	(3,145)	(2,833)	-	(6,831)
Income (loss) from continuing operations	(1,316)	(4,857)	(8,068)	(167)	(14,408)
Loss from discontinued operations, net of tax	-	(2,508)	-	-	(2,508)
Equity in income (loss) of subsidiaries	(15,600)	(7,814)	-	23,414	-
Net income (loss)	$(16,916)	$(15,179)	$(8,068)	$23,247	$(16,916)

Condensed Consolidating Balance Sheet
As of September 30, 2008
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$49,739	$(1,292)	$24,619	$-	$73,066
Accounts receivable, net	-	70,660	39,637	-	110,297
Inventories	-	97,275	40,152	(450)	136,977
Deferred income taxes	(2,333)	23,753	5,040	-	26,460
Prepaid expenses and other current assets	4,590	2,697	5,158	-	12,445
Total current assets	51,996	193,093	114,606	(450)	359,245

Property, plant and equipment, net	13,237	63,682	24,430	-	101,349
Non-current marketable securities	18,755	-	-	-	18,755
Deferred financing costs	29,435	-	-	-	29,435
Deferred income taxes	(42)	-	42	-	-
Other assets	11,792	2,357	992	-	15,141
Intangible assets with definite lives, net	-	276,704	45,056	-	321,760
Intangible assets with indefinite lives	-	90,229	29,822	-	120,051
Goodwill	-	411,426	44,283	484	456,193
Total assets	$125,173	$1,037,491	$259,231	$34	$1,421,929

Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term debt	$5,250	$320	$-	$-	$5,570
Accounts payable	740	17,129	14,013	-	31,882
Deferred revenue, including advance payments	-	7,645	11,352	-	18,997
Income taxes payable	(605)	(387)	3,089	-	2,097
Accrued payroll expense	2,303	20,896	2,555		25,754
Accrued expenses and other current liabilities	34,555	13,253	10,959	-	58,767
Total current liabilities	42,243	58,856	41,968	-	143,067

Long-term debt	874,728	1,085	-	-	875,813
Deferred income taxes	(14,844)	142,437	18,558	(2,660)	143,491
Other long-term liabilities	7,545	468	5,613	-	13,626
Intercompany investment	(250,070)	4,126	245,944	-	-
Intercompany receivable/payable	(886,062)	915,879	(29,817)	-	-
Total liabilities	(226,460)	1,122,851	282,266	(2,660)	1,175,997

Stockholder's equity	351,633	(85,360)	(23,035)	2,694	245,932
Total liabilities and stockholder's equity	$125,173	$1,037,491	$259,231	$34	$1,421,929

Condensed Consolidating Balance Sheet
As of June 30, 2008
(In thousands)

		Subsidiary	Subsidiary
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$39,285	$(2,379)	$17,243	$-	$54,149
Accounts receivable, net	-	90,343	57,640	-	147,983
Inventories	-	91,856	43,537	(502)	134,891
Deferred income taxes	(2,352)	23,539	5,852	-	27,039
Prepaid expenses and other current assets	2,464	2,616	7,104	-	12,184
Total current assets	39,397	205,975	131,376	(502)	376,246

Property, plant and equipment, net	13,406	63,964	27,279	-	104,649
Non-current marketable securities	19,960	-	-	-	19,960
Deferred financing costs	30,185	-	-	-	30,185
Other assets	16,480	2,474	(394)	-	18,560
Intangible assets with definite lives, net	-	297,408	47,458	-	344,866
Intangible assets with indefinite lives	-	90,229	33,149	-	123,378
Goodwill	-	435,570	25,101	484	461,155
Total assets	$119,428	$1,095,620	$263,969	$(18)	$1,478,999

Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term debt	$5,250	$324	$-	$-	$5,574
Accounts payable	554	19,882	18,946	-	39,382
Deferred revenue, including advance payments	-	8,621	18,523	-	27,144
Income taxes payable	409	-	1,527	-	1,936
Accrued payroll expense	2,106	18,200	4,219	-	24,525
Accrued expenses and other current liabilities	31,205	12,272	13,353	-	56,830
Total current liabilities	39,524	59,299	56,568	-	155,391

Long-term debt	872,152	1,085	-	-	873,237
Deferred income taxes	(12,254)	150,400	21,311	-	159,457
Defined benefit plan obligations	6,263	-	-	-	6,263
Other long-term liabilities	1,368	487	6,148	-	8,003
Intercompany investment	(248,051)	2,944	245,107	-	-
Intercompany receivable/payable	(895,004)	953,623	(58,619)	-	-
Total liabilities	(236,002)	1,167,838	270,515	-	1,202,351

Stockholder's equity	355,430	(72,218)	(6,546)	(18)	276,648
Total liabilities and stockholder's equity	$119,428	$1,095,620	$263,969	$(18)	$1,478,999

Condensed Consolidating Statement of Cash Flows
For the Three Months Ended September 30, 2008
(In thousands)

			Non-
		Guarantor	Guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$(6,897)	$(7,560)	$4,940	$2,620	$(6,897)
Changes in operating assets and liabilities and non cash items, included in net income (loss)	19,121	10,397	8,509	(2,620)	35,407
Net cash provided by (used in) operating activities	12,224	2,837	13,449	-	28,510
Cash flows from investing activities:
Capital expenditures	(5)	(1,746)	(1,592)		(3,343)
Other	(13)	-	15	-	2
Net cash provided by (used in) investing activities	(18)	(1,746)	(1,577)	-	(3,341)
Cash flows from financing activities:
Debt repayments	(1,313)	(4)			(1,317)
Debt financing costs	(439)	-	-	-	(439)
Net cash provided by (used in) financing activities	(1,752)	(4)	-	-	(1,756)
Effect of exchange rate changes on cash and cash equivalents	-	-	(4,496)		(4,496)
Net increase in cash and cash equivalents	10,454	1,087	7,376	-	18,917
Cash and cash equivalents at beginning of period	39,285	(2,379)	17,243	-	54,149
Cash and cash equivalents at end of period	$49,739	$(1,292)	$24,619	$-	$73,066

Condensed Consolidating Statement of Cash Flows
For the Period from August 15, 2007 to September 30, 2007
(In thousands)

			Non-
		Guarantor	Guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$(50,498)	$(23,329)	$(4,027)	$27,356	$(50,498)
Loss from discontinued operations, net of tax	-	962	-	-	962
Income (loss) from continuing operations	(50,498)	(22,367)	(4,027)	27,356	(49,536)
Changes in operating assets and liabilities and non cash items, included in net income (loss)	18,690	24,058	439	(22,714)	20,473
Net cash provided by (used in) continuing operations	(31,808)	1,691	(3,588)	4,642	(29,063)
Net cash provided by (used in) discontinued operations	-	(1,325)	-	-	(1,325)
Net cash provided by (used in) operating activities	(31,808)	366	(3,588)	4,642	(30,388)
Cash flows from investing activities:
Acquisition of predecessor entity, net of cash acquired	(1,128,915)	(2,593)	13,215	-	(1,118,293)
Capital expenditures	(57)	(1,161)	(204)	-	(1,422)
Proceeds from the sale of property, plant and equipment	-	-	15	-	15
Purchase of marketable securities	(317,104)	-	-	-	(317,104)
Proceeds from sale of marketable securities	267,426	-	-	-	267,426
Net cash provided by (used in) investing activities of continuing operations	(1,178,650)	(3,754)	13,026	-	(1,169,378)
Net cash provided by (used in) discontinued operations	-	(2)	-	-	(2)
Net cash provided by (used in) investing activities	(1,178,650)	(3,756)	13,026	-	(1,169,380)
Cash flows from financing activities:
Proceeds from issuance of common stock	378,350	-	-	-	378,350
Borrowings under debt agreements	870,000	-	-	-	870,000
Debt repayments	(1,809)	(5)	-	-	(1,814)
Debt financing costs	(27,145)	-	-	-	(27,145)
Amounts paid for withholding taxes on stock option exercises	(14,142)	-	-	-	(14,142)
Witholding taxes collected for stock option exercises	14,142	-	-	-	14,142
Net cash provided by (used in) financing activities of continuing operations	1,219,396	(5)	-	-	1,219,391
Effect of exchange rate changes on cash and cash equivalents	-	-	(564)	-	(564)
Net increase in cash and cash equivalents	8,938	(3,395)	8,874	4,642	19,059
Cash and cash equivalents at beginning of period	-	-	-	-	-
Cash and cash equivalents at end of period	$8,938	$(3,395)	$8,874	$4,642	$19,059

Condensed Consolidating Statement of Cash Flows
For the Period from July 1, 2007 to August 14, 2007
(In thousands)

			Non-
		Guarantor	Guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$(16,916)	$(15,179)	$(8,068)	$23,247	$(16,916)
Loss from discontinued operations, net of tax	-	2,508	-	-	2,508
Income (loss) from continuing operations	(16,916)	(12,671)	(8,068)	23,247	(14,408)
Changes in operating assets and liabilities and non cash items, included in net income (loss)	23,110	12,708	13,591	(23,247)	26,162
Net cash provided by (used in) continuing operations	6,194	37	5,523	-	11,754
Net cash provided by (used in) discontinued operations	-	(461)	-	-	(461)
Net cash provided by (used in) operating activities	6,194	(424)	5,523	-	11,293
Cash flows from investing activities:
Capital expenditures	(249)	(587)	(252)	-	(1,088)
Purchase of marketable securities	(53,828)	-	-	-	(53,828)
Proceeds from sale of marketable securities	63,328	-	-	-	63,328
Net cash provided by (used in) investing activities of continuing operations	9,251	(587)	(252)	-	8,412
Net cash provided by (used in) discontinued operations	-	(6)	-	-	(6)
Net cash provided by (used in) investing activities	9,251	(593)	(252)	-	8,406
Cash flows from financing activities:
Debt repayments	(26)	(3)	-	-	(29)
Debt financing costs	(477)	-	-	-	(477)
Excess tax benefits from share based compensation arrangements	12,542	-	-	-	12,542
Proceeds from the exercise of stock options and warrants	583	-	-	-	583
Amounts paid for withholding taxes on stock option exercises	(56)	-	-	-	(56)
Withholding taxes collected for stock option exercises	56	-	-	-	56
Net cash provided by (used in) financing activities of continuing operations	12,622	(3)	-	-	12,619
Effect of exchange rate changes on cash and cash equivalents	-	-	178	-	178
Net increase (decrease) in cash and cash equivalents	28,067	(1,020)	5,449	-	32,496
Cash and cash equivalents at beginning of period	6,807	(1,573)	7,766	-	13,000
Cash and cash equivalents at end of period	$34,874	$(2,593)	$13,215	$-	$45,496

PROSPECTUS DATED JANUARY __, 2009

$225,000,000

AEROFLEX INCORPORATED

Offer to Exchange

11.75% Senior Notes due February 15, 2015
that have been registered under the Securities Act of 1933, as amended for any and all outstanding
11.75% Senior Notes due February 15, 2015

PROSPECTUS

The issuer has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or the issuer's solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our company have not changed since the date hereof.

Until April __, 2009 (90 days from the date of this prospectus), all dealers effecting transactions in the Securities, whether or not participating in this exchange offer, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.      Indemnification of Directors and Officers

California Registrant

Aeroflex/Metelics, Inc. is a corporation organized under the laws of the State of California.

Section 204(a)(10) of the California General Corporation Law, or the CGCL, allows a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duties to the corporation and its shareholders, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions showing a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, or a risk of serious injury to the corporation or its shareholders, (v) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) liability under California law relating to the interests of directors in certain contracts or other transactions between the corporation and the director, (vii) the making of an illegal distribution or loan to shareholders, (viii) acts or omissions occurring prior to the date when such provision became effective, (ix) acts or omissions of an officer who is also a director or (x) acts or omissions of an officer that have been ratified by the directors.

Section 317 of the CGCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.  This section also provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, so long as such indemnification is subject to certain limitations and conditions as provided therein.

The articles of incorporation of Aeroflex/Metelics, Inc. provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under the CGCL and that the corporation is authorized to provide indemnification of agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

 The bylaws of Aeroflex/Metelics, Inc. provide that Aeroflex/Metelics, Inc. shall provide indemnification to directors and officers to the fullest extent permitted under California law.  The bylaws further provide that Aeroflex/Metelics, Inc. may also provide indemnification to its employees and agents.  Any such indemnification is subject to the terms of any agreement between Aeroflex/Metelics, Inc. and any such director, officer, employee, or agent, and the limitations and qualifications more fully described in the bylaws of Aeroflex/Metelics, Inc.

Delaware Registrants

The following registrants are corporations organized under the laws of the State of Delaware: Aeroflex Incorporated, Aeroflex Colorado Springs, Inc., Aeroflex Plainview, Inc., Aeroflex Wichita, Inc., IFR Systems, Inc., AIF Corp., and Aeroflex International Inc.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit a director's liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The certificate of incorporation of Aeroflex Incorporated provides the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. The corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the board. The rights conferred on any Covered Person shall not be exclusive of any other rights that such Covered Person may have under any statute, provision of this certificate of incorporation, the by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The bylaws of Aeroflex Incorporated provide that to the fullest extent permitted by applicable law, the corporation shall indemnify, and advance expenses to, each and every person who is or was a director, officer, employee, agent or fiduciary of the corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which such person is or was serving at the request of the corporation and who, because of any such position or status, is directly or indirectly involved in any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.  The bylaws further provide the corporation the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under applicable law.

The certificates of incorporation of Aeroflex Colorado Springs, Inc., Aeroflex Plainview, Inc. and Aeroflex International Inc do not contain any provisions, sections, or articles relating to indemnification.

The bylaws of Aeroflex Colorado Springs, Inc. state that the company shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

The bylaws of Aeroflex Plainview, Inc., Aeroflex Wichita, Inc. and Aeroflex International Inc. do not contain any articles, sections, or provisions relating to indemnification.

The certificate of incorporation of Aeroflex Wichita, Inc. provides that a director will not be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The certificates of incorporation of IFR Systems, Inc. and AIF Corp. essentially contain the same rights of indemnification as Aeroflex Incorporated.

The bylaws of IFR Systems, Inc. and AIF Corp. provide that the company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that such person is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The bylaws of IFR Systems, Inc. and AIF Corp. further provide that the company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action and or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The bylaws of IFR Systems, Inc. and AIF Corp. further provide that any indemnification as described above is to be made by the company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct, which is set forth in Sections 1 and 2 of Article VIII of the bylaws.  If, however, a present or former director or officer of the company is successful on the merits or otherwise in defense of any action, suit or proceeding described above, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.   The bylaws further provide that any director or officer may apply to the Court of Chancery in Delaware for indemnification to the extent permissible by Sections 1 and 2 of Article VIII of the bylaws.  The indemnification provided by or granted under the bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the company that indemnification of persons specified in Sections 1 and 2 of Article VIII of the bylaws shall be made to the fullest extent permitted by law.  This does not preclude indemnification of any person who is not specified in Sections 1 and 2 of Article VIII of the bylaws but whom the company has the power or obligation to indemnify under the Delaware General Corporation Law.

The bylaws of IFR Systems, Inc. and AIF Corp. permit the company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or  not the company would have the power or obligation to indemnify such person against liability.

The bylaws of IFR Systems, Inc. and AIF Corp. provide that notwithstanding anything contained in Article VIII of the bylaws to the contrary, except for proceedings to enforce rights to indemnification, the company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the company.  The bylaws state that the company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the company similar to those conferred in Article VIII of the bylaws to directors and officers of the company.

Kansas Registrant

IFR Finance, Inc. is a corporation organized under the laws of the State of Kansas.

Under Section 17-6305 of the Kansas General Corporation Code, or the KGCC, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

The certificate of incorporation of IFR Finance, Inc. states that no director shall be held personally liable to the corporation or its stockholders for breach of fiduciary duty as a director except for liability (A) for any breach of the director's duty of loyalty to the corporation or its stockholders, policyholders or members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under the provisions of Section 17-6424 of the KGCC, or (D) for any transaction from which the director derived an improper personal benefit.  The certificate further provides that it shall indemnify any director or officer of the corporation who was, is, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the KGCC, now in effect and as hereafter amended.  The certificate also provides that any such right to indemnification shall not be exclusive of any other right to indemnification which a person may have or hereafter acquire under any statute, bylaw, agreement, contract, resolution of the board of directors or stockholders of the company, or otherwise.

The bylaws of IFR Finance, Inc. contain no provisions, sections, or articles pertaining to indemnification.

Michigan Registrants

The following registrants are corporations organized under the laws of the State of Michigan: Aeroflex/Inmet, Inc., Aeroflex/KDI, Inc., Aeroflex Microelectronic Solutions, Inc., Aeroflex/Weinschel, Inc., and MCE Asia, Inc.

Section 450.1561 of the Michigan Business Corporation Act, or MBCA, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Section 450.1562 of the MBCA provides that a corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation, except to the extent authorized in Section 450.1564c.

Section 450.1563 of the MBCA provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 450.1561 or Section 450.1562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in such Section 450.1563.

Section 450.1567 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under Sections 450.1561 to 450.1565.

The certificates of incorporation of Aeroflex/Inmet, Inc., Aeroflex/KDI, Inc., MCE Asia, Inc. and Aeroflex/Weinschel, Inc. provide that no director shall be personally liable to the corporations or their shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the MBCA; or (iv) a transaction from which a director derived an improper personal benefit.  The certificates of incorporation further provide that the liability of directors, the liability of directors of the corporations will be limited to the fullest extent permitted by the MBCA.

The bylaws of Aeroflex/Inmet, Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The bylaws of Aeroflex/Inmet, Inc. further state that the corporation shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation, unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

The bylaws of Aeroflex/KDI, Inc., Aeroflex/Weinschel, Inc., and MCE Asia, Inc. essentially contain the similar indemnification provisions as Aeroflex/Inmet, Inc. except that if the director is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, he must be serving in such position at the time he was serving as a director of officer of the respective corporation.

The bylaws of Aeroflex/Inmet, Inc., Aeroflex/KDI, Inc., Aeroflex/Weinschel, Inc., and MCE Asia, Inc. further provide that if a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorney’s fees) incurred by such person in connection with the action, suit or proceeding any action, suit or proceeding brought to enforce the mandatory indemnification provided therein.

The right to indemnification conferred in Article XI of the bylaws of Aeroflex/Inmet, Inc., Aeroflex/KDI, Inc., Aeroflex/Weinschel, Inc., and MCE Asia, Inc. is a contractual right and applies to services of a director or officer as an employee or agent of the corporation as well as in such person’s capacity as a director or officer.  Except as provided in Section 11.03 of the bylaws, the companies have no obligation to indemnify any person in connection with any proceeding, initiated by such person without authorization by the board of directors.  Such indemnification is not exclusive of other rights to which a person seeking indemnification may be entitled under a contractual arrangement with the corporation.  However, the total amount of indemnification sought from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification.

The bylaws of Aeroflex/Inmet, Inc., Aeroflex/KDI, Inc., Aeroflex/Weinschel, Inc., and MCE Asia, Inc. also provide that the corporations may, to the extent authorized by their respective boards of directors, grant rights to indemnification to any employee or agent of the corporation to the fullest extent of Article XI of the bylaws with respect to the indemnification to directors and officers of the company.  The bylaws permit the corporations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the corporations as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity or arising out of his status as such, whether or not the corporations would have the power to indemnify the person against such liability under the bylaws or MBCA.

The certificate of incorporation of Aeroflex Microelectronic Solutions, Inc. does not contain any provisions, sections, or articles regarding indemnification.

The bylaws of Aeroflex Microelectronic Solutions, Inc. state that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the company or is or was serving at the  request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent permitted by the MBCA.  This right of indemnification is not exclusive of any other rights to which such director, officer, employee or agent is or may be entitled and shall inure to the benefit of the heirs, executors and administrators of each such person.

New Jersey Registrant

Comar Products, Inc. is a corporation organized under the laws of the State of New Jersey.

Section 14A:3-5 of the New Jersey Business Corporation Act, or the NJBCA, sets forth the extent to which a corporation is authorized to indemnify its directors, officers and other corporate agents in various proceedings. Generally, the NJBCA authorizes a New Jersey corporation to indemnify a corporate agent (including an officer or director) against expenses and liabilities incurred in connection with any proceeding involving the corporate agent by reason of being or having been a corporate agent if (a) the corporate agent acted in good faith or in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. In any proceeding by the corporation or in the right of the corporation, the corporation is authorized to indemnify a corporate agent against his expenses if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but the corporation is not authorized to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation, unless and only to the extent that a court deems such indemnification would be proper.

If the corporation is authorized but not required to indemnify a corporate agent, the corporation may only do so if a determination is made that the applicable standard of conduct was met by such corporate agent. The determination may be made by the board of directors of the corporation, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum directs such counsel to make the determination; or by the shareholders of the corporation.   A New Jersey corporation is required to indemnify a corporate agent to the extent that the corporate agent is successful on the merits or otherwise in any proceeding of the types described above, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of any proceeding, the board of directors may direct the corporation to pay an agent's expenses if the agent agrees to repay the expenses in the event that it is ultimately determined that he is not entitled to indemnification.

The indemnification and advance of expenses authorized or required by the NJBCA do not exclude any other rights to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

The power to indemnify corporate agents granted to New Jersey corporations pursuant to the NJBCA may be exercised notwithstanding the absence of any provision in a corporation's certificate of incorporation or bylaws authorizing the exercise of such powers.

Neither the certificate of incorporation or bylaws of Comar Products, Inc. contains any provisions, articles, or sections relating to indemnification.

New Hampshire Registrant

Micro-Metrics, Inc. is a corporation organized under the laws of the State of New Hampshire.

Chapter 293-A:8.51 of the New Hampshire Business Corporation Act, or NHBCA, provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:  (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.  Chapter 293-A:8.52 of the NHBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Chapter 293-A:8.56 of the NHBCA states that unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under Chapter 293-A:8.52, and is entitled to apply for court-ordered indemnification under Chapter 293-A:8.54, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this subdivision to an officer, employee or agent of the corporation who is not a director, to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The certificate of incorporation of Micro-Metrics, Inc. does not contain any sections, provisions, or articles relating to indemnification.

The bylaws of Micro-Metrics, Inc. provide that to the fullest extent permitted by law, no director or officer of the company shall be personally liable to the company or its shareholders for any action or failure to take any action as a director or officer except for any claims or actions related to acts or omissions concerning professional liability or malpractice.  The bylaws do not eliminate or limit the liability of a director or officer for any act or omission occurring prior to the effective date of its adoption.

New York Registrants

Aeroflex Bloomingdale Inc. and Aeroflex Properties Corp. are corporations organized under the laws of the State of New York.

Section 722(a) of the New York Business Corporation Law, or NYBCL, provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such Section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

The Certificates of Incorporation of Aeroflex Bloomingdale Inc. and Aeroflex Properties Corp. do not contain any provision, section, or articles pertaining to indemnification.

The bylaws of Aeroflex Bloomingdale Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the NYBCLaw.  The bylaws further state that such right of indemnification shall not be deemed exclusive of any rights to which such current or past director, officer, employee or agent may be entitled to and shall inure to the benefit of the heirs, executors, and administrators of such person.

The bylaws of Aeroflex Properties Corp. provide for indemnification and reimbursement to the fullest extent permitted by law for any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Ohio Registrant

Aeroflex High Speed Test Solutions, Inc. is a corporation organized under the laws of the State of Ohio.  Under Section 1701.13 of the Ohio General Corporation Law, or OGCL, Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances.  The OGCL does not authorize the payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order determining that such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles of incorporation, code of regulations or contract, and except with respect to the advancement of expenses of directors.

With respect to the advancement of expenses, the OGCL provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorney's fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

Neither the Certificate of Incorporation or bylaws of Aeroflex High Speed Test Solutions, Inc. contains any articles, provisions, or sections pertaining to indemnification.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit Description

1.1**	Purchase Agreement, dated August 4, 2008, among Aeroflex Incorporated, the Guarantors set forth therein (the “Guarantor Subsidiaries”), and Goldman, Sachs & Co.
2.1
Agreement and Plan of Merger, dated as of May 25, 2007, among Aeroflex Incorporated, AX Holding Corp. and AX Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 29, 2007).

3.1	Amended and Restated Certificate of Incorporation of Aeroflex Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 17, 2007).
3.2	Bylaws of Aeroflex Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 17, 2007).
3.3**	Certificate of Incorporation of Aeroflex Colorado Springs, Inc.
3.4**	Bylaws of Aeroflex Colorado Springs, Inc.
3.5**	Certificate of Incorporation of Aeroflex High Speed Test Solutions, Inc.
3.6**	Bylaws of Aeroflex High Speed Test Solutions, Inc.
3.7**	Articles of Incorporation of Aeroflex/Inmet, Inc.
3.8**	Bylaws of Aeroflex/Inmet, Inc.
3.9**	Articles of Incorporation of Aeroflex/KDI, Inc.
3.10**	Bylaws of Aeroflex/KDI, Inc.
3.11**	Articles of Incorporation of Aeroflex/Metelics, Inc.
3.12**	Bylaws of Aeroflex/Metelics, Inc.
3.13**	Articles of Incorporation of Aeroflex Microelectronic Solutions, Inc.
3.14**	Bylaws of Aeroflex Microelectronic Solutions, Inc.
3.15**	Certificate of Incorporation of Aeroflex Plainview, Inc.
3.16**	Bylaws of Aeroflex Plainview, Inc.
3.17**	Articles of Incorporation of Aeroflex/Weinschel, Inc.
3.18**	Bylaws of Aeroflex/Weinschel, Inc.
3.19**	Amended and Restated Certificate of Incorporation of Aeroflex Wichita, Inc.
3.20**	Bylaws of Aeroflex Wichita, Inc.
3.21**	Articles of Incorporation of IFR Finance, Inc.
3.22**	Bylaws of IFR Finance, Inc.
3.23**	Amended and Restated Certificate of Incorporation of IFR Systems, Inc.
3.24**	Bylaws of IFR Systems, Inc.
3.25**	Articles of Organization of MCE Asia, Inc.
3.26**	Bylaws of MCE Asia, Inc.
3.27**	Certificate of Incorporation of AIF Corp.
3.28**	Bylaws of AIF Corp.
3.29**	Certificate of Incorporation of Aeroflex Bloomingdale, Inc.
3.30**	Bylaws of Aeroflex Bloomingdale, Inc.
3.31**	Articles of Incorporation of Micro-Metrics, Inc.
3.32**	Amended and Restated Bylaws of Micro-Metrics, Inc.
3.33**	Certificate of Incorporation of Aeroflex Properties Corp.
3.34**	Bylaws of Aeroflex Properties Corp.
3.35**	Certificate of Incorporation of Comar Products, Inc.
3.36**	Bylaws of Comar Products, Inc.
3.37**	Certificate of Incorporation of Aeroflex International Inc.
3.38**	Bylaws of Aeroflex International Inc.
4.1*	Indenture, dated as of August 7, 2008, by and among Aeroflex Incorporated, the Guarantor Subsidiaries and The Bank of New York Mellon, as trustee.
4.2	Form of 11.75% Senior Notes due February 15, 2015 (included in Exhibit 4.1)
4.3	Form of Regulation S Temporary Global 11.75% Senior Notes due February 15, 2015 (included in Exhibit 4.1)
4.4**	Exchange and Registration Rights Agreement, dated August 7, 2008, by and among Aeroflex Incorporated, the Guarantor Subsidiaries and Goldman, Sachs & Co.
4.5	Form of Notation of Guarantee (included in Exhibit 4.1).
5.1*	Opinion of Moomjian, Waite, Wactlar & Coleman, LLP
10.1
Employment Agreement between Aeroflex Incorporated and Harvey R. Blau (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

10.2
Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Harvey R.  Blau, effective September 1, 1999 (incorporated by reference to Exhibit 10.17 to the Registrant’s  Annual  Report on Form 10-K for the fiscal year ended June 30, 2000).

10.3
Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and Harvey R.  Blau, effective August 13, 2001 (incorporated by reference to Exhibit 10.16 to the Registrant’s  Annual Report on Form 10-K for the fiscal year ended June 30, 2001).

10.4
Amendment No. 3 to Employment Agreement between Aeroflex Incorporated and Harvey R.  Blau, effective November 8, 2001 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.5
Executive Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr.,  dated November 9, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’ s Current  Report on Form 8-K filed on November 15, 2005).

10.6
Employment Agreement between Aeroflex Incorporated and Charles Badlato, dated November 6,  2003 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form  10-Q for the quarter ended December 31, 2003).

10.7
Employment Agreement between Aeroflex Incorporated and Carl Caruso, dated November 6,  2003 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form  10-Q for the quarter ended December 31, 2003).

10.8
Amendment No. 4 to Employment Agreement between Aeroflex Incorporated and Harvey R.  Blau, effective as of May 13, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant’s  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.9
Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, dated March 11, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s  Current  Report on Form 8-K filed March 31, 2005).

10.10
Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau, effective August 17, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s  Current Report on Form 8-K filed August 17, 2005).

10.11
Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and John  Adamovich, Jr., effective November 21, 2006 (incorporated by reference to Exhibit 10.4 to the   Registrant’s Current Report on Form 8-K filed November 22, 2006).

10.12
Amendment No. 6 to Employment Agreement between Aeroflex Incorporated and Harvey R.  Blau, effective November 21, 2006 (incorporated by reference to Exhibit 10.2 to the Registrant’s  Current Report on Form 8-K filed November 22, 2006).

10.13
Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and John  Adamovich, Jr., effective December 1, 2006 (incorporated by reference to Exhibit 10.1 to the  Registrant’s Current Report on Form 8-K filed February 2, 2007).

10.14**	Stock Purchase Agreement, dated as of April 2007, among Aeroflex Incorporated, Micro-Metrics, Inc. and the stockholders set forth therein.
10.15**	Employment Agreement between Aeroflex Incorporated and Leonard Borow, dated August 15, 2007.
10.16**	Employment Agreement between Aeroflex Incorporated and John E. Buyko, dated August 15, 2007.
10.17**
Credit and Guaranty Agreement, dated as of August 15, 2007, among Aeroflex Incorporated (as  successor to AX Acquisition Corp.), AX Holding Corp., the Guarantor Subsidiaries, the lenders  party thereto and Goldman Sachs Credit Partners L.P.

10.18**	Pledge and Security Agreement, dated as of August 15, 2007, by the grantors party thereto in favor of Goldman Sachs Credit Partners L.P., as collateral agent.
10.19**
Exchangeable Senior Unsecured Credit and Guaranty Agreement, dated August 15, 2007, among  Aeroflex Incorporated (as successor to AX Acquisition Corp.), AX Holding Corp., the Guarantor  Subsidiaries, the lenders party thereto, and Goldman Sachs Credit Partners L.P.

10.20**
Advisory Services Agreement, dated August 15, 2007, by and among VGG Holding LLC, AX  Holding Corp., Aeroflex Incorporated, Veritas Captial Fund Management, L.L.C., GGC  Administration and Goldman, Sachs & Co.

10.21**
Senior Subordinated Unsecured Credit and Guaranty Agreement, dated as of September 21, 2007,  among Aeroflex Incorporated, certain subsidiaries of Aeroflex Incorporated, the lenders party  thereto and Goldman Sachs Credit Partners L.P.

10.22**	Series A-1 Preferred Stock Purchase Agreement, dated October 1, 2007, by and between Test Evolution Corporation, Lev Alperovich, and Aeroflex Incorporated.
10.23**	Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, effective December 17, 2007.
10.24**	Stock Purchase Agreement, dated as of May 15, 2008, between Aeroflex Incorporated and STAR Dynamics Holdings, LLC and TAZ Ventures, LLC.
10.25**	Share Purchase Agreement, dated as of June 30, 2008, between Aeroflex Incorporated and the Sellers named therein regarding the shares in Gaisler Research AB.
10.26**	Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Charles Badlato, effective July 31, 2008.

10.27*	Amendment No. 3 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, effective December 24, 2008.
10.28*	Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Leonard Borow, effective December 31, 2008.
10.29*	Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and John Buyko, effective December 31, 2008.
10.30*	Amendment No. 3 to Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., effective December 31, 2008.
10.31*	Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and Charles Badlato, effective December 31, 2008.
10.32*	Amendment No. 4 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, effective December 31, 2008.
12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1**	Subsidiaries of Aeroflex Incorporated.
23.1	Consent of Moomjian, Waite, Wactlar & Coleman, LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
24.1	Powers of Attorney (included on signature pages of Part II to this Registration Statement).
25.1**	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Corporation, as Trustee.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery for Outstanding 11.75% Senior Notes due 2015 in exchange for registered 11.75% Senior Notes due 2015.
___________________________
*	Filed herewith
**	Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-156061) filed December 11, 2008.
Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(1)           The undersigned Registrant hereby undertakes as follows:  that  prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)           The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

           The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX INCORPORATED

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Senior Vice President, Chief Financial
Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Ramzi M. Musallam

/s/ Leonard Borow	Director, President and Chief	January 16, 2009
Leonard Borow	Executive Officer

*	Director, Executive Vice	January 16, 2009
John E. Buyko	President

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX COLORADO SPRINGS, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Chief Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President, and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX HIGH SPEED TEST SOLUTIONS, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Chief Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX/INMET, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Vice President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Vice President and	January 16, 2009
Leonard Borow	Secretary

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Plainview, State of New York, on January 16, 2009.

AEROFLEX/KDI, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Vice President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Vice President and	January 16, 2009
Leonard Borow	Secretary

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX/METELICS, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Vice President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Vice President and	January 16, 2009
Leonard Borow	Secretary

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX MICROELECTRONIC SOLUTIONS, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Vice President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Vice President and	January 16, 2009
Leonard Borow	Secretary

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX PLAINVIEW, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Vice President and	January 16, 2009
Leonard Borow	Secretary

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX/WEINSCHEL, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Vice President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Vice President and	January 16, 2009
Leonard Borow	Secretary

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX WICHITA, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plainview, State of New York, on January 16, 2009.

IFR FINANCE, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plainview, State of New York, on January 16, 2009.

IFR SYSTEMS, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

MCE ASIA, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AIF CORP.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ Charles Badlato
Name:	Charles Badlato
Title:	Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX BLOOMINGDALE, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on January 16, 2009.

MICROMETRICS, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX PROPERTIES CORP.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ Charles Badlato
Name:	Charles Badlato
Title:	Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plainview, State of New York, on January 16, 2009.

COMAR PRODUCTS, INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President and Secretary
(Principal Executive Officer)

By:	/s/ Charles Badlato
Name:	Charles Badlato
Title:	Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, President and Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plainview, State of New York, on January 16, 2009.

AEROFLEX INTERNATIONAL INC.

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Secretary
(Principal Executive Officer)

By:	/s/ Charles Badlato
Name:	Charles Badlato
Title:	Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 16, 2009
Hugh D. Evans

*	Director	January 16, 2009
Robert B. McKeon

*	Director	January 16, 2009
Ramzi M. Musallam

*	Director	January 16, 2009
John E. Buyko

/s/ Leonard Borow	Director, Secretary	January 16, 2009
Leonard Borow

* /s/ Leonard Borow		January 16, 2009
Leonard Borow
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1**	Purchase Agreement, dated August 4, 2008, among Aeroflex Incorporated, the Guarantors set forth therein (the “Guarantor Subsidiaries”), and Goldman, Sachs & Co.
2.1
Agreement and Plan of Merger, dated as of May 25, 2007, among Aeroflex Incorporated, AX Holding Corp. and AX Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 29, 2007).

3.1	Amended and Restated Certificate of Incorporation of Aeroflex Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 17, 2007).
3.2	Bylaws of Aeroflex Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 17, 2007).
3.3**	Certificate of Incorporation of Aeroflex Colorado Springs, Inc.
3.4**	Bylaws of Aeroflex Colorado Springs, Inc.
3.5**	Certificate of Incorporation of Aeroflex High Speed Test Solutions, Inc.
3.6**	Bylaws of Aeroflex High Speed Test Solutions, Inc.
3.7**	Articles of Incorporation of Aeroflex/Inmet, Inc.
3.8**	Bylaws of Aeroflex/Inmet, Inc.
3.9**	Articles of Incorporation of Aeroflex/KDI, Inc.
3.10**	Bylaws of Aeroflex/KDI, Inc.
3.11**	Articles of Incorporation of Aeroflex/Metelics, Inc.
3.12**	Bylaws of Aeroflex/Metelics, Inc.
3.13**	Articles of Incorporation of Aeroflex Microelectronic Solutions, Inc.
3.14**	Bylaws of Aeroflex Microelectronic Solutions, Inc.
3.15**	Certificate of Incorporation of Aeroflex Plainview, Inc.
3.16**	Bylaws of Aeroflex Plainview, Inc.
3.17**	Articles of Incorporation of Aeroflex/Weinschel, Inc.
3.18**	Bylaws of Aeroflex/Weinschel, Inc.
3.19**	Amended and Restated Certificate of Incorporation of Aeroflex Wichita, Inc.
3.20**	Bylaws of Aeroflex Wichita, Inc.
3.21**	Articles of Incorporation of IFR Finance, Inc.
3.22**	Bylaws of IFR Finance, Inc.
3.23**	Amended and Restated Certificate of Incorporation of IFR Systems, Inc.
3.24**	Bylaws of IFR Systems, Inc.
3.25**	Articles of Organization of MCE Asia, Inc.
3.26**	Bylaws of MCE Asia, Inc.
3.27**	Certificate of Incorporation of AIF Corp.
3.28**	Bylaws of AIF Corp.
3.29**	Certificate of Incorporation of Aeroflex Bloomingdale, Inc.
3.30**	Bylaws of Aeroflex Bloomingdale, Inc.
3.31**	Articles of Incorporation of Micro-Metrics, Inc.
3.32**	Amended and Restated Bylaws of Micro-Metrics, Inc.
3.33**	Certificate of Incorporation of Aeroflex Properties Corp.
3.34**	Bylaws of Aeroflex Properties Corp.
3.35**	Certificate of Incorporation of Comar Products, Inc.
3.36**	Bylaws of Comar Products, Inc.
3.37**	Certificate of Incorporation of Aeroflex International Inc.
3.38**	Bylaws of Aeroflex International Inc.
4.1*	Indenture, dated as of August 7, 2008, by and among Aeroflex Incorporated, the Guarantor Subsidiaries and The Bank of New York Mellon, as trustee.
4.2	Form of 11.75% Senior Notes due February 15, 2015 (included in Exhibit 4.1)
4.3	Form of Regulation S Temporary Global 11.75% Senior Notes due February 15, 2015 (included in Exhibit 4.1)
4.4**	Exchange and Registration Rights Agreement, dated August 7, 2008, by and among Aeroflex Incorporated, the Guarantor Subsidiaries and Goldman, Sachs & Co.
4.5	Form of Notation of Guarantee (included in Exhibit 4.1).

5.1*	Opinion of Moomjian, Waite, Wactlar & Coleman, LLP
10.1
Employment Agreement between Aeroflex Incorporated and Harvey R. Blau (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

10.2
Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau, effective September 1, 1999 (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual  Report on Form 10-K for the fiscal year ended June 30, 2000).

10.3
Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau, effective August 13, 2001 (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001).

10.4
Amendment No. 3 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau, effective November 8, 2001 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.5
Executive Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., dated November 9, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’ s Current Report on Form 8-K filed on November 15, 2005).

10.6
Employment Agreement between Aeroflex Incorporated and Charles Badlato, dated November 6, 2003 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003).

10.7
Employment Agreement between Aeroflex Incorporated and Carl Caruso, dated November 6, 2003 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003).

10.8
Amendment No. 4 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau, effective as of May 13, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.9
Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, dated March 11, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s  Current Report on Form 8-K filed March 31, 2005).

10.10
Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau, effective August 17, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed August 17, 2005).

10.11
Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., effective November 21,  2006 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed November 22, 2006).

10.12
Amendment No. 6 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau, effective November 21, 2006 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed November 22, 2006).

10.13
Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., effective December 1, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed February 2, 2007).

10.14**	Stock Purchase Agreement, dated as of April 2007, among Aeroflex Incorporated, Micro-Metrics, Inc. and the stockholders set forth therein.
10.15**	Employment Agreement between Aeroflex Incorporated and Leonard Borow, dated August 15,
2007.
10.16**	Employment Agreement between Aeroflex Incorporated and John E. Buyko, dated August 15,
2007.
10.17**
Credit and Guaranty Agreement, dated as of August 15, 2007, among Aeroflex Incorporated (as successor to AX Acquisition Corp.), AX Holding Corp., the Guarantor Subsidiaries, the lenders party thereto and Goldman Sachs Credit Partners L.P.

10.18**	Pledge and Security Agreement, dated as of August 15, 2007, by the grantors party thereto in favor of Goldman Sachs Credit Partners L.P., as collateral agent.
10.19**
Exchangeable Senior Unsecured Credit and Guaranty Agreement, dated August 15, 2007, among Aeroflex Incorporated (as successor to AX Acquisition Corp.), AX Holding Corp., the Guarantor Subsidiaries, the lenders party thereto, and Goldman Sachs Credit Partners L.P.

10.20**
Advisory Services Agreement, dated August 15, 2007, by and among VGG Holding LLC, AX Holding Corp., Aeroflex Incorporated, Veritas Captial Fund Management, L.L.C., GGC Administration and Goldman, Sachs & Co.

10.21**
Senior Subordinated Unsecured Credit and Guaranty Agreement, dated as of September 21, 2007, among Aeroflex Incorporated, certain subsidiaries of Aeroflex Incorporated, the lenders party thereto and Goldman Sachs Credit Partners L.P.

10.22**	Series A-1 Preferred Stock Purchase Agreement, dated October 1, 2007, by and between Test Evolution Corporation, Lev Alperovich, and Aeroflex Incorporated.
10.23**	Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, effective December 17, 2007.
10.24**	Stock Purchase Agreement, dated as of May 15, 2008, between Aeroflex Incorporated and STAR Dynamics Holdings, LLC and TAZ Ventures, LLC.
10.25**	Share Purchase Agreement, dated as of June 30, 2008, between Aeroflex Incorporated and the Sellers named therein regarding the shares in Gaisler Research AB.
10.26**	Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Charles Badlato, effective July 31, 2008.
10.27*	Amendment No. 3 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, effective December 24, 2008.
10.28*	Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Leonard Borow, effective December 31, 2008.
10.29*	Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and John Buyko, effective December 31, 2008.
10.30*	Amendment No. 3 to Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., effective December 31, 2008.
10.31*	Amendment No. 2 to Employment Agreement between Aeroflex Incorporated and Charles Badlato, effective December 31, 2008.
10.32*	Amendment No. 4 to Employment Agreement between Aeroflex Incorporated and Carl Caruso, effective December 31, 2008.
12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1**	Subsidiaries of Aeroflex Incorporated.
23.1	Consent of Moomjian, Waite, Wactlar & Coleman, LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
24.1	Powers of Attorney (included on signature pages of Part II to this Registration Statement).
25.1**	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Corporation, as Trustee.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery for Outstanding 11.75% Senior Notes due 2015 in exchange for registered 11.75% Senior Notes due 2015.
___________________________
*	Filed herewith
**	Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-156061) filed December 11, 2008.